Filed pursuant to Rule 433(d)

Registration Statement No. 333-121782

FREE WRITING PROSPECTUS DATED January 26, 2006

(For use with Prospectus dated April 15, 2005)

$2,207,606,000 (Approximate)

Argent Securities Trust 2006-W1

Issuing Entity

Asset-Backed Pass-Through Certificates,

Series 2006-W1

Argent Securities Inc.

Depositor

Ameriquest Mortgage Company

Seller, Sponsor and Master Servicer

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-248-3580.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the offered certificates referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such offered certificates, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the offered certificates. You may withdraw your indication of interest at any time.

Free Writing Prospectus dated January 26, 2006 (For use with Prospectus dated April 15, 2005)

$2,207,606,000 (Approximate)

Argent Securities Trust 2006-W1 Issuing Entity Asset-Backed Pass-Through Certificates, Series 2006-W1 Argent Securities Inc. Depositor Ameriquest Mortgage Company Seller, Sponsor and Master Servicer

You should consider carefully the risk factors beginning on page 13 in this free writing prospectus and page 1 in the prospectus.

The certificates will represent interests in the issuing entity, the assets of which consist primarily of a pool of one- to four-family adjustable-rate and fixed-rate, first lien and second lien residential mortgage loans. The certificates will not represent ownership interests in or obligations of any other entity.

The Class A and Mezzanine Certificates —

•	will represent senior or mezzanine interests in the trust and will receive distributions from the assets of the trust;
•	will receive monthly distributions commencing in February 2006;
•	will have credit enhancement in the form of excess interest, subordination and overcollateralization; and
•	will have the benefit of an interest rate swap agreement.

Class(1)	Original Certificate Principal Balance(2)	Price to Public	Underwriting Discount	Proceeds to the Depositor(3)	Class(1)	Original Certificate Principal Balance(2)	Price to Public	Underwriting Discount	Proceeds to the Depositor(3)
Class A-1	$851,661,000	[_]%	[_]%	[_]%	Class M-4	$40,924,000	[_]%	[_]%	[_]%
Class A-2A	$449,596,000	[_]%	[_]%	[_]%	Class M-5	$39,787,000	[_]%	[_]%	[_]%
Class A-2B	$196,461,000	[_]%	[_]%	[_]%	Class M-6	$38,650,000	[_]%	[_]%	[_]%
Class A-2C	$157,204,000	[_]%	[_]%	[_]%	Class M-7	$34,103,000	[_]%	[_]%	[_]%
Class A-2D	$103,660,000	[_]%	[_]%	[_]%	Class M-8	$31,830,000	[_]%	[_]%	[_]%
Class M-1	$89,805,000	[_]%	[_]%	[_]%	Class M-9	$22,735,000	[_]%	[_]%	[_]%
Class M-2	$80,711,000	[_]%	[_]%	[_]%	Class M-10	$22,735,000	[_]%	[_]%	[_]%
Class M-3	$47,744,000	[_]%	[_]%	[_]%

________________

(1)	The pass-through rates on such classes will be based on on-month LIBOR plus the applicable margin, subject to certain caps as described in this free writing prospectus.
(2)	Approximate.
(3)	Before deducting expenses payable by the Depositor estimated to be approximately $800,000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Offered Certificates or determined that this free writing prospectus or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Citigroup	BNP PARIBAS

Important Notice about Information presented in this Free Writing Prospectus and the accompanying Prospectus

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information. You should not assume that the information in this free writing prospectus or the prospectus is accurate as of any date other than the date on the front of this document.

We provide information to you about the Class A and Mezzanine Certificates in two separate documents that progressively provide more detail:

•       the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

•	this free writing prospectus, which describes the specific terms of this series of certificates.

Argent Securities Inc. is located at 1100 Town & Country Road, Suite 1100, Orange, California 92868, Attention: Capital Markets, and its phone number is (714) 541-9960.

Table of Contents

Free Writing Prospectus

SUMMARY OF FREE WRITING PROSPECTUS
RISK FACTORS
USE OF PROCEEDS
AFFILIATIONS, CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
THE MORTGAGE POOL
THE ISSUING ENTITY
THE DEPOSITOR
THE ORIGINATOR
THE SELLER, SPONSOR AND MASTER SERVICER
THE TRUSTEE
THE INTEREST RATE SWAP PROVIDER
YIELD ON THE CERTIFICATES
DESCRIPTION OF THE CERTIFICATES
POOLING AND SERVICING AGREEMENT
FEDERAL INCOME TAX CONSEQUENCES
SECONDARY MARKET
LEGAL OPINIONS
RATINGS
LEGAL INVESTMENT
ERISA CONSIDERATIONS
ANNEX I GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES
ANNEX II ASSUMED MORTGAGE LOAN CHARACTERISTICS
ANNEX III COLLATERAL STATISTICS
ANNEX IV INTEREST RATE SWAP SCHEDULE

SUMMARY OF FREE WRITING PROSPECTUS

The following summary is a brief description of key aspects of the certificates offered by this free writing prospectus and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the Class A and Mezzanine Certificates, read carefully this entire free writing prospectus and the entire accompanying prospectus. Annex I, II, III and IV are incorporated as a part of this free writing prospectus. Capitalized terms used but not defined in this free writing prospectus have the meanings assigned to them in the prospectus. A glossary is included at the end of the prospectus.

Issuing Entity	Argent Securities Trust 2006-W1.
Title of Series	Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series 2006-W1.
Cut-off Date	The close of business on January 1, 2006.
Closing Date	On or about February 7, 2006.
Depositor

Argent Securities Inc. (the “Depositor”), a direct wholly-owned subsidiary of Argent Mortgage Company, L.L.C. The Depositor will deposit the mortgage loans into the trust. See “The Depositor” in the prospectus.

Originator	Argent Mortgage Company, L.L.C. See “The Mortgage Pool—Underwriting Standards of the Originator” in this free writing prospectus.

Seller, Sponsor and

Master Servicer	Ameriquest Mortgage Company (the “Seller” or “Master Servicer”, as applicable), a Delaware corporation. See “The Seller, Sponsor and Master Servicer” in this free writing prospectus.
Trustee and Custodian

Deutsche Bank National Trust Company (the “Trustee”), a national banking association, will be the Trustee of the trust, will perform administrative functions with respect to the certificates and will act as the custodian, initial paying agent and certificate registrar. See “The Trustee” in this free writing prospectus.

NIMS Insurer

One or more insurance companies (together, the “NIMS Insurer”) may issue a financial guaranty insurance policy covering certain payments to be made on net interest margin securities to be issued by a separate trust and secured by, among other things, all or a portion of the Class CE, Class P and/or Residual Certificates.

Distribution Dates

Distributions on the Certificates will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in February 2006 (each, a “Distribution Date”).

Certificates	The classes of Certificates, their pass-through rates and initial certificate principal balances are shown or described in the table below.

Class	Initial Certificate Principal Balance(1)	Pass-Through Rate	Margin (2)(%) (3)(%)	Ratings
				Fitch	Moody’s	S&P
Offered Certificates
A-1	$851,661,000	Variable(4)	[_]	[_]	AAA	Aaa	AAA
A-2A	$449,596,000	Variable(4)	[_]	[_]	AAA	Aaa	AAA
A-2B	$196,461,000	Variable(4)	[_]	[_]	AAA	Aaa	AAA
A-2C	$157,204,000	Variable(4)	[_]	[_]	AAA	Aaa	AAA
A-2D	$103,660,000	Variable(4)	[_]	[_]	AAA	Aaa	AAA
M-1	$89,805,000	Variable(4)	[_]	[_]	AA+	Aa1	AA+
M-2	$80,711,000	Variable(4)	[_]	[_]	AA+	Aa2	AA+
M-3	$47,744,000	Variable(4)	[_]	[_]	AA	Aa3	AA
M-4	$40,924,000	Variable(4)	[_]	[_]	AA-	A1	AA
M-5	$39,787,000	Variable(4)	[_]	[_]	A+	A2	A+
M-6	$38,650,000	Variable(4)	[_]	[_]	A	A3	A+
M-7	$34,103,000	Variable(4)	[_]	[_]	A-	Baa1	A
M-8	$31,830,000	Variable(4)	[_]	[_]	BBB+	Baa2	BBB+
M-9	$22,735,000	Variable(4)	[_]	[_]	BBB+	Baa3	BBB+
M-10	$22,735,000	Variable(4)	[_]	[_]	BBB-	Ba1	BBB-
Non-Offered Certificates(6)
CE	$65,932,531(5)	N/A	N/A	N/A	N/R	N/R	N/R
P	$100	N/A	N/A	N/A	N/R	N/R	N/R
R	N/A	N/A	N/A	N/A	N/R	N/R	N/R
R-X	N/A	N/A	N/A	N/A	N/R	N/R	N/R

_______________

(1)	Approximate, subject to a variance of plus or minus 5%.
(2)	For the Interest Accrual Period for each Distribution Date on or prior to the Optional Termination Date.
(3)	For the Interest Accrual Period for each Distribution Date after the Optional Termination Date.
(4)

The pass-through rate on each class of Class A and Mezzanine Certificates will be based on one-month LIBOR plus the applicable margin set forth above, subject to the rate caps described in this free writing prospectus.

(5)

Represents approximately 2.90% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and is approximately equal to the initial amount of overcollateralization required to be provided by the mortgage pool under the Pooling and Servicing Agreement.

(6)	May be offered through one or more private placements.

The Issuing Entity

The Depositor will establish a trust relating to the Series 2006-W1 certificates (the “Trust” or “Issuing Entity”) pursuant to a pooling and servicing agreement, dated as of the Cut-off Date (the “Pooling and Servicing Agreement”), among the Depositor, the Master Servicer and the Trustee. The Issuing Entity will issue nineteen classes of certificates. The certificates will represent in the aggregate the entire beneficial ownership interest in the Trust. Distributions of interest and/or principal on the Class A and Mezzanine Certificates will be made only from payments received in connection with the mortgage loans held in the Trust and from amounts deposited into the Swap Account.

Designations

In this free writing prospectus, the following designations are used to refer to the specified classes of Certificates, all of which, are primarily backed by the Mortgage Loans held by the Trust.

Class A Certificates

Class A-1, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates.

Mezzanine Certificates

Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates.

Subordinate Certificates

Mezzanine and Class CE Certificates.

Offered Certificates

Class A and Mezzanine Certificates.

Non-Offered Certificates

Class CE, Class P and Residual Certificates.

Group I Certificates

Class A-1 Certificates. The Group I Certificates will receive distributions primarily from amounts received from the Group I Mortgage Loans. The Group I Certificates may, as further described in this free writing prospectus, receive distributions from amounts received from the Group II Mortgage Loans, but only after distribution of such amounts are made to the Group II Certificates. See “Description of the Certificates—Interest Distributions” and “—Principal Distributions” in this free writing prospectus.

Group II Certificates

Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates. The Group II Certificates will receive distributions primarily from amounts received from the Group II Mortgage Loans. The Group II Certificates may, as further described in this free writing prospectus, receive distributions from amounts received from the Group I Mortgage Loans, but only after distribution of such amounts are made to the Group I Certificates. See “Description of the Certificates—Interest Distributions” and “—Principal Distributions” in this free writing prospectus.

Residual Certificates

Class R and Class R-X Certificates.

The Mortgage Loans

On the Closing Date, the Issuing Entity will acquire a pool of mortgage loans consisting of fixed-rate and adjustable-rate mortgage loans secured by first and second liens (the “Mortgage Loans”).

The Mortgage Loans will have been originated by the Originator.

For purposes of calculating interest and principal distributions on the certificates, the Mortgage Loans will be divided into two loan groups, designated as the “Group I Mortgage Loans” and the “Group II Mortgage Loans.” The Group I Mortgage Loans will consist of adjustable-rate and fixed-rate mortgage loans with principal balances at origination that conform to Freddie Mac loan limits. The Group II Mortgage Loans will consist of adjustable-rate and fixed-rate mortgage loans with principal balances at origination that may or may not conform to Freddie Mac or Fannie Mae loan limits.

References to percentages of the mortgage loans in this free writing prospectus are based on the Mortgage Loans with the aggregate scheduled principal balance of such mortgage loans as specified in the amortization schedule at the Cut-off Date after application of all amounts allocable to unscheduled payments of principal received prior to the Cut-off Date. In cases where the minimum mortgage rate for any adjustable-rate Mortgage Loan is lower than its applicable margin, the applicable margin is used as its minimum mortgage rate. Prior to the issuance of the certificates, some of the Mortgage Loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise and any Mortgage Loans that prepay or default will be removed. Other mortgage loans may be included in the mortgage pool prior to the issuance of the Certificates. However, the removal and inclusion of such mortgage loans will not alter the aggregate principal balance of the Mortgage Loans, any statistic presented on a weighted average basis or any statistic based on a particular loan group or all of the Mortgage Loans by plus or minus 5%, although the range of mortgage rates, maturities or certain other characteristics of the Mortgage Loans may vary.

The Mortgage Loans included in Group I (the “Group I Mortgage Loans”) have the following approximate characteristics as of the Cut-off Date:

Number of Group I Mortgage Loans:	6,334
Aggregate Scheduled Principal Balance:	$1,101,049,004
Group I Mortgage Loans with prepayment charges:	59.74%
Fixed-rate Group I Mortgage Loans:	16.38%
Adjustable-rate Group I Mortgage Loans:	83.62%
Interest only Group I Mortgage Loans:	13.31%
First lien Group I Mortgage Loans:	99.45%
Second lien Group I Mortgage Loans:	0.55%
Range of current mortgage rates:	5.50% - 12.450%
Weighted average current mortgage rate:	7.907%
Weighted average gross margin of the adjustable-rate Group I Mortgage Loans:	5.852%
Weighted average minimum mortgage rate of the adjustable-rate Group I Mortgage Loans:	7.968%
Weighted average maximum mortgage rate of the adjustable-rate Group I Mortgage Loans:	13.964%
Weighted average next adjustment date of the adjustable-rate Group I Mortgage Loans:	March 2008
Weighted average remaining term to maturity:	357 months
Range of principal balances as of the Cut-off Date:	$19,991 - $674,384
Average principal balance as of the Cut-off Date:	$173,832
Range of original loan-to-value ratios:	7.83% - 100.00%
Weighted average original loan-to-value ratio:	82.09%

Geographic concentrations in excess of 5%: California Florida Illinois Arizona New York Maryland	16.46% 10.85% 10.42% 8.36% 6.93% 6.10%

The Mortgage Loans included in Group II (the “Group II Mortgage Loans”) have the following approximate characteristics as of the Cut-off Date:

Number of Group II Mortgage Loans:	4,108
Aggregate Scheduled Principal Balance:	$1,172,489,627
Group II Mortgage Loans with prepayment charges:	71.36%
Fixed-rate Group II Mortgage Loans:	10.26%
Adjustable-rate Group II Mortgage Loans:	89.74%
Interest only Group II Mortgage Loans:	43.35%
First lien Group II Mortgage Loans:	98.09%
Second lien Group II Mortgage Loans:	1.91%
Range of current mortgage rates:	5.50% - 12.25%
Weighted average current mortgage rate:	7.568%
Weighted average gross margin of the adjustable-rate Group II Mortgage Loans:	5.954%
Weighted average minimum mortgage rate of the adjustable-rate Group II Mortgage Loans:	7.548%
Weighted average maximum mortgage rate of the adjustable-rate Group II Mortgage Loans:	13.541%
Weighted average next adjustment date of the adjustable-rate Group II Mortgage Loans:	January 2008
Weighted average remaining term to maturity:	358 months
Range of principal balances as of the Cut-off Date:	$21,190 - $849,591
Average principal balance as of the Cut-off Date:	$285,416
Range of original loan-to-value ratios:	10.91% - 100.00%
Weighted average original loan-to-value ratio:	82.85%
Geographic concentrations in excess of 5%: California Florida New York Arizona	49.31% 13.36% 6.57% 5.71%

The mortgage rate on each adjustable-rate Mortgage Loan will adjust semi-annually on each adjustment date to equal the sum of six-month LIBOR and the related gross margin, subject to periodic and lifetime limitations. With respect to the adjustable-rate Mortgage Loans, the first adjustment date will occur only after an initial period of two or three years after origination.

Approximately 13.31% of the Group I Mortgage Loans and approximately 43.35% of the Group II Mortgage Loans, in each case by aggregate scheduled principal balance of the related loan group as of the Cut-off Date, require the mortgagors to make monthly payments only of accrued interest for the first two, three or five years following origination. After such interest only period, the mortgagor’s monthly payment will be recalculated to cover both interest and principal so that the Mortgage Loan will amortize fully by its final payment date.

For additional information regarding the Mortgage Loans, see “The Mortgage Pool” in this free writing prospectus and Annex III.

The Certificates

The Offered Certificates will be sold by the Depositor to the Underwriters on the Closing Date.

The final scheduled Distribution Date for the Class A and Mezzanine Certificates will be the Distribution Date in March 2036. The final scheduled Distribution Date for the Class A and Mezzanine Certificates is one month following the maturity date for the latest maturing Mortgage Loan. The actual final Distribution Date for the Class A Certificates and Mezzanine Certificates may be earlier or later, and could be substantially earlier, than the final scheduled Distribution Date.

The Offered Certificates will initially be represented by one or more global certificates registered in the name of a nominee of The Depository Trust Company in minimum denominations of $100,000 and integral multiples of $1.00 in excess thereof. See “Description of the Securities—Book-Entry Certificates” in the prospectus.

The Class CE, Class P and Residual Certificates, which are being issued simultaneously with the Offered Certificates, are not offered by this free writing prospectus. Such certificates may be delivered to the Seller as partial consideration for the Mortgage Loans or alternatively, the Depositor may sell all or a portion of such certificates to one or more third-party investors in one or more private transactions.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Class A and Mezzanine Certificates consists of excess interest, an interest rate swap agreement, subordination and overcollateralization, each as described below and under “Description of the Certificates—Credit Enhancement” and “—Overcollateralization Provisions” in this free writing prospectus.

Excess Interest. The Mortgage Loans bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to distribute monthly interest on the Class A and Mezzanine Certificates and to pay certain fees and expenses of the Trust (including any Net Swap Payment and any Swap Termination Payment owed to the Interest Rate Swap Provider other than termination payments resulting from a Swap Provider Trigger Event). Any excess interest from the Mortgage Loans each month will be available to absorb realized losses on the Mortgage Loans and to maintain or restore overcollateralization at required levels.

Subordination. The rights of the holders of the Mezzanine Certificates and the Class CE Certificates to receive distributions will be subordinated, to the extent described in this free writing prospectus, to the rights of the holders of the Class A Certificates.

In addition, the rights of the holders of Mezzanine Certificates with higher numerical class designations to receive distributions in respect of the Mortgage Loans will be subordinated to the rights of holders of Mezzanine Certificates with lower numerical class designations, and the rights of the holders of the Class CE Certificates to receive distributions in respect of the Mortgage Loans will be subordinated to the rights of the holders of the Mezzanine

Certificates, in each case to the extent described under “Description of the Certificates—Allocation of Losses; Subordination” in this free writing prospectus.

Subordination is intended to enhance the likelihood of regular distributions on the more senior certificates in respect of interest and principal and to afford such certificates protection against realized losses on the Mortgage Loans.

Overcollateralization. The aggregate principal balance of the Mortgage Loans as of the Cut-off Date is expected to exceed the aggregate certificate principal balance of the Class A, Mezzanine and Class P Certificates on the Closing Date by an amount equal to the initial amount of overcollateralization required to be provided by the mortgage pool under the Pooling and Servicing Agreement. The amount of overcollateralization will be available to absorb realized losses on the Mortgage Loans. See “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus.

Allocation of Losses. On any Distribution Date, realized losses on the Mortgage Loans will first, reduce the excess interest and second, reduce the overcollateralization for such Distribution Date. If on any Distribution Date, the amount of overcollateralization is reduced to zero, any additional realized losses will be allocated to reduce the certificate principal balance of each class of Mezzanine Certificates in reverse numerical order until the certificate principal balance of each such class has been reduced to zero. The Pooling and Servicing Agreement does not permit the allocation of realized losses on the Mortgage Loans to the Class A or Class P Certificates. However, investors in the Class A Certificates should realize that under certain loss scenarios, there may not be enough principal and interest on the Mortgage Loans to distribute to the Class A Certificates all principal and interest amounts to which such certificates are then entitled. See “Description of the Certificates—Allocation of Losses; Subordination” in this free writing prospectus.

Once realized losses are allocated to the Mezzanine Certificates, such realized losses will not be reinstated (except in the case of subsequent recoveries) nor will such certificates accrue interest on any allocated realized loss amounts. However, the amount of any realized losses allocated to the Mezzanine Certificates may be distributed to the holders of those certificates according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” and “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Account” in this free writing prospectus.

Interest Rate Swap Agreement.

The Trustee, on behalf of the Trust, will enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”) with Barclays Bank PLC as swap provider (the “Interest Rate Swap Provider”). Under the Interest Rate Swap Agreement, on each Distribution Date, the Issuing Entity will be obligated to make a payment equal to the product of (x) the fixed rate of 4.7092%, (y) the Base Calculation Amount for that Distribution Date multiplied by 250 and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, 18) and the denominator of which is 360 and the Interest Rate Swap Provider will be obligated to make a payment equal to the product of (x) the floating rate of one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the Base Calculation Amount for that Distribution Date multiplied by 250, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, 18), and the denominator of which is 360. To the extent that the fixed rate payment exceeds the floating rate payment on any Distribution Date, amounts otherwise available to Certificateholders will be applied to make a net payment to the Interest Rate Swap Provider, and to the extent that the floating rate payment exceeds the fixed rate payment on any Distribution Date, the Interest Rate Swap Provider will make a net payment to the Trust (each, a “Net Swap Payment”) for deposit into a segregated trust account established on the Closing Date (the “Swap Account”) pursuant to a swap administration agreement, dated as of the Closing Date (the “Swap Administration Agreement”), as more fully described in this free writing prospectus.

Upon early termination of the Interest Rate Swap Agreement, the Trust or the Interest Rate Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to any distribution to Certificateholders. See “Description of the Certificates—The Interest Rate Swap Agreement and the Interest Rate Swap Provider” in this free writing prospectus.

Net Swap Payments and Swap Termination Payments (other than Swap Termination Payments resulting from a Swap Provider Trigger Event) payable by the Issuing Entity will be deducted from Available Funds before distributions to Certificateholders and will first be deposited into the Swap Account before payment to the Interest Rate Swap Provider.

Fees and Expenses

Before distributions are made on the Certificates, the following fees and expenses will be payable: (i) the Master Servicer will be paid a monthly fee (the “Servicing Fee”) equal to one-twelfth of 0.50% (the “Servicing Fee Rate”) and (ii) the Trustee will be paid a monthly fee (the “Trustee Fee”) equal to one-twelfth of 0.009% (the “Trustee Fee Rate”), in each case, multiplied by the aggregate principal balance of the Mortgage Loans as of the first day of the related Due Period. The Servicing Fee will be payable from amounts on deposit in the Collection Account and the Trustee Fee will be payable from amounts on deposit in the Distribution Account.

The Interest Rate Swap Provider is entitled to a monthly payment from amounts on deposit in the Distribution Account equal to one-twelfth of 4.7092% on the Base Calculation Amount (as defined herein) for such Distribution Date multiplied by 250. Simultaneously, the Issuing Entity is entitled to an amount equal to one-month LIBOR (as set forth in the Interest Rate Swap Agreement and calculated on an actual/360 basis) on the Base Calculation Amount for such Distribution Date multiplied by 250. Only the positive net payment of the two obligations will be paid by the applicable party. If a net payment is owed to the Interest Rate Swap Provider, the Trustee will pay such amount from the Distribution Account before distributions are made on the Certificates.

For further information, see “Description of the Certificates—Fees and Expenses of the Trust” in this free writing prospectus.

Advances

The Master Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans, subject to the limitations described in this free writing prospectus. The Master Servicer is entitled to be reimbursed for such advances, and therefore such advances are not a form of credit enhancement. See “Description of the Certificates —Advances” in this free writing prospectus and “Distributions on the Securities—Advances by Master Servicer in Respect of Delinquencies on the Trust Fund Assets” in the prospectus.

Trigger Events

The occurrence of a Trigger Event, following the Stepdown Date, may have the effect of accelerating or decelerating the amortization of certain classes of Class A Certificates and Mezzanine Certificates and affecting the weighted average lives of such certificates. The Stepdown Date is the earlier to occur of (1) the first Distribution Date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero and (2) the later of (x) the Distribution Date occurring in February 2009 and (y) the first Distribution Date on which the subordination available to the Class A Certificates has doubled. A Trigger Event will be in effect if delinquencies or losses on the mortgage loans exceed the levels set forth in the definition thereof.

See “Description of the Certificates—Principal Distributions,” “Definitions” and “Yield on the Certificates—Yield Sensitivity of the Mezzanine Certificates” in this free writing prospectus for additional information.

Repurchase or Substitution of Mortgage Loans for Breaches of Representations and Warranties

The Seller will make certain representations and warranties with respect to each Mortgage Loan at the time of origination or as of the Closing Date. Upon discovery of a breach of such representations and warranties that materially and adversely affects the interests of the Certificateholders, the Seller will be obligated to cure such breach, or otherwise repurchase or replace such Mortgage Loan. See “Pooling and Servicing Agreement-

Assignment and Substitution of the Mortgage Loans” in this free writing prospectus and “The Depositor’s Mortgage Loan Purchase Program—Representations by or behalf of Mortgage Loan Sellers; Remedies for Breach of Representation” in the prospectus.

Optional Termination

The holders of the Class CE Certificates or the Master Servicer, in that order, may purchase all of the Mortgage Loans, together with any properties in respect thereof acquired on behalf of the Trust, and thereby effect termination and early retirement of the certificates, after the aggregate principal balance of the Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust has been reduced to an amount less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. If the holders of the Class CE Certificates and the Master Servicer fails to exercise their option, the NIMS Insurer, if any, may exercise that option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus and “Distributions on the Securities—Termination of the Trust Fund and Disposition of Trust Fund Assets” in the prospectus.

Federal Income Tax Consequences

One or more elections will be made to treat designated portions of the Trust (exclusive of the Interest Rate Swap Agreement, the Swap Account and the Net WAC Rate Carryover Reserve Account, as described more fully herein) as real estate mortgage investment conduits for federal income tax purposes. See “Federal Income Tax Consequences—REMICs” in the prospectus.

For further information regarding the federal income tax consequences of investing in the Class A and Mezzanine Certificates, see “Federal Income Tax Consequences” in this free writing prospectus and in the prospectus.

Ratings

It is a condition to the issuance of the certificates that the Class A and Mezzanine Certificates receive the ratings from Fitch Ratings (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) set forth on the table on page 5.

A security rating does not address the frequency of prepayments on the Mortgage Loans, the receipt of any amounts from the Swap Account (with respect to Net WAC Rate Carryover Amounts), the Net WAC Rate Carryover Reserve Account or the corresponding effect on yield to investors. See “Yield on the Certificates” and “Ratings” in this free writing prospectus and “Yield and Maturity Considerations” in the prospectus.

Legal Investment

The Class A and Mezzanine Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).

ERISA Considerations

The Class A and Mezzanine Certificates will not be eligible for purchase by an employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974 (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”). Each certificate owner of a Class A or Mezzanine Certificate or any interest therein will (i) be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that it is not a plan investor or (ii) provide the Trustee with an opinion of counsel on which the Depositor, the Trustee and the Master Servicer may rely, that the purchase of a Class A or Mezzanine Certificate (a) is permissible under applicable law, (b) will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and (c) will not subject the Depositor, the Trustee or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement, which opinion of counsel will not be an expense of the Depositor, the Trustee or the Master Servicer. A fiduciary of such a plan or arrangement also must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

See “ERISA Considerations” in this free writing prospectus and “Considerations for Benefit Plan Investors” in the prospectus.

RISK FACTORS

In addition to the matters described elsewhere in this free writing prospectus and the prospectus, prospective investors should carefully consider the following factors before deciding to invest in the Class A and Mezzanine Certificates.

The Originator’s Underwriting Standards Are Not as Stringent as Those of More Traditional Lenders, Which May Result in Losses Allocated to Certain Offered Certificates

The Originator’s underwriting standards are primarily intended to assess the applicant’s credit standing and ability to repay as well as the value and the adequacy of the mortgaged property as collateral for the mortgage loan. The Originator provides loans primarily to mortgagors who do not qualify for loans conforming to the underwriting standards of more traditional lenders but who generally have equity in their property and the apparent ability to repay. While the Originator’s primary considerations in underwriting a mortgage loan are the applicant’s credit standing and repayment ability, as well as the value and adequacy of the mortgaged property as collateral, the Originator also considers, among other things, the applicant’s credit history and debt service-to-income ratio, and the type and occupancy status of the mortgaged property. The Originator’s underwriting standards do not prohibit a mortgagor from obtaining secondary financing at the time of origination of the Originator’s first lien mortgage loan (or at any time thereafter), which secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the Originator’s loan-to-value ratio determination.

As a result of such underwriting standards, the Mortgage Loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. To the extent the credit enhancement features described in this free writing prospectus are insufficient to cover such losses, holders of the related Certificates may suffer a loss on their investment.

Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans. See “The Mortgage Pool—Underwriting Standards of the Originator” in this free writing prospectus.

Certain Mortgage Loans Have High Loan-to-Value Ratios (in the Case of First Liens) or Combined Loan-to-Value Ratios (in the Case of Second Liens) Which May Present a Greater Risk of Loss Relating to Such Mortgage Loans

Mortgage loans with a loan-to-value ratio or combined loan-to-value ratio of greater than 80.00% may present a greater risk of loss than mortgage loans with loan-to-value ratios or combined loan-to-value ratios of 80.00% or below. Approximately 55.21% of the Group I Mortgage Loans and approximately 39.45% of the Group II Mortgage Loans, in each case by aggregate scheduled principal balance of the related loan group as of the Cut-off Date, had a loan-to-value ratio or combined loan-to-value ratio at origination in excess of 80.00% and are not covered by any primary mortgage insurance. No Mortgage Loan had a loan-to-value ratio or combined loan-to-value ratio exceeding 100.00% at origination. An overall decline in the residential real estate market, a rise in interest rates over a period of time and the general condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of such mortgaged property from the appraised value at the time the Mortgage Loan was originated. If there is a reduction in value of the mortgaged property, the loan-to-value ratio or combined loan-to-value ratio may increase over what it was at the time of origination. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the Mortgage Loan. There can be no assurance that the loan-to-value ratio or combined loan-to-value ratio of any Mortgage Loan determined at any time after origination is less than or equal to its original loan-to-value ratio or combined loan-to-value ratio. Additionally, the Originator’s determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios or combined loan-to-value ratios of the Mortgage Loans may differ from the appraised value of such mortgaged property or the actual value of such mortgaged property. See “The Mortgage Pool—General” in this free writing prospectus.

Most of the Mortgage Loans Are Newly Originated and Have Little, if any, Payment History

None of the Mortgage Loans are delinquent in their monthly payments as of the Cut-off Date. Investors should note, however, that certain of the Mortgage Loans will have a first payment date occurring after the Cut-off Date and, therefore, such Mortgage Loans could not have been delinquent in any monthly payment as of the Cut-off Date. However, certain of the Mortgage Loans have been delinquent in the past. See “Historical Delinquency of the Mortgage Loans,” “Historical Delinquency of the Group I Mortgage Loans,” and “Historical Delinquency of the Group II Mortgage Loans,” in Annex III of this free writing prospectus.

Second Lien Loans Have a Greater Risk of Loss

Approximately 0.55% of the Group I Mortgage Loans and approximately 1.91% of the Group II Mortgage Loans, in each case by aggregate scheduled principal balance of the related loan group as of the Cut-off Date, are secured by second liens on the related mortgaged properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such Mortgage Loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the Master Servicer may write off the entire balance of such Mortgage Loan as a bad debt. The foregoing considerations will be particularly applicable to Mortgage Loans secured by second liens that have high combined loan-to-value ratios because it is comparatively more likely that the Master Servicer would determine foreclosure to be uneconomical in the case of such Mortgage Loans. In addition, the rate of default of second lien Mortgage Loans may be greater than that of Mortgage Loans secured by first liens on comparable properties.

Simultaneous Second Lien Risk

With respect to approximately 7.52% of the Group I Mortgage Loans and approximately 38.93% of the Group II Mortgage Loans, in each case by aggregate scheduled principal balance of the related loan group as of the Cut-off Date, at the time of origination of the first lien Mortgage Loan, the Originator also originated a second lien mortgage loan which will not be included in the Trust. The weighted average loan-to-value ratio at origination of the first-liens on such Mortgage Loans is approximately 80.00% and the weighted average combined loan-to-value ratio at origination of such Mortgage Loans (including the second lien) is approximately 99.93%.

With respect to any Mortgage Loans originated with a simultaneous second lien, foreclosure frequency may be increased relative to Mortgage Loans that were originated without a simultaneous second lien because the mortgagors on Mortgage Loans with a simultaneous second lien have less equity in the mortgaged property than is shown in the loan-to-value ratios set forth in this free writing prospectus. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the Originator or from any other lender.

Interest Only Mortgage Loans

Approximately 13.31% of the Group I Mortgage Loans and approximately 43.35% of the Group II Mortgage Loans, in each case by aggregate scheduled principal balance of the related loan group as of the Cut-off Date, require the mortgagors to make monthly payments only of accrued interest for the first two, three or five years following origination. After such interest only period, the mortgagor’s monthly payment will be recalculated to cover both interest and principal so that the Mortgage Loan will amortize fully prior to its final payment date. Interest-only loans have been originated in significant volume only recently. As a result, the long-term performance characteristics of these loans are largely unknown. The interest-only feature may reduce the likelihood of prepayment during the interest-only period due to the smaller monthly payments relative to a fully-amortizing mortgage loan. If the monthly payment increases, the related mortgagor may not be able to pay the increased amount and may default or may refinance the related mortgage loan to avoid the higher payment. In addition, due to the lack of amortization the borrower may not be able to refinance because of insufficient equity in the property. Because no principal payments may be made on such mortgage loans for an extended period following origination, if the mortgagor defaults, the unpaid principal balance of the related Mortgage Loan will be greater than otherwise would be the case, increasing the risk of loss in that situation. In addition, the Class A and Mezzanine Certificates will receive smaller principal payments during the interest-only period than they would have received if the related mortgagors were required to make monthly payments of interest and principal for the entire lives of such Mortgage Loans.

Investors should consider the fact that interest only mortgage loans reduce the monthly payment required by mortgagors during the interest only period and consequently, the monthly housing expense used to qualify mortgagors. As a result, interest only mortgage loans may allow some mortgagors to qualify for a mortgage loan who would not otherwise qualify for a fully amortizing loan or may allow them to qualify for a larger mortgage loan than otherwise would be the case.

Geographic Concentration Risk

The charts entitled “Geographic Distribution” for the Mortgage Loans presented in Annex III list geographic concentrations of the Group I Mortgage Loans and the Group II Mortgage Loans, respectively, by state. Because of the relative geographic concentration of the mortgaged properties within certain states, losses on the Mortgage Loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, mudslides, wildfires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

In addition, the conditions below will have a disproportionate impact on the Mortgage Loans in general:

•	Economic conditions in states with high concentrations of Mortgage Loans may affect the ability of mortgagors to repay their loans on time even if such conditions do not affect real property values.
•

Declines in the residential real estate markets in states with high concentrations of Mortgage Loans may reduce the value of properties located in those states, which would result in an increase in loan-to-value ratios.

•

Any increase in the market value of properties located in states with high concentrations of Mortgage Loans would reduce loan-to-value ratios and could, therefore, make alternative sources of financing available to mortgagors at lower interest rates, which could result in an increased rate of prepayment of the Mortgage Loans.

Hurricanes May Pose Special Risks

At the end of August 2005 and September 2005, Hurricane Katrina and Hurricane Rita, respectively, caused catastrophic damage to areas in the Gulf Coast region of the United States. The Seller will represent and warrant as of the Closing Date that each mortgaged property is free of material damage and in good repair (including Mortgage Loans that are secured by properties in the states of Texas, Louisiana, Mississippi and Alabama that are located in a FEMA Individual Assistance designated area as a result of Hurricane Katrina or Hurricane Rita). In the event of a breach of that representation and warranty that materially and adversely affects the value of such Mortgage Loan, the Seller will be obligated to repurchase or substitute for the related Mortgage Loan. Any such repurchase would have the effect of increasing the rate of principal payment on the Class A and Mezzanine Certificates. Any damage to a mortgaged property that secures a Mortgage Loan in the Trust occurring after the Closing Date as a result of any other casualty event (including, but not limited to, other hurricanes) will not cause a breach of this representation and warranty.

The full economic impact of Hurricane Katrina and Hurricane Rita is uncertain but may affect the ability of borrowers to make payments on their mortgage loans. We have no way to determine the particular nature of such economic effects, how long any of these effects may last, or how these effects may impact the performance of the Mortgage Loans. Any impact of these events on the performance of the Mortgage Loans may increase the amount of losses borne by the holders of the Class A or Mezzanine Certificates or impact the weighted average lives of the Class A or Mezzanine Certificates.

Violation of Various Federal and State Laws May Result in Losses on the Mortgage Loans

Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the Originator. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans.

The Mortgage Loans are also subject to federal laws, including:

•	the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the Mortgage Loans;
•

the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor’s credit experience;
•	the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws; and
•	the Alternative Mortgage Transaction Parity Act of 1982, which preempts certain state lending laws which regulate alternative mortgage transactions.

Violations of certain provisions of these federal and state laws may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Mortgage Loans and in addition could subject the Trust to damages and administrative enforcement and could result in the mortgagors rescinding such Mortgage Loans whether held by the Trust or subsequent holders of the Mortgage Loans.

The Seller will represent that each Mortgage Loan at the time of origination, was in compliance with applicable federal, state and local laws and regulations. In the event of a breach of such representation, the Seller will be obligated to cure such breach or repurchase or replace the affected Mortgage Loan in the manner described in the prospectus. If the Seller is unable or otherwise fails to satisfy such obligations, the yield on the Class A and Mezzanine Certificates may be materially and adversely affected.

High Cost Loans

The Seller will represent that none of the Mortgage Loans will be “High Cost Loans” within the meaning of the Home Ownership and Equity Protection Act of 1994 (the “Homeownership Act”) and none of the Mortgage Loans will be high cost loans under any state or local law, ordinance or regulation similar to the Homeownership Act. See “Legal Aspects of Mortgage Assets—Anti-Deficiency Legislation and Other Limitations on Lenders” in the prospectus.

In addition to the Homeownership Act, a number of legislative proposals have been introduced at the federal, state and municipal level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that mortgagors be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. The Originator’s failure to comply with these laws could subject the Trust, and other assignees of the Mortgage Loans, to monetary penalties and could result in the mortgagors rescinding such Mortgage Loans whether held by the Trust or subsequent holders of the Mortgage Loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if an originator reasonably believed that the test was satisfied. Any determination by a court that a Mortgage Loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the Seller will be required to purchase such Mortgage Loan from the Trust.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less than Mortgage Loan Balance

Substantial delays could be encountered in connection with the liquidation of delinquent Mortgage Loans. Further, reimbursement of advances made on a Mortgage Loan and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds distributable to you. If a mortgaged property fails to provide adequate security for the Mortgage Loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

The Difference Between the Pass-Through Rates on the Class A and Mezzanine Certificates and the Mortgage Rates on the Mortgage Loans May Affect the Yields on such Certificates

Each class of Class A and Mezzanine Certificates accrues interest at a pass-through rate based on a one-month LIBOR index plus a specified margin, but such pass-through rate is subject to a limit. The limit on the pass-through rate for each class of Class A Certificates is based on the weighted average of the mortgage rates of the Mortgage Loans in the related loan group, net of certain fees and expenses of the Trust (including any Net Swap Payment owed to the Interest Rate Swap Provider and any Swap Termination Payment owed to the Interest Rate Swap Provider other than termination payments resulting from a Swap Provider Trigger Event). The limit on the pass-through rate for each class of Mezzanine Certificates is based on the weighted average (weighted on the basis of the results of subtracting from the aggregate principal balance of each loan group the current certificate principal balance of the related Class A Certificates) of (i) the limit on the Group I Certificates and (ii) the limit on the Group II Certificates. The adjustable-rate Mortgage Loans have mortgage rates that adjust based on a six-month LIBOR index, have periodic and lifetime limitations on adjustments to their mortgage rates, and have the first adjustment to their mortgage rates two or three years after the origination thereof. The fixed-rate Mortgage Loans have mortgage rates that do not adjust. As a result of the limits on the pass-through rates on the Class A and Mezzanine Certificates, such certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margin.

A variety of factors could limit the pass-through rates and adversely affect the yields to maturity on the Class A and Mezzanine Certificates. Some of these factors are described below.

•

The pass-through rates for the Class A and Mezzanine Certificates may adjust monthly while the mortgage rates on the adjustable-rate Mortgage Loans adjust less frequently and the mortgage rates on the fixed-rate Mortgage Loans do not adjust at all. Furthermore, all of the adjustable-rate Mortgage Loans will have the first adjustment to their mortgage rates two or three years after their origination. Consequently, the limits on the pass-through rates on the Class A and Mezzanine Certificates may prevent any increases in the pass-through rate on one or more classes of such certificates for extended periods in a rising interest rate environment.

•

If prepayments, defaults and liquidations occur more rapidly on the applicable Mortgage Loans with relatively higher mortgage rates than on the Mortgage Loans with relatively lower mortgage rates, the pass-through rate on one or more classes of Class A and Mezzanine Certificates is more likely to be limited.

•

The mortgage rates on the adjustable-rate Mortgage Loans may respond to different economic and market factors than does one-month LIBOR. It is possible that the mortgage rates on the adjustable-rate Mortgage Loans may decline while the pass-through rates on the Class A and Mezzanine Certificates are stable or rising. It is also possible that the mortgage rates on the adjustable-rate Mortgage Loans and the pass-through rates on the Class A and Mezzanine Certificates may both decline or increase during the same period, but that the pass-through rates on the Class A and Mezzanine Certificates may decline more slowly or increase more rapidly.

If the pass-through rate on any class of Class A or Mezzanine Certificates is limited for any Distribution Date, the resulting basis risk shortfalls may be recovered by the holders of the certificates on the same Distribution Date or on future Distribution Dates, to the extent that on such Distribution Date or future Distribution Dates there are any available funds remaining after certain other distributions on the Class A and Mezzanine Certificates and the payment of certain fees and expenses of the Trust (including any Net Swap Payment owed to the Interest Rate Swap Provider and any Swap Termination Payment owed to the Interest Rate Swap Provider other than termination payments resulting from a Swap Provider Trigger Event). The ratings on the Class A and Mezzanine Certificates will not address the likelihood of any recovery of basis risk shortfalls by holders of the Class A and Mezzanine Certificates.

Amounts used to pay such shortfalls on the Class A and Mezzanine Certificates may be supplemented by the Interest Rate Swap Agreement to the extent that the floating rate payment by the Interest Rate Swap Provider exceeds the fixed rate payment by the Trust on any Distribution Date and such amount is available in the priority described in this free writing prospectus. However, the amount received from the Interest Rate Swap Provider under the Interest Rate Swap Agreement may be insufficient to pay the holders of the applicable certificates the full amount of interest which they would have received absent the limitations of the rate cap.

Risk Relating to Distribution Priority of the Group II Certificates

As set forth in this free writing prospectus under “Description of the Certificates—Principal Distributions,” principal distributions on the classes of Group II Certificates will be made in a sequential manner. The weighted average lives of the classes of Group II Certificates receiving principal distributions later will be longer than would be the case if distributions of principal were to be allocated on a pro rata basis among such classes of Group II Certificates. In addition, as a result of a sequential allocation of principal, the holders of the classes of Group II Certificates receiving principal distributions later will have a greater risk of losses on the related mortgage loans, adversely affecting the yields to maturity on such certificates. See “Description of the Certificates— Principal Distributions” for more information.

The Rate and Timing of Principal Distributions on the Class A and Mezzanine Certificates Will Be Affected by Prepayment Speeds

The rate and timing of distributions allocable to principal on the Class A and Mezzanine Certificates will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the Mortgage Loans and the allocation thereof to distribute principal on such certificates as described under “Description of the Certificates—Principal Distributions” in this free writing prospectus. As is the case with asset-backed pass-through certificates generally, the Class A and Mezzanine Certificates are subject to substantial inherent cash-flow uncertainties because the Mortgage Loans may be prepaid at any time.

With respect to approximately 59.74% of the Group I Mortgage Loans and approximately 71.36% of the Group II Mortgage Loans, in each case by aggregate scheduled principal balance of the related loan group as of the Cut-off Date, a mortgagor principal prepayment may subject the related mortgagor to a prepayment charge, subject to certain limitations in the related mortgage note and limitations upon collection in the Pooling and Servicing Agreement. Generally, each such Mortgage Loan provides for payment of a prepayment charge on certain prepayments made within a defined period set forth in the related mortgage note (generally within the first three years but possibly as short as one year from the date of origination of such mortgage loan). A prepayment charge may or may not act as a deterrent to prepayment of the related Mortgage Loan.

The rate of prepayments on the Mortgage Loans will be sensitive to prevailing interest rates. Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the Mortgage Loans will result in a reduced rate of principal distributions to investors in the Class A and Mezzanine Certificates at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the Mortgage Loans will result in a greater rate of principal distributions to investors in the Class A and Mezzanine Certificates at a time when reinvestment at comparable yields may not be possible. Furthermore, because the mortgage rates for the adjustable-rate Mortgage Loans are based on six-month LIBOR plus a fixed percentage amount, such rates could be higher than prevailing market interest rates at the time of adjustment, and this may result in an increase in the rate of prepayments on such Mortgage Loans after such adjustment.

The Seller may be required to repurchase Mortgage Loans from the Trust in the event certain breaches of representations and warranties have not been cured. In addition, the NIMS Insurer, if any, or the Master Servicer may purchase Mortgage Loans 90 days or more delinquent, subject to the conditions set forth in the Pooling and Servicing Agreement. These purchases will have the same effect on the holders of the Class A and Mezzanine Certificates as a prepayment of those Mortgage Loans.

The holders of the Class CE Certificates, the Master Servicer or the NIMS Insurer, if any, may purchase all of the Mortgage Loans when the aggregate principal balance of the Mortgage Loans (and properties acquired in respect thereof) is less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

The Yields to Maturity on the Class A and Mezzanine Certificates Will Depend on a Variety of Factors

The yield to maturity on each class of Class A and Mezzanine Certificates will depend, in general, on (i) the applicable pass-through rate thereon from time to time; (ii) the applicable purchase price; (iii) the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) and the allocation thereof to reduce the certificate principal balance of such certificates; (iv) the rate, timing and severity of realized losses on the Mortgage Loans; (v) adjustments to the mortgage rates on the adjustable-rate Mortgage Loans; (vi) the amount of excess interest generated by the Mortgage Loans; (vii) the allocation to the Class A and Mezzanine Certificates of some types of interest shortfalls and (viii) payments due from the Trust in relationship to payments received from the Interest Rate Swap Provider, under the Interest Rate Swap Agreement.

In general, if the Class A and Mezzanine Certificates are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the Class A and Mezzanine Certificates are purchased at a discount and principal distributions thereon occur at a rate slower than that anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that originally assumed.

As a result of the absorption of realized losses on the Mortgage Loans by excess interest and overcollateralization, each as described in this free writing prospectus, liquidations of defaulted Mortgage Loans, whether or not realized losses are allocated to the Mezzanine Certificates upon such liquidations, will result in an earlier return of principal to the Class A and Mezzanine Certificates and will influence the yields on such certificates in a manner similar to the manner in which principal prepayments on the Mortgage Loans will influence the yields on the Class A and Mezzanine Certificates. The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the Class A and Mezzanine Certificates at any time that the overcollateralization provided by the mortgage pool falls below the required level.

Potential Inadequacy of Credit Enhancement for the Class A and Mezzanine Certificates

The credit enhancement features described in this free writing prospectus are intended to increase the likelihood that holders of the Class A and Mezzanine Certificates will receive regular distributions of interest and principal. If delinquencies or defaults occur on the Mortgage Loans, neither the Master Servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted Mortgage Loans if such advances are deemed non-recoverable. If substantial losses occur as a result of defaults and delinquent payments on the Mortgage Loans, holders of the Offered Certificates may suffer losses.

Interest Generated by the Mortgage Loans May Be Insufficient to Maintain or Restore Overcollateralization

The Mortgage Loans are expected to generate more interest than is needed to distribute interest owed on the Class A and Mezzanine Certificates and to pay certain fees and expenses of the Trust (including any Net Swap Payment owed to the Interest Rate Swap Provider). Any remaining interest generated by the Mortgage Loans will first be used to absorb losses that occur on the Mortgage Loans and will then be used to maintain or restore overcollateralization. We cannot assure you, however, that enough excess interest will be generated to maintain or restore the required level of overcollateralization. The factors described below will affect the amount of excess interest that the Mortgage Loans will generate.

•

Each time a Mortgage Loan is prepaid in full, liquidated, written off or repurchased, excess interest may be reduced because the Mortgage Loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•

If the rates of delinquencies, defaults or losses on the Mortgage Loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the Class A and Mezzanine Certificates.

•

The adjustable-rate Mortgage Loans have mortgage rates that adjust less frequently than, and on the basis of an index that is different from, the index used to determine the pass-through rates on the Class A and Mezzanine Certificates, and the fixed-rate Mortgage Loans have mortgage rates that do not adjust. As a result, the pass-through rates on the related Class A and Mezzanine Certificates may increase relative to mortgage rates on the applicable Mortgage Loans, requiring that a greater portion of the interest generated by those Mortgage Loans be applied to cover interest on the related Class A and Mezzanine Certificates.

There are Various Risks Associated With the Mezzanine Certificates

The weighted average lives of, and the yields to maturity on, the Mezzanine Certificates will be progressively more sensitive, in increasing order of their numerical class designations, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificate may be lower than the yield anticipated by such holder. The timing of losses on the Mortgage Loans will also affect an investor’s yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the Mortgage Loans, to the extent they exceed the amount of excess interest and overcollateralization following distributions of principal on the related Distribution Date, will reduce the certificate principal balance of the class of Mezzanine Certificates then outstanding with the highest numerical class designation. As a result of these reductions, less interest will accrue on these classes of certificates than would be the case if those losses were not so allocated. Once a realized loss is allocated to a Mezzanine Certificate, such written down amount will not be reinstated (except in the case of subsequent recoveries) and will not accrue interest. However, the amount of any realized losses allocated to the Mezzanine Certificates may be distributed to the holders of such certificates according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” and “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Account” in this free writing prospectus.

Unless the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until at least the Distribution Date in February 2009 or a later date as provided in this free writing prospectus or during any period in which delinquencies or realized losses on the Mortgage Loans exceed certain levels described under “Description of the Certificates—Principal Distributions” in this free writing prospectus. As a result, the weighted average lives of such certificates will be longer than would be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of such certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels described under “Description of the Certificates—Principal Distributions” in this free writing prospectus are exceeded, it is possible for such certificates to receive no principal distributions on a particular Distribution Date even if no losses have occurred on the mortgage pool.

In addition, the multiple class structure of the Mezzanine Certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment on the Mortgage Loans. Because distributions of principal will be made to the holders of the Mezzanine Certificates according to the priorities described in this free writing prospectus, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the Mortgage Loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on the Mezzanine Certificates will also be extremely sensitive to losses due to defaults on the Mortgage Loans (and the timing thereof), to the extent such losses are not covered by excess interest otherwise distributable to the Class CE Certificates or a class of Mezzanine Certificates with a higher numerical class designation. Furthermore, as described in this free writing prospectus, the timing of receipt of principal and interest by the Mezzanine Certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Prepayment Interest Shortfalls and Relief Act Shortfalls

When a Mortgage Loan is prepaid, the mortgagor is charged interest on the amount prepaid only up to (but not including) the date on which the prepayment is made, rather than for an entire month. This may result in a shortfall in interest collections available for distribution on the next Distribution Date. The Master Servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments, but only up to the amount of the Master Servicer’s servicing fee for the related period. In addition, certain shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act and similar state laws (the “Relief Act”) will not be covered by the Master Servicer.

On any Distribution Date, any shortfalls resulting from the application of the Relief Act and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the Master Servicer, in each case regardless of which loan group experienced the shortfall, will first, reduce the interest accrued on the Class CE Certificates, and thereafter, will reduce the monthly interest distributable amounts with respect to the Class A and Mezzanine Certificates, on a pro rata basis based on the respective amounts of interest accrued on such certificates for such Distribution Date. The holders of the Class A and Mezzanine Certificates will not be entitled to reimbursement for any such interest shortfalls. If these shortfalls are allocated to the Class A and Mezzanine Certificates, the amount of interest distributed to those certificates will be reduced, adversely affecting the yield on your investment.

Reimbursement of Advances by the Master Servicer Could Delay Distributions on the Certificates

Under the Pooling and Servicing Agreement, the Master Servicer will make cash advances to cover delinquent payments of principal and interest on the Mortgage Loans to the extent it reasonably believes that the cash advances are recoverable from future payments on the Mortgage Loans. The Master Servicer may make such advances from amounts held for future distribution. In addition, the Master Servicer may withdraw from the collection account funds that were not included in Available Funds for the preceding Distribution Date to reimburse itself for advances previously made. Any such amounts withdrawn by the Master Servicer in reimbursement of advances previously made are generally required to be replaced by the Master Servicer on or before the next Distribution Date, subject to subsequent withdrawal. To the extent that the Master Servicer is unable to replace any amounts withdrawn in reimbursement of advances previously made, there could be a delay in distributions on the Class A and Mezzanine Certificates. Furthermore, the Master Servicer’s right to reimburse itself for advances previously made from funds held for future distribution could lead to amounts required to be restored to the collection account by the Master Servicer that are higher, and potentially substantially higher, than one month’s advance obligation.

The Offered Certificates are Obligations of the Trust Only

The Offered Certificates will not represent an ownership interest in or obligation of the Depositor, the Master Servicer, the Seller, the Originator, the Trustee or any of their respective affiliates. Neither the Offered Certificates nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Master Servicer, the Seller, the Originator, the Trustee or any of their respective affiliates. Proceeds of the assets included in the Trust will be the sole source of distributions on the Class A and Mezzanine Certificates, and there will be no recourse to the Depositor, the Master Servicer, the Seller, the Originator, the Trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all distributions provided for under the Offered Certificates.

The Interest Rate Swap Agreement and the Interest Rate Swap Provider

Any amounts received from the Interest Rate Swap Provider under the Interest Rate Swap Agreement will be applied as described in this free writing prospectus to pay interest shortfalls and basis risk shortfalls, maintain overcollateralization and cover losses. However, no amounts will be payable by the Interest Rate Swap Provider unless the floating amount owed by the Interest Rate Swap Provider on a Distribution Date exceeds the fixed amount owed to the Interest Rate Swap Provider on such Distribution Date. This will not occur except in periods when one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) exceeds 4.7092%. No assurance can be made that any amounts will be received under the Interest Rate Swap Agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization or to cover interest shortfalls, basis risk shortfalls and losses on the Mortgage Loans. Any net payment payable to the Interest Rate Swap Provider under the terms of the Interest Rate Swap Agreement will reduce amounts available for distribution to Certificateholders, and may reduce the Pass-Through Rates of the certificates. If the rate of prepayments on the Mortgage Loans is faster than anticipated, the schedule on which payments due under the Interest Rate Swap Agreement are calculated may exceed the aggregate principal balance of the Mortgage Loans, thereby increasing the relative proportion of interest collections on the Mortgage Loans that must be applied to make net payments to the Interest Rate Swap Provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Class A and Mezzanine Certificates. In addition, any termination payment payable to the Interest Rate Swap Provider (other than Swap Termination Payments resulting from a Swap Provider Trigger Event) will reduce amounts available for distribution to Certificateholders.

Upon early termination of the Interest Rate Swap Agreement, the Trust or the Interest Rate Swap Provider may be liable to make a Swap Termination Payment to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to Certificateholders. This feature may result in losses on the Certificates. Due to the priority of the applications of the Available Funds, the Mezzanine Certificates will bear the effects of any shortfalls resulting from a Net Swap Payment or Swap Termination Payment by the Trust before such effects are borne by the Class A Certificates and one or more classes of Mezzanine Certificates may suffer a loss as a result of such payment. Investors should note that the level of one-month LIBOR as of January 23, 2006 is approximately 4.53% which means the Issuing Entity will make a Net Swap Payment to the Interest Rate Swap Provider unless and until one-month LIBOR equals approximately 4.7092%.

To the extent that distributions on the Class A and Mezzanine Certificates depend in part on payments to be received by the Trust under the Interest Rate Swap Agreement, the ability of the Trustee to make such distributions on such certificates will be subject to the credit risk of the Interest Rate Swap Provider. The credit ratings of the Interest Rate Swap Provider as of the date of this free writing prospectus are lower than the ratings assigned to the Class A Certificates. See “Description of the Certificates—The Interest Rate Swap Provider” in this free writing prospectus.

The Liquidity of Your Certificates May Be Limited

Neither Citigroup Global Markets Inc. nor BNP Paribas Securities Corp. (together, the “Underwriters”) has any obligation to make a secondary market in the classes of Offered Certificates. There is therefore no assurance that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The Ratings on the Certificates Could Be Reduced or Withdrawn

Each rating agency rating the Class A and Mezzanine Certificates may change or withdraw its initial ratings at any time in the future if, in its sole judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the Class A or Mezzanine Certificates, the liquidity and market value of the affected certificates is likely to be reduced.

Rights of the NIMS Insurer May Negatively Impact the Class A and Mezzanine Certificates

One or more insurance companies (together, the “NIMS Insurer”) may issue a financial guaranty insurance policy covering certain payments to be made on net interest margin securities to be issued by a separate trust. Such net interest margin securities will not be backed by any of the Mortgage Loans or other assets of the Trust but will be secured by, among other things, all or a portion of the Class CE, Class P and/or Residual Certificates. The issuance of such net interest margin securities will not affect distributions on the Certificates. Pursuant to the terms of the Pooling and Servicing Agreement, unless there exists a continuance of any failure by the NIMS Insurer, if any, to make a required payment under the policy insuring the net interest margin securities (such event, a “NIMS Insurer Default”), the NIMS Insurer, if any, will be entitled to exercise, among others, the following rights of the holders of the Class A and Mezzanine Certificates, without the consent of such holders, and the holders of the Class A and Mezzanine Certificates may exercise such rights only with the prior written consent of the NIMS Insurer, if any: (i) the right to provide notices of Master Servicer defaults and the right to direct the Trustee to terminate the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement in the event of a default by the Master Servicer; (ii) the right to remove the Trustee or any co-trustee or custodian pursuant to the Pooling and Servicing Agreement; and (iii) the right to direct the Trustee to make investigations and take actions pursuant to the Pooling and Servicing Agreement. In addition, unless a NIMS Insurer Default exists, such NIMS Insurer’s consent will be required prior to, among other things, (i) the removal and replacement of the Master Servicer, any successor Master Servicer or the Trustee, (ii) the appointment or termination of any subservicer or co-trustee or (iii) any amendment to the Pooling and Servicing Agreement. The NIMS Insurer, if any, will not have any claim against the Mortgage Loans.

Investors in the Class A and Mezzanine Certificates should note that:

•	any insurance policy issued by the NIMS Insurer, if any, will not cover, and will not benefit, in any manner whatsoever, the Class A or Mezzanine Certificates;
•	the rights to be granted to the NIMS Insurer, if any, are extensive;
•

the interests of the NIMS Insurer, if any, may be inconsistent with, and adverse to, the interests of the holders of the Class A and Mezzanine Certificates and the NIMS Insurer, if any, has no obligation or duty to consider the interests of the Class A and Mezzanine Certificates in connection with the exercise or non-exercise of such NIMS Insurer’s rights;

•

such NIMS Insurer’s, if any, exercise of the rights and consents set forth above may negatively affect the Class A and Mezzanine Certificates and the existence of such NIMS Insurer’s, if any, rights, whether or not exercised, may adversely affect the liquidity of the Class A and Mezzanine Certificates relative to other asset-backed certificates backed by comparable mortgage loans and with comparable payment priorities and ratings; and

•	there may be more than one series of notes insured by the NIMS Insurer and the NIMS Insurer will have the rights set forth herein so long as any such series of notes remain outstanding.

Environmental Risks

Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the mortgage loans. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the Trust as owner of the related property.

In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an “owner” or “operator” for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the Trust is considered the owner or operator of a property, it may suffer losses as a result of any liability imposed for environmental hazards on the property.

Terrorist Attacks and Military Action Could Adversely Affect the Yield on your Certificates

The terrorist attacks in the United States on September 11, 2001 suggest that there is an increased likelihood of future terrorist activity in the United States. In addition, current political and military tensions in the Middle East have resulted in a significant deployment of United States military personnel in the region. Investors should consider the possible effects of past and possible future terrorist attacks and any resulting military response by the United States on the delinquency, default and prepayment experience of the Mortgage Loans. In accordance with the servicing standard set forth in the Pooling and Servicing Agreement, the Master Servicer may defer, reduce or forgive payments and delay foreclosure proceedings in respect of Mortgage Loans to mortgagors affected in some way by such past and possible future events.

In addition, the current deployment of United States military personnel in the Middle East and the activation of a substantial number of United States military reservists and members of the National Guard may significantly increase the proportion of Mortgage Loans whose mortgage rates are reduced by the application of the Relief Act and similar state laws. See “Legal Aspects of Mortgage Assets—Servicemembers Civil Relief Act” in the prospectus. Certain shortfalls in interest collections arising from the application of the Relief Act or any state law providing for similar relief will not be covered by the Master Servicer, any subservicer or any bond guaranty insurance policy.

Legal Actions and Regulatory Actions are Pending Against the Sponsor

Because the nature of the sub-prime mortgage lending and servicing business involves the collection of numerous accounts, the validity of liens and compliance with state and federal lending laws, sub-prime lenders and servicers, including the Sponsor, are subject to numerous claims, legal actions and other matters regarding regulatory compliance (collectively, “Actions”) in the ordinary course of their businesses. These Actions may include lawsuits styled as class actions alleging violations of various federal and state consumer protection laws. While it is impossible to estimate with certainty the ultimate legal and financial liability with respect to such Actions, and an adverse judgment in one or more Actions may have a significant adverse financial effect on the Sponsor, the Sponsor believes that the aggregate amount of liabilities arising from such Actions will not result in monetary damages which will have a material adverse effect on the financial condition or results of the Sponsor. For further information, please see “The Seller, Sponsor and Master Servicer—Legal Actions are Pending Against the Sponsor” and “—Regulatory Matters Concerning the Sponsor” in this free writing prospectus.

Suitability of the Class A and Mezzanine Certificates as Investments

The Class A and Mezzanine Certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The Class A and Mezzanine Certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

USE OF PROCEEDS

The Seller will sell the Mortgage Loans to the Depositor and the Depositor will convey the Mortgage Loans to the Trust in exchange for and concurrently with the delivery of the Certificates. Net proceeds, after deduction of expenses, equal to approximately $[_______] from the sale of the Offered Certificates will be applied by the Depositor to the purchase of the Mortgage Loans from the Seller. These net proceeds, together with delivery of the Class CE, Class P and Residual Certificates (or the proceeds from the private placement thereof) will represent the Purchase Price to be paid by the Depositor to the Seller for the Mortgage Loans. The Seller will have acquired the Mortgage Loans prior to the sale of the Mortgage Loans to the Depositor.

AFFILIATIONS, CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Argent Securities Inc. (the “Depositor”), is a Delaware corporation and is a direct wholly-owned subsidiary of Argent Mortgage Company, L.L.C.

There is not currently, and there was not during the past two years, any material business relationship agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm’s length transaction with an unrelated third party and either the Sponsor and the Depositor.

The Underwriters or their affiliates have ongoing banking relationships with affiliates of the Depositor. [_]% of the proceeds received from the sale of the Offered Certificates will be used by the Depositor to satisfy obligations under financing facilities in place with affiliates of the Underwriters with respect to some of the Mortgage Loans.

THE MORTGAGE POOL

The statistical information presented in this free writing prospectus relates to the Mortgage Loans as of the Cut-off Date. References to percentages of the Mortgage Loans in this free writing prospectus are based on the aggregate scheduled principal balance of such Mortgage Loans as specified in the amortization schedule at the Cut-off Date after application of all amounts allocable to unscheduled payments of principal received prior to the Cut-off Date. Prior to the issuance of the Certificates, some Mortgage Loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise and any Mortgage Loans that prepay or default will be removed. Other mortgage loans may be included in the mortgage pool prior to the issuance of the Certificates. However, the removal and inclusion of such mortgage loans will not alter the aggregate principal balance of the Mortgage Loans, any statistic presented on a weighted average basis or any statistic based on a particular loan group or all of the Mortgage Loans by plus or minus 5%, although the range of mortgage rates, maturities or certain other characteristics of the Mortgage Loans may vary.

If any material pool characteristic of the Mortgage Loans on the Closing Date differs by more than 5% or more from the description of the Mortgage Loans in this free writing prospectus, the Depositor will file updated pool characteristics by Form 8-K within four days following the Closing Date.

General

The mortgage loans delivered to the Trust on the Closing Date (the “Mortgage Loans”) will consist of conventional, one- to four- family, adjustable-rate and fixed-rate mortgage loans. The Depositor will purchase the Mortgage Loans from the Seller pursuant to the Mortgage Loan Purchase Agreement, to be dated as of the date of this free writing prospectus (the “Mortgage Loan Purchase Agreement”), between the Seller and the Depositor. Pursuant to the Pooling and Servicing Agreement, to be dated as of the Cut-off Date (the “Pooling and Servicing Agreement”), among the Depositor, the Master Servicer and the Trustee, the Depositor will cause the Mortgage Loans to be assigned to the Trustee for the benefit of the certificateholders.

The Group I Mortgage Loans and the Group II Mortgage Loans are expected to have an aggregate principal balance as of the Cut-off Date of approximately $1,101,049,004 and $1,172,489,627, respectively.

The Mortgage Loans will be secured by mortgages or deeds of trust or other similar security instruments creating first or second liens on residential properties (the “Mortgaged Properties”) consisting of attached, detached or semi-detached one-to four-family dwelling units, individual condominium units or individual units in planned unit developments and manufactured housing. The Mortgage Loans will have original terms to maturity of not greater than 30 years from the date on which the first payment was due on each Mortgage Loan. Approximately 0.55% of the Group I Mortgage Loans and approximately 1.91% of the Group II Mortgage Loans are secured by second liens, in each case by aggregate scheduled principal balance of the related loan group as of the Cut-off Date.

Each adjustable-rate Mortgage Loan will accrue interest at the adjustable-rate calculated as specified under the terms of the related mortgage note and each fixed-rate Mortgage Loan will have a Mortgage Rate that is fixed for the life of such Mortgage (each such rate, a “Mortgage Rate”).

All of the Mortgage Loans were originated by Argent Mortgage Company, L.L.C. The Mortgage Loans were selected by the Seller and the Depositor using criteria established by the Seller and the Depositor in consultation with other parties.

The adjustable-rate Mortgage Loans will provide for semi-annual adjustment to the Mortgage Rate thereon and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an “Adjustment Date”); provided, that the first adjustment for approximately 67.02% of the adjustable-rate Group I Mortgage Loans and approximately 80.29% of the adjustable-rate Group II Mortgage Loans, in each case by aggregate scheduled principal balance of the adjustable-rate Mortgage Loans in the related loan group as of the Cut-off Date, will occur after an initial period of two years after origination, and the first adjustment for approximately 32.98% of the adjustable-rate Group I Mortgage Loans and approximately 19.71% of the adjustable-rate Group II Mortgage Loans, in each case by aggregate scheduled principal balance of the adjustable-rate Mortgage Loans in the related loan group as of the Cut-off Date, will occur after an initial period of three years after origination. On each Adjustment Date for each adjustable-rate Mortgage Loan, the Mortgage Rate thereon will be adjusted (subject to rounding) to equal the sum of the applicable Index (as defined below) and a fixed percentage amount (the “Gross Margin”). The Mortgage Rate on each adjustable-rate Mortgage Loan will not decrease on the first related Adjustment Date, will not increase by more than 2.000% per annum on the first related Adjustment Date (the “Initial Periodic Rate Cap”) and will not increase or decrease by more than 1.000% per annum on any Adjustment Date thereafter (the “Periodic Rate Cap”). Each Mortgage Rate on each adjustable-rate Mortgage Loan will not exceed a specified maximum Mortgage Rate over the life of such Mortgage Loan (the “Maximum Mortgage Rate”) or be less than a specified minimum Mortgage Rate over the life of such Mortgage Loan (the “Minimum Mortgage Rate”). In cases where the minimum mortgage rate for any adjustable-rate Mortgage Loan is lower than its applicable margin, the applicable margin is used as its minimum mortgage rate. Effective with the first monthly payment due on each adjustable-rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Rates, the Mortgage Rate on each such adjustable-rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described herein. None of the adjustable-rate Mortgage Loans permits the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

The Mortgage Loans will have scheduled monthly payments due on the first day of the month (with respect to each Mortgage Loan, a “Due Date”). Each Mortgage Loan will contain a customary “due-on-sale” clause which provides that (subject to state and federal restrictions) the Mortgage Loan must be repaid at the time of sale of the related mortgaged property or with the consent of the holder of the mortgage note assumed by a creditworthy purchaser of the related mortgaged property.

None of the Mortgage Loans will be buydown mortgage loans. A buydown mortgage loan consists of monthly payments made by the mortgagor during the buy-down period that will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from: (i) funds contributed by the seller of the mortgaged property or another source and placed in the buy-down account; (ii) if the funds are contributed on a present value basis, investment earnings on the funds; or (iii) additional funds to be contributed over time by the mortgagor’s employer or another source.

The Originator provides loans primarily to borrowers who do not qualify for loans conforming to the underwriting standards of more traditional lenders but who generally have equity in their property and the apparent ability to repay. While the Originator’s primary consideration in underwriting a mortgage loan are the applicant’s credit standing and repayment ability as well as the value and adequacy of the mortgaged property as collateral, the Originator also considers, among other things, the applicant’s credit history, debt service-to-income ratio, and the type and occupancy status of the mortgaged property. As a result of such underwriting standards, the Mortgage Loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. See “Risk Factors”, “-Underwriting Standards of the Originator” and Annex II of this free writing prospectus.

For purposes of calculating interest and principal distributions on the Class A Certificates, the Mortgage Loans will be divided into two loan groups, designated as the “Group I Mortgage Loans” and the “Group II Mortgage Loans.” The Group I Mortgage Loans will consist of adjustable-rate and fixed-rate mortgage loans with principal balances at origination that conform to Freddie Mac loan limits and the Group II Mortgage Loans will consist of adjustable-rate and fixed-rate mortgage loans with principal balances at origination that may or may not conform to Freddie Mac or Fannie Mae loan limits. As of the Closing Date, the loan limits of Freddie Mac and Fannie Mae are as follows:

	Maximum Original Loan Amount
Number of Units	Continental United States or Puerto Rico	Alaska, Guam, Hawaii or Virgin Islands
1	$417,000	$625,500
2	$533,850	$800,775
3	$645,300	$967,950
4	$801,950	$1,202,925

Approximately 59.74% of the Group I Mortgage Loans and approximately 71.36% of the Group II Mortgage Loans, in each case by aggregate scheduled principal balances of the related loan group as of the Cut-off Date, provide for payment by the mortgagor of a prepayment charge on certain principal prepayments, subject to certain limitations in the related mortgage note and limitations upon collection in the Pooling and Servicing Agreement. Generally, each such Mortgage Loan provides for payment of a prepayment charge on certain prepayments made within a defined period set forth in the related Mortgage Note (generally within the first three years but possibly as short as one year from the date of origination of such Mortgage Loan). The amount of the prepayment charge is as provided in the related Mortgage Note. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans in each loan group, and such amounts will not be available for distribution on the other classes of Certificates. Under certain instances, as described under the terms of the Pooling and Servicing Agreement, the Master Servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the Master Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The Depositor makes no representation as to the effect that the prepayment charges, and decisions by the Master Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the “Parity Act”), which regulates the ability of the Originator to impose prepayment charges, was amended, and as a result, the Originator will be required to comply with state and local laws in originating mortgage loans with prepayment charge provisions with respect to loans originated on or after July 1, 2003. However, the ruling of the Office of Thrift Supervision (the “OTS”) does not retroactively affect loans originated before July 1, 2003. See “Legal Aspects of Mortgage Assets—Enforceability of Certain Provisions—Prepayment Charges” in the prospectus.

Mortgage Loan Statistics

The Group I Mortgage Loans consist of 6,334 adjustable-rate and fixed-rate Mortgage Loans having an aggregate principal balance as of the Cut-off Date of approximately $1,101,049,004, after application of scheduled payments due on or before the Cut-off Date whether or not received and application of all unscheduled payments of principal received prior to the Cut-off Date, and subject to a permitted variance of plus or minus 5%. None of the Group I Mortgage Loans had a first Due Date prior to July 1, 2005 or after March 1, 2006, or will have a remaining term to stated maturity of less than 173 months or greater than 360 months as of the Cut-off Date. The latest maturity date of any Group I Mortgage Loan is February 1, 2036. The Group I Mortgage Loans are expected to have the characteristics set forth in Annex III of this free writing prospectus as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding).

The Group II Mortgage Loans consist of 4,108 adjustable-rate and fixed-rate Mortgage Loans having an aggregate principal balance as of the Cut-off Date of approximately $1,172,489,627, after application of scheduled payments due on or before the Cut-off Date whether or not received and application of all unscheduled payments of principal received prior to the Cut-off Date, and subject to a permitted variance of plus or minus 5%. None of the Group II Mortgage Loans had a first Due Date prior to July 1, 2005 or after February 1, 2006, or will have a remaining term to stated maturity of less than 176 months or greater than 360 months as of the Cut-off Date. The latest maturity date of any Group II Mortgage Loan is January 1, 2036. The Group II Mortgage Loans are expected to have the characteristics set forth in Annex III of this free writing prospectus as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding).

The Depositor believes that the information set forth in this free writing prospectus and in Annex III with respect to the Mortgage Loans will be representative of the characteristics of the mortgage pool as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the Mortgage Loans may vary. The characteristics of the final mortgage pool will not differ materially from the information provided herein.

Unless otherwise noted, all statistical percentages or weighted averages set forth in this free writing prospectus are measured as a percentage of the aggregate scheduled principal balance of the Mortgage Loans in the related loan group as of the Cut-off Date.

FICO Scores

“FICO Scores” are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a mortgagor’s creditworthiness. FICO Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the mortgagor’s probability of default. The FICO Score is based on a mortgagor’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a FICO Score purports only to be a measurement of the relative degree of risk a mortgagor represents to a lender, i.e., that a mortgagor with a higher score is statistically expected to be less likely to default in payment than a mortgagor with a lower score. In addition, it should be noted that FICO Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, FICO Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the mortgagor. The FICO Scores set forth in the tables in Annex III to this free writing prospectus were obtained at the time of origination of the Mortgage Loans. None of the Seller, the Originator, the Master Servicer, the Trustee, the Underwriters or the Depositor makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular FICO Score should be relied upon as a basis for an expectation that the mortgagor will repay the Mortgage Loan according to its terms.

The Index

The Index for each adjustable-rate Mortgage Loan will be set forth in the related Mortgage Note. The “Index” is the average of interbank offered rates for six-month U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day specified in the related mortgage note as published in the Western Edition of The Wall Street Journal (“Six-Month LIBOR”). If the Index becomes unpublished or is otherwise unavailable, the Master Servicer will select an alternative index which is based upon comparable information.

THE ISSUING ENTITY

Argent Securities Trust 2006-W1, the “Issuing Entity” or the “Trust”, will be a New York common law trust established pursuant to the Pooling and Servicing Agreement. The Trust will not own any assets other than the Mortgage Loans and the other assets described under “The Pooling and Servicing Agreement” in this free writing prospectus. The Trust will not have any liabilities other than those incurred in connection with the Pooling and Servicing Agreement and any related agreement. The Trust will not have any directors, officers, or other employees. No equity contribution will be made to the Trust by the Sponsor, the Depositor or any other party, and the Trust will not have any other capital. The fiscal year end of the Trust will be December 31. The Trust will act through the Trustee and the Master Servicer.

THE DEPOSITOR

Argent Securities Inc., the Depositor, is a Delaware corporation incorporated in May 2003 as a wholly-owned subsidiary of Ameriquest Mortgage Company. The Depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The Depositor maintains its principal office at 1100 Town & Country Road, Orange, California 92868. Its telephone number is (714) 541-9960.

The Depositor does not have, nor is it expected in the future to have, any significant assets. There will be no further obligations of the Depositor subsequent to the issuance of the Certificates.

THE ORIGINATOR

All of the Mortgage Loans were originated by Argent Mortgage Company, L.L.C. (the “Originator”), an affiliate of the Sponsor. The Originator provided the information in the following paragraphs. The Originator has been originating mortgage loans since January 2003. Prior to January 2003 wholesale mortgage loans were originated through the Sponsor.

The following table summarizes Argent’s wholesale originated one- to four-family residential mortgage loan origination and whole loan sales and securitization activity for the periods shown below. Sales activity may include sales of mortgage loans purchased by Argent from other loan originators.

Wholesale Originations

	Year Ended December 31,			Nine Months Ending September 30,
	2002[1]	2003	2004	2005
	(Dollars in Thousands)
Originations	$ 4,832,951	$ 21,140,156	$47,319,352	$38,785,957
Whole Loan Sales and Securitizations	$ 3,917,432	$ 16,461,828	$45,864,688	$34,526,274

_______________________________

[1]	Prior to January 1, 2003, wholesale originations were completed through the Sponsor.

Underwriting Standards of the Originator

All of the Mortgage Loans acquired by the Seller were originated in accordance with guidelines (the “Underwriting Guidelines”) established by the Originator as described below and with one of the following income documentation types: “Full Documentation,” “Limited Documentation” or “Stated Income.” The Underwriting Guidelines are primarily intended to evaluate: (1) the applicant’s credit standing and repayment ability and (2) the value and adequacy of the mortgaged property as collateral. On a case-by-case basis, the Originator may determine that, based upon compensating factors, a loan applicant, not strictly qualifying under one of the Risk Categories described below, warrants an exception to the requirements set forth in the Underwriting Guidelines. Compensating factors may include, but are not limited to, loan-to-value ratio, debt-to-income ratio, good credit history, stable employment history, length at current employment and time in residence at the applicant’s current address. It is expected that a substantial number of the Mortgage Loans to be included in the mortgage pool will represent such underwriting exceptions.

The Underwriting Guidelines are less stringent than the standards generally acceptable to more traditional lenders with regard to: (1) the applicant’s credit standing and repayment ability and (2) the property offered as collateral. Applicants who qualify under the Underwriting Guidelines generally have payment histories and debt ratios which would not satisfy the underwriting guidelines of more traditional lenders and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The Underwriting Guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors.

All of the Mortgage Loans originated by the Originator are based on loan application packages submitted directly or indirectly by a loan applicant to the Originator. Each loan application package has an application completed by the applicant that includes information with respect to the applicant’s liabilities, income, credit history and employment history, as well as certain other personal information. The Originator also obtains (or the broker submits) a credit report on each applicant from a credit reporting company. The credit report typically contains the reported information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and reported records of default, bankruptcy, repossession and judgments. If applicable, the loan application package must also generally include a letter from the applicant explaining all late payments on mortgage debt and, generally, consumer (i.e. non-mortgage) debt.

During the underwriting process, the Originator reviews and verifies the loan applicant’s sources of income (except under the Stated Income and Limited Documentation types, under which programs such information may not be independently verified), calculates the amount of income from all such sources indicated on the loan application, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant’s ability to repay the loan, and reviews the mortgaged property for compliance with the Underwriting Guidelines. The Underwriting Guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and requires (i) an appraisal of the mortgaged property which conforms to the Uniform Standards of Professional Appraisal Practice and are generally on forms similar to those acceptable to Fannie Mae and Freddie Mac and (ii) a review of such appraisal, which review may be conducted by a representative of the Originator or a fee appraiser and may include a desk review of the original appraisal or a drive-by review appraisal of the mortgaged property. The Underwriting Guidelines permit loans with combined loan-to-value ratios at origination of up to 100%, subject to certain Risk Category limitations (as further described in that section). The maximum allowable loan-to-value ratio varies based upon the income documentation, property type, creditworthiness, debt service-to-income ratio of the applicant and the overall risks associated with the loan decision.

A.	Income Documentation Types

Approximately 57.17%, 9.40% and 33.43% of the Mortgage Loans were originated under the Full Documentation, Limited Documentation and Stated Documentation programs, respectively, each as further described below.

Full Documentation. The Full Documentation residential loan program is generally based upon current year to date income documentation as well as the previous year’s income documentation (i.e., tax returns and/or W-2 forms and/or written verification of employment) or bank statements for the previous twelve months. The documentation required is specific to the applicant’s sources of income. The applicant’s employment and/or business licenses are generally verified.

Limited Documentation. The Limited Documentation residential loan program is generally based on bank statements from the past six months supported by additional documentation provided by the applicant or current year to date documentation. The applicant’s employment and/or business licenses are generally verified.

Stated Income. The Stated Income residential loan program requires the applicant’s employment and income sources to be stated on the application. The applicant’s income as stated must be reasonable for the related occupation in the loan underwriter’s discretion. However, the applicant’s income as stated on the application is not independently verified.

B.	Property Requirements

Properties that are to secure mortgage loans have a valuation obtained by an appraisal performed by a qualified and licensed appraiser who is an independent appraiser who is in good standing with the Originator’s in-house appraisal department. Generally, properties below average standards in condition and repair are not acceptable as security for mortgage loans under the Underwriting Guidelines. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. Every independent appraisal is reviewed through an automated valuation model, by a representative of the Originator or a fee appraiser before the mortgage loan is funded. The Originator requires that all mortgage loans have title insurance. The Originator also requires that fire and extended coverage casualty insurance be maintained on the property in an amount equal to the lesser of the principal balance of the mortgage loan or the replacement cost of the property.

Any dwelling unit built on a permanent chassis (including mobile homes) and attached to a permanent foundation system is a “manufactured home” for purposes of the Originator’s guidelines. Any of the following factors would make a manufactured home ineligible under the Originator’s guidelines: manufactured homes located in a mobile home park or on leasehold land; manufactured homes not built in accordance with HUD guidelines; manufactured homes with additions; manufactured homes not classified as real property; single wide mobile homes; and manufactured homes located in the following states: Delaware, Hawaii, Iowa, Maryland, New Jersey, New York, North Dakota, Oklahoma, Pennsylvania, Rhode Island and Texas. Other factory-built housing, such as modular, prefabricated, panelized, or sectional housing is not considered a “manufactured home” under the Originator’s guidelines.

C.	Risk Categories

Under the Underwriting Guidelines, various Risk Categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These Risk Categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor’s credit history and debt ratio. In general, higher credit risk mortgage loans are graded in Risk Categories which permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the Underwriting Guidelines establish lower maximum loan-to-value ratios and lower maximum loan amounts for loans graded in such Risk Categories.

                The Underwriting Guidelines have the following Risk Categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan:

Risk Categories - Argent Mortgage Company, L.L.C.(1)(2)

	I	II	III	IV	V
Mortgage History (Last 12 Months)	None	3 x 30	1 x 60	1 x 90	1 x 120 or greater

Bankruptcy or Foreclosure	AND none in last 36 months	AND none in last 24 months	AND none in last 12 months	OR in last 12 months	Not currently in

FICO Score	Maximum LTV(3)
680	100%(4)	95%	90%	80%	75%
650	100%(4)	95%	90%	80%	75%
620	100%(4)	95%	90%	80%	70%
600	100%(4)	95%	90%	80%	70%
580	95%	95%	90%	75%	70%
550	90%	90%	90%	75%	70%
525	85%	85%	80%	75%	70%
500	80%	80%	80%	75%	70%
Maximum Debt Ratio(5)	50%	50%	50%	50%	55%
Other Credit(6)	max $5,000 open major derogatory credit	max $5,000 open major derogatory credit	max $5,000 open major derogatory credit	max $5,000 open major derogatory credit	max $5,000 open major derogatory credit

(1)

Loans between $500,000 and $850,000 are available for all income documentation types. In addition, the underwriting guidelines provide for lower maximum LTV’s depending on loan size; no bankruptcies in the last 36 months and mortgaged properties that are owner occupied. Rural properties and manufactured homes are excluded. Loans between $850,001 and $1,000,000 with a maximum LTV of 85% are available for borrowers who meet the following conditions: (i) full and limited documentation types; (ii) mortgaged properties that are owner occupied; (iii) a mortgage history of no worse than 3x30; and(iv) no bankruptcies in the last 24 months. These loans are not available in all states.

(2)

Interest only loans are available for all income documentation types, with a maximum LTV ratio of 95%. Interest only loans are available with interest-only periods of 2, 3 or 5 years. In addition to the program specific guidelines, the interest only guidelines require: a minimum FICO score of 620; a mortgage history of 3x30; no bankruptcies in the last 24 months; and mortgaged properties that are owner occupied. Mortgaged properties that are secured by manufactured homes are excluded.

(3)

The maximum LTV referenced is for mortgagors providing Full Documentation. The LTV may be reduced up to 5% for each of the following characteristics: non-owner occupancy and second homes. LTV may be reduced up to 10% for each of the following characteristics: 3-4 unit properties, manufactured homes, rural locations, and no mortgage or rental history.

(4)

LTV if originated under the 100% Advantage Program (allows qualified applicants the ability to borrow up to 100% LTV on a first-lien) or CLTV if originated under the 80/20 Combo Advantage Program (first lien and second lien mortgage loan closed simultaneously to allow applicants to borrow up to 100% combined CLTV).

(5)	Debt ratios may be increased if the LTV ratio is decreased. LTV equal to or less than 75% may have a 55% debt ratio. LTV equal to or less than 100% may have a 50% debt ratio.
(6)	Open major derogatory credit may be increased (up to a maximum of $5,000) if the LTV ratio is decreased.

THE SELLER, SPONSOR AND MASTER SERVICER

Ameriquest Mortgage Company provided the information set forth in the following paragraphs.

Ameriquest Mortgage Company (sometimes referred to herein as “Ameriquest,” the “Seller” or the “Master Servicer”), a Delaware corporation, is a specialty finance company engaged in the business of originating, purchasing and selling retail and wholesale sub-prime mortgage loans secured by one- to four-family residences. Ameriquest’s mortgage business was begun in 1979 as a savings and loan association and later as a federal savings bank. In 1994 Ameriquest ceased depository operations to focus entirely on its mortgage banking business. In May 1997, Ameriquest sold its wholesale operations and reorganized its retail lending and servicing operations under the name of “Ameriquest Mortgage Company” (the “Reorganization”). In January of 2000, Ameriquest recommenced wholesale lending as a separate division (a.k.a. Argent Mortgage Company, L.L.C.) while continuing its retail and servicing operations. As of January 1, 2003, the wholesale lending division of Ameriquest reorganized its business as a wholly owned subsidiary of Ameriquest under the name of Argent Mortgage Company, L.L.C. Argent Mortgage Company, L.L.C. is currently an affiliate of Ameriquest but is no longer a subsidiary of Ameriquest. Effective as of the close of business on December 31, 2004, the loan servicing division of Ameriquest was transferred to an affiliate, AMC Mortgage Services, Inc. (formerly known as Bedford Home Loans, Inc.). Currently, AMC Mortgage Services, Inc. acts as a sub-servicer for Ameriquest and originates retail loans.

Securitization of mortgage loans originated by the Sponsor or its affiliates is an integral part of the Sponsor’s management of its capital. Since August 2003, the Sponsor has engaged in securitizations of mortgage loans originated by the Sponsor or its affiliates through the Depositor. The Sponsor has been engaged in securitizations of mortgage loans through other depositors since 1996.

The following table shows, for each of the most recent three years, the aggregate principal balance of all mortgage loans originated by the Sponsor and its affiliates and the portion of those mortgage loans securitized during that year.

Origination and Securitization of Mortgage Loans

	At December 31,			Nine Months Ended September 30
	2002	2003	2004	2005
	(Dollar Amounts in thousands)
Aggregate Principal Balance of Mortgage Loans Originated by Sponsor and its affiliates
% of Mortgage Loans Securitized

With respect to 11 of the 85 securitizations of the Depositor or its affiliate, Ameriquest Mortgage Securities Inc. (“AMSI”) since 2000, a trigger event has occurred with respect to the loss and delinquency experience of the mortgage loans included in the related trust, resulting in a sequential distribution of principal to the related offered certificates, from the certificate with the highest credit rating to the one with the lowest rating.

Pursuant to the Pooling and Servicing Agreement, Ameriquest will serve as the Master Servicer for the Mortgage Loans. Ameriquest is approved as a seller/servicer for Fannie Mae and Freddie Mac and as a non-supervised mortgagee by the U.S. Department of Housing and Urban Development. As of September 30, 2005, Ameriquest had 285 retail offices (consisting of 38 loan origination centers located in California and 247 loan origination centers located throughout the rest of the United States).

Lending Activities and Loan Sales. Ameriquest Mortgage Company currently originates real estate loans through its network of retail branches. Ameriquest also participates in secondary market activities by originating and selling mortgage loans while continuing to service the majority of the loans sold. In other cases Ameriquest’s whole loan sale agreements provide for the transfer of servicing rights.

Ameriquest’s primary lending activity is funding loans to enable mortgagors to purchase or refinance residential real property, which loans are secured by first or second liens on the related real property. Ameriquest’s single-family real estate loans are predominantly “conventional” mortgage loans, meaning that they are not insured by the Federal Housing Administration or partially guaranteed by the U.S. Department of Veterans Affairs.

Loan Servicing. Ameriquest services all of the mortgage loans it or any affiliate originates which are portfolio retained and continues to service a majority of its and its affiliates loans that have been sold to investors. Servicing includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent mortgagors, and supervising foreclosure in the event of unremedied defaults. Ameriquest’s servicing activities are audited periodically by applicable regulatory authorities. Certain financial records of Ameriquest relating to its loan servicing activities are reviewed annually as part of the audit of Ameriquest’s financial statements conducted by its independent accountants.

Collection Procedures; Delinquency and Loss Experience. When a mortgagor fails to make a required payment on a residential mortgage loan, Ameriquest attempts to cause the deficiency to be cured by corresponding or making telephone contact with the mortgagor. Pursuant to Ameriquest’s customary procedures for residential mortgage loans serviced by it for its own account, Ameriquest generally mails a notice of intent to foreclose to the mortgagor within ten days after the loan has become 31 days past due (two payments due but not received) and upon expiration of the notice of intent to foreclose, generally one month thereafter, if the loan remains delinquent, typically institutes appropriate legal action to foreclose on the property securing the loan. If foreclosed, the property is sold at a public or private sale. Ameriquest, in its capacity as Master Servicer, typically enters a bid based upon an analysis of the property value, estimated marketing and carrying costs and presence of junior liens, which may be equal to or less than the full amount owed. In the event the property is acquired at the foreclosure sale by Ameriquest, as Master Servicer, it is placed on the market for sale through local real estate brokers experienced in the sale of similar properties.

Ameriquest Residential Loan Servicing Portfolio—Retail Originations.

The following table sets forth the delinquency and loss experience at the dates indicated for residential (one- to four-family) retail first lien mortgage loans serviced by Ameriquest that were originated or purchased by Ameriquest’s retail division (including loans originated or purchased by Ameriquest prior to the Reorganization) either directly, or through Ameriquest’s affiliates, Town & Country Credit Corporation and AMC Mortgage Services, Inc. (in its former capacity as Bedford Home Loans, Inc.):

At December 31,			At September 30,
2002	2003	2004	2005
(Dollars in Thousands)

Total Outstanding Principal Balance	$14,858,277	$26,163,721	$39,725,751	$43,910,370
Number of Loans	127,716	198,902	267,604	296,778
DELINQUENCY
Period of Delinquency:
31-60 Days
Principal Balance	$242,400	$368,227	$598,542	$745,141
Number of Loans	2,455	3,348	4,994	5,865
Delinquency as a Percentage of Total Outstanding Principal Balance	1.63%	1.41%	1.51%	1.70%
	1.92%	1.68%	1.87%	1.98%
61-90 Days
Principal Balance	$138,666	$183,342	$331,491	$350,074
Number of Loans	1,382	1,714	2,757	2,816
Delinquency as a Percentage of Total Outstanding Principal Balance	0.93%	0.70%	0.83%	0.80%
	1.08%	0.86%	1.03%	0.95%
91 Days or More
Principal Balance	$661,405	$1,013,144	$1,464,824	$1,547,867
Number of Loans	7,059	9,869	12,919	13,078
Delinquency as a Percentage of Total Outstanding Principal Balance	4.45%	3.87%	3.69%	3.53%
	5.53%	4.96%	4.83%	4.41%
Total Delinquencies:
Principal Balance	$1,042,471	$1,564,713	$2,392,587	$2,643,082
Number of Loans	10,896	14,931	20,670	21,759
Delinquency as a Percentage of Total Outstanding Principal Balance	7.02%	5.98%	6.02%	6.02%
	8.53%	7.51%	7.72%	7.33%
FORECLOSURES PENDING (1)
Principal Balance	$486,159	$661,027	$1,122,392	$1,180,446
Number of Loans	5,085	6,474	9,804	9,859
Foreclosures Pending as a Percentage of Total Outstanding Principal Balance	3.27%	2.53%	2.83%	2.69%
	3.98%	3.25%	3.66%	3.32%
NET LOAN LOSSES for the period (2)	$82,293	$105,463	$151,988	$133,510
NET LOAN LOSSES as a Percentage of Total Outstanding Principal Balance	0.72%	0.52%	0.43%	0.42%

(1)

Includes mortgage loans which are in foreclosure but as to which title to the mortgaged property has not been acquired, at the end of the period indicated. Foreclosures pending are included in the delinquencies set forth above.

(2)

The net loan loss for any such loan is equal to the difference between (a) the principal balance plus accrued interest through the date of liquidation plus all liquidation expenses related to such loan and (b) all amounts received in connection with the liquidation of such loan.

Ameriquest Residential Loan Servicing Portfolio—Wholesale Originations

The following table sets forth the delinquency and loss experience at the dates indicated for residential (one- to four-family) wholesale first lien mortgage loans serviced by Ameriquest that were originated or purchased by Ameriquest, either directly, or through Argent Mortgage Company, L.L.C. and Olympus Mortgage Company:

At December 31,		At September 30,
2002	2003	2004	2005
(Dollars in Thousands)

Total Outstanding Principal Balance	$5,121,238	$23,468,319	$40,606,293	$32,090,158
Number of Loans	29,461	136,667	238,319	185,787
DELINQUENCY
Period of Delinquency:
31-60 Days
Principal Balance	$35,854	$200,587	$513,072	$447,834
Number of Loans	205	1,253	3,412	3,178
Delinquency as a Percentage of Total Outstanding Principal Balance	0.70%	0.85%	1.26%	1.40%
	0.70%	0.92%	1.43%	1.71%
61-90 Days
Principal Balance	$22,697	$88,940	$272,164	$234,109
Number of Loans	129	556	1,789	1,598
Delinquency as a Percentage of Total Outstanding Principal Balance	0.44%	0.38%	0.67%	0.73%
	0.44%	0.41%	0.75%	0.86%
91 Days or More
Principal Balance	$40,441	$290,745	$1,011,432	$1,006,525
Number of Loans	229	1,775	7,032	7,228
Delinquency as a Percentage of Total Outstanding Principal Balance	0.79%	1.24%	2.49%	3.14%
	0.78%	1.30%	2.95%	3.92%
Total Delinquencies:
Principal Balance	$98,992	$580,272	$1,796,668	$1,688,468
Number of Loans	563	3,584	12,233	12,064
Delinquency as a Percentage of Total Outstanding Principal Balance	1.93%	2.47%	4.42%	5.26%
	1.91%	2.62%	5.13%	6.49%
FORECLOSURES PENDING (1)
Principal Balance	$27,577	$161,615	$788,469	$788,089
Number of Loans	150	1,006	5,453	5,642
Foreclosures Pending as a Percentage of Total Outstanding Principal Balance	0.54%	0.69%	1.94%	2.46%
	0.51%	0.74%	2.29%	3.04%
NET LOAN LOSSES for the period (2)	$259	$7,935	$47,076	$84,924
NET LOAN LOSSES as a Percentage of Total Outstanding Principal Balance	0.01%	0.06%	0.14%	0.32%

(1)	Includes mortgage loans which are in foreclosure but as to which title to the mortgaged property has not been acquired. Foreclosures pending are included in the delinquencies set forth above.
(2)

The net loan loss for any such loan is equal to the difference between (a) the principal balance plus accrued interest through the date of liquidation plus all liquidation expenses related to such loan and (b) all amounts received in connection with the liquidation of such loan.

As of September 30, 2005, 2,854 one- to four-family residential properties relating to loans in Ameriquest’s retail servicing portfolio and 1,879 one- to four-family residential property relating to loans in Ameriquest’s wholesale servicing portfolio had been acquired through foreclosure or deed in lieu of foreclosure and were not liquidated.

The delinquency and loss experience percentages set forth above in the immediately preceding tables are calculated on the basis of the total mortgage loans serviced as of the end of the periods indicated. However, because the total outstanding principal balance of retail residential loans serviced by Ameriquest has increased from $14,858,277,354 at December 31, 2002 to approximately $43,910,370,440 at September 30, 2005 and the total outstanding principal balance of wholesale residential loans serviced by Ameriquest has increased from $5,121,238,268 at December 31, 2002 to approximately $32,090,158,048 at September 30, 2005, the total outstanding principal balance of all loans serviced as of the end of any indicated period includes many loans that will not have been outstanding long enough to give rise to some or all of the indicated periods of delinquency. In the absence of such substantial and continual additions of newly originated loans to the total amount of loans serviced, the percentages indicated above would be higher and could be substantially higher. The actual delinquency percentages with respect to the Mortgage Loans may be expected to be substantially higher than the delinquency percentages indicated above because the composition of the Mortgage Loans will not change.

There can be no assurance that the delinquency and loss experience of the Mortgage Loans will correspond to the loss experience of Ameriquest’s servicing portfolio set forth in the foregoing tables. The statistics shown above represent the delinquency and loss experience for Ameriquest’s total servicing portfolio only for the periods presented, whereas the aggregate delinquency and loss experience on the Mortgage Loans will depend on the results obtained over the life of the Trust. Ameriquest’s servicing portfolio includes mortgage loans with payment and other characteristics that are not representative of the payment and other characteristics of the Mortgage Loans. A substantial number of the Mortgage Loans may also have been originated based on underwriting guidelines that are less stringent than those generally applicable to the servicing portfolio reflected in the foregoing table due to changes in the underwriting standards used by the Sponsor or its affiliates from time to time. If the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies, foreclosures and losses could be higher than those previously experienced by Ameriquest. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Loans.

Ameriquest Loan Servicing Portfolio— Static Pool Information

Static pool information regarding delinquencies, cumulative losses and prepayments for securitized pools serviced by Ameriquest for the last five years can be obtained from the following website: http://www.amcinvestors.com/arsi. With respect to information regarding prior securitized pools of the Sponsor that do not include the currently offered pool, information regarding prior securitized pools that were established before January 1, 2006 and with respect to information regarding the currently offered pool, information about the pool for period before January 1, 2006, is not deemed to be a part of this free writing prospectus or the Depositor’s registration statement.

Ameriquest Loan Servicing Portfolio— Advances

The following table sets forth Ameriquest’s advances and recoveries for mortgage loans serviced by Ameriquest as Master Servicer for securitizations of the Depositor (“ARSI”) or its affiliate, Ameriquest Mortgage Securities Inc. (“AMSI”) for the past three years where its advancing obligations are substantially identical to its advancing obligations for this transaction.

	At December 31,						Nine Months Ended September 30,
	2002		2003		2004		2005
	AMSI	ARSI	AMSI	ARSI	AMSI	ARSI	AMSI	ARSI
Total outstanding principal balance of mortgage loans serviced
Number of Mortgage Loans serviced
Total Amount of Advances made
Number of Mortgage Loans on which Advances were made
Total amount of Advances Recovered ($)
Number of Mortgage Loans on which Advances were recovered

Legal Actions are Pending Against the Sponsor

In the year 2000, three plaintiffs filed separate actions in California Superior Court against the Sponsor, including claims under California Code Sections 17200 and 17500, alleging that the Sponsor engaged in unfair business practices in connection with the origination of its mortgage loans. These cases were consolidated in 2001. The complaints sought damages for fraud, restitution and injunctive relief. The claims for fraud and damages were subsequently dismissed on the Sponsor’s motion for summary judgment.

On March 7, 2003, the California Superior Court certified a class including all persons (a) who had obtained a mortgage loan from the Sponsor in California during the period from October 1996 to the present or in any of 32 other states during the period from April 1998 to the present and (b) whose mortgage loan contains or contained terms that differ from those set forth in the Good Faith Estimate (“GFE”) of costs and fees provided to the borrower pursuant to the Real Estate Settlement Procedures Act at the time of the loan application with respect to any of the following: (1) the GFE referred to a fixed rate mortgage loan and the borrower received an adjustable-rate mortgage loan; (2) the GFE contained a lower interest rate than the actual mortgage loan interest rate; (3) the GFE contained lower origination or discount fees than actual fees; (4) the GFE did not provide for any prepayment charges and the mortgage loan obtained contained provisions for prepayment charges; or (5) the mortgage loan obtained did not include monthly payments for property taxes and insurance, and the GFE did not disclose this fact. In August 2003, the California Court of Appeals modified the class as certified by the trial court by reducing the number of states involved from 33 to four, which states are Alabama, Alaska, California and Texas. The settlement was approved by the court on June 24, 2005, however, an appeal by one group of objectors was filed on August 23, 2005, which will effectively stay the payout of any claims while the appeal is pending.

Regulatory Matters Concerning the Sponsor

On January 23, 2005, ACC Capital Holdings Corporation (“ACCCHC”), the parent company of the Sponsor and its retail lending affiliates, AMC Mortgage Services, Inc. (formerly known as Bedford Home Loans, Inc.) and Town and Country Credit Corp. (collectively, the “Affiliates”) announced that it had entered into a settlement agreement with forty-nine states and the District of Columbia (the “States”). The settlement was reached after representatives of the financial regulatory agencies and/or attorney general’s offices of many of the States raised concerns relating to the lending policies of the Affiliates, for the appropriateness of discount points charged prior to February 2003; the accuracy of appraisal valuations; stated income loans and oral statements to borrowers relating to loan terms and disclosures. ACCCHC has agreed on behalf of itself and the Affiliates to supplement several of its business practices and to submit itself to independent monitoring. Under the terms of the settlement agreement, ACCCHC agreed to pay $295 toward restitution to borrowers and $30 million to cover the States’ legal costs and other expenses. In June 2005, ACCCHC recorded a provision of $325 million in its financial statements to reflect the expected settlement.

THE TRUSTEE

General

Deutsche Bank National Trust Company (“DBNTC”) will act as Trustee. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. As Trustee, DBNTC will be calculating certain items and reporting as set forth in the Pooling and Servicing Agreement. DBNTC has acted as calculation agent in numerous mortgage-backed transactions since 1991. DBNTC also will act as a custodian of the mortgage files pursuant to the Pooling and Servicing Agreement. DBNTC has performed this custodial role in numerous mortgage-backed transactions since 1991. DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC’s custody but they will be kept in shared facilities. However, DBNTC’s proprietary document tracking system will show the location within DBNTC’s facilities of each mortgage file and will show that the mortgage loan documents are held by the Trustee on behalf of the trust. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as Trustee on behalf of the holders of the Certificates or as custodian. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC shall remain liable for the duties and obligations required of it under the Pooling and Servicing Agreement.

DBNTC is providing the information in the foregoing paragraph at the depositor’s request in order to assist the depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB. Otherwise, DBNTC has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

The Trustee will have the following duties under the Pooling and Servicing Agreement: (i) to authenticate and deliver the Certificates; (ii) to maintain a certificate register; (iii) to calculate and make the required distributions to certificateholders on each Distribution Date; (iv) to prepare and make available to certificateholders the monthly distribution reports and any other reports required to be delivered by the Trustee under the Pooling and Servicing Agreement; (v) to act as successor master servicer, or to appoint a successor master servicer; (vi) to perform tax administration services for the Trust as specified in the Pooling and Servicing Agreement and (vii) to communicate with investors and Rating Agencies with respect to the Certificates as specified in the Pooling and Servicing Agreement.

In addition, the Trustee will act as custodian for the Trust pursuant to the Pooling and Servicing Agreement. The Trustee will hold the mortgage notes, mortgages and other legal documents in the mortgage files for the benefit of the certificateholders. The Trustee will review each mortgage file and deliver a certification that each such mortgage file has been received in accordance with the criteria specified in the Pooling and Servicing Agreement.

The principal compensation to be paid to the Trustee in respect of its obligations under the Pooling and Servicing Agreement will be equal to any interest or other income earned on funds held in the distribution account as provided in the Pooling and Servicing Agreement and the Trustee Fee. The Trustee Fee is payable monthly and accrues at the Trustee Fee Rate of 0.009% per annum on the aggregate principal balance of the Mortgage Loans.

THE INTEREST RATE SWAP PROVIDER

Barclays Bank PLC (the “Swap Provider”), a public limited company registered in England and Wales under number 1026167, will provide an interest rate swap agreement. Barclays Bank PLC and its subsidiary undertakings (taken together, the “Group”) is a global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services. The whole of the issued ordinary share capital of Barclays Bank PLC is beneficially owned by Barclays PLC, which is the ultimate holding company of the Group. The short term unsecured obligations of the Interest Rate Swap Provider are rated A-1+ by S&P, P-1 by Moody’s and F-1+ by Fitch Ratings and the long-term obligations of Barclays Bank PLC are rated AA by S&P, Aa1 by Moody’s and AA+ by Fitch Ratings.

YIELD ON THE CERTIFICATES

Certain Shortfalls in Collections of Interest

When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to (but not including) the date of such prepayment, instead of for a full month. When a partial principal prepayment is made on a Mortgage Loan, the mortgagor is not charged interest on the amount of such prepayment for the month in which such prepayment is made. With respect to any Determination Date and each Mortgage Loan as to which a voluntary principal prepayment in full was applied during the portion of the related Prepayment Period occurring in the month preceding the month of such Determination Date, the “Prepayment Interest Shortfall” is an amount equal to the interest at the applicable Mortgage Rate (net of the Servicing Fee) on the amount of such principal prepayment for the number of days from the day after the last date on which interest was collected from the related mortgagor through the last day of such preceding calendar month. In addition, the application of the Relief Act to any Mortgage Loan will adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on such Mortgage Loan. See “Legal Aspects of Mortgage Assets—Servicemembers Civil Relief Act” in the prospectus.

The Master Servicer is obligated to pay from its own funds Prepayment Interest Shortfalls, but only to the extent of its aggregate Servicing Fee for the related Due Period. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” herein. Accordingly, the effect of (i) any Prepayment Interest Shortfall that exceeds any payments made by the Master Servicer from its own funds in respect thereof or (ii) any shortfalls resulting from the application of the Relief Act, will be to reduce the aggregate amount of interest that is distributed to certificateholders. Any such shortfalls will be allocated among the Certificates as provided under “Description of the Certificates—Interest Distributions” and “—Overcollateralization Provisions” herein. If these shortfalls are allocated to the Class A and Mezzanine Certificates the amount of interest distributed to those Certificates will be reduced, adversely affecting the yield on your investment. The holders of the Class A and Mezzanine Certificates will not be entitled to reimbursement for any such interest shortfalls.

General Prepayment and Default Considerations

The yield to maturity on the Class A and Mezzanine Certificates will be sensitive to defaults on the Mortgage Loans. If a purchaser of a Class A or Mezzanine Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans. Because the Mortgage Loans were underwritten in accordance with standards less stringent than those of more traditional lenders with regard to a mortgagor’s credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the Mortgage Loans will be greater than that of mortgage loans underwritten in accordance with the underwriting standards of more traditional lenders.

The rate of principal distributions on the Class A and Mezzanine Certificates, the aggregate amount of distributions on the Class A and Mezzanine Certificates and the yield to maturity on the Class A and Mezzanine Certificates will be related to the rate and timing of payments of principal on the applicable Mortgage Loans. The rate of principal payments on the adjustable-rate Mortgage Loans will in turn be affected by the amortization schedules for such Mortgage Loans as they change from time to time to accommodate changes in the Mortgage

Rates and by the rate of principal prepayments thereon (including for this purpose, payments resulting from refinancings, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the Seller or the Master Servicer, as the case may be). The Mortgage Loans generally may be prepaid by the mortgagors at any time; however, a mortgagor principal prepayment may subject that mortgagor to a prepayment charge as described under “The Mortgage Pool—General” herein. Furthermore, the interest only feature of the interest only Mortgage Loans may reduce the perceived benefits of refinancing to take advantage of lower market interest rates or to avoid adjustments in the related Mortgage Rates. However, as a Mortgage Loan with such a feature nears the end of its interest only period, the mortgagor may be more likely to refinance the Mortgage Loan, even if market interest rates are only slightly less than the related Mortgage Rate in order to avoid the increase in the monthly payments to amortize the Mortgage Loan over its remaining life.

Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions in respect of principal to the holders of the class or classes of Class A and Mezzanine Certificates then entitled to receive such distributions that otherwise would be distributed over the remaining terms of the Mortgage Loans. See “Yield and Maturity Considerations” in the prospectus. Since the rates of payment of principal on the Mortgage Loans will depend on future events and a variety of factors (as described more fully herein and in the prospectus under “Yield and Maturity Considerations”), no assurance can be given as to the rate of principal prepayments on the Mortgage Loans. The extent to which the yield to maturity on any class of Class A or Mezzanine Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and the degree to which the timing of distributions thereon is sensitive to prepayments on the Mortgage Loans. Further, an investor should consider, in the case of any Class A or Mezzanine Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Class A or Mezzanine Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. If prevailing mortgage rates fall significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. The adjustable-rate Mortgage Loans may be subject to greater rates of prepayment as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than their Mortgage Rates as mortgagors seek to avoid changes in their monthly payments. In addition, the existence of the applicable Periodic Rate Cap, Maximum Mortgage Rate and Minimum Mortgage Rate on the adjustable-rate Mortgage Loans may affect the likelihood of prepayments resulting from refinancings. Moreover, the Group I Mortgage Loans (which have principal balances that conform to Freddie Mac loan limits) may experience prepayment behavior that differs from that experienced by the Group II Mortgage Loans (which have principal balances that may or may not conform to Freddie Mac and Fannie Mae loan limits). There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the Certificates. See “Yield and Maturity Considerations” in the prospectus.

The prepayment experience of any Mortgage Loans secured by second liens will likely differ from that on Mortgage Loans secured by first liens. The smaller principal balances of second lien mortgage loans relative to the principal balances of first lien mortgage loans may reduce the perceived benefits of refinancing. In addition, the reduced equity in the related mortgaged property due to the existence of a second lien mortgage loan may reduce the opportunities for refinancing. The reduced opportunity for refinancing may result in a greater rate of default and will likely result in a greater severity of loss following default. On the other hand, many borrowers do not view second lien mortgage loans as permanent financing and may be more inclined to prepay those mortgage loans as a result. We cannot assure you as to the prepayment experience of any of the Mortgage Loans, including those secured by second liens.

Because principal distributions are made to certain classes of Class A and Mezzanine Certificates before other such classes, holders of classes of Class A and Mezzanine Certificates having a later priority of payment bear a greater risk of losses (because such Certificates will represent an increasing percentage interest in the Trust during the period prior to the commencement of distributions of principal thereon) than holders of classes having earlier priorities for distribution of principal. As described under “Description of the Certificates—Principal Distributions” herein, prior to the Stepdown Date, all principal payments on the Mortgage Loans will be allocated to the Class A Certificates. Thereafter, as further described herein, during certain periods, subject to certain delinquency and loss triggers described herein, all principal payments on the Mortgage Loans will be allocated to the Class A and Mezzanine Certificates in the priorities described under “Description of the Certificates—Principal Distributions” in this free writing prospectus.

In general, defaults on mortgage loans may occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor’s default on a Mortgage Loan, there can be no assurance that recourse will be available beyond the specific mortgaged property pledged as security for repayment. See “The Mortgage Pool—Underwriting Standards of the Originator” herein.

Special Yield Considerations

The Mortgage Rates on the adjustable-rate Mortgage Loans adjust semi-annually based upon the Index after an initial period of two or three years after origination and the fixed-rate Mortgage Loans do not adjust at all. The Pass-Through Rates on the Class A and Mezzanine Certificates may adjust monthly based upon One-Month LIBOR as described under “Description of the Certificates—Calculation of One-Month LIBOR” herein, subject to the related Net WAC Pass-Through Rate. As a result, increases in the Pass-Through Rates on the Class A and Mezzanine Certificates may be limited for extended periods in a rising interest rate environment. The interest due on the related Mortgage Loans during any Due Period, net of the expenses of the Trust (including any Net Swap Payment owed to the Interest Rate Swap Provider and any Swap Termination Payment owed to the Interest Rate Swap Provider other than termination payments resulting from a Swap Provider Trigger Event), may not equal the amount of interest that would accrue at One-Month LIBOR plus the applicable margin on the Class A and Mezzanine Certificates during the related Interest Accrual Period. In addition, the Index and One-Month LIBOR may respond differently to economic and market factors. Thus, it is possible, for example, that if both One-Month LIBOR and the Index rise during the same period, One-Month LIBOR may rise more rapidly than the Index or may rise higher than the Index, potentially resulting in the application of the related Net WAC Pass-Through Rate on one or more classes of the Class A and Mezzanine Certificates which would adversely affect the yield to maturity on such Certificates. In addition, the Net WAC Pass-Through Rate for a class of Certificates will be reduced by the prepayment of the related Mortgage Loans with relatively higher Mortgage Rates.

If the pass-through rate on any class of Class A or Mezzanine Certificates is limited by the Net WAC Pass-Through Rate for any Distribution Date, the resulting basis risk shortfalls may be recovered by the holders of such Certificates on such Distribution Date or on future Distribution Dates, to the extent that on such Distribution Date or future Distribution Dates there are any available funds remaining after certain other distributions on the Class A and Mezzanine Certificates and the payment of certain fees and expenses of the Trust (including any Net Swap Payments owed to the Interest Rate Swap Provider or Swap Termination Payments owed to the Interest Rate Swap Provider other than termination payments resulting from a Swap Provider Trigger Event). The ratings on the Class A and Mezzanine Certificates do not address the likelihood of the recovery of any basis risk shortfalls by holders of the Class A or Mezzanine Certificates.

As described under “Description of the Certificates—Allocation of Losses; Subordination” herein, amounts otherwise distributable to holders of the Mezzanine Certificates may be made available to protect the holders of the Class A Certificates against interruptions in distributions due to certain mortgagor delinquencies, to the extent not covered by Advances. Such delinquencies may affect the yield to investors on the Mezzanine Certificates and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of the Mezzanine Certificates. In addition, the rate of delinquencies or losses will affect the rate of principal payments on each class of Mezzanine Certificates. See “Description of the Certificates—Principal Distributions” herein.

Weighted Average Lives

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Class A and Mezzanine Certificates will be influenced by the rate at which principal on the Mortgage Loans is paid, which may be in the form of scheduled payments or prepayments (including repurchases by the Seller, or purchases by the Master Servicer and prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the Mortgage Loans), and the timing thereof.

Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The models used with respect to the Mortgage Loans (the “Prepayment Assumption”) assume:

(i)

In the case of the fixed-rate Mortgage Loans, 100% of the Fixed-Rate Vector. The “Fixed-Rate Vector” means a constant prepayment rate (“CPR”) of 2% per annum of the then unpaid principal balance of such Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2% per annum in each month thereafter until the 10th month, and then beginning in the 10th month and in each month thereafter during the life of such Mortgage Loans, a CPR of 20% per annum.

(ii)

In the case of the adjustable-rate Mortgage Loans, 100% of the Adjustable-Rate Vector. The “Adjustable-Rate Vector” means (a) a constant prepayment rate (“CPR”) of 5% per annum of the then unpaid principal balance of such Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2% per annum in each month thereafter until the 12th month, and then beginning in the 12th month and in each month thereafter until the 23rd month, a CPR of 27% per annum, (b) beginning in the 24th month and in each month thereafter until the 27th month, a CPR of 60% per annum and (c) beginning in the 28th month and in each month thereafter during the life of such Mortgage Loans, a CPR of 30% per annum. However, the prepayment rate will not exceed 85% CPR per annum in any period for any percentage of the Adjustable-Rate Vector.

CPR is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The model does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust. Each of the Prepayment Scenarios in the table below assumes the respective percentages of the applicable prepayment vector indicated for such scenario.

The tables entitled “Percent of Original Certificate Principal Balance Outstanding” were prepared on the basis of the following assumptions (the “Modeling Assumptions”):

(i)            the Mortgage Loans have the characteristics set forth in the table entitled “Assumed Mortgage Loan Characteristics” in Annex II of this free writing prospectus;

(ii)           distributions on the Class A and Mezzanine Certificates are made on the 25th day of each month, commencing in the month after the month of the Cut-off Date and the pass-through rates for the Class A and Mezzanine Certificates are determined as set forth herein;

(iii)          the prepayment rates are the percentages of the respective Prepayment Assumption set forth in the table entitled “Prepayment Scenarios”

(iv)          no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the Mortgage Loans and no shortfalls in collection of interest are incurred;

(v)           none of the Seller, the Originator, the Master Servicer, the NIMS Insurer, if any, or any other person purchases from the Trust any Mortgage Loan pursuant to any obligation or option under the Pooling and Servicing Agreement, except as indicated in the footnotes in the tables below;

(vi)          scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in the month after the month of the Cut-off Date, and are computed prior to giving effect to any prepayments received in the prior month (except for the interest only Mortgage Loans during the initial interest only period);

(vii)         voluntary principal prepayments representing payment in full of individual Mortgage Loans are received on the last day of each month commencing in the month of the Cut-off Date, and include 30 days’ interest thereon;

(viii)        the scheduled monthly payment for each Mortgage Loan is calculated based on its principal balance, Mortgage Rate and remaining term to stated maturity such that the Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to stated maturity;

(ix)	the Certificates are purchased on February 7, 2006;

(x)           with respect to the adjustable-rate Mortgage Loans, the Index remains constant at 4.73% per annum and the Mortgage Rate on each such Mortgage Loan is adjusted on the next Adjustment Date (and on subsequent Adjustment Dates if necessary) to equal the Index plus the applicable Gross Margin, subject to the applicable Initial Periodic Rate Cap, Periodic Rate Cap, Maximum Mortgage Rate and Minimum Mortgage Rate and in cases where the minimum mortgage rate for any adjustable-rate Mortgage Loan is lower than its applicable margin, the applicable margin is used as its minimum mortgage rate;

(xi)	One-Month LIBOR remains constant at 4.51% per annum;

(xii)         the monthly payment on each adjustable-rate Mortgage Loan (and for each interest only Mortgage Loan following its initial interest only period) is adjusted on the Due Date immediately following the next Adjustment Date (and on subsequent Adjustment Dates if necessary) to equal a fully amortizing monthly payment as described in clause (viii) above;

(xiii)        the Mortgage Rate for each adjustable-rate Mortgage Loan adjusts every six months following its first Adjustment Date;

(xiv)	the initial Certificate Principal Balance of the Class P Certificates is $0.00;

(xv)         the Servicing Fee Rate is equal to 0.500% per annum and the Trustee Fee Rate is equal to 0.0009% per annum; and

(xvi)        the Fixed Swap Payment is calculated based on a schedule, a copy of which is attached hereto as Annex IV and no Swap Termination Payment to the Interest Rate Swap Provider is made.

Prepayment Scenarios(1)

	I	II	III	IV	V	VI
Fixed-rate Mortgage Loans:	0%	50%	75%	100%	125%	150%
Adjustable-rate Mortgage Loans:	0%	50%	75%	100%	125%	150%

_______________

(1)	Percentages of the Fixed-Rate Vector for the fixed-rate Mortgage Loans and percentages of the Adjustable-Rate Vector for the adjustable-rate Mortgage Loans.

There will be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics included in the Modeling Assumptions. Any such discrepancy may have an effect upon the percentages of the original Certificate Principal Balances outstanding (and the corresponding weighted average lives) of the Class A and Mezzanine Certificates set forth in the tables. In addition, since it is not likely the level of the Index or One-Month LIBOR will remain constant as assumed, the Class A and Mezzanine Certificates may mature earlier or later than indicated by the table. As described under “Description of the Certificates—Principal Distributions” herein, the occurrence of the Stepdown Date or a Trigger Event will have the effect of accelerating or decelerating the amortization of the Class A and Mezzanine Certificates and affecting the weighted average lives of such Certificates. Neither the prepayment model used herein nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in the mortgage pool. Variations in the prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of original Certificate Principal Balances (and the corresponding weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of all the Mortgage Loans equals any of the Prepayment Scenarios shown in the immediately following tables.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class A-1 Prepayment Scenario
Distribution Date	I	II	III	IV	V	VI
Initial Percentage	100%	100%	100%	100%	100%	100%
January 25, 2007	99	87	81	75	69	63
January 25, 2008	98	67	53	39	26	14
January 25, 2009	97	52	33	18	4	0
January 25, 2010	96	40	27	18	4	0
January 25, 2011	95	32	21	13	4	0
January 25, 2012	94	27	17	10	4	0
January 25, 2013	93	23	13	7	3	0
January 25, 2014	91	20	10	5	2	0
January 25, 2015	89	17	8	4	2	0
January 25, 2016	88	14	6	3	1	0
January 25, 2017	86	12	5	2	1	0
January 25, 2018	83	10	4	1	*	0
January 25, 2019	81	9	3	1	0	0
January 25, 2020	78	7	2	1	0	0
January 25, 2021	75	6	2	*	0	0
January 25, 2022	72	5	1	*	0	0
January 25, 2023	68	4	1	0	0	0
January 25, 2024	65	4	1	0	0	0
January 25, 2025	60	3	1	0	0	0
January 25, 2026	55	2	*	0	0	0
January 25, 2027	50	2	*	0	0	0
January 25, 2028	44	2	0	0	0	0
January 25, 2029	38	1	0	0	0	0
January 25, 2030	33	1	0	0	0	0
January 25, 2031	28	1	0	0	0	0
January 25, 2032	24	*	0	0	0	0
January 25, 2033	18	0	0	0	0	0
January 25, 2034	12	0	0	0	0	0
January 25, 2035	6	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	19.68	5.00	3.43	2.49	1.75	1.30
Weighted Average Life (years) to Optional Termination(2)(3)	19.65	4.66	3.15	2.28	1.60	1.30

_________________________

(1)	Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero percent.
(2)

The weighted average life of any class of Class A and Mezzanine Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in Certificate Principal Balance of such class of Certificates.

(3)	Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class A-2A Prepayment Scenario
Distribution Date	I	II	III	IV	V	VI
Initial Percentage	100%	100%	100%	100%	100%	100%
January 25, 2007	99	74	62	49	37	24
January 25, 2008	97	33	4	0	0	0
January 25, 2009	96	2	0	0	0	0
January 25, 2010	95	0	0	0	0	0
January 25, 2011	94	0	0	0	0	0
January 25, 2012	91	0	0	0	0	0
January 25, 2013	89	0	0	0	0	0
January 25, 2014	86	0	0	0	0	0
January 25, 2015	82	0	0	0	0	0
January 25, 2016	79	0	0	0	0	0
January 25, 2017	75	0	0	0	0	0
January 25, 2018	71	0	0	0	0	0
January 25, 2019	66	0	0	0	0	0
January 25, 2020	60	0	0	0	0	0
January 25, 2021	55	0	0	0	0	0
January 25, 2022	48	0	0	0	0	0
January 25, 2023	41	0	0	0	0	0
January 25, 2024	33	0	0	0	0	0
January 25, 2025	24	0	0	0	0	0
January 25, 2026	14	0	0	0	0	0
January 25, 2027	4	0	0	0	0	0
January 25, 2028	0	0	0	0	0	0
January 25, 2029	0	0	0	0	0	0
January 25, 2030	0	0	0	0	0	0
January 25, 2031	0	0	0	0	0	0
January 25, 2032	0	0	0	0	0	0
January 25, 2033	0	0	0	0	0	0
January 25, 2034	0	0	0	0	0	0
January 25, 2035	0	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	14.48	1.63	1.22	1.00	0.84	0.72
Weighted Average Life (years) to Optional Termination(2)(3)	14.48	1.63	1.22	1.00	0.84	0.72

_________________________

(1)	Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero percent.
(2)

The weighted average life of any class of Class A and Mezzanine Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in Certificate Principal Balance of such class of Certificates.

(3)	Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class A-2B Prepayment Scenario
Distribution Date	I	II	III	IV	V	VI
Initial Percentage	100%	100%	100%	100%	100%	100%
January 25, 2007	100	100	100	100	100	100
January 25, 2008	100	100	100	44	0	0
January 25, 2009	100	100	17	0	0	0
January 25, 2010	100	49	0	0	0	0
January 25, 2011	100	15	0	0	0	0
January 25, 2012	100	0	0	0	0	0
January 25, 2013	100	0	0	0	0	0
January 25, 2014	100	0	0	0	0	0
January 25, 2015	100	0	0	0	0	0
January 25, 2016	100	0	0	0	0	0
January 25, 2017	100	0	0	0	0	0
January 25, 2018	100	0	0	0	0	0
January 25, 2019	100	0	0	0	0	0
January 25, 2020	100	0	0	0	0	0
January 25, 2021	100	0	0	0	0	0
January 25, 2022	100	0	0	0	0	0
January 25, 2023	100	0	0	0	0	0
January 25, 2024	100	0	0	0	0	0
January 25, 2025	100	0	0	0	0	0
January 25, 2026	100	0	0	0	0	0
January 25, 2027	100	0	0	0	0	0
January 25, 2028	81	0	0	0	0	0
January 25, 2029	51	0	0	0	0	0
January 25, 2030	23	0	0	0	0	0
January 25, 2031	3	0	0	0	0	0
January 25, 2032	0	0	0	0	0	0
January 25, 2033	0	0	0	0	0	0
January 25, 2034	0	0	0	0	0	0
January 25, 2035	0	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	23.09	4.10	2.64	2.00	1.78	1.57
Weighted Average Life (years) to Optional Termination(2)(3)	23.09	4.10	2.64	2.00	1.78	1.57

_________________________

(1)	Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero percent.
(2)

The weighted average life of any class of Class A and Mezzanine Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in Certificate Principal Balance of such class of Certificates.

(3)	Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class A-2C Prepayment Scenario
Distribution Date	I	II	III	IV	V	VI
Initial Percentage	100%	100%	100%	100%	100%	100%
January 25, 2007	100	100	100	100	100	100
January 25, 2008	100	100	100	100	75	7
January 25, 2009	100	100	100	29	0	0
January 25, 2010	100	100	86	29	0	0
January 25, 2011	100	100	53	7	0	0
January 25, 2012	100	91	27	0	0	0
January 25, 2013	100	67	6	0	0	0
January 25, 2014	100	46	0	0	0	0
January 25, 2015	100	29	0	0	0	0
January 25, 2016	100	14	0	0	0	0
January 25, 2017	100	2	0	0	0	0
January 25, 2018	100	0	0	0	0	0
January 25, 2019	100	0	0	0	0	0
January 25, 2020	100	0	0	0	0	0
January 25, 2021	100	0	0	0	0	0
January 25, 2022	100	0	0	0	0	0
January 25, 2023	100	0	0	0	0	0
January 25, 2024	100	0	0	0	0	0
January 25, 2025	100	0	0	0	0	0
January 25, 2026	100	0	0	0	0	0
January 25, 2027	100	0	0	0	0	0
January 25, 2028	100	0	0	0	0	0
January 25, 2029	100	0	0	0	0	0
January 25, 2030	100	0	0	0	0	0
January 25, 2031	100	0	0	0	0	0
January 25, 2032	75	0	0	0	0	0
January 25, 2033	44	0	0	0	0	0
January 25, 2034	9	0	0	0	0	0
January 25, 2035	0	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	26.77	8.01	5.24	3.25	2.12	1.91
Weighted Average Life (years) to Optional Termination(2)(3)	26.77	8.01	5.24	3.25	2.12	1.91

_________________________

(1)	Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero percent.
(2)

The weighted average life of any class of Class A and Mezzanine Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in Certificate Principal Balance of such class of Certificates.

(3)	Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class A-2D Prepayment Scenario
Distribution Date	I	II	III	IV	V	VI
Initial Percentage	100%	100%	100%	100%	100%	100%
January 25, 2007	100	100	100	100	100	100
January 25, 2008	100	100	100	100	100	100
January 25, 2009	100	100	100	100	23	0
January 25, 2010	100	100	100	100	23	0
January 25, 2011	100	100	100	100	23	0
January 25, 2012	100	100	100	79	23	0
January 25, 2013	100	100	100	56	23	0
January 25, 2014	100	100	85	40	18	0
January 25, 2015	100	100	66	29	12	0
January 25, 2016	100	100	52	21	8	0
January 25, 2017	100	100	40	15	4	0
January 25, 2018	100	86	31	11	1	0
January 25, 2019	100	73	24	8	0	0
January 25, 2020	100	61	19	4	0	0
January 25, 2021	100	51	14	1	0	0
January 25, 2022	100	42	11	0	0	0
January 25, 2023	100	35	9	0	0	0
January 25, 2024	100	29	6	0	0	0
January 25, 2025	100	24	3	0	0	0
January 25, 2026	100	19	1	0	0	0
January 25, 2027	100	16	0	0	0	0
January 25, 2028	100	12	0	0	0	0
January 25, 2029	100	10	0	0	0	0
January 25, 2030	100	8	0	0	0	0
January 25, 2031	100	5	0	0	0	0
January 25, 2032	100	2	0	0	0	0
January 25, 2033	100	0	0	0	0	0
January 25, 2034	100	0	0	0	0	0
January 25, 2035	55	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	29.07	16.23	11.14	8.15	4.24	2.19
Weighted Average Life (years) to Optional Termination(2)(3)	28.77	13.43	8.95	6.48	3.28	2.19

_________________________

(1)	Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero percent.
(2)

The weighted average life of any class of Class A and Mezzanine Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in Certificate Principal Balance of such class of Certificates.

(3)	Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M-1 Prepayment Scenario
Distribution Date	I	II	III	IV	V	VI
Initial Percentage	100%	100%	100%	100%	100%	100%
January 25, 2007	100	100	100	100	100	100
January 25, 2008	100	100	100	100	100	100
January 25, 2009	100	100	100	100	100	78
January 25, 2010	100	100	75	72	100	78
January 25, 2011	100	91	59	37	100	78
January 25, 2012	100	77	46	26	45	58
January 25, 2013	100	66	36	19	14	35
January 25, 2014	100	56	28	14	6	22
January 25, 2015	100	47	22	10	4	9
January 25, 2016	100	40	17	7	3	1
January 25, 2017	100	34	13	5	0	0
January 25, 2018	100	28	10	4	0	0
January 25, 2019	100	24	8	3	0	0
January 25, 2020	100	20	6	0	0	0
January 25, 2021	100	17	5	0	0	0
January 25, 2022	100	14	4	0	0	0
January 25, 2023	100	12	3	0	0	0
January 25, 2024	100	10	1	0	0	0
January 25, 2025	100	8	0	0	0	0
January 25, 2026	100	6	0	0	0	0
January 25, 2027	100	5	0	0	0	0
January 25, 2028	100	4	0	0	0	0
January 25, 2029	100	3	0	0	0	0
January 25, 2030	94	2	0	0	0	0
January 25, 2031	82	0	0	0	0	0
January 25, 2032	68	0	0	0	0	0
January 25, 2033	53	0	0	0	0	0
January 25, 2034	36	0	0	0	0	0
January 25, 2035	17	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	27.01	10.15	6.83	5.47	6.17	6.12
Weighted Average Life (years) to Optional Termination(2)(3)	26.92	9.25	6.12	4.93	5.13	3.72

_________________________

(1)	Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero percent.
(2)

The weighted average life of any class of Class A and Mezzanine Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in Certificate Principal Balance of such class of Certificates.

(3)	Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M-2 Prepayment Scenario
Distribution Date	I	II	III	IV	V	VI
Initial Percentage	100%	100%	100%	100%	100%	100%
January 25, 2007	100	100	100	100	100	100
January 25, 2008	100	100	100	100	100	100
January 25, 2009	100	100	100	100	100	100
January 25, 2010	100	100	75	51	100	100
January 25, 2011	100	91	59	37	25	32
January 25, 2012	100	77	46	26	14	7
January 25, 2013	100	66	36	19	9	4
January 25, 2014	100	56	28	14	6	*
January 25, 2015	100	47	22	10	4	0
January 25, 2016	100	40	17	7	*	0
January 25, 2017	100	34	13	5	0	0
January 25, 2018	100	28	10	4	0	0
January 25, 2019	100	24	8	0	0	0
January 25, 2020	100	20	6	0	0	0
January 25, 2021	100	17	5	0	0	0
January 25, 2022	100	14	4	0	0	0
January 25, 2023	100	12	1	0	0	0
January 25, 2024	100	10	0	0	0	0
January 25, 2025	100	8	0	0	0	0
January 25, 2026	100	6	0	0	0	0
January 25, 2027	100	5	0	0	0	0
January 25, 2028	100	4	0	0	0	0
January 25, 2029	100	3	0	0	0	0
January 25, 2030	94	0	0	0	0	0
January 25, 2031	82	0	0	0	0	0
January 25, 2032	68	0	0	0	0	0
January 25, 2033	53	0	0	0	0	0
January 25, 2034	36	0	0	0	0	0
January 25, 2035	17	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	27.01	10.13	6.80	5.32	5.17	4.91
Weighted Average Life (years) to Optional Termination(2)(3)	26.92	9.25	6.12	4.79	4.76	4.05

_________________________

(1)	Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero percent.
(2)

The weighted average life of any class of Class A and Mezzanine Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in Certificate Principal Balance of such class of Certificates.

(3)	Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M-3 Prepayment Scenario
Distribution Date	I	II	III	IV	V	VI
Initial Percentage	100%	100%	100%	100%	100%	100%
January 25, 2007	100	100	100	100	100	100
January 25, 2008	100	100	100	100	100	100
January 25, 2009	100	100	100	100	100	100
January 25, 2010	100	100	75	51	96	44
January 25, 2011	100	91	59	37	21	12
January 25, 2012	100	77	46	26	14	7
January 25, 2013	100	66	36	19	9	4
January 25, 2014	100	56	28	14	6	0
January 25, 2015	100	47	22	10	4	0
January 25, 2016	100	40	17	7	0	0
January 25, 2017	100	34	13	5	0	0
January 25, 2018	100	28	10	3	0	0
January 25, 2019	100	24	8	0	0	0
January 25, 2020	100	20	6	0	0	0
January 25, 2021	100	17	5	0	0	0
January 25, 2022	100	14	4	0	0	0
January 25, 2023	100	12	0	0	0	0
January 25, 2024	100	10	0	0	0	0
January 25, 2025	100	8	0	0	0	0
January 25, 2026	100	6	0	0	0	0
January 25, 2027	100	5	0	0	0	0
January 25, 2028	100	4	0	0	0	0
January 25, 2029	100	0	0	0	0	0
January 25, 2030	94	0	0	0	0	0
January 25, 2031	82	0	0	0	0	0
January 25, 2032	68	0	0	0	0	0
January 25, 2033	53	0	0	0	0	0
January 25, 2034	36	0	0	0	0	0
January 25, 2035	17	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	27.01	10.10	6.78	5.22	4.79	4.27
Weighted Average Life (years) to Optional Termination(2)(3)	26.92	9.25	6.11	4.72	4.39	3.94

_________________________

(1)	Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero percent.
(2)

The weighted average life of any class of Class A and Mezzanine Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in Certificate Principal Balance of such class of Certificates.

(3)	Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M-4 Prepayment Scenario
Distribution Date	I	II	III	IV	V	VI
Initial Percentage	100%	100%	100%	100%	100%	100%
January 25, 2007	100	100	100	100	100	100
January 25, 2008	100	100	100	100	100	100
January 25, 2009	100	100	100	100	100	100
January 25, 2010	100	100	75	51	33	20
January 25, 2011	100	91	59	37	21	12
January 25, 2012	100	77	46	26	14	7
January 25, 2013	100	66	36	19	9	4
January 25, 2014	100	56	28	14	6	0
January 25, 2015	100	47	22	10	2	0
January 25, 2016	100	40	17	7	0	0
January 25, 2017	100	34	13	5	0	0
January 25, 2018	100	28	10	0	0	0
January 25, 2019	100	24	8	0	0	0
January 25, 2020	100	20	6	0	0	0
January 25, 2021	100	17	5	0	0	0
January 25, 2022	100	14	0	0	0	0
January 25, 2023	100	12	0	0	0	0
January 25, 2024	100	10	0	0	0	0
January 25, 2025	100	8	0	0	0	0
January 25, 2026	100	6	0	0	0	0
January 25, 2027	100	5	0	0	0	0
January 25, 2028	100	3	0	0	0	0
January 25, 2029	100	0	0	0	0	0
January 25, 2030	94	0	0	0	0	0
January 25, 2031	82	0	0	0	0	0
January 25, 2032	68	0	0	0	0	0
January 25, 2033	53	0	0	0	0	0
January 25, 2034	36	0	0	0	0	0
January 25, 2035	17	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	27.01	10.08	6.75	5.17	4.61	4.01
Weighted Average Life (years) to Optional Termination(2)(3)	26.92	9.25	6.11	4.68	4.22	3.70

_________________________

(1)	Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero percent.
(2)

The weighted average life of any class of Class A and Mezzanine Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in Certificate Principal Balance of such class of Certificates.

(3)	Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M-5 Prepayment Scenario
Distribution Date	I	II	III	IV	V	VI
Initial Percentage	100%	100%	100%	100%	100%	100%
January 25, 2007	100	100	100	100	100	100
January 25, 2008	100	100	100	100	100	100
January 25, 2009	100	100	100	100	100	100
January 25, 2010	100	100	75	51	33	20
January 25, 2011	100	91	59	37	21	12
January 25, 2012	100	77	46	26	14	7
January 25, 2013	100	66	36	19	9	0
January 25, 2014	100	56	28	14	6	0
January 25, 2015	100	47	22	10	0	0
January 25, 2016	100	40	17	7	0	0
January 25, 2017	100	34	13	4	0	0
January 25, 2018	100	28	10	0	0	0
January 25, 2019	100	24	8	0	0	0
January 25, 2020	100	20	6	0	0	0
January 25, 2021	100	17	3	0	0	0
January 25, 2022	100	14	0	0	0	0
January 25, 2023	100	12	0	0	0	0
January 25, 2024	100	10	0	0	0	0
January 25, 2025	100	8	0	0	0	0
January 25, 2026	100	6	0	0	0	0
January 25, 2027	100	5	0	0	0	0
January 25, 2028	100	0	0	0	0	0
January 25, 2029	100	0	0	0	0	0
January 25, 2030	94	0	0	0	0	0
January 25, 2031	82	0	0	0	0	0
January 25, 2032	68	0	0	0	0	0
January 25, 2033	53	0	0	0	0	0
January 25, 2034	36	0	0	0	0	0
January 25, 2035	17	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	27.01	10.05	6.73	5.12	4.47	3.83
Weighted Average Life (years) to Optional Termination(2)(3)	26.92	9.25	6.11	4.65	4.10	3.53

_________________________

(1)	Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero percent.
(2)

The weighted average life of any class of Class A and Mezzanine Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in Certificate Principal Balance of such class of Certificates.

(3)	Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M-6 Prepayment Scenario
Distribution Date	I	II	III	IV	V	VI
Initial Percentage	100%	100%	100%	100%	100%	100%
January 25, 2007	100	100	100	100	100	100
January 25, 2008	100	100	100	100	100	100
January 25, 2009	100	100	100	100	100	100
January 25, 2010	100	100	75	51	33	20
January 25, 2011	100	91	59	37	21	12
January 25, 2012	100	77	46	26	14	7
January 25, 2013	100	66	36	19	9	0
January 25, 2014	100	56	28	14	5	0
January 25, 2015	100	47	22	10	0	0
January 25, 2016	100	40	17	7	0	0
January 25, 2017	100	34	13	0	0	0
January 25, 2018	100	28	10	0	0	0
January 25, 2019	100	24	8	0	0	0
January 25, 2020	100	20	6	0	0	0
January 25, 2021	100	17	0	0	0	0
January 25, 2022	100	14	0	0	0	0
January 25, 2023	100	12	0	0	0	0
January 25, 2024	100	10	0	0	0	0
January 25, 2025	100	8	0	0	0	0
January 25, 2026	100	6	0	0	0	0
January 25, 2027	100	0	0	0	0	0
January 25, 2028	100	0	0	0	0	0
January 25, 2029	100	0	0	0	0	0
January 25, 2030	94	0	0	0	0	0
January 25, 2031	82	0	0	0	0	0
January 25, 2032	68	0	0	0	0	0
January 25, 2033	53	0	0	0	0	0
January 25, 2034	36	0	0	0	0	0
January 25, 2035	17	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	27.01	10.00	6.69	5.07	4.35	3.68
Weighted Average Life (years) to Optional Termination(2)(3)	26.92	9.25	6.11	4.63	4.00	3.40

_________________________

(1)	Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero percent.
(2)

The weighted average life of any class of Class A and Mezzanine Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in Certificate Principal Balance of such class of Certificates.

(3)	Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M-7 Prepayment Scenario
Distribution Date	I	II	III	IV	V	VI
Initial Percentage	100%	100%	100%	100%	100%	100%
January 25, 2007	100	100	100	100	100	100
January 25, 2008	100	100	100	100	100	100
January 25, 2009	100	100	100	100	100	81
January 25, 2010	100	100	75	51	33	20
January 25, 2011	100	91	59	37	21	12
January 25, 2012	100	77	46	26	14	5
January 25, 2013	100	66	36	19	9	0
January 25, 2014	100	56	28	14	0	0
January 25, 2015	100	47	22	10	0	0
January 25, 2016	100	40	17	3	0	0
January 25, 2017	100	34	13	0	0	0
January 25, 2018	100	28	10	0	0	0
January 25, 2019	100	24	8	0	0	0
January 25, 2020	100	20	0	0	0	0
January 25, 2021	100	17	0	0	0	0
January 25, 2022	100	14	0	0	0	0
January 25, 2023	100	12	0	0	0	0
January 25, 2024	100	10	0	0	0	0
January 25, 2025	100	8	0	0	0	0
January 25, 2026	100	*	0	0	0	0
January 25, 2027	100	0	0	0	0	0
January 25, 2028	100	0	0	0	0	0
January 25, 2029	100	0	0	0	0	0
January 25, 2030	94	0	0	0	0	0
January 25, 2031	82	0	0	0	0	0
January 25, 2032	68	0	0	0	0	0
January 25, 2033	53	0	0	0	0	0
January 25, 2034	36	0	0	0	0	0
January 25, 2035	17	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	27.00	9.94	6.64	5.01	4.25	3.55
Weighted Average Life (years) to Optional Termination(2)(3)	26.92	9.25	6.11	4.61	3.93	3.30

_________________________

(1)	Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero percent.
(2)

The weighted average life of any class of Class A and Mezzanine Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in Certificate Principal Balance of such class of Certificates.

(3)	Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M-8 Prepayment Scenario
Distribution Date	I	II	III	IV	V	VI
Initial Percentage	100%	100%	100%	100%	100%	100%
January 25, 2007	100	100	100	100	100	100
January 25, 2008	100	100	100	100	100	100
January 25, 2009	100	100	100	100	100	35
January 25, 2010	100	100	75	51	33	20
January 25, 2011	100	91	59	37	21	12
January 25, 2012	100	77	46	26	14	0
January 25, 2013	100	66	36	19	6	0
January 25, 2014	100	56	28	14	0	0
January 25, 2015	100	47	22	8	0	0
January 25, 2016	100	40	17	0	0	0
January 25, 2017	100	34	13	0	0	0
January 25, 2018	100	28	10	0	0	0
January 25, 2019	100	24	1	0	0	0
January 25, 2020	100	20	0	0	0	0
January 25, 2021	100	17	0	0	0	0
January 25, 2022	100	14	0	0	0	0
January 25, 2023	100	12	0	0	0	0
January 25, 2024	100	8	0	0	0	0
January 25, 2025	100	0	0	0	0	0
January 25, 2026	100	0	0	0	0	0
January 25, 2027	100	0	0	0	0	0
January 25, 2028	100	0	0	0	0	0
January 25, 2029	100	0	0	0	0	0
January 25, 2030	94	0	0	0	0	0
January 25, 2031	82	0	0	0	0	0
January 25, 2032	68	0	0	0	0	0
January 25, 2033	53	0	0	0	0	0
January 25, 2034	36	0	0	0	0	0
January 25, 2035	17	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	27.00	9.84	6.56	4.93	4.14	3.44
Weighted Average Life (years) to Optional Termination(2)(3)	26.92	9.25	6.11	4.59	3.87	3.23

_________________________

(1)	Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero percent.
(2)

The weighted average life of any class of Class A and Mezzanine Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in Certificate Principal Balance of such class of Certificates.

(3)	Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M-9 Prepayment Scenario
Distribution Date	I	II	III	IV	V	VI
Initial Percentage	100%	100%	100%	100%	100%	100%
January 25, 2007	100	100	100	100	100	100
January 25, 2008	100	100	100	100	100	100
January 25, 2009	100	100	100	100	100	35
January 25, 2010	100	100	75	51	33	20
January 25, 2011	100	91	59	37	21	10
January 25, 2012	100	77	46	26	14	0
January 25, 2013	100	66	36	19	0	0
January 25, 2014	100	56	28	14	0	0
January 25, 2015	100	47	22	0	0	0
January 25, 2016	100	40	17	0	0	0
January 25, 2017	100	34	13	0	0	0
January 25, 2018	100	28	1	0	0	0
January 25, 2019	100	24	0	0	0	0
January 25, 2020	100	20	0	0	0	0
January 25, 2021	100	17	0	0	0	0
January 25, 2022	100	14	0	0	0	0
January 25, 2023	100	7	0	0	0	0
January 25, 2024	100	0	0	0	0	0
January 25, 2025	100	0	0	0	0	0
January 25, 2026	100	0	0	0	0	0
January 25, 2027	100	0	0	0	0	0
January 25, 2028	100	0	0	0	0	0
January 25, 2029	100	0	0	0	0	0
January 25, 2030	94	0	0	0	0	0
January 25, 2031	82	0	0	0	0	0
January 25, 2032	68	0	0	0	0	0
January 25, 2033	53	0	0	0	0	0
January 25, 2034	36	0	0	0	0	0
January 25, 2035	17	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	26.98	9.72	6.46	4.85	4.04	3.34
Weighted Average Life (years) to Optional Termination(2)(3)	26.92	9.25	6.11	4.58	3.83	3.18

_________________________

(1)	Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero percent.
(2)

The weighted average life of any class of Class A and Mezzanine Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in Certificate Principal Balance of such class of Certificates.

(3)	Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M-10 Prepayment Scenario
Distribution Date	I	II	III	IV	V	VI
Initial Percentage	100%	100%	100%	100%	100%	100%
January 25, 2007	100	100	100	100	100	100
January 25, 2008	100	100	100	100	100	100
January 25, 2009	100	100	100	100	100	35
January 25, 2010	100	100	75	51	33	20
January 25, 2011	100	91	59	37	21	0
January 25, 2012	100	77	46	26	5	0
January 25, 2013	100	66	36	19	0	0
January 25, 2014	100	56	28	3	0	0
January 25, 2015	100	47	22	0	0	0
January 25, 2016	100	40	17	0	0	0
January 25, 2017	100	34	2	0	0	0
January 25, 2018	100	28	0	0	0	0
January 25, 2019	100	24	0	0	0	0
January 25, 2020	100	20	0	0	0	0
January 25, 2021	100	16	0	0	0	0
January 25, 2022	100	5	0	0	0	0
January 25, 2023	100	0	0	0	0	0
January 25, 2024	100	0	0	0	0	0
January 25, 2025	100	0	0	0	0	0
January 25, 2026	100	0	0	0	0	0
January 25, 2027	100	0	0	0	0	0
January 25, 2028	100	0	0	0	0	0
January 25, 2029	100	0	0	0	0	0
January 25, 2030	94	0	0	0	0	0
January 25, 2031	82	0	0	0	0	0
January 25, 2032	68	0	0	0	0	0
January 25, 2033	53	0	0	0	0	0
January 25, 2034	36	0	0	0	0	0
January 25, 2035	17	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(2)	26.96	9.53	6.33	4.74	3.93	3.24
Weighted Average Life (years) to Optional Termination(2)(3)	26.92	9.25	6.11	4.57	3.80	3.14

_________________________

(1)	Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero percent.
(2)

The weighted average life of any class of Class A and Mezzanine Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in Certificate Principal Balance of such class of Certificates.

(3)	Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

There is no assurance that prepayments of the Mortgage Loans will conform to any of the levels of CPR reflected in the Prepayment Scenarios indicated in the tables above, or to any other level, or that the actual weighted average lives of the Class A and Mezzanine Certificates will conform to any of the weighted average lives set forth in the tables above. Furthermore, the information contained in the tables with respect to the weighted average lives of the Class A and Mezzanine Certificates is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment, Index or One-Month LIBOR level assumptions.

The characteristics of the Mortgage Loans will differ from those assumed in preparing the tables above. In addition, it is unlikely that any Mortgage Loan will prepay at any constant percentage until maturity, that all of the Mortgage Loans will prepay at the same rate or that the level of the Index or One-Month LIBOR will remain constant or at any level for any period of time. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments and the level of the Index or One-Month LIBOR is consistent with the expectations of investors.

Yield Sensitivity of the Mezzanine Certificates

If the Overcollateralized Amount and each class of Mezzanine Certificates with a lower distribution priority have been reduced to zero, the yield to maturity on the class of Mezzanine Certificates with the lowest distribution priority will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof), because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to that class of Certificates. Investors in the Mezzanine Certificates should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure of such investors to fully recover their investments. Once a Realized Loss is allocated to a Mezzanine Certificate, such written down amount will not bear interest and will not be reinstated (except in the case of Subsequent Recoveries). However, the amount of any Realized Losses allocated to the Mezzanine Certificates may be distributed to the holders of such Certificates according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” and “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Account” in this free writing prospectus.

The Mezzanine Certificates will not be entitled to any principal distributions until the Stepdown Date or on any Distribution Date on which a Trigger Event is in effect (unless the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero).

As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among the Class A and Mezzanine Certificates. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of such Certificates have a greater risk of suffering a loss on their investments. Further, because a Trigger Event may be based on delinquencies, it is possible for the Mezzanine Certificates to receive no principal distributions (unless the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero) on and after the Stepdown Date even if no losses have occurred on the mortgage pool. For additional considerations relating to the yield on the Mezzanine Certificates, see “Yield and Maturity Considerations” in the prospectus.

DESCRIPTION OF THE CERTIFICATES

General

The Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series 2006-W1 (the “Certificates”) will consist of nineteen classes of certificates, designated as: (i) the Class A-1 Certificates (the “Group I Certificates”), (ii) Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates (collectively, the “Group II Certificates” and together with the Group I Certificates, the “Class A Certificates”); (iii) the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (collectively, the “Mezzanine Certificates”); (iv) the Class CE Certificates (together with the Mezzanine Certificates, the “Subordinate Certificates”); (v) the Class P Certificates; and (vi) the Class R and Class R-X Certificates (the “Residual Certificates”). Only the Class A and Mezzanine Certificates are offered hereby (the “Offered Certificates”). The Class CE, Class P and Residual Certificates are not offered by this free writing prospectus. Such certificates may be delivered to the Seller as partial consideration for the Mortgage Loans or alternatively, the Depositor may sell all or a portion of such certificates to one or more third-party investors. Statistical information presented in this free writing prospectus which is based on the characteristics of the mortgage loans may change due to the permitted variance with respect to such characteristics.

Distributions on the Class A and Mezzanine Certificates will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in February 2006 (each, a “Distribution Date”).

The Certificates will represent in the aggregate the entire beneficial ownership interest in the issuing entity (the “Trust”) the assets of which consist primarily of the mortgage pool. Each class of Class A and Mezzanine Certificates will have the approximate original Certificate Principal Balances as set forth in the table under “Summary of Free Writing Prospectus —The Certificates” in this free writing prospectus. The Pass-Through Rates on the Class A and Mezzanine Certificates will be calculated for each Distribution Date as described under “—Pass-Through Rates” below.

The Class A, Mezzanine and Class CE Certificates evidence the following initial undivided interests in the Trust:

Class	Percentage Interest (1)
A	77.35%
M-1	3.95%
M-2	3.55%
M-3	2.10%
M-4	1.80%
M-5	1.75%
M-6	1.70%
M-7	1.50%
M-8	1.40%
M-9	1.00%
M-10	1.00%
CE	2.90%

_________________

(1)	Approximate, subject to a variance of plus or minus 5%.

The Offered Certificates will be issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) and its participants in minimum denominations of $100,000 and integral multiples of $1.00 in excess thereof. If the use of book-entry facilities for the Class A and Mezzanine Certificates is terminated, then any definitive certificates issued in respect of the Class A and Mezzanine Certificates will be transferable and exchangeable at the offices of the Trustee designated for such purposes. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

All distributions to holders of the Certificates will be made by the Trustee to the persons in whose names such Certificates are registered at the close of business on each Record Date, which will be DTC or its nominee unless definitive certificates are issued. The “Record Date” for each Distribution Date (i) with respect to any book-entry certificate will be the close of business on the business day immediately preceding such Distribution Date or (ii) with respect to any definitive certificates, will be the close of business on the last business day of the month preceding the month in which such Distribution Date occurs. Such distributions will be made by wire transfer in immediately available funds to the account of each certificateholder specified in writing to the Trustee at least five business days prior to the relevant Record Date by such holder of Certificates or, if such instructions are not received, then by check mailed to the address of each such certificateholder as it appears in the Certificate Register. The final distribution on any class of Certificates will be made in like manner, but only upon presentment and surrender of such Certificates at the offices of the Trustee designated for such purposes or such other location specified in the notice to certificateholders of such final distribution. As of the Closing Date, the Trustee designates the office of its agent located at c/o DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attn: Transfer Unit, for such purposes.

Fees and Expenses of the Trust

The following fees and expenses will be paid from amounts received on the Mortgage Loans prior to distributions to certificateholders:

Fee or Amount Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:
Master Servicer	Monthly

For each Mortgage Loan, a monthly fee paid to the Master Servicer. The monthly fee is calculated as one-twelfth of the Servicing Fee Rate on the unpaid Principal Balance of the Mortgage Loan at the end of the applicable Due Period.

Withdrawn from amounts on deposit in the Collection Account, before distributions to Certificateholders.(1)
Trustee	Monthly

For each Mortgage Loan, a monthly fee payable to the Trustee. The monthly fee is calculated as one-twelfth of the Trustee Fee Rate on the unpaid Principal Balance of the Mortgage Loan at the beginning of the applicable Due Period.

Withdrawn from amounts on deposit in the Distribution Account, before distributions to Certificateholders.
Interest Rate Swap Provider	Monthly

The Interest Rate Swap Provider is entitled to a monthly payment from amounts on deposit in the Distribution Account equal to one-twelfth of 4.7092% the Base Calculation Amount (as defined herein) for such Distribution Date multiplied by 250. Simultaneously, the Issuing Entity is entitled to an amount equal to one-month LIBOR (as set forth in the Interest Rate Swap Agreement and calculated on an actual/360 basis) on the Base Calculation Amount for such Distribution Date multiplied by 250.

Only the positive net payment of the two obligations will be paid by the applicable party. If a net payment is owed to the Interest Rate Swap Provider, the Trustee will pay such amount from the Distribution Account before distributions are made on the Certificates.

_________________________

(1)

See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus for a description of additional compensation that the Master Servicer may receive.

Book-Entry Certificates

The Class A and Mezzanine Certificates will be book-entry certificates. Persons acquiring beneficial ownership interests in the Class A and Mezzanine Certificates, or certificate owners, will hold the Class A and Mezzanine Certificates through DTC in the United States, or Clearstream Banking Luxembourg, or Clearstream, formerly known as Cedelbank SA, or Euroclear in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. See “Description of the Securities—Book Entry Certificates” in the prospectus.

Pass-Through Rates

The “Pass-Through Rate” on any Distribution Date with respect to each class of the Class A and Mezzanine Certificates will equal the lesser of (a) the related Formula Rate and (b) the related Net WAC Pass-Through Rate for such Distribution Date. With respect to the Class A and Mezzanine Certificates, interest in respect of any Distribution Date will accrue during the related Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed.

The “Formula Rate” for each class of Class A and Mezzanine Certificates will be the lesser of (a) One-Month LIBOR determined as described under “—Calculation of One-Month LIBOR” in this free writing prospectus plus the related Certificate Margin and (b) the related Maximum Cap Rate.

The “Certificate Margin” with respect to each class of Class A and Mezzanine Certificates will be the percentages set forth below.

Certificate Margin
Class	(1) (%)	(2) (%)
A-1	[_]	[_]
A-2A	[_]	[_]
A-2B	[_]	[_]
A-2C	[_]	[_]
A-2D	[_]	[_]
M-1	[_]	[_]
M-2	[_]	[_]
M-3	[_]	[_]
M-4	[_]	[_]
M-5	[_]	[_]
M-6	[_]	[_]
M-7	[_]	[_]
M-8	[_]	[_]
M-9	[_]	[_]
M-10	[_]	[_]

__________

(1)	For the Interest Accrual Period for each Distribution Date on or prior to the Optional Termination Date.
(2)	For each other Interest Accrual Period.

The “Net WAC Pass-Through Rate” for any Distribution Date with respect to

(a)           the Group I Certificates, will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Expense Adjusted Net Mortgage Rates of the Group I Mortgage Loans minus the sum of (x) an amount, expressed as a per annum rate, equal to any Net Swap Payment owed to the Interest Rate Swap Provider divided by the outstanding principal balance of the Mortgage Loans, multiplied by 12 and (y) an amount, expressed as a per annum rate, equal to the Swap Termination Payment, if any, payable by the Trust (other than termination payments resulting from a Swap Provider Trigger Event), multiplied by 12, divided by the outstanding principal balance of the Mortgage Loans;

(b)           each class of Group II Certificates, will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Expense

Adjusted Net Mortgage Rates of the Group II Mortgage Loans minus the sum of (x) an amount, expressed as a per annum rate, equal to any Net Swap Payment owed to the Interest Rate Swap Provider divided by the outstanding principal balance of the Mortgage Loans, multiplied by 12 and (y) an amount, expressed as a per annum rate, equal to the Swap Termination Payment, if any, payable by the Trust (other than termination payments resulting from a Swap Provider Trigger Event), multiplied by 12, divided by the outstanding principal balance of the Mortgage Loans; and

(c)           each class of Mezzanine Certificates, will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average (weighted on the basis of the results of subtracting from the aggregate principal balance of each loan group the current aggregate Certificate Principal Balance of the related Class A Certificates) of the Net WAC Pass-Through Rate for the Group I Certificates and the Net WAC Pass-Through Rate for the Group II Certificates.

The “Expense Adjusted Net Mortgage Rate” for any Mortgage Loan for any Distribution Date will be a per annum rate equal to the applicable Mortgage Rate for such Mortgage Loan as of the first day of the month preceding the month in which such Distribution Date occurs minus the sum of (i) the Servicing Fee Rate and (ii) the Trustee Fee Rate.

The “Maximum Cap Rate” for any Distribution Date and each class of Class A and Mezzanine Certificates is calculated in the same manner as the related Net WAC Pass-Through Rate, but based on the Expense Adjusted Net Maximum Mortgage Rates of the applicable Mortgage Loans rather than the Expense Adjusted Net Mortgage Rates plus an amount, expressed as a per annum rate, equal to the Net Swap Payment made by the Interest Rate Swap Provider divided by the outstanding principal balance of the Mortgage Loans.

The “Expense Adjusted Net Maximum Mortgage Rate” for any Mortgage Loan for any Distribution Date will be a per annum rate equal to the applicable Maximum Mortgage Rate (or the Mortgage Rate for such Mortgage Loan in the case of any fixed-rate Mortgage Loans) as of the first day of the month preceding the month in which the Distribution Date occurs minus the sum of (i) the Servicing Fee Rate and (ii) the Trustee Fee Rate.

The Pass-Through Rates on the Class A and Mezzanine Certificates for the Interest Accrual Period beginning on a Distribution Date, to the extent they have been determined, and for the immediately preceding Interest Accrual Period will be made available via the Trustee’s internet website, together with the monthly statements required by the Pooling and Servicing Agreement. Parties that are unable to use the above distribution method are entitled to have a paper copy mailed to them via first class mail by calling the investor relations desk and indicating such.

Net WAC Rate Carryover Amounts

On the Closing Date, the Trustee will establish a segregated trust account (the “Net WAC Rate Carryover Reserve Account”) from which distributions in respect of Net WAC Rate Carryover Amounts on the Class A and Mezzanine Certificates will be made. The Net WAC Rate Carryover Reserve Account will be an asset of the Trust but not of any REMIC. On each Distribution Date, to the extent required following the distribution of the Available Funds as described under “—Overcollateralization Provisions” in this free writing prospectus, the Trustee will withdraw from amounts in the Net WAC Rate Carryover Reserve Account to distribute to the Class A and Mezzanine Certificates any Net WAC Rate Carryover Amounts in the following order of priority, in each case to the extent of amounts remaining in the Net WAC Rate Carryover Reserve Account:

first, concurrently, to each class of Class A Certificates, the related Net WAC Rate Carryover Amount on a pro rata basis based on such respective Net WAC Rate Carryover Amounts; and

second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the related Net WAC Rate Carryover Amount.

Interest Rate Swap Agreement and the Swap Account

The Interest Rate Swap Agreement

On or before the Closing Date, the Trustee on behalf of the Issuing Entity will enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”) with Interest Rate Swap Provider. On each Distribution Date, the Trustee, as Swap Administrator pursuant to a Swap Administration Agreement (as further described below), will deposit into a segregated trust account (the “Swap Account”) certain amounts, if any, received from the Interest Rate Swap Provider from which distributions in respect of Interest Carry Forward Amounts, Net WAC Rate Carryover Amounts, amounts necessary to maintain the applicable Overcollateralization Target Amount and Allocated Realized Loss Amounts on the Mezzanine Certificates will be made. The Swap Account will be an asset of the Trust but not of any REMIC.

Under the Interest Rate Swap Agreement, on each Distribution Date, the Issuing Entity will be obligated to pay to the Interest Rate Swap Provider from amounts available therefor pursuant to the Pooling and Servicing Agreement, an amount equal to the product of (x) the fixed rate of 4.7092%, (y) the Base Calculation Amount for that Distribution Date multiplied by 250 and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, 18) and the denominator of which is 360 (the “Fixed Swap Payment”) and the Interest Rate Swap Provider will be obligated to make a payment equal to the product of (x) the floating rate of one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the Base Calculation Amount for that Distribution Date multiplied by 250, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, 18), and the denominator of which is 360. A net payment will be required to be made on each Distribution Date (each such net payment, a “Net Swap Payment”) (a) by the Trust to the Interest Rate Swap Provider to the extent that the fixed rate amount exceeds the corresponding floating rate amount, or (b) by the Interest Rate Swap Provider to the Trust to the extent that the floating rate amount exceeds the corresponding fixed rate amount.

The “Base Calculation Amount” is set forth with respect to each Distribution Date on Annex IV (which will be substantially the same schedule attached to the Interest Rate Swap Agreement). The initial Base Calculation Amount will be approximately $9,100,004. The Interest Rate Swap Agreement will terminate immediately following the Distribution Date in February 2010 unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event (each as defined below).

The respective obligations of the Interest Rate Swap Provider and the Trust to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no “Early Termination Date” (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

“Events of Default” under the Interest Rate Swap Agreement (each a “Swap Default”) include the following standard events of default under the ISDA Master Agreement:

(1)	“Failure to Pay or Deliver,”
(2)	“Bankruptcy” (as amended in the Interest Rate Swap Agreement) and
(3)	“Merger without Assumption” (but only with respect to the Interest Rate Swap Provider),

as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

“Termination Events” under the Interest Rate Swap Agreement (each a “Termination Event”) consist of the following standard events under the ISDA Master Agreement:

1.	“Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),
2.

“Tax Event” (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and

3.

“Tax Event Upon Merger” (solely with respect to the Interest Rate Swap Provider as merging party) (which generally relates to the Interest Rate Swap Provider’s receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement. In addition, there are “Additional Termination Events” (as defined in the Interest Rate Swap Agreement) including if the Trust should terminate or if, pursuant to the terms of the Pooling and Servicing Agreement, the holders of the Class CE Certificates, the Master Servicer or the NIMS Insurer, if any, exercise the option to purchase the Mortgage Loans. With respect to the Interest Rate Swap Provider, an Additional Termination Event will occur if the Interest Rate Swap Provider fails to comply with the Downgrade Provisions (as defined below).

Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only after notice has been given of the Termination Event, all as set forth in the Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a “Swap Early Termination.”

Upon any Swap Early Termination, the Trust or the Interest Rate Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Interest Rate Swap Provider under the remaining scheduled term of the Interest Rate Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, that payment will be paid from the Trust on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to Certificateholders.

Upon a Swap Early Termination, the Trustee, at the direction of the Depositor and with the consent of the NIMS Insurer, will seek a replacement swap provider to enter into a replacement interest rate swap agreement or similar agreement. To the extent the Trust receives a Swap Termination Payment from the Interest Rate Swap Provider, the Issuing Entity will apply, as set forth in the Swap Administration Agreement, all or such portion of such Swap Termination Payment as may be required to the payment of amounts due to a replacement swap provider under a replacement interest rate swap agreement or similar agreement. Furthermore, to the extent the Trust is required to pay a Swap Termination Payment to the Interest Rate Swap Provider, the Issuing Entity will apply all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement to the Swap Termination Payment amount owing to the Interest Rate Swap Provider.

A Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Interest Rate Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Interest Rate Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Interest Rate Swap Provider is the sole Affected Party, will be a “Swap Provider Trigger Event.”

If the Interest Rate Swap Provider’s long-term credit ratings fall below the levels specified in the Interest Rate Swap Agreement, the Interest Rate Swap Provider will be required, subject to the Rating Agency Condition (as defined in the Interest Rate Swap Agreement) to (1) post collateral securing its obligations under the Interest Rate Swap Agreement, (2) obtain a substitute Interest Rate Swap Provider acceptable to the Rating Agencies and the NIMS Insurer that will assume the obligations of the Interest Rate Swap Provider under the Interest Rate Swap Agreement, (3) obtain a guaranty or contingent agreement of the Interest Rate Swap Provider’s obligations under the Interest Rate Swap Agreement from another person acceptable to the Rating Agencies or (4) establish any other arrangement sufficient to restore the credit rating of the Class A and Mezzanine Certificates and any notes insured by the NIMS Insurer, all as provided in the Interest Rate Swap Agreement, provided, however, that if the Interest Rate Swap Provider’s long-term or short-term credit rating by S&P falls below “BBB-“ or “A-3”, as applicable, the Interest Rate Swap Provider will be required to act in accordance with clause (2) or (3) above (such provisions, the “Downgrade Provisions”).

The Issuing Entity will not be subject to any gross-up on its payments to the Interest Rate Swap Provider on account of any tax withholding.

The aggregate significance percentage (as calculated in accordance with Regulation AB Item 1115) of the Interest Rate Swap Agreement is less than 10%. The Swap Provider may be replaced if the aggregate significance percentage of the Interest Rate Swap Agreement is more than 10% as set forth in the Interest Rate Swap Agreement and if the Interest Rate Swap Provider cannot comply with the provisions set forth in Regulation AB Item 1115.

The Swap Administration Agreement and Swap Account

The Interest Rate Swap Agreement will be administered by Deutsche Bank National Trust Company as Swap Administrator pursuant to a swap administration agreement (the “Swap Administration Agreement”). Any Net Swap Payments made by the Interest Rate Swap Provider will be distributed in accordance with the Swap Administration Agreement. The Swap Administrator will be required to deposit into the Swap Account an amount equal to any remaining and unpaid Interest Carry Forward Amounts, Net WAC Rate Carryover Amounts, Allocated Realized Loss Amounts and amounts necessary to maintain the Overcollateralization Target Amount on the Class A and Mezzanine Certificates, up to the Net Swap Payment received by the Swap Administrator from the Interest Rate Swap Provider. Any excess amounts received by the Swap Administrator will be paid to Ameriquest Mortgage Company or its designee.

Net Swap Payments and Swap Termination Payments payable by the Trust (other than termination payments resulting from a Swap Provider Trigger Event) will be deducted from Available Funds before distributions to Certificateholders and will first be deposited into the Swap Account before payment to the Interest Rate Swap Provider.

On each Distribution Date, to the extent required, following the distribution of the Net Monthly Excess Cashflow as described in “—Overcollateralization Provisions” in this free writing prospectus and withdrawals from the Net WAC Rate Carryover Reserve Account as described in “—Net WAC Rate Carryover Amounts”, the Trustee will withdraw from amounts in the Swap Account to distribute to the Class A and Mezzanine Certificates in the following order of priority:

first, to the Interest Rate Swap Provider, any Net Swap Payment owed to the Interest Rate Swap Provider pursuant to the Swap Agreement for such Distribution Date;

second, to the Interest Rate Swap Provider, any Swap Termination Payment owed to the Interest Rate Swap Provider not due to a Swap Provider Trigger Event pursuant to the Swap Agreement;

third, concurrently, to each class of Class A Certificates, the related Senior Interest Distribution Amount remaining undistributed after the distributions of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount, on a pro rata basis based on such respective remaining Senior Interest Distribution Amounts, fourth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the related Interest Distribution Amount and Interest Carry Forward Amount, to the extent remaining undistributed after the distributions of the Group I Interest Remittance Amount, the Group II Interest Remittance Amount and the Net Monthly Excess Cashflow;

fifth, concurrently, to each class of Class A Certificates, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account, on a pro rata basis based on such respective Net WAC Rate Carryover Amounts remaining;

sixth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account;

seventh, to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain the Overcollateralization Target Amount after taking into account distributions made pursuant to clause first under “—Overcollateralization Provisions;” and eighth, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such Certificates for such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow.

In the event that the Trust receives a Swap Termination Payment, and a successor Interest Rate Swap Provider cannot be obtained, then such Swap Termination Payment will be deposited into a reserve account and the Swap Administrator, on each subsequent Distribution Date (until the termination date of the original Interest Rate Swap Agreement), will withdraw the amount of any Net Swap Payment due to the Trust (calculated in accordance with the terms of the original Interest Rate Swap Agreement) and administer such Net Swap Payment in accordance with the terms of the Pooling and Servicing Agreement and the Swap Administration Agreement.

Calculation of One-Month LIBOR

With respect to each Interest Accrual Period (other than the first Interest Accrual Period) and the Class A and Mezzanine Certificates, on the second business day preceding such Interest Accrual Period (each such date, an “Interest Determination Date”), the Trustee will determine one-month LIBOR for the next Interest Accrual Period. With respect to the first Interest Accrual Period, on the Closing Date, the Trustee will determine one-month LIBOR for such Interest Accrual Period based on the information available on the second business day preceding the Closing Date. “One-Month LIBOR” means, as of any Interest Determination Date, the London interbank offered rate for one-month U.S. dollar deposits which appears on Telerate Page 3750 (as defined herein) as of 11:00 a.m. (London time) on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period will be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period will be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

As used in this section, “business day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; “Telerate Page 3750” means the display page currently so designated on Moneyline Telerate (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); “Reference Banks” means leading banks selected by the Trustee (after consultation with the Depositor) and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Trustee and (iii) not controlling, controlled by, or under common control with, the Depositor or the Seller; and “Reserve Interest Rate” will be the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Trustee (after consultation with the Depositor) are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Trustee (after consultation with the Depositor) are quoting on such Interest Determination Date to leading European banks.

The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee’s calculation of the rate of interest applicable to the Class A and Mezzanine Certificates for the related Interest Accrual Period will (in the absence of manifest error) be final and binding.

Interest Distributions

Holders of the Class A and Mezzanine Certificates will be entitled to receive on each Distribution Date, the applicable Interest Distribution Amount, in the priorities set forth below.

I.             On each Distribution Date, the Group I Interest Remittance Amount will be distributed in the following order of priority:

(i)            to the holders of the Group I Certificates, the Senior Interest Distribution Amount related to such Certificates;

(ii)           concurrently, to the holders of each class of Group II Certificates, on a pro rata basis based on the entitlement of each such class, the Senior Interest Distribution Amount related to such Certificates, to the extent remaining undistributed after the distribution of the Group II Interest Remittance Amount as set forth in clause II below.

II.            On each Distribution Date, the Group II Interest Remittance Amount will be distributed in the following order of priority:

(i)            concurrently, to the holders of each class of Group II Certificates, on a pro rata basis based on the entitlement of each such class, the Senior Interest Distribution Amount related to such Certificates; and

(ii)           to the holders of the Group I Certificates, the Senior Interest Distribution Amount related to such Certificates, to the extent remaining undistributed after the distribution of the Group I Interest Remittance Amount as set forth in clause I above.

III.           On each Distribution Date, following the distributions of interest to the holders of each class of the Class A Certificates, to the extent of the sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount remaining will be distributed sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in an amount equal to the Interest Distribution Amount for each such class.

On any Distribution Date, any shortfalls resulting from application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer, in each case regardless of which loan group experienced the shortfall, will be allocated first, to reduce the interest accrued on the Class CE Certificates, and thereafter, to reduce the Interest Distribution Amounts with respect to the Class A and Mezzanine Certificates on a pro rata basis based on the respective amounts of interest accrued on such Certificates for such Distribution Date. The holders of the Class A and Mezzanine Certificates will not be entitled to reimbursement for any such interest shortfalls.

Principal Distributions

I.             On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount will be made in the following amounts and order of priority:

(i)            to the holders of the Group I Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

(ii)           to the holders of the Group II Certificates (allocated among the classes of Group II Certificates in the priority described below), after taking into account the distribution of the Group II Principal Distribution Amount already distributed, as described herein, until the Certificate Principal Balances thereof have been reduced to zero.

II.            On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount will be made in the following amounts and order of priority:

(i)            to the holders of the Group II Certificates (allocated among the classes of Group II Certificates in the priority described below), until the Certificate Principal Balances thereof have been reduced to zero; and

(ii)           to the holders of the Group I Certificates, after taking into account the distribution of the Group I Principal Distribution Amount already distributed, as described herein, until the Certificate Principal Balance thereof has been reduced to zero.

III.           On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining undistributed for such Distribution Date will be made sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in each case, until the Certificate Principal Balance of each such class has been reduced to zero.

IV.          On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount will be made in the following amounts and order of priority:

(i)            to the holders of the Group I Certificates, the Senior Group I Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

(ii)           to the holders of the Group II Certificates (allocated among the classes of Group II Certificates in the priority described below), after taking into account the distribution of the Group II Principal Distribution Amount as described herein, up to an amount equal to the Senior Group II Principal Distribution Amount remaining undistributed, until the Certificate Principal Balances thereof have been reduced to zero.

V.            On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount will be made in the following amounts and order of priority:

(i)            to the holders of the Group II Certificates, the Senior Group II Principal Distribution Amount (allocated among the classes of Group II Certificates in the priority described below), until the Certificate Principal Balances thereof have been reduced to zero; and

(ii)           to the holders of the Group I Certificates, after taking into account the distribution of the Group I Principal Distribution Amount as described herein, up to an amount equal to the Senior Group I Principal Distribution Amount remaining undistributed, until the Certificate Principal Balance thereof has been reduced to zero.

VI.          On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining undistributed for such Distribution Date will be made in the following amounts and order of priority:

(i)            to the holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(ii)           to the holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(iii)          to the holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(iv)          to the holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(v)           to the holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(vi)          to the holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(vii)         to the holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(viii)        to the holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(ix)          to the holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

(x)           to the holders of the Class M-10 Certificates, the Class M-10 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero

With respect to the Group II Certificates, all principal distributions will be distributed sequentially, to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero.

Notwithstanding the foregoing, if the aggregate Certificate Principal Balance of the Group II Certificates exceeds the aggregate principal balance of the Group II Mortgage Loans, principal distributions to the classes of Group II Certificates will be allocated concurrently, on a pro rata basis.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Class A and Mezzanine Certificates consists of subordination, as described below, excess interest and overcollateralization, as described under “—Overcollateralization Provisions” herein. The holders of the Class A and Mezzanine Certificates will have the benefit of certain proceeds received pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement.

The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described herein, to the rights of the holders of the Class A Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly distributions of interest and principal and to afford such holders protection against Realized Losses.

The protection afforded to the holders of the Class A Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the preferential right of the holders of the Class A Certificates to receive on any Distribution Date, prior to distributions of interest on the Subordinate Certificates, distributions in respect of interest and prior to distributions of principal on the Subordinate Certificates, distributions in respect of principal, subject to available funds.

The allocation of distributions in respect of principal to the Class A Certificates on each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the Mortgage Loans evidenced by the Subordinate Certificates. Increasing the respective percentage interest in the Trust of the Subordinate Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

In addition, the rights of the holders of Mezzanine Certificates with lower numerical class designations will be senior to the rights of holders of Mezzanine Certificates with higher numerical class designations, and the rights of the holders of the Mezzanine Certificates to receive distributions in respect of the Mortgage Loans will be senior to the rights of the holders of the Class CE Certificates, in each case to the extent described herein. This subordination is intended to enhance the likelihood of regular receipt by the holders of more senior Certificates of distributions in respect of interest and principal and to afford such holders protection against Realized Losses.

Overcollateralization Provisions

The weighted average Expense Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Class A and Mezzanine Certificates, thus generating excess interest collections which, in the absence of Realized Losses, will not be necessary to fund interest distributions on the Class A and Mezzanine Certificates. The Pooling and Servicing Agreement will require that, on each Distribution Date, the Net Monthly Excess Cashflow, if any, be distributed as follows:

first, to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount, distributable as part of the Group I Principal Distribution Amount or the Group II Principal Distribution Amount as described under “—Principal Distributions”

second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in each case up to the Interest Carry Forward Amount for each such class of Mezzanine Certificates for such Distribution Date;

third, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in each case up to the Allocated Realized Loss Amount for each such class of Mezzanine Certificates for such Distribution Date;

fourth, to make payments to the Net WAC Rate Carryover Reserve Account, to the extent required to distribute to the holders of the Class A and Mezzanine Certificates any Net WAC Rate Carryover Amounts for such classes, without taking into account amounts, if any, received under the Interest Rate Swap Agreement;

fifth, to the Interest Rate Swap Provider, any Swap Termination Payment owed to the Interest Rate Swap Provider, triggered by a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement;

sixth, to the holders of the Class CE Certificates as provided in the Pooling and Servicing Agreement; and

seventh, to the holders of the Residual Certificates, any remaining amounts; provided that if such Distribution Date is the Distribution Date immediately following the expiration of the latest prepayment charge term or any Distribution Date thereafter, then any such remaining amounts will be distributed first, to the holders of the Class P Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and second, to the holders of the Residual Certificates.

On each Distribution Date, after making the distributions of the remainder of the Net Monthly Excess Cashflow as described above, the Trustee will withdraw from the Net WAC Rate Carryover Reserve Account the amounts on deposit therein and will distribute these amounts to the holders of the Class A and Mezzanine Certificates in the order and priority set forth under “—Net WAC Rate Carryover Amounts” herein.

On each Distribution Date, the Trustee will withdraw from the distribution account all amounts representing prepayment charges in respect of the Mortgage Loans received during the related Prepayment Period and will distribute these amounts to the holders of the Class P Certificates.

In the event that Realized Losses are incurred on the Mortgage Loans, such Realized Losses could result in an overcollateralization deficiency since such Realized Losses would reduce the principal balance of the Mortgage Loans without a corresponding reduction to the aggregate Certificate Principal Balances of the Class A and Mezzanine Certificates. In such event, the Pooling and Servicing Agreement will require the distribution from Net Monthly Excess Cashflow, if any on such Distribution Date, of an amount equal to the Overcollateralization Increase Amount, which will constitute a principal distribution on the Class A and Mezzanine Certificates in reduction of the Certificate Principal Balances thereof in order to eliminate such overcollateralization deficiency.

This will have the effect of accelerating the amortization of the Class A and Mezzanine Certificates relative to the amortization of the Mortgage Loans, and of increasing the Overcollateralized Amount.

In the event that the Overcollateralization Target Amount is permitted to step down on any Distribution Date, the Pooling and Servicing Agreement provides that a portion of the principal which would otherwise be distributed to the holders of the Class A and Mezzanine Certificates on such Distribution Date will be distributed to the holders of the Class CE Certificates pursuant to the priorities set forth above. This will have the effect of decelerating the amortization of the Class A and Mezzanine Certificates relative to the amortization of the Mortgage Loans, and of reducing the Overcollateralized Amount. However, if on any Distribution Date a Trigger Event is in effect, the Overcollateralization Target Amount will not be permitted to step down on such Distribution Date.

Allocation of Losses; Subordination

Any Realized Losses on the Mortgage Loans incurred during a Due Period will first, reduce the Net Monthly Excess Cashflow for the related Distribution Date and second, reduce the Overcollateralized Amount, if any, for such Distribution Date. If after all distributions are made by the Trustee on a Distribution Date, the aggregate Certificate Principal Balance of the Class A, Mezzanine and Class P Certificates exceeds the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period), the amount of such excess will be allocated to reduce the Certificate Principal Balances of the Mezzanine Certificates in reverse numerical order, beginning with the class of Mezzanine Certificates then outstanding with the highest numerical class designation, until the Certificate Principal Balance of each such class has been reduced to zero. The Pooling and Servicing Agreement does not permit the allocation of any Realized Losses to the Class A or Class P Certificates. Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to such Certificates, under certain loss scenarios, there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of the Class A Certificates all principal and interest amounts to which they are then entitled.

Once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such Certificates will no longer accrue interest and such amounts will not be reinstated thereafter (except in the case of Subsequent Recoveries). However, Allocated Realized Loss Amounts may be distributed to the holders of the Mezzanine Certificates from Net Monthly Excess Cashflow, according to the priorities set forth under “—Overcollateralization Provisions” above or from the Swap Account, according to the priorities set forth under “—The Interest Rate Swap Agreement and the Swap Account” above.

Any allocation of a Realized Loss to a Mezzanine Certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the Distribution Date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described herein, in no event will the Certificate Principal Balance of any Mezzanine Certificate be reduced more than once in respect of any particular amount both (i) allocable to such Certificate in respect of Realized Losses and (ii) distributable as principal to the holder of such Certificate from Net Monthly Excess Cashflow.

“Subsequent Recoveries” are unanticipated amounts received on a liquidated Mortgage Loan that resulted in a Realized Loss in a prior month, net of amounts reimbursable to the Master Servicer therefrom. If Subsequent Recoveries are received, they will be included as part of the Principal Remittance Amount for the following Distribution Date and distributed in accordance with the priorities described in this free writing prospectus. In addition, after giving effect to all distributions on a Distribution Date, if any Allocated Realized Loss Amounts are outstanding, the Allocated Realized Loss Amount for the class of Mezzanine Certificates then outstanding with the highest distribution priority will be decreased by the amount of such Subsequent Recoveries until reduced to zero (with any remaining Subsequent Recoveries applied to reduce the Allocated Realized Loss Amount of the class with the next highest distribution priority), and the Certificate Principal Balance of such class or classes of Mezzanine Certificates will be increased by the same amount. Thereafter, such class or classes of Mezzanine Certificates will accrue interest on the increased Certificate Principal Balance.

Definitions

An “Allocated Realized Loss Amount” with respect to any class of the Mezzanine Certificates and any Distribution Date will be an amount equal to (x) the sum of any Realized Loss allocated to that class of Certificates on the Distribution Date as described above in “—Allocation of Losses; Subordination” and any Allocated Realized

Loss Amount for that class remaining undistributed from the previous Distribution Date minus (y) the amount of the increase in the related Certificate Principal Balance due to the receipt of Subsequent Recoveries.

The “Available Funds” for any Distribution Date will be equal to the sum, net of amounts reimbursable or payable therefrom to the Master Servicer, the Trustee or the Interest Rate Swap Provider (including any Net Swap Payment or Swap Termination Payment owed to the Interest Rate Swap Provider other than termination payments resulting from a Swap Provider Trigger Event), of (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date, after deduction of the Servicing Fee and the Trustee Fee for such Distribution Date, (ii) unscheduled payments in respect of the Mortgage Loans, including prepayments, insurance proceeds, liquidation proceeds, Subsequent Recoveries and proceeds from repurchases or purchases of and substitutions for the Mortgage Loans occurring during the related Prepayment Period, (iii) proceeds from the purchase of the Mortgage Loans due to the optional termination of the Trust, (iv) all Advances with respect to the Mortgage Loans received for such Distribution Date and (v) any Compensating Interest paid by the Master Servicer. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution to the Class A and Mezzanine Certificates.

A “Bankruptcy Loss” is a Deficient Valuation or a Debt Service Reduction.

The “Certificate Principal Balance” of the Class A, Mezzanine and Class P Certificates as of any date of determination will be equal to the initial Certificate Principal Balance thereof reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Certificate and (b) with respect to any Mezzanine Certificate, any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described herein (taking into account any increases in the Certificate Principal Balance thereof due to the receipt of Subsequent Recoveries). The “Certificate Principal Balance” of the Class CE Certificates as of any date of determination will be equal to the excess, if any, of (a) the then aggregate principal balance of the Mortgage Loans over (b) the then aggregate Certificate Principal Balance of the Class A, Mezzanine and Class P Certificates.

The “Class A Principal Distribution Amount” will be an amount equal to the sum of (i) the Senior Group I Principal Distribution Amount and (ii) the Senior Group II Principal Distribution Amount.

The “Class M-1 Principal Distribution Amount” for any Distribution Date will be an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 62.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $11,367,693.

The “Class M-2 Principal Distribution Amount” for any Distribution Date will be an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 69.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $11,367,693.

The “Class M-3 Principal Distribution Amount” for any Distribution Date will be an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 73.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $11,367,693.

The “Class M-4 Principal Distribution Amount” for any Distribution Date will be an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 77.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $11,367,693.

The “Class M-5 Principal Distribution Amount” for any Distribution Date will be an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 81.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $11,367,693.

The “Class M-6 Principal Distribution Amount” for any Distribution Date will be an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such

Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 84.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $11,367,693.

The “Class M-7 Principal Distribution Amount” for any Distribution Date will be an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 87.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $11,367,693.

The “Class M-8 Principal Distribution Amount” for any Distribution Date will be an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such date) and (ix) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 90.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment

Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $11,367,693.

The “Class M-9 Principal Distribution Amount” for any Distribution Date will be an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such date) and (x) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 92.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $11,367,693.

The “Class M-10 Principal Distribution Amount” for any Distribution Date will be an amount, not less than zero, equal to the lesser of (I) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount on such date) and (xi) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 94.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $11,367,693.

The “Credit Enhancement Percentage” for any Distribution Date and for any class of Certificates will be the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the classes of Certificates with a lower distribution priority than such class, in each case calculated after distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on such Distribution Date by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage Loans during the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period).

A “Debt Service Reduction” is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a Mortgage Loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

A “Deficient Valuation” with respect to any Mortgage Loan is a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

The “Delinquency Percentage” with respect to any Distribution Date is the percentage obtained by dividing (x) the principal amount of Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure, Mortgage Loans with respect to which the related Mortgaged Properties have been acquired by the Trust and Mortgage Loans discharged due to bankruptcy) by (y) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month.

The “Determination Date” with respect to any Distribution Date will be the 10th day of the calendar month in which such Distribution Date occurs or, if such 10th day is not a business day, the business day immediately preceding such 10th day.

The “Due Period” with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

The “Group I Allocation Percentage” for any Distribution Date will be the percentage equivalent of a fraction, the numerator of which will be (x) the Group I Principal Remittance Amount for such Distribution Date and the denominator of which will be (y) the Principal Remittance Amount for such Distribution Date.

The “Group I Interest Remittance Amount” for any Distribution Date will be that portion of the Available Funds for such Distribution Date that represents interest received or advanced on the Group I Mortgage Loans, minus an amount equal to the Group I Net WAC Allocation Percentage of any Net Swap Payment or Swap Termination Payment (other than termination payments resulting from a Swap Provider Trigger Event) paid to the Interest Rate Swap Provider.

The “Group I Net WAC Allocation Percentage” for any Distribution Date will be the percentage equivalent of a fraction, the numerator of which will be (x) the aggregate principal balance of the Group I Mortgage Loans as of the first day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and the denominator of which will be (y) the aggregate principal balance of the Mortgage Loans as of the first day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period).

The “Group II Net WAC Allocation Percentage” for any Distribution Date will be the percentage equivalent of a fraction, the numerator of which will be (x) the aggregate principal balance of the Group II Mortgage Loans as of the first day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and the denominator of which will be (y) the aggregate principal balance of the Mortgage Loans as of the first day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period).

The “Group I Principal Distribution Amount” for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group I Mortgage Loans due during the related Due Period, to the extent received on or prior to the related Determination Date or advanced prior to such Distribution Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group I Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds, Subsequent Recoveries and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group I Mortgage Loans and (iv) the Group I Allocation Percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date; minus (v) the Group I Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date. In no event will the Group I Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Class A and Mezzanine Certificates.

The “Group I Principal Remittance Amount” for any Distribution Date will be the sum of the amounts described in clauses (i) through (iii) of the definition of Group I Principal Distribution Amount.

The “Group II Allocation Percentage” for any Distribution Date will be the percentage equivalent of a fraction, the numerator of which will be (x) the Group II Principal Remittance Amount for such Distribution Date and the denominator of which will be (y) the Principal Remittance Amount for such Distribution Date.

The “Group II Interest Remittance Amount” for any Distribution Date will be that portion of the Available Funds for such Distribution Date that represents interest received or advanced on the Group II Mortgage Loans, minus an amount equal to the Group II Net WAC Allocation Percentage of any Net Swap Payment or Swap Termination Payment (other than termination payments resulting from a Swap Provider Trigger Event) paid to the Interest Rate Swap Provider.

The “Group II Principal Distribution Amount” for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group II Mortgage Loans due during the related Due Period, to the extent received on or prior to the related Determination Date or advanced prior to such Distribution Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group II Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds, Subsequent Recoveries and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group II Mortgage Loans and (iv) the Group II Allocation Percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date; minus (v) the Group II Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date. In no event will the Group II Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Class A and Mezzanine Certificates.

The “Group II Principal Remittance Amount” for any Distribution Date will be the sum of the amounts described in clauses (i) through (iii) of the definition of Group II Principal Distribution Amount.

The “Interest Accrual Period” for any Distribution Date and the Class A and Mezzanine Certificates will be the period commencing on the Distribution Date in the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first period, commencing on the Closing Date) and ending on the day preceding such Distribution Date, and all distributions of interest on the Class A and Mezzanine Certificates will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

The “Interest Carry Forward Amount” with respect to any class of Class A and Mezzanine Certificates and any Distribution Date will be equal to the amount, if any, by which the Interest Distribution Amount for such class of Certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on such Certificates in respect of interest on such immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such Certificates remaining undistributed from the previous Distribution Date plus interest accrued thereon at the related Pass-Through Rate on such Certificates for the most recently ended Interest Accrual Period. The Interest Carry Forward Amount with respect to the Class A Certificates, if any, will be distributed as part of the Senior Interest Distribution Amount on each Distribution Date. The Interest Carry Forward Amount with respect to the Mezzanine Certificates, to the extent not distributed from Net Monthly Excess Cashflow or the Interest Rate Swap Agreement on such Distribution Date, will be carried forward to succeeding Distribution

Dates and, subject to available funds, will be distributed in the manner set forth in “—Overcollateralization Provisions” herein.

The “Interest Distribution Amount” for the Class A and Mezzanine Certificates of any class on any Distribution Date will be equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to such Distribution Date at the then applicable Pass-Through Rate for such class and reduced (to not less than zero), in the case of each such class, by the allocable share, if any, for such class of Prepayment Interest Shortfalls not covered by Compensating Interest and shortfalls resulting from the application of the Relief Act, in each case to the extent not allocated to interest accrued on the Class CE Certificates.

The “Net Monthly Excess Cashflow” for any Distribution Date will be equal to the sum of (a) any Overcollateralization Reduction Amount and (b) the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (i) the Senior Interest Distribution Amount distributable to the Class A Certificates, (ii) the Interest Distribution Amounts distributable to the holders of the Mezzanine Certificates and (iii) the Principal Remittance Amount.

The “Net WAC Rate Carryover Amount” for any Distribution Date and for any class of Class A and Mezzanine Certificates is an amount equal to the sum of (i) the excess, if any, of (x) the amount of interest such class of Certificates would have accrued for such Distribution Date had the applicable Pass-Through Rate been the related Formula Rate, over (y) the amount of interest such class of Certificates accrued for such Distribution Date at the related Net WAC Pass-Through Rate and (ii) the undistributed portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such undistributed portion for the most recently ended Interest Accrual Period at the related Formula Rate.

The “Overcollateralization Increase Amount” with respect to any Distribution Date equals the lesser of (i) the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such Distribution Date has been distributed) and (ii) the Net Monthly Excess Cashflow for such Distribution Date.

The “Overcollateralization Reduction Amount” with respect to any Distribution Date will be the lesser of (A) the Principal Remittance Amount on such Distribution Date or (B) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

The “Overcollateralization Target Amount” means, with respect to any Distribution Date, (i) prior to the Stepdown Date, an amount equal to approximately 2.90% (subject to a variance of plus 5%) of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date, provided a Trigger Event is not in effect, the greater of (x) approximately 5.80% (subject to a variance of plus 5%) of the aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (y) approximately $11,367,693 or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

The “Overcollateralized Amount” with respect to any Distribution Date will be the excess, if any, of (a) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over (b) the sum of the aggregate Certificate Principal Balance of the Class A, Mezzanine and Class P Certificates, after giving effect to distributions to be made on such Distribution Date.

The “Prepayment Period” with respect to any Distribution Date will be the period commencing on the day after the Determination Date in the month preceding the month in which such Distribution Date falls (or, in the case of the first Distribution Date, commencing on January 1, 2006) and ending on the Determination Date in the calendar month in which such Distribution Date occurs.

The “Principal Remittance Amount” for any Distribution Date will be the sum of (i) the Group I Principal Remittance Amount and (ii) the Group II Principal Remittance Amount.

A “Realized Loss” is (a) the amount of any Bankruptcy Loss or (b) with respect to any defaulted Mortgage Loan that is liquidated through foreclosure sale, disposition of the related mortgaged property (if acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure) or otherwise, is the amount of loss realized, if any, equal to the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such Mortgage Loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Master Servicer for Advances, servicing advances and other related expenses, including attorney’s fees) towards interest and principal owing on the Mortgage Loan.

The “Senior Group I Principal Distribution Amount” for any Distribution Date will be an amount, not less than zero, equal to the excess of (x) the Certificate Principal Balance of the Group I Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 54.70% and (ii) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $5,505,245.

The “Senior Group II Principal Distribution Amount” for any Distribution Date will be an amount, not less than zero, equal to the excess of (x) the aggregate Certificate Principal Balance of the Group II Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 54.70% and (ii) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $5,862,448.

The “Senior Interest Distribution Amount” on any Distribution Date will be equal to the sum of the Interest Distribution Amount for such Distribution Date for the Class A Certificates and the Interest Carry Forward Amount, if any, for that Distribution Date for the Class A Certificates.

The “Stepdown Date” will be the earlier of (i) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in February 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to approximately 45.30%.

A “Trigger Event” is in effect with respect to any Distribution Date on and after the Stepdown Date if:

(a)           the Delinquency Percentage exceeds the applicable percentages of the Credit Enhancement Percentage for the prior Distribution Date as set forth below for the most senior class of Class A and Mezzanine Certificates then outstanding:

Class	Percentage
Class A Certificates	35.50%
Class M-1 Certificates	43.00%
Class M-2 Certificates	53.07%
Class M-3 Certificates	61.61%
Class M-4 Certificates	71.47%
Class M-5 Certificates	84.64%
Class M-6 Certificates	103.09%
Class M-7 Certificates	127.63%
Class M-8 Certificates	164.10%
Class M-9 Certificates	206.17%
Class M-10 Certificates	277.27%

or

(b)           the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-off Date through the last day of the related Due Period) divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring In	Percentage
February 2008 through January 2009	1.55% for the first month plus an additional 1/12th of 1.7% for each month thereafter
February 2009 through January 2010	3.25% for the first month plus an additional 1/12th of 1.70% for each month thereafter
February 2010 through January 2011	4.95% for the first month plus an additional 1/12th of 1.35% for each month thereafter
February 2011 through January 2012	6.30% for the first month plus an additional 1/12th of 1.05% for each month thereafter
February 2012 and thereafter	7.35%

Advances

Subject to the following limitations, the Master Servicer will be obligated to advance or cause to be advanced on or before each Distribution Date from its own funds (or from funds in the distribution account that are not included in the Available Funds for such Distribution Date or a combination of both) an amount equal to the aggregate of all payments of principal and interest (net of the Servicing Fee) that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (any such advance, an “Advance” and together, the “Advances”). Advances are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds and liquidation proceeds. The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Master Servicer will not be required, however, to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act. Subject to the recoverability standard above, the Master Servicer’s obligation to make Advances as to any Mortgage Loan will continue until the Mortgage Loan is paid in full or until the recovery of all Liquidation Proceeds thereon.

All Advances will be reimbursable to the Master Servicer from late collections, insurance proceeds, condemnation proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Advance was made. The Master Servicer may recover at any time from amounts in the collection account the amount of any Advance that the Master Servicer deems nonrecoverable or that remains unreimbursed to the Master Servicer from the related liquidation proceeds after the final liquidation of the related Mortgage Loan. In addition, the Master Servicer may, at any time, withdraw from the collection account funds that were not included in the Available Funds for the preceding Distribution Date to reimburse itself for Advances previously made by the Master Servicer. In the event the Master Servicer fails in its obligation to make any required Advance, the Trustee, in its capacity as successor Master Servicer, will be obligated to make any such Advance, to the extent required in the Pooling and Servicing Agreement.

In the course of performing its servicing obligations, the Master Servicer will pay all reasonable and customary “out-of-pocket” costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Properties, (ii) any environmental audit, (iii) any enforcement or judicial proceedings, including foreclosures and (iv) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage. Each such expenditure will constitute a “Servicing Advance.”

The Master Servicer’s right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, released mortgaged property proceeds, insurance proceeds, condemnation proceeds and such other amounts as may be collected by the Master Servicer from the related mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed. The Master Servicer may recover at any time from amounts in the collection account the amount of any Servicing Advance that the Master Servicer deems nonrecoverable or that remains unreimbursed to the Master Servicer from the related liquidation proceeds after the final liquidation of the related Mortgage Loan. See “Description of the Certificates—Allocation of Available Funds.”

The Pooling and Servicing Agreement provides that the Master Servicer or the Trustee, on behalf of the Trust, may enter into a facility with any person which provides that such person (an “Advancing Person”) may directly or indirectly fund Advances and/or Servicing Advances, although no such facility will reduce or otherwise affect the Master Servicer’s obligation to fund such Advances and/or Servicing Advances. Such facility will not require the consent of the certificateholders. Any Advances and/or Servicing Advances made by an Advancing Person would be reimbursed to the Advancing Person in the same manner as reimbursements would be made to the Master Servicer if such advances were funded by the Master Servicer.

POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement, a form of which is filed as an exhibit to the Registration Statement. A Current Report on Form 8-K relating to the Certificates containing a copy of the Pooling and Servicing Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission following the initial issuance of the Certificates. The Trust created under the Pooling and Servicing Agreement will consist of (i) all of the Depositor’s right, title and interest in the Mortgage Loans, the related Mortgage Notes, Mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement, (v) the Net WAC Rate Carryover Reserve Account, (vi) the rights of the Depositor under the Mortgage Loan Purchase Agreement and (vii) the right to any Net Swap Payment and any Swap Termination Payment made by the Interest Rate Swap Provider and deposited into the Swap Account.

The NIMS Insurer, if any, will be a third party beneficiary of the Pooling and Servicing Agreement to the extent set forth in the Pooling and Servicing Agreement. In addition, the NIMS Insurer, if any, will have several rights under the Pooling and Servicing Agreement including, but not limited to, the rights set forth under “Risk Factors—Rights of the NIMS Insurer May Negatively Impact the Class A and Mezzanine Certificates” in this free writing prospectus.

Reference is made to the prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Pooling and Servicing Agreement and the Class A and Mezzanine Certificates. The Depositor will provide to a prospective or actual certificateholder without charge, on written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to Argent Securities Inc., 1100 Town & Country Road, Suite 1100, Orange, California 92868, Attention: Capital Markets.

Assignment of the Mortgage Loans

The Depositor will deliver to the Trustee (or to a custodian on the Trustee’s behalf) with respect to each Mortgage Loan (i) the mortgage note endorsed without recourse in blank to reflect the transfer of the Mortgage Loan, (ii) the original mortgage with evidence of recording indicated thereon and (iii) an assignment of the mortgage in recordable form endorsed in blank without recourse, reflecting the transfer of the Mortgage Loan. The Depositor will not cause to be recorded any assignment of mortgage which relates to a Mortgage Loan in any jurisdiction (except with respect to any Mortgage Loan located in the State of Maryland) unless such failure to record would result in a withdrawal or a downgrading by any Rating Agency of the rating on any class of Certificates; provided, however, upon the occurrence of certain events set forth in the Pooling and Servicing Agreement, each such assignment of mortgage will be recorded, or submitted for recording by the Seller, at the Seller’s expense (or, if the Seller is unable to pay the cost of recording the assignments of mortgage, such expense will be paid by the Trustee, which expense will be reimbursed by the Trust) as set forth in the Pooling and Servicing Agreement.

The Seller will make certain representations and warranties as of the Closing Date as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan (e.g., the Principal Balance and the Mortgage Rate). In addition, the Seller will represent and warrant, among other things that at the time of transfer to the Depositor: (i) the Seller has transferred or assigned all of its right, title and interest in each Mortgage Loan and the related documents, free of any lien; (ii) each Mortgage Loan complied, at the time of origination, in all material respects with applicable local, state and/or federal laws and (iii) the Mortgage Loans are not subject to the requirements of the Homeownership Act and no Mortgage Loan is subject to, or in violation of, any applicable state or local law, ordinance or regulation similar to the Homeownership Act. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan and related documents, the Seller will have a period of 90 days after the earlier of discovery or receipt of written notice of the breach to effect a cure. If the breach cannot be cured within the 90 day period, the Seller will be obligated to repurchase or replace the affected Mortgage Loan in the manner described in the prospectus, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreement. The same procedure and limitations that are set forth above for the substitution or repurchase of Deleted Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or repurchase of a Deleted Mortgage Loan as a result of a breach of a representation or warranty in the Mortgage Loan Purchase Agreement that materially and adversely affects the interests of the Certificateholders.

Mortgage Loans required to be transferred to the Seller as described in the preceding paragraphs are referred to as “Deleted Mortgage Loans.”

Servicing and Other Compensation and Payment of Expenses

The principal compensation to be paid to the Master Servicer in respect of its servicing activities for the Certificates will be equal to accrued interest at the Servicing Fee Rate of 0.500% per annum with respect to each Mortgage Loan for each calendar month on the same principal balance on which interest on such Mortgage Loan accrues for such calendar month (the “Servicing Fee”). As additional servicing compensation, the Master Servicer is entitled to retain all ancillary income, including late charges, NSF fees, reconveyance fees and assumption fees (with the exception of prepayment charges, which will be distributed to the holders of the Class P Certificates) to the extent collected from mortgagors, together with any interest or other income earned on funds held in the collection account and any escrow accounts.

The Master Servicer is obligated to offset any Prepayment Interest Shortfall on any Distribution Date to the extent of its aggregate Servicing Fee for such Distribution Date (such amount is referred to herein as “Compensating Interest”). The Master Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the mortgage pool and incurred by the Master Servicer in connection with its responsibilities under the Pooling and Servicing Agreement and is entitled to reimbursement therefor as provided in the Pooling and Servicing Agreement. See “Description of the Securities—Retained Interest; Servicing or Administration Compensation and Payment of Expenses” in the prospectus for information regarding expenses payable by the Master Servicer and “Federal Income Tax Consequences” herein regarding certain taxes payable by the Master Servicer.

Events of Default and Removal of Servicer or Master Servicer

The circumstances under which the Master Servicer may be removed are set forth under “Description of the Securities—Events of Default” in the prospectus. In addition to those events, the Master Servicer may be removed if cumulative losses on the Mortgage Loans exceed the level specified below for the applicable period:

Months (following the Closing Date)	Cumulative Loss (%)
37-48	4.75
49-60	6.25
61-72	7.50
73 and thereafter	8.00

In the event of an Event of Default regarding the Master Servicer, the Trustee will become the successor master servicer under the Pooling and Servicing Agreement (or, the Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, petition a court of competent jurisdiction to appoint any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor master servicer as are set forth in the Pooling and Servicing Agreement) and will assume all future responsibilities and liabilities of the Master Servicer as successor master servicer.

The Trustee will be required to notify certificateholders and the rating agencies of any event of a default by the Master Servicer actually known to a responsible officer of the Trustee and of the appointment of any successor master servicer.

All reasonable out-of-pocket servicing transfer costs will be paid by the predecessor master servicer, as applicable, upon presentation of reasonable documentation of such costs, and if such predecessor master servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor master servicer (in which case the successor master servicer shall be entitled to reimbursement therefor from the assets of the Trust).

The Pooling and Servicing Agreement provides that the Master Servicer may pledge its servicing rights under the Pooling and Servicing Agreement to one or more lenders. No such pledge will reduce or otherwise affect the Master Servicer’s servicing obligations under the Pooling and Servicing Agreement. Upon an event of default by the Master Servicer under the Pooling and Servicing Agreement, the Trustee may remove the Master Servicer as the Master Servicer and the Trustee will, or under certain circumstances, the Master Servicer or its designee may appoint a successor master servicer. In any event, the successor master servicer must meet the requirements for successor master servicers under the Pooling and Servicing Agreement.

Master Servicer’s Limitations on Liability

The Master Servicer will not be liable to the Trust or the Certificateholder for any action taken, or for refraining from the taking of any action, in good faith or for errors in judgment. This limitation on liability does not protect the Master Servicer and any director, officer, employee or agent of the Master Servicer from liability in connection with willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties. The terms of the Pooling and Servicing Agreement will provide that the Master Servicer will be indemnified and held harmless by the Trust against any loss, liability, or expense incurred by the Master Servicer in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates other than any loss, liability or expense (i) incurred by the Master’s Servicer’s willful misfeasance, bad faith or negligence in the performance of the Master Servicer’s duties under the Pooling and Servicing Agreement or (ii) by reason of reckless disregard, of the Master Servicer’s obligations and duties under the Pooling and Servicing Agreement. The Master Servicer will not be under any obligation to appear in, prosecute or defend any legal action unless: (i) such action relates to the Master Servicer’s duties under the Pooling and Servicing Agreement; or (ii) the Master Servicer deems such action necessary or desirable. In the event that the Master Servicer appears in, prosecutes or defends any legal action, the Pooling and Servicing Agreement will provide that the Master Servicer and any director, officer, employee or agent of the Master Servicer will be reimbursed from the Trust for all costs.

See “Description of the Securities—Matters Regarding the Master Servicer and the Depositor” in the prospectus.

Certain Matters Regarding the Master Servicer

The Master Servicer may delegate its duties and obligations under the Pooling and Servicing Agreement to a sub-servicer, with the consent of the NIMS Insurer, as long as such delegation would not result in a withdrawal or a downgrade by any Rating Agency of the ratings on any Class of Certificates.

See “Description of the Securities- Description of Sub-Servicing” in the prospectus.

As set forth in the Pooling and Servicing Agreement, the Master Servicer is permitted to resign from its obligations and duties only upon determination that its duties are no longer permissible under applicable law, or with the written consent of the Trustee, the NIMS Insurer and written confirmation from each Rating Agency (which confirmation will be furnished to the Depositor, the NIMS Insurer and the Trustee) that its resignation will not cause the Rating Agency to reduce the then current rating of the Class A Certificates or the Mezzanine Certificates. See “Description of the Securities- Matters Regarding the Master Servicer and Depositor.”

Servicing of Delinquent Mortgage Loans

The Master Servicer will be required to act with respect to delinquent Mortgage Loans in accordance with procedures set forth in the Pooling and Servicing Agreement. These procedures, as followed with respect to any delinquent Mortgage Loan, may, among other things, result in (i) foreclosing on such Mortgage Loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure, (iii) granting the mortgagor under such Mortgage Loan a modification or forbearance or (iv) accepting payment from the mortgagor under such Mortgage Loan of an amount less than the principal balance of such Mortgage Loan in final satisfaction of such Mortgage Loan. However, following these procedures may not lead to the alternative that would result in the recovery by the Trust of the highest net present value of proceeds on such Mortgage Loan or otherwise to the alternative that is in the best interests of the certificateholders.

Optional Purchase of Delinquent Mortgage Loans

As to any Mortgage Loan which is delinquent in payment by 90 days or more, the NIMS Insurer, if any, may, at its option and in accordance with the terms of the Pooling and Servicing Agreement, purchase such Mortgage Loan from the Trust at a purchase price for such Mortgage Loan generally equal to par plus accrued interest. In addition, the Master Servicer will have the option to purchase from the Trust Mortgage Loans that are delinquent in payment 90 days or more at a purchase price for such Mortgage Loan generally equal to par plus accrued interest, under certain circumstances set forth in the Pooling and Servicing Agreement and, with respect to each such delinquent Mortgage Loan, during certain prescribed time periods relating to the length of time such Mortgage Loan has been delinquent, in each case as set forth in the Pooling and Servicing Agreement.

Trustee’s Limitations of Liability and Indemnification

The Pooling and Servicing Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee’s performance in accordance with the provisions of the Pooling and Servicing Agreement) incurred by the Trustee in connection with any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling and Servicing Agreement, other than any loss, liability or expense (i) resulting from a breach of the Master Servicer’s obligations and duties under the Pooling and Servicing Agreement (for which the Trustee receives indemnity from the Master Servicer), (ii) that constitutes a specific liability of the Trustee under the Pooling and Servicing Agreement or (iii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee’s duties under the Pooling and Servicing Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee’s obligations and duties under the Pooling and Servicing Agreement. In addition, the Pooling and Servicing Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be reimbursed from the Trust for all costs associated with the transfer of servicing in the event of a Master Servicer Event of Default (as defined in the Pooling and Servicing Agreement).

Removal and Termination of Trustee

If at any time the Trustee becomes ineligible in accordance with the provisions of the Pooling and Servicing Agreement and fails to resign after written request by the Depositor or the NIMS Insurer, or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or of its respective property is appointed, or any public officer takes charge or control of the Trustee or of its respective property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor or the NIMS Insurer may remove the Trustee and appoint a successor trustee acceptable to the NIMS Insurer by written instrument, in duplicate, which instrument will be delivered to the removed Trustee and to the successor trustee. A copy of such instrument will be delivered to the Certificateholders and the Master Servicer by the Depositor.

The Certificateholders entitled to at least 51% of the voting rights or the NIMS Insurer upon failure of the Trustee to perform its obligations may at any time remove the Trustee and appoint a successor trustee acceptable to the NIMS Insurer by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments will be delivered to the Depositor, one complete set to the removed Trustee and one complete set to the appointed successor. A copy of such instrument will be delivered to the Certificateholders and the Master Servicer by the Depositor.

Upon satisfaction of certain conditions as specified in the Pooling and Servicing Agreement, the Trustee may resign from its duties under the Pooling and Servicing Agreement. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

Reports to Certificateholders

On each Distribution Date, the Trustee will prepare and make available to each holder of a Certificate, a statement based upon information received from the Master Servicer, if applicable, generally setting forth, among other things:

(1)           all amounts received on the Mortgage Loans during the related Due Period and the related Prepayment Period and any amounts received from any other source used to make distributions on the Certificates, separately identifying the source thereof;

(2)           the amount of the distribution made on such Distribution Date to the holders of the Certificates allocable to principal and the amount of the distribution made to the holders of the Class P Certificates allocable to Prepayment Charges;

(3)           the amount of the distribution made on such Distribution Date to the holders of the certificates allocable to interest and the aggregate unpaid accrued interest, if any, on each class of Certificates as of such Distribution Date after giving effect to all distributions and allocations made on such Distribution Date;

(4)           the fees and expenses (including extraordinary expenses) of the Trust accrued and paid on such Distribution Date and to whom such fees and expenses were paid;

(5)           the aggregate amount of Advances for the related Due Period (including the general purpose of such Advance so long as such information is provided to the Trustee by the Master Servicer) and the aggregate amount of unreimbursed Advances and the aggregate amount of Advances reimbursed to the Master Servicer from amounts on deposit in the Collection Account;

(6)           the amount on deposit in the Collection Account, Distribution Account, and any other account maintained for the benefit of the certificateholders as of the previous Distribution Date and of the related Distribution Date, and any material account activity during the period;

(7)           the aggregate principal balance of the Mortgage Loans as of the close of business at the end of the related Due Period and as of the close of business at the end of the prior Due Period;

(8)           the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Determination Date;

(8)           the number and aggregate principal balance of Mortgage Loans (a) delinquent 30-59 days, (b) delinquent 60-89 days, (c) delinquent 90 days or more; (d) as to which foreclosure proceedings have been commenced and (e) with respect to which the related mortgagor has filed for bankruptcy;

(9)           with respect to any mortgaged property acquired on behalf of certificateholders through foreclosure or deed in lieu of foreclosure during the preceding calendar month, the principal balance of the related Mortgage Loan as the related Distribution Date;

(10)         the aggregate principal balance of each class of Certificates (including any class of Certificates not offered hereby) issued by the issuing entity as of such Distribution Date after giving effect to all distributions and allocations made on such Distribution Date, separately identifying any reduction in the principal balance due to the allocation of any Realized Loss or Relief Act shortfalls;

(11)         the aggregate amount any Prepayment Interest Shortfall to the extent not covered by Compensating Interest;

(12)         the Net Monthly Excess Cashflow, the Overcollateralized Amount, the Overcollateralization Target Amount as of such Distribution Date and the Credit Enhancement Percentage for such Distribution Date;

(13)         with respect to Mortgage Loans as to which a final liquidation has occurred, the number of Mortgage Loans, the aggregate unpaid principal balance of such Mortgage Loans and the aggregate amount of proceeds (including liquidation proceeds and insurance proceeds) collected in respect of such Mortgage Loans;

(14)         the respective Pass-Through Rates applicable to each class of Class A Certificates, each class of Mezzanine Certificates and the Class CE Certificates for such Distribution Date and the Pass-Through Rate applicable to each class of Class A Certificates and each class of Mezzanine Certificates for the immediately succeeding Distribution Date;

(15)	the amount on deposit in the Net WAC Carryover Reserve Account;
(16)	whether a Trigger Event is in effect;

(17)         the Net WAC Rate Carryover Amount for the Class A Certificates and the Mezzanine Certificates, if any, for such Distribution Date, the amount remaining unpaid after reimbursements therefor on such Distribution Date; and

(18)	the amount of any Net Swap Payments or Swap Termination Payments.

The Trustee will make available to certificateholders the statement as described above (and, at its option, any additional files containing the same information in an alternative format) each month via the Trustee’s internet website. Assistance in using the website can be obtained by calling the Trustee’s investor relations desk at 1-800-735-7777. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the investor relations desk and indicating such. The Trustee will have the right to change the way statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee will provide timely and adequate notification to all above parties regarding any such changes.

The Trustee also will be entitled to rely on, but will not be responsible for, the content or accuracy of any information provided by third parties for purposes of preparing the monthly statements and may affix to that statement any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party to the pooling and servicing agreement).

The primary source of information available to investors concerning the Class A Certificates and Mezzanine Certificates will be the monthly statements made available via the Trustee’s internet website, which will include information as to the outstanding Certificate Principal Balance of the Class A Certificates and Mezzanine Certificates. Also, investors may read and copy any Form 10-D, Form 10-K or Form 8-K at the SEC’s Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also makes any such materials filed electronically available at the following website: http://www.sec.gov.

Any Form 10-D, Form 10-K or Form 8-K will be filed on behalf of the Issuing Entity will be signed by the Depositor. In addition Form 10-D will include, among other things, any material breaches of representations and warranties regarding the Mortgage Loans, any modifications or waivers of a Trigger Event and status of the applicable form of credit enhancement.

Copies of the Trust’s Annual Reports on Form 10-K, Distribution Reports on Form 10-D and Current Reports on Form 8-K, and any amendments to those reports, will be made available to investors by calling the investor relations desk as soon as reasonably practicable after such material is electronically filed with, or furnished to the Securities and Exchange Commission.

In addition, within a reasonable period of time after the end of each calendar year, the Trustee will prepare and deliver to each holder of a certificate of record during the previous calendar year and the NIMS Insurer a statement containing information necessary to enable holders of the certificates to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

Voting Rights

At all times, 98% of all voting rights will be allocated among the holders of the Class A, Mezzanine and Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates, 1% of all voting rights will be allocated among the holders of the Class P Certificates and 1% of all voting rights will be allocated among the holders of the Residual Certificates in proportion to the percentage interests in such classes evidenced by their respective Certificates.

Modifications to the Pooling and Servicing Agreement

The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee with the consent of the NIMS Insurer, if any, and without the consent of the Certificateholders in order to: (i) cure any ambiguity or defect, (ii) correct, modify or supplement any provisions (including to give effect to the expectations of Certificateholders) or (iii) make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, provided that such action will not adversely affect the interests of the Certificateholders evidenced by an opinion of counsel or confirmation from the rating agencies that such amendment will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates.

The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicer, the NIMS Insurer and the Trustee with the consent of the NIMS Insurer and the Certificateholders entitled to at least 66% of the Voting Rights for the purpose of either adding, changing, or eliminating any provisions of the Pooling and Servicing Agreement or of modifying the rights of the Certificateholders; however, no such amendment may: (i) reduce the amount of, or delay the timing of, payments received on Mortgage Loans or (ii) adversely affect in any material respect the interests of the Certificateholders.

None of the Depositor, the Master Servicer nor the Trustee may enter into an amendment of the Pooling and Servicing Agreement that would: (i) significantly change the permitted activities of the Trust fund without the consent of the NIMS Insurer and the Certificateholders that represent more than 50% of the aggregate Certificate Principal Balance of all Certificates or (ii) have a material adverse affect on the Interest Rate Swap Provider without the prior written consent of the Interest Rate Swap Provider. The Trustee will make available a copy of any such amendment to each Certificateholder.

Evidence as to Compliance

The Master Servicer is required to deliver to the Depositor and the Rating Agencies by not later than March 1st of each year, starting in March 2007, an officer’s certificate stating that (i) a review of the activities of the Master Servicer during the preceding calendar year and of performance under the Pooling and Servicing Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status of such default.

In addition, notwithstanding anything in the prospectus to the contrary, the Pooling and Servicing Agreement will generally provide that on or before March 1, 2007, each party participating in the servicing function will provide to the Depositor and the Trustee a report on an assessment of compliance with the applicable minimum servicing criteria established in Item 1122(d) of Regulation AB (the “AB Servicing Criteria”) and each such party will provide such reports annually for so long as the Issuing Entity is required to file such reports. The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Pooling and Servicing Agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Termination

The circumstances under which the obligations created by the Pooling and Servicing Agreement will terminate in respect of the Certificates are described in “Description of the Securities—Termination of the Trust Fund and Disposition of Trust Fund Assets” in the prospectus. The holders of the Class CE Certificates, the Master Servicer or the NIMS Insurer, if any, will have the right to purchase all remaining Mortgage Loans and any properties acquired in respect thereof and thereby effect early retirement of the Certificates on any Distribution Date following the Due Period during which the aggregate principal balance of the Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust at the time of purchase is reduced to an amount less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the “Optional Termination Date”). In the event the holders of the Class CE Certificates, the Master Servicer or the NIMS Insurer, if any, exercises such option, the purchase price payable in connection therewith generally will be equal to the sum of (x) the fair market value of the Mortgage Loans and such properties, plus accrued interest for each Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which such repurchase price is distributed, together with any amounts due to the Master Servicer for servicing compensation at the Servicing Fee Rate and any unreimbursed Advances and servicing advances and (y) any Swap Termination Payment owed to the Interest Rate Swap Provider not due to a Swap Provider Trigger Event pursuant to the Swap Agreement. However, this option may be exercised only if (i) the fair market value of the Mortgage Loans and REO Properties is at least equal to the aggregate principal balance of the Mortgage Loans and the appraised value of the REO Properties and (ii) the termination price is sufficient to pay all interest accrued on, as well as amounts necessary to retire the principal balance of, the notes guaranteed by the NIMS Insurer and any amounts owed to the NIMS Insurer at the time the option is exercised. Proceeds from such repurchase will be included in Available Funds and will be distributed to the holders of the Certificates in accordance with the Pooling and Servicing Agreement.

In the event that such option is exercised, the portion of the purchase price allocable to the Class A and Mezzanine Certificates of each class will be, to the extent of available funds:

(i)	100% of the then outstanding Certificate Principal Balance of the Class A and Mezzanine Certificates, plus
(ii)	one month’s interest on the then outstanding Certificate Principal Balance thereof at the then applicable Pass-Through Rate for such class, plus
(iii)

any previously accrued but undistributed interest thereon to which the holders of such Certificates are entitled, together with the amount of any Net WAC Rate Carryover Amounts (payable to and from the Net WAC Rate Carryover Reserve Account or the Swap Account); plus

(iv)	in the case of the Mezzanine Certificates, any previously undistributed Allocated Realized Loss Amount.

The holders of the Residual Certificates will pledge any amount received by such holders in a termination in excess of par to the holders of the Class CE Certificates. In no event will the Trust created by the Pooling and

Servicing Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Pooling and Servicing Agreement. See “Description of the Securities—Termination of the Trust Fund and Disposition of Trust Fund Assets” in the prospectus.

FEDERAL INCOME TAX CONSEQUENCES

One or more elections will be made to treat designated portions of the Trust (exclusive of the Net WAC Rate Carryover Reserve Account, the Swap Account and the Interest Rate Swap Agreement) as a real estate mortgage investment conduit (a “REMIC”) for federal income tax purposes. Upon the issuance of the Class A and Mezzanine Certificates, Thacher Proffitt & Wood LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each REMIC elected by the Issuing Entity will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the “Code”).

For federal income tax purposes, (i) the Residual Certificates will consist of components, each of which will represent the sole class of “residual interests” in each REMIC elected by the Trust and (ii) the Class A and Mezzanine Certificates (exclusive of any right of the holder of the Class A and Mezzanine Certificates to receive payments from the Net WAC Rate Carryover Reserve Account or the Swap Account in respect of the Net WAC Rate Carryover Amount or the obligation to make payments to the Swap Account), the Class CE and Class P Certificates will represent the “regular interests” in, and generally will be treated as debt instruments of, a REMIC. See “Federal Income Tax Consequences—REMICs” in the prospectus.

For federal income tax reporting purposes, the Offered Certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at the Prepayment Assumption. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. See “Federal Income Tax Consequences—REMICs” in the prospectus.

The Internal Revenue Service (the “IRS”) has issued regulations (the “OID Regulations”) under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. See “Federal Income Tax Consequences—REMICs” in the prospectus.

Each holder of a Class A or Mezzanine Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from either the Net WAC Rate Carryover Reserve Account or the Swap Account in respect of the related Net WAC Rate Carryover Amount or the obligation to make payments to the Swap Account. The Net WAC Rate Carryover Reserve Account, the Swap Agreement and the Swap Account are not assets of any REMIC. The REMIC regular interest corresponding to a Class A or Mezzanine Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Net WAC Pass-Through Rate computed for this purpose by limiting the Base Calculation Amount (multiplied by 250) of the Interest Rate Swap Agreement to the aggregate principal balance of the Mortgage Loans and (ii) any Swap Termination Payment will be treated as being payable solely from Net Monthly Excess Cashflow. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to a Class A or Mezzanine Certificate may exceed the actual amount of distributions on the Class A or Mezzanine Certificate.

The treatment of amounts received by a holder of a Class A or Mezzanine Certificate under such holder’s right to receive the Net WAC Rate Carryover Amount, will depend on the portion, if any, of such holder’s purchase price allocable thereto. Under the REMIC Regulations, each holder of a Class A or Mezzanine Certificate must allocate its purchase price for the Class A or Mezzanine Certificate among its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount in accordance with the relative fair market values of each property right. The Trustee will, as required, treat payments made to the holders of the Class A and Mezzanine Certificates with respect to the Net WAC Rate Carryover Amount, as includible in income based on the regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The OID Regulations provide that the Trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust’s allocation. For tax reporting purposes, the Trustee may, as required, treat the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of Net WAC Rate Carryover Amounts with respect to the Class A and Mezzanine Certificates as having more than a de minimis value. Upon request, the Trustee will make available information regarding such amounts as has been provided to it. Under the REMIC Regulations, the Trustee is required to account for the REMIC regular interest and the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the related Net WAC Rate Carryover Amount as discrete property rights. Holders of the Class A and Mezzanine Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Class A and Mezzanine Certificates will be unable to use the integration method provided for under such regulations with respect to those Certificates. If the Trustee’s treatment of payments of the Net WAC Rate Carryover Amount is respected, ownership of the right to the Net WAC Rate Carryover Amount will entitle the owner to amortize the separate price paid for the right to the related Net WAC Rate Carryover Amount under the Notional Principal Contract Regulations.

Any payments made to a beneficial owner of a Class A or Mezzanine Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of any Net WAC Rate Carryover Amounts, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Class A or Mezzanine Certificate to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Swap Account pursuant to the Swap Administration Agreement, and such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to any Net WAC Rate Carryover Amounts for such taxable year. Although not clear, net income or a net deduction with respect to the Net WAC Rate Carryover Amount should be treated as ordinary income or as an ordinary deduction. Holders of the Class A and Mezzanine Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to a Swap Termination Payment.

Because a beneficial owner of any Net WAC Rate Carryover Amounts will be required to include in income the amount deemed to have been paid by such owner, but may not be able to deduct that amount from income, a beneficial owner of a Class A or Mezzanine Certificate may have income that exceeds cash distributions on the Class A or Mezzanine Certificate, in any period and over the term of the Class A or Mezzanine Certificate. As a result, the Class A or Mezzanine Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to any Net WAC Rate Carryover Amounts would be subject to the limitations described above.

Upon the sale of a Class A or Mezzanine Certificate, the amount of the sale allocated to the selling certificateholder’s right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to the related Class A or Mezzanine Certificate, as the case may be. A holder of a Class A or Mezzanine Certificate will have gain or loss from such a termination of the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount.

Gain or loss realized upon the termination of the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

It is possible that the right to receive payments in respect of the Net WAC Rate Carryover Amounts could be treated as a partnership among the holders of all of the Certificates, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Net WAC Rate Carryover Amount. Holders of the Class A and Mezzanine Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.

The REMIC regular interest component of each Class A and Mezzanine Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Class A and Mezzanine Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Notional Principal Contract component of each Regular Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Regular Certificates generally may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

Because the Net WAC Rate Carryover Amount is treated as separate rights of the Class A and Mezzanine Certificates not payable by any REMIC elected by the Trust, such rights will not be treated as qualifying assets for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or REMIC. In addition, any amounts received from the Net WAC Rate Carryover Reserve Account and the Swap Account will not be qualifying real estate income for real estate investment trusts or qualifying income for REMICs.

It is not anticipated that any REMIC elected by the Issuing Entity will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on any REMIC elected by the Trust, such tax will be borne (i) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement, (ii) by the Master Servicer, if the Master Servicer has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement and (iii) otherwise by the Trust, with a resulting reduction in amounts otherwise distributable to holders of the Class A and Mezzanine Certificates. See “Description of the Securities” and “Federal Income Tax Consequences REMICs” in the prospectus. The responsibility for filing annual federal information returns and other reports will be borne by the Trustee. See “Federal Income Tax Consequences—REMICs” in the prospectus.

For further information regarding the federal income tax consequences of investing in the Class A and Mezzanine Certificates, see “Federal Income Tax Consequences—REMICs” in the prospectus.

SECONDARY MARKET

There is currently no secondary market for the Class A and Mezzanine Certificates and there can be no assurance that a secondary market for the Class A and Mezzanine Certificates will develop or, if it does develop, that it will continue. Each Underwriter intends to establish a market in the classes of Offered Certificates purchased by it, but no Underwriter has any obligation to do so. The primary source of information available to investors concerning the Class A and Mezzanine Certificates will be the monthly reports made available via the Trustee’s internet website, which will include information as to the outstanding Certificate Principal Balance of the Class A and Mezzanine Certificates. There can be no assurance that any additional information regarding the Class A and Mezzanine Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Class A and Mezzanine Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Class A and Mezzanine Certificates may adversely affect the liquidity of the Class A and Mezzanine Certificates, even if a secondary market for the Offered Certificates becomes available.

LEGAL OPINIONS

Certain legal matters relating to the Class A and Mezzanine Certificates will be passed upon for the Depositor by Thacher Proffitt & Wood LLP, New York, New York and for the Underwriters by McKee Nelson LLP.

RATINGS

It is a condition to the issuance of the Certificates that the Offered Certificates receive the following ratings from Fitch Ratings (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. (“S&P” and together with Fitch and Moody’s, the “Rating Agencies”):

Offered Certificates	Fitch	Moody’s	S&P
A-1	AAA	Aaa	AAA
A-2A	AAA	Aaa	AAA
A-2B	AAA	Aaa	AAA
A-2C	AAA	Aaa	AAA
A-2D	AAA	Aaa	AAA
M-1	AA+	Aa1	AA+
M-2	AA+	Aa2	AA+
M-3	AA	Aa3	AA
M-4	AA-	A1	AA
M-5	A+	A2	A+
M-6	A	A3	A+
M-7	A-	Baa1	A
M-8	BBB+	Baa2	BBB+
M-9	BBB+	Baa3	BBB+
M-10	BBB-	Ba1	BBB-

The ratings of the Rating Agencies assigned to asset-backed pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. The rating process addresses structural and legal aspects associated with the Certificates, including the nature of the underlying Mortgage Loans. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the distribution of the Net WAC Rate Carryover Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

The Depositor has not requested that any rating agency rate the Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates as stated above.

LEGAL INVESTMENT

The Class A and Mezzanine Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).

The Depositor makes no representations as to the proper characterization of any class of Class A and Mezzanine Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Class A and Mezzanine Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Class A and Mezzanine Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Class A and Mezzanine Certificates constitutes a legal investment or is subject to investment, capital or other restrictions. See “Legal Investment” in the prospectus.

ERISA CONSIDERATIONS

A fiduciary of any ERISA plan, IRA, Keogh plan or government plan, collectively referred to here as “benefit plans,” or any insurance company, whether through its general or separate accounts, or any other person investing benefit plan assets of any benefit plan, should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. Each certificate owner of a Class A or Mezzanine Certificate or any interest therein will (i) be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that it is not a plan investor or (ii) provide the Trustee with an Opinion of Counsel on which the Depositor, the Trustee and the Master Servicer may rely, that the purchase of a Class A or Mezzanine Certificate (a) is permissible under applicable law, (b) will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and (c) will not subject the Depositor, the Trustee or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement, which Opinion of Counsel will not be an expense of the Depositor, the Trustee or the Master Servicer.

If any Offered Certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted certificate owner will be treated as the certificate owner of that Class A or Mezzanine Certificate, retroactive to the date of transfer to the purported certificate owner. Any purported certificate owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the conditions described in the preceding paragraph will indemnify and hold harmless the Depositor, the Trustee, the Master Servicer, any subservicer, and the Trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

Any benefit plan fiduciary that proposes to cause a benefit plan to purchase a Certificate should consult with its counsel with respect to the potential applicability to such investment of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the proposed investment. For further information regarding the ERISA considerations of investing in the Certificates, see “Considerations for Benefit Plan Investors” in the prospectus.

$2,207,606,000 (Approximate)

Asset-Backed Pass-Through Certificates, Series 2006-W1

Issuing Entity

Argent Securities Inc.

Depositor

Ameriquest Mortgage Company

Seller, Sponsor and Master Servicer

FREE WRITING PROSPECTUS

Citigroup	BNP PARIBAS

You should rely only on the information contained or incorporated by reference in this free writing prospectus and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Asset-Backed Pass-Through Certificates, Series 2006-W1 in any state where the offer is not permitted.

We do not claim that the information in this free writing prospectus and prospectus is accurate as of any date other than the dates stated on the respective covers.

January 26, 2006

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the Offered Certificates will be available only in book-entry form. Investors in the Offered Certificates may hold such Offered Certificates through any of DTC, Clearstream or Euroclear. The Offered Certificates will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositories of Clearstream and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Offered Certificates will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Offered Certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Offered Certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

Investors electing to hold their Offered Certificates through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Offered Certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Offered Certificates will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Participants. When Offered Certificates are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Offered Certificates against payment. Payment will include interest accrued on the Offered Certificates from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period, and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant’s account against delivery of the Offered Certificates. After settlement has been completed, the Offered Certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Offered Certificates will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Offered Certificates are credited to their account one day later. As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Offered Certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the Offered Certificates were credited to their accounts. However, interest on the Offered Certificates would accrue from the value date. Therefore, in many cases the investment income on the Offered Certificates earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds. Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Offered Certificates to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Offered Certificates are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to credit the Offered Certificates to the DTC Participant’s account against payment. Payment will include interest accrued on the Offered Certificates from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Offered Certificates from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

(a)           borrowing through Clearstream or Euroclear for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)           borrowing the Offered Certificates in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Offered Certificates sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c)           staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Offered Certificates holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Certificate Owners or his agent.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure.

The Certificate Owner of a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the Trust and one or more United States persons have authority to control all substantial decisions of the Trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Offered Certificates. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Offered Certificates.

ANNEX II

ASSUMED MORTGAGE LOAN CHARACTERISTICS

2006-W1

Prosup Replines

ARSI 2006-W1

Annex II

Assumed Mortgage Loan Characteristics

Group	Cut Off Date Balance ($)	Gross Mortgage Rate (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original Mos. To Next Adj. Date (months)	Gross Margin (%)	Initial Periodic Rate Cap (%)	Periodic Rate Cap (%)	Minimum Mortgage Rate (%)	Maximum Mortgage Rate (%)	Original IO Term (months)
1	146,284,719.58	8.49113	360	358	24	5.77692	2.00000	1.00000	8.49250	14.49113	N/A
1	339,304.03	7.95000	360	357	24	6.00000	2.00000	1.00000	7.95000	13.95000	N/A
1	2,634,142.62	8.72542	360	358	24	6.00000	2.00000	1.00000	8.72542	14.72542	N/A
1	6,962,755.21	8.52092	360	358	24	6.00000	2.00000	1.00000	8.52092	14.52092	N/A
1	2,286,520.58	8.49487	360	358	24	5.00802	2.00000	1.00000	8.49487	14.49487	N/A
1	251,639.53	7.70000	360	358	24	6.00000	2.00000	1.00000	7.70000	13.70000	N/A
1	361,701.19	8.44029	360	359	24	6.00000	2.00000	1.00000	8.44029	14.44029	N/A
1	623,577.23	8.62559	360	358	24	6.00000	2.00000	1.00000	8.62559	14.62559	N/A
1	294,074.82	9.37840	360	359	24	6.00000	2.00000	1.00000	9.37840	15.37840	N/A
1	32,020,297.46	8.58526	360	358	24	6.00000	2.00000	1.00000	8.58526	14.58526	N/A
1	4,503,266.60	8.20429	360	357	24	6.00000	2.00000	1.00000	8.20429	14.20429	N/A
1	436,242.26	7.77495	360	359	24	6.00000	2.00000	1.00000	7.77495	13.77495	N/A
1	16,636,134.83	8.71407	360	358	24	6.00000	2.00000	1.00000	8.71407	14.71407	N/A
1	12,367,361.73	8.44737	360	358	24	6.00000	2.00000	1.00000	8.44737	14.44737	N/A
1	15,277,943.68	8.25073	360	359	24	6.00000	2.00000	1.00000	8.25073	14.25073	N/A
1	274,112,611.33	7.89302	360	358	24	5.99924	2.00000	1.00000	7.89677	13.89302	N/A
1	366,939.32	6.61478	313	307	24	6.00000	2.00000	1.00000	6.61478	12.61478	N/A
1	188,050,395.79	8.08038	359	358	36	5.53299	2.00000	1.00000	8.08159	14.08038	N/A
1	2,207,142.57	8.22745	360	359	36	6.00000	2.00000	1.00000	8.22745	14.22745	N/A
1	601,874.50	8.82890	360	359	36	6.00000	2.00000	1.00000	8.82890	14.82890	N/A
1	4,806,893.26	8.30760	360	358	36	6.04074	2.00000	1.00000	8.33748	14.30760	N/A
1	477,239.04	8.85285	360	358	36	6.00000	2.00000	1.00000	8.85285	14.85285	N/A
1	1,039,686.88	8.41011	360	358	36	6.00000	2.00000	1.00000	8.41011	14.41011	N/A
1	565,698.47	8.65706	360	358	36	6.00000	2.00000	1.00000	8.65706	14.65706	N/A
1	183,899.49	9.00000	360	359	36	6.00000	2.00000	1.00000	9.00000	15.00000	N/A
1	7,501,448.76	8.71237	360	358	36	6.00000	2.00000	1.00000	8.71237	14.71237	N/A
1	732,184.55	8.24353	360	356	36	6.00000	2.00000	1.00000	8.26744	14.24353	N/A
1	115,139.01	9.15000	360	359	36	6.00000	2.00000	1.00000	9.15000	15.15000	N/A
1	2,351,402.47	8.92145	360	359	36	6.00000	2.00000	1.00000	8.92145	14.92145	N/A
1	106,933.15	8.35000	360	359	36	6.00000	2.00000	1.00000	8.35000	14.35000	N/A
1	2,756,634.87	8.28644	360	358	36	6.00000	2.00000	1.00000	8.28644	14.28644	N/A
1	345,272.08	9.01388	360	359	36	6.00000	2.00000	1.00000	9.01388	15.01388	N/A
1	826,288.34	7.91937	360	358	36	6.00000	2.00000	1.00000	7.91937	13.91937	N/A
1	48,879,508.02	7.72904	360	358	36	6.00000	2.00000	1.00000	7.74033	13.72904	N/A
1	1,268,450.00	6.86948	360	356	24	6.00000	2.00000	1.00000	6.96162	12.86948	24
1	186,400.00	5.95000	360	355	24	6.00000	2.00000	1.00000	6.00000	11.95000	24
1	178,642.89	8.55000	360	355	24	6.00000	2.00000	1.00000	8.55000	14.55000	24
1	149,364.00	8.00000	360	357	24	6.00000	2.00000	1.00000	8.00000	14.00000	24
1	3,742,834.77	6.62459	360	356	24	6.00000	2.00000	1.00000	6.67132	12.62459	24
1	2,403,718.16	6.68816	360	355	36	5.49160	2.00000	1.00000	6.74653	12.68816	36
1	203,000.00	7.00000	360	356	36	6.00000	2.00000	1.00000	7.00000	13.00000	36
1	600,450.00	7.46749	360	356	36	6.00000	2.00000	1.00000	7.46749	13.46749	36
1	747,500.00	7.42043	360	356	36	6.00000	2.00000	1.00000	7.42043	13.42043	36
1	12,538,615.46	7.37584	360	358	24	5.50661	2.00000	1.00000	7.38876	13.37584	60
1	1,660,844.29	7.45417	360	358	24	6.00000	2.00000	1.00000	7.45417	13.45417	60
1	140,000.00	7.12500	360	358	24	6.00000	2.00000	1.00000	7.12500	13.12500	60
1	659,753.00	7.19987	360	358	24	6.00000	2.00000	1.00000	7.19987	13.19987	60

1	3,704,148.50	7.64118	360	358	24	6.00000	2.00000	1.00000	7.69423	13.64118	60
1	77,087,731.37	6.96064	360	358	24	6.00000	2.00000	1.00000	6.96830	12.96064	60
1	22,625,567.63	7.25347	360	359	36	5.73221	2.00000	1.00000	7.25347	13.25347	60
1	342,018.68	7.88110	360	359	36	6.00000	2.00000	1.00000	7.88110	13.88110	60
1	157,500.00	6.25000	360	358	36	6.00000	2.00000	1.00000	6.25000	12.25000	60
1	741,250.00	7.16900	360	359	36	6.00000	2.00000	1.00000	7.16900	13.16900	60
1	173,000.00	6.55000	360	359	36	6.00000	2.00000	1.00000	6.55000	12.55000	60
1	14,079,033.62	6.70733	360	359	36	6.00000	2.00000	1.00000	6.72963	12.70733	60
1	2,698,857.34	7.54551	180	178	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	119,659.31	8.20000	180	179	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	100,425.17	6.75000	180	179	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	127,095.99	6.95000	180	179	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	1,778,430.97	7.86575	180	179	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	2,041,704.33	7.15658	240	239	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	448,357.83	6.90463	240	238	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	187,988.33	7.65000	240	237	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	1,169,105.08	6.64060	240	239	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	64,263,825.04	7.96334	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	299,746.72	6.85000	360	359	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	503,632.18	8.39092	360	359	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	944,961.77	7.34394	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	219,029.46	8.81902	360	355	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	715,202.50	7.79107	360	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	337,416.11	9.11229	360	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	116,010.26	10.65000	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	3,560,287.92	8.28818	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	1,779,033.24	8.03600	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	328,625.75	8.15733	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	2,902,139.17	8.45766	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	15,079,348.03	7.06185	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	4,791,451.02	8.01281	360	359	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	174,813.48	7.25000	360	359	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	1,799,218.43	7.98970	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	70,672,145.34	7.33856	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	1,091,746.00	7.85345	360	358	N/A	N/A	N/A	N/A	N/A	N/A	60
1	345,301.44	5.95000	360	357	N/A	N/A	N/A	N/A	N/A	N/A	60
1	1,756,750.00	6.85976	360	359	N/A	N/A	N/A	N/A	N/A	N/A	60
2	100,437,764.16	8.54373	359	358	24	5.86876	2.00000	1.00000	8.54542	14.54373	N/A
2	766,645.06	7.67045	360	359	24	6.00000	2.00000	1.00000	7.67045	13.67045	N/A
2	314,836.11	9.24838	360	357	24	6.00000	2.00000	1.00000	9.24838	15.24838	N/A
2	238,232.99	8.90000	360	358	24	6.00000	2.00000	1.00000	8.90000	14.90000	N/A
2	2,033,178.31	8.30693	360	358	24	6.00000	2.00000	1.00000	8.30693	14.30693	N/A
2	438,546.71	8.62507	360	359	24	6.00000	2.00000	1.00000	8.62507	14.62507	N/A
2	813,311.26	10.35782	360	359	24	6.00000	2.00000	1.00000	10.35782	16.35782	N/A
2	7,638,525.34	8.31754	360	358	24	6.00000	2.00000	1.00000	8.31754	14.31754	N/A
2	1,847,304.12	7.82228	360	358	24	6.00000	2.00000	1.00000	7.82228	13.82228	N/A
2	4,816,650.73	8.57074	360	359	24	6.00000	2.00000	1.00000	8.57074	14.57074	N/A
2	727,725.66	9.89587	360	359	24	6.00000	2.00000	1.00000	9.89587	15.89587	N/A
2	4,347,749.35	8.25931	360	358	24	6.00000	2.00000	1.00000	8.25931	14.25931	N/A
2	26,202,401.05	8.12679	360	359	24	6.00000	2.00000	1.00000	8.12679	14.12679	N/A
2	262,924,564.09	7.64720	360	358	24	6.00060	2.00000	1.00000	7.65263	13.64720	N/A
2	94,451,258.88	7.95381	360	358	36	5.74612	2.00000	1.00000	7.95494	13.95381	N/A
2	1,479,049.03	8.42325	360	359	36	6.00000	2.00000	1.00000	8.42325	14.42325	N/A
2	1,010,015.62	8.65443	360	359	36	6.00000	2.00000	1.00000	8.65443	14.65443	N/A
2	157,404.25	7.55000	360	359	36	6.00000	2.00000	1.00000	7.55000	13.55000	N/A
2	1,993,230.67	7.86475	360	359	36	6.00000	2.00000	1.00000	7.86475	13.86475	N/A

2	586,078.03	8.43381	360	359	36	6.00000	2.00000	1.00000	8.43381	14.43381	N/A
2	208,873.64	7.55054	360	357	36	6.00000	2.00000	1.00000	7.55054	13.55054	N/A
2	131,240.22	8.50000	360	358	36	6.00000	2.00000	1.00000	8.50000	14.50000	N/A
2	712,723.42	7.99945	360	358	36	6.00000	2.00000	1.00000	7.99945	13.99945	N/A
2	1,612,318.82	7.41811	360	359	36	6.00000	2.00000	1.00000	7.41811	13.41811	N/A
2	33,637,930.01	7.34658	360	359	36	6.00902	2.00000	1.00000	7.37201	13.34658	N/A
2	2,718,999.63	7.45565	360	356	24	5.40015	2.00000	1.00000	7.45565	13.45565	24
2	229,416.30	7.25000	360	354	24	6.00000	2.00000	1.00000	7.25000	13.25000	24
2	526,375.00	7.53313	360	355	24	6.00000	2.00000	1.00000	7.53313	13.53313	24
2	8,888,429.59	6.81473	360	356	24	6.00000	2.00000	1.00000	6.84170	12.81473	24
2	2,360,329.00	7.45443	360	356	36	5.12696	2.00000	1.00000	7.45443	13.45443	36
2	1,849,500.00	6.64269	360	356	36	6.00000	2.00000	1.00000	6.64269	12.64269	36
2	56,721,649.65	7.95979	360	359	24	5.92420	2.00000	1.00000	7.96228	13.95979	60
2	213,599.18	7.60000	360	358	24	6.00000	2.00000	1.00000	7.60000	13.60000	60
2	1,484,071.00	7.89806	360	358	24	6.00000	2.00000	1.00000	7.89806	13.89806	60
2	117,988.00	8.17500	360	359	24	6.00000	2.00000	1.00000	8.17500	14.17500	60
2	164,000.00	6.99000	360	358	24	6.00000	2.00000	1.00000	6.99000	12.99000	60
2	488,800.00	6.34984	360	357	24	6.00000	2.00000	1.00000	6.34984	12.34984	60
2	89,200.00	6.20000	360	359	24	6.00000	2.00000	1.00000	6.20000	12.20000	60
2	37,714,853.62	7.20753	360	358	24	6.00000	2.00000	1.00000	7.21209	13.20753	60
2	321,934,099.49	6.96804	360	358	24	6.00000	2.00000	1.00000	6.97916	12.96804	60
2	39,865,628.17	7.58114	360	359	36	5.90512	2.00000	1.00000	7.58146	13.58114	60
2	295,995.97	6.05000	360	356	36	6.00000	2.00000	1.00000	6.05000	12.05000	60
2	686,250.00	6.05000	360	359	36	6.00000	2.00000	1.00000	6.05000	12.05000	60
2	203,860.00	7.95000	360	358	36	6.00000	2.00000	1.00000	7.95000	13.95000	60
2	148,800.00	6.45000	360	358	36	6.00000	2.00000	1.00000	6.45000	12.45000	60
2	154,400.00	6.00000	360	359	36	6.00000	2.00000	1.00000	6.00000	12.00000	60
2	590,450.00	6.59434	360	359	36	6.00000	2.00000	1.00000	6.59434	12.59434	60
2	25,253,320.71	6.77051	360	359	36	6.00757	2.00000	1.00000	6.79575	12.77051	60
2	1,048,188.29	8.08161	180	180	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	284,589.57	7.16722	180	179	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	2,251,432.02	6.63122	180	178	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	688,709.41	7.67588	240	239	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	664,368.94	6.80000	240	238	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	240,618.58	8.78986	240	239	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	64,888.27	7.90000	240	239	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	712,202.29	6.76206	240	239	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	37,067,853.84	9.14733	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	254,726.13	9.10000	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	161,463.58	7.55149	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	100,000.00	7.55000	360	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	545,208.68	8.21761	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	1,116,915.76	7.76926	360	353	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	173,294.05	8.11747	360	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	701,827.13	8.23430	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	13,056,242.17	7.26768	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	1,676,748.27	7.95639	360	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	433,594.57	7.00000	360	355	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	1,587,396.48	7.33773	360	359	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	51,899,313.36	7.17963	360	359	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	412,000.00	8.50000	360	359	N/A	N/A	N/A	N/A	N/A	N/A	60
2	412,350.00	7.87104	360	358	N/A	N/A	N/A	N/A	N/A	N/A	60
2	4,708,123.00	6.55160	360	358	N/A	N/A	N/A	N/A	N/A	N/A	60

ANNEX III

COLLATERAL STATISTICS

ARGENT SECURITIES INC., ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2006-W1

-------------------------------------------------------------------------------
                              COLLATERAL STATISTICS
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                       DESCRIPTION OF THE TOTAL COLLATERAL
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                               COLLATERAL SUMMARY
-------------------------------------------------------------------------------
Statistics  given below are for the Mortgage Loans in the pool as of the Cut-off
Date.  Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of Debt-to-Income and FICO, which are determined at origination).

                                                         SUMMARY STATISTICS        RANGE (IF APPLICABLE)

NUMBER OF MORTGAGE LOANS                                       10,442

AGGREGATE CURRENT PRINCIPAL BALANCE                      $2,273,538,631.06
AVERAGE CURRENT PRINCIPAL BALANCE                           $217,730.19           $19,991.05 - $849,590.64

AGGREGATE ORIGINAL PRINCIPAL BALANCE                     $2,275,720,066.00
AVERAGE ORIGINAL PRINCIPAL BALANCE                          $217,939.10           $20,000.00 - $ 850,000.00

FULLY AMORTIZING MORTGAGE LOANS                               100.00%

1ST LIEN                                                       98.75%

WEIGHTED AVG. GROSS COUPON                                     7.732%                 5.500% - 12.450%

WEIGHTED AVG. ORIGINAL TERM (MONTHS)                            359                      180 - 360
WEIGHTED AVG. REMAINING TERM (MONTHS)                           357                      173 - 360

WEIGHTED AVG. MARGIN(ARM LOANS ONLY)                           5.906%                 3.750% - 7.125%

WEIGHTED AVG. MAXIMUM RATE (ARM LOANS ONLY)                   13.738%                11.500% - 18.250%

WEIGHTED AVG. MINIMUM RATE (ARM LOANS ONLY)(1)                 7.744%                 5.750% - 12.250%

WEIGHTED AVG. ORIGINAL LTV (2)                                 82.48%                 7.83% - 100.00%

WEIGHTED AVG. BORROWER FICO                                     623                      500 - 816

GEOGRAPHIC DISTRIBUTION (TOP 5)                          California   33.40%
                                                         Florida      12.15%
                                                         Arizona       7.00%
                                                         Illinois      6.85%
                                                         New York      6.75%

--------------------------------------------------------------------------------
(1) In cases where the minimum  mortgage rate for any  adjustable-rate  Mortgage
Loan is lower than its applicable  margin,  the applicable margin is used as its minimum mortgage rate.

(2) The  loan-to-value("OLTV")  of a first-lien  mortgage at any given time is a fraction,  expressed as a  percentage,  the  numerator of which is the principal balance of the mortgage loan at the date of origination  and the  denominator of which is the lesser of the sales price of the related mortgage  property and its appraised  value  determined  in an  appraisal  obtained  by the  originator  at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction,  expressed as a percentage  the  numerator of which is
(i) the sum of (a) the  principal  balance of such  mortgage loan at the date of origination plus (b) the outstanding  balance of the senior mortgage loan at the date of origination  of such mortgage loan and the  denominator of which is (ii)
the lesser of the sales price of the related mortgage property and its appraised value  determined in an appraisal  obtained by the  originator at origination of the mortgage loan.

--------------------------------------------------------------------------------
                       DESCRIPTION OF THE TOTAL COLLATERAL
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                         COLLATERAL TYPE
-----------------------------------------------------------------------------------------------------------------------------------
COLLATERAL TYPE             NUMBER        PRINCIPAL        % OF PRINCIPAL     REMAINING    DEBT-TO-  GROSS     FICO      OLTV(1)
                            OF             BALANCE            BALANCE          TERM TO     INCOME
                            MORTGAGE      AS OF THE            AS OF           MATURITY             COUPON
                              LOANS    CUT-OFF DATE ($)   THE CUT-OFF DATE     (MONTHS)      (%)      (%)                 (%)
--------------------------- ----------- -------------- --------------------- ------------- -------- -------- -------- -------------

2 YR/6MO LIB                  4,513     929,306,666.94        40.87              358        39.41    8.071     601       83.34
2 YR/6MO LIB - 2YR IO           56       17,888,912.18         0.79              356        42.05    6.921     663       85.48
2 YR/6MO LIB - 5YR IO         1,625     514,719,353.56        22.64              358        40.88    7.113     669       81.29
3 YR/6MO LIB                  1,904     397,527,763.84        17.48              358        40.03    7.971     603       82.87
3 YR/6MO LIB - 3YR IO           22        8,164,497.16         0.36              356        45.07    7.031     658       87.10
3 YR/6MO LIB - 5YR IO          331      105,317,074.78         4.63              359        40.57    7.171     674       82.75
FIXED RATE                    1,966     291,888,092.16        12.84              351        39.59    7.718     618       81.03
FIXED RATE - 5YR IO             25        8,726,270.44         0.38              358        41.43    6.907     671       77.40
--------------------------- ----------- -------------- --------------------- ------------- -------- -------- -------- -------------
TOTAL:                        10,442    2,273,538,631.06      100.00             357        39.98    7.732     623       82.48
-----------------------------------------------------------------------------------------------------------------------------------

1 Original LTV if first lien, combined LTV if second lien.

-----------------------------------------------------------------------------------------------------------------------------------
                                                PRINCIPAL BALANCES AT ORIGINATION*
-----------------------------------------------------------------------------------------------------------------------------------
RANGE OF                    NUMBER        PRINCIPAL        % OF PRINCIPAL     REMAINING    DEBT-TO-  GROSS     FICO      OLTV(1)
                            OF             BALANCE            BALANCE          TERM TO     INCOME
PRINCIPAL BALANCES          MORTGAGE      AS OF THE            AS OF           MATURITY             COUPON
AT ORIGINATION ($)            LOANS    CUT-OFF DATE ($)   THE CUT-OFF DATE     (MONTHS)      (%)      (%)                 (%)
--------------------------- ----------- -------------- --------------------- ------------- -------- -------- -------- -------------

0.01 - 25,000.00                45         1,039,407.00         0.05             350        41.20   10.071     648       100.00
25,000.01 - 50,000.00          179         6,575,351.00         0.29             358        42.87   10.128     656       99.91
50,000.01 - 100,000.00        1,903      150,441,367.00         6.61             354        36.80    8.609     604       84.31
100,000.01 - 150,000.00       2,199      275,505,847.00        12.11             356        38.83    8.150     608       81.96
150,000.01 - 200,000.00       1,686      293,608,683.00        12.90             358        39.33    7.882     611       81.68
200,000.01 - 250,000.00       1,122      250,785,641.00        11.02             358        39.82    7.733     618       82.49
250,000.01 - 300,000.00        824       225,700,568.00         9.92             358        39.93    7.670     626       82.65
300,000.01 - 350,000.00        622       201,647,621.00         8.86             358        40.97    7.546     630       83.16
350,000.01 - 400,000.00        599       225,096,380.00         9.89             358        40.70    7.477     634       82.49
400,000.01 - 450,000.00        439       186,255,394.00         8.18             358        40.98    7.539     630       82.71
450,000.01 - 500,000.00        310       147,744,866.00         6.49             357        40.98    7.480     639       82.32
500,000.01 - 550,000.00        170        89,164,624.00         3.92             358        40.80    7.245     641       82.59
550,000.01 - 600,000.00        129        74,103,501.00         3.26             358        40.70    7.317     650       83.57
600,000.01 - 650,000.00         87        54,411,982.00         2.39             358        39.98    7.384     631       82.03
650,000.01 - 700,000.00         57        38,529,926.00         1.69             356        41.07    7.216     626       79.30
700,000.01 - 750,000.00         28        20,344,564.00         0.89             352        40.68    7.606     600       80.18
750,000.01+                     43        34,764,344.00         1.53             354        43.71    7.417     607       78.87
--------------------------- ----------- ---------------- ------------------- ------------- -------- -------- -------- -------------
TOTAL:                        10,442    2,275,720,066.00       100.00            357        39.97    7.732     623       82.48
------------------------------------------------------------------------------------------------------------------------------------

1 Original LTV if first lien, combined LTV if second lien.
*Based on the original balances of the Mortgage Loans.

--------------------------------------------------------------------------------
                       DESCRIPTION OF THE TOTAL COLLATERAL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                              PRINCIPAL BALANCE AS OF THE CUT-OFF DATE
-----------------------------------------------------------------------------------------------------------------------------------
RANGE OF PRINCIPAL          NUMBER        PRINCIPAL        % OF PRINCIPAL     REMAINING    DEBT-TO-  GROSS     FICO      OLTV(1)
                            OF             BALANCE            BALANCE          TERM TO     INCOME
BALANCES AS OF THE          MORTGAGE      AS OF THE            AS OF           MATURITY             COUPON
CUT-OFF DATE ($)              LOANS    CUT-OFF DATE ($)   THE CUT-OFF DATE     (MONTHS)      (%)      (%)                 (%)
------------------------- ------------- ---------------- ----------------- --------------- --------- -------- -------- -------------

0.01 - 25,000.00               46          1,062,916.92        0.05             350         41.15    10.123     648        100.00
25,000.01 - 50,000.00         178          6,544,046.34        0.29             358         42.89    10.119     656        99.91
50,000.01 - 100,000.00       1,907       150,650,056.37        6.63             354         36.80     8.606     604        84.30
100,000.01 - 150,000.00      2,198       275,260,249.84       12.11             356         38.83     8.151     608        81.97
150,000.01 - 200,000.00      1,686       293,420,734.02       12.91             358         39.34     7.880     611        81.67
200,000.01 - 250,000.00      1,119       249,936,416.43       10.99             358         39.82     7.735     618        82.49
250,000.01 - 300,000.00       825        225,832,843.91        9.93             358         39.94     7.668     626        82.65
300,000.01 - 350,000.00       622        201,552,875.84        8.87             358         40.97     7.545     630        83.16
350,000.01 - 400,000.00       600        225,362,535.42        9.91             358         40.65     7.476     634        82.51
400,000.01 - 450,000.00       439        186,202,939.91        8.19             358         40.95     7.543     630        82.73
450,000.01 - 500,000.00       308        146,726,502.47        6.45             357         41.07     7.481     640        82.27
500,000.01 - 550,000.00       170         89,106,147.86        3.92             358         40.80     7.245     641        82.59
550,000.01 - 600,000.00       130         74,641,501.38        3.28             358         40.76     7.316     650        83.58
600,000.01 - 650,000.00        87         54,366,441.48        2.39             358         39.98     7.384     631        82.03
650,000.01 - 700,000.00        57         38,511,380.53        1.69             353         41.04     7.191     626        78.94
700,000.01 - 750,000.00        27         19,629,437.37        0.86             358         40.49     7.670     599        80.72
750,000.01+                    43         34,731,604.97        1.53             354         43.71     7.417     607        78.87
------------------------- ------------- ---------------- ----------------- --------------- --------- -------- -------- -------------
TOTAL:                       10,442     2,273,538,631.06      100.00            357         39.98     7.732     623        82.48
------------------------- ------------- ---------------- ----------------- --------------- --------- -------- -------- -------------

1 Original LTV if first lien, combined LTV if second lien.

------------------------------------------------------------------------------------------------------------------------------------
                                                     REMAINING TERM TO MATURITY
-----------------------------------------------------------------------------------------------------------------------------------
RANGE OF MONTHS             NUMBER        PRINCIPAL        % OF PRINCIPAL     REMAINING    DEBT-TO-  GROSS     FICO      OLTV(1)
                            OF             BALANCE            BALANCE          TERM TO     INCOME
                            MORTGAGE      AS OF THE            AS OF           MATURITY             COUPON
REMAINING                   LOANS       CUT-OFF DATE ($)   THE CUT-OFF DATE     (MONTHS)      (%)      (%)                 (%)
------------------------- -----------   --------------   --------------------- ------------- -------- -------- -------- ------------

121 - 180                      59           8,641,333.45       0.38             178         37.41     7.455     626        73.79
181 - 240                      47           7,765,591.00       0.34             239         35.78     7.309     613        77.52
301 - 360                    10,336     2,257,131,706.61      99.28             358         40.00     7.735     623        82.53
------------------------- ------------- ---------------- ----------------- --------------- --------- -------- -------- -------------
TOTAL:                       10,442     2,273,538,631.06      100.00            357         39.98     7.732     623        82.48
------------------------- ------------- ---------------- ----------------- --------------- --------- -------- -------- -------------

1 Original LTV if first lien, combined LTV if second lien.

--------------------------------------------------------------------------------
                       DESCRIPTION OF THE TOTAL COLLATERAL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                           MORTGAGE RATES
------------------------------------------------------------------------------------------------------------------------------------
RANGE OF CURRENT          NUMBER OF        PRINCIPAL        % OF PRINCIPAL       REMAINING     DEBT-TO-    GROSS     FICO   OLTV(1)
                                            BALANCE                               TERM TO      INCOME
MORTGAGE RATES             MORTGAGE        AS OF THE         BALANCE AS OF       MATURITY                  COUPON
(%)                         LOANS       CUT-OFF DATE ($)   THE CUT-OFF DATE      (MONTHS)        (%)        (%)               (%)
------------------------ -------------- ------------------ ------------------ ---------------- --------- ----------- ----- ---------

5.500 - 5.999                 193           63,546,872.79        2.80               356         40.08      5.816     661     78.46
6.000 - 6.499                 699          207,116,154.26        9.11               357         39.88      6.261     648     78.53
6.500 - 6.999                1,526         406,341,501.87        17.87              357         40.50      6.756     641     79.95
7.000 - 7.499                1,497         372,622,238.26        16.39              357         40.92      7.231     636     80.80
7.500 - 7.999                1,852         412,919,643.64        18.16              357         40.19      7.737     618     82.86
8.000 - 8.499                1,212         248,979,366.86        10.95              357         39.80      8.223     609     84.37
8.500 - 8.999                1,289         239,493,048.69        10.53              358         38.94      8.722     596     85.21
9.000 - 9.499                 800          129,390,995.65        5.69               358         38.77      9.209     600     86.79
9.500 - 9.999                 739          109,039,039.90        4.80               358         38.54      9.722     597     87.76
10.000 - 10.499               321           45,080,366.60        1.98               358         39.36      10.207    600     87.59
10.500 - 10.999               163           21,585,967.30        0.95               358         39.13      10.699    601     86.56
11.000 - 11.499               81             9,162,627.53        0.40               358         39.06      11.177    594     85.67
11.500 - 11.999               53             5,761,501.03        0.25               358         42.66      11.699    572     77.29
12.000 - 12.499               17             2,499,306.68        0.11               354         41.92      12.147    549     78.38
------------------------ -------------- ------------------ ------------------ ---------------- --------- ----------- ----- ---------
TOTAL:                      10,442       2,273,538,631.06       100.00              357         39.98      7.732     623     82.48
------------------------ -------------- ------------------ ------------------ ---------------- --------- ----------- ----- ---------

1 Original LTV if first lien, combined LTV if second lien.

------------------------------------------------------------------------------------------------------------------------------------
                                                  ORIGINAL LOAN-TO-VALUE RATIOS(1)
------------------------------------------------------------------------------------------------------------------------------------
RANGE OF ORIGINAL         NUMBER OF        PRINCIPAL        % OF PRINCIPAL       REMAINING     DEBT-TO-    GROSS       FICO  OLTV(2)
                                            BALANCE                               TERM TO       INCOME
LOAN-TO-VALUE              MORTGAGE        AS OF THE         BALANCE AS OF       MATURITY                  COUPON
RATIOS (%)                  LOANS       CUT-OFF DATE ($)   THE CUT-OFF DATE      (MONTHS)        (%)        (%)               (%)
------------------------ ------------- ------------------- ------------------ ---------------- --------- ----------- ----- ---------

0.01 - 25.00                  17             1,968,016.70        0.09               359         36.41      7.103     625     20.79
25.01 - 30.00                 19             2,405,035.22        0.11               359         35.43      7.665     605     27.61
30.01 - 35.00                 18             2,380,210.34        0.10               353         34.64      7.579     583     32.78
35.01 - 40.00                 26             3,111,536.41        0.14               349         35.87      7.766     592     37.60
40.01 - 45.00                 43             7,153,074.87        0.31               349         40.06      7.197     599     42.93
45.01 - 50.00                 73            12,463,209.56        0.55               345         40.42      7.350     589     47.89
50.01 - 55.00                 81            13,635,645.28        0.60               355         38.53      7.341     602     52.45
55.01 - 60.00                 142           27,539,271.28        1.21               358         40.48      7.536     589     57.96
60.01 - 65.00                 246           53,912,135.45        2.37               355         39.79      7.798     580     63.38
65.01 - 70.00                 385           86,343,973.66        3.80               356         40.58      7.902     585     68.83
70.01 - 75.00                 705          158,641,817.02        6.98               357         41.13      7.676     587     74.00
75.01 - 80.00                3,263         833,510,569.78        36.66              358         40.64      7.223     645     79.82
80.01 - 85.00                1,133         255,720,798.15        11.25              357         39.72      7.698     602     84.54
85.01 - 90.00                2,650         538,686,093.01        23.69              357         38.64      8.096     615     89.74
90.01 - 95.00                1,074         231,320,909.28        10.17              358         39.79      8.429     638     94.85
95.01 - 100.00                567           44,746,335.05        1.97               357         41.94      9.701     666     99.96
------------------------ -------------- ------------------ ------------------ ---------------- --------- ----------- ----- ---------
TOTAL:                      10,442       2,273,538,631.06       100.00              357         39.98      7.732     623     82.48
------------------------ -------------- ------------------ ------------------ ---------------- --------- ----------- ----- ---------

(1)The  loan-to-value("OLTV")  of a  first-lien  mortgage at any given time is a fraction,  expressed as a  percentage,  the  numerator of which is the principal balance of the mortgage loan at the date of origination  and the  denominator of which is the lesser of the sales price of the related mortgage  property and its appraised  value  determined  in an  appraisal  obtained  by the  originator  at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction,  expressed as a percentage  the  numerator of which is
(i) the sum of (a) the  principal  balance of such  mortgage loan at the date of origination plus (b) the outstanding  balance of the senior mortgage loan at the date of origination  of such mortgage loan and the  denominator of which is (ii)
the lesser of the sales price of the related mortgage property and its appraised value  determined in an appraisal  obtained by the  originator at origination of the mortgage loan.

2 Original LTV if first lien, combined LTV if second lien.

--------------------------------------------------------------------------------
                       DESCRIPTION OF THE TOTAL COLLATERAL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                      FICO SCORE AT ORIGINATION
------------------------------------------------------------------------------------------------------------------------------------
RANGE OF FICO SCORES    NUMBER OF       PRINCIPAL       % OF PRINCIPAL     REMAINING     DEBT-TO-     GROSS        FICO      OLTV(1)
                                         BALANCE                            TERM TO       INCOME
                         MORTGAGE       AS OF THE       BALANCE AS OF       MATURITY                 COUPON
                          LOANS      CUT-OFF DATE ($)  THE CUT-OFF DATE     (MONTHS)        (%)         (%)                   (%)
---------------------- ------------- ----------------- ----------------- --------------- ----------- ---------- ---------- ---------

500 - 519                   616        112,408,026.32        4.94             358          41.94       8.626       509       77.94
520 - 539                   677        132,199,093.22        5.81             358          41.36       8.456       530       78.93
540 - 559                   867        170,962,930.10        7.52             358          41.11       8.171       550       80.83
560 - 579                   784        149,114,902.63        6.56             357          40.25       8.099       569       80.99
580 - 599                   935        191,792,593.09        8.44             357          39.65       7.941       589       82.44
600 - 619                  1,305       260,857,863.92       11.47             356          39.53       7.688       609       84.31
620 - 639                  1,538       353,306,099.98       15.54             357          40.16       7.540       629       82.51
640 - 659                  1,196       283,196,282.48       12.46             357          39.83       7.442       650       83.12
660 - 679                   817        203,903,190.29        8.97             358          39.91       7.404       669       83.84
680 - 699                   735        181,205,405.93        7.97             357          39.11       7.353       688       84.13
700 - 719                   436        103,116,904.83        4.54             359          38.55       7.497       709       84.00
720 - 739                   259         59,569,570.61        2.62             358          39.48       7.460       729       83.53
740 - 759                   146         37,782,180.21        1.66             358          39.04       7.232       749       83.13
760 - 779                   96          24,919,153.40        1.10             356          36.88       7.444       767       82.47
780 - 799                   30           7,482,135.38        0.33             358          35.71       7.476       788       81.67
800+                         5           1,722,298.67        0.08             359          44.01       7.772       809       86.03
---------------------- -------------- ---------------- ----------------- --------------- ----------- ---------- ---------- ---------
TOTAL:                    10,442      2,273,538,631.06      100.00            357          39.98       7.732       623       82.48
---------------------- -------------- ---------------- ----------------- --------------- ----------- ---------- ---------- ---------
1 Original LTV if first lien, combined LTV if second lien.

------------------------------------------------------------------------------------------------------------------------------------
                                                        DEBT-TO-INCOME RATIO
------------------------------------------------------------------------------------------------------------------------------------
RANGE OF                NUMBER OF       PRINCIPAL       % OF PRINCIPAL     REMAINING     DEBT-TO-     GROSS       FICO      OLTV(1)
                                         BALANCE                            TERM TO       INCOME
DEBT-TO-INCOME          MORTGAGE        AS OF THE       BALANCE AS OF       MATURITY                  COUPON
RATIOS (%)                LOANS     CUT-OFF DATE ($)   THE CUT-OFF DATE     (MONTHS)        (%)        (%)                    (%)
---------------------- -------------- ---------------- ----------------- --------------- ---------- ----------- ---------- ---------

0.01 - 20.00                678        135,046,915.22        5.94             356          13.36      7.943        633       82.84
20.01 - 25.00               428         82,117,658.28        3.61             357          23.21      7.840        627       81.89
25.01 - 30.00               768        143,116,943.78        6.29             357          28.14      7.850        621       81.95
30.01 - 35.00              1,108       215,294,674.62        9.47             357          33.08      7.783        624       82.34
35.01 - 40.00              1,666       359,012,578.17       15.79             357          38.22      7.662        626       82.49
40.01 - 45.00              2,289       512,252,327.63       22.53             358          43.18      7.673        628       83.01
45.01 - 50.00              3,179       753,032,467.73       33.12             358          48.17      7.705        621       83.59
50.01 - 55.00               326         73,665,065.63        3.24             357          53.12      7.892        567       68.78
---------------------- -------------- ---------------- ----------------- --------------- ---------- ----------- ---------- ---------
TOTAL:                    10,442      2,273,538,631.06      100.00            357          39.98      7.732        623       82.48
---------------------- -------------- ---------------- ----------------- --------------- ---------- ----------- ---------- ---------
1 Original LTV if first lien, combined LTV if second lien.

--------------------------------------------------------------------------------
                       DESCRIPTION OF THE TOTAL COLLATERAL
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                     GEOGRAPHIC DISTRIBUTION
-----------------------------------------------------------------------------------------------------------------------------------
STATE                   NUMBER OF       PRINCIPAL       % OF PRINCIPAL     REMAINING     DEBT-TO-     GROSS      FICO     OLTV(1)
                                         BALANCE                            TERM TO       INCOME
                        MORTGAGE        AS OF THE       BALANCE AS OF       MATURITY                  COUPON
                          LOANS     CUT-OFF DATE ($)   THE CUT-OFF DATE     (MONTHS)        (%)        (%)                  (%)
---------------------- ------------ ------------------ ----------------- --------------- ---------- ----------- -------- ----------

California                 2,113       759,334,464.83       33.40             358          41.15      7.297       639      80.64
Florida                    1,427       276,180,992.02       12.15             358          39.20      7.814       626      82.26
Arizona                     913        159,065,676.21        7.00             358          38.63      7.932       623      82.27
Illinois                    796        155,708,689.27        6.85             357          40.44      8.083       609      84.97
New York                    445        153,373,014.44        6.75             356          41.31      7.534       624      82.79
Maryland                    430         97,329,136.50        4.28             358          39.74      7.677       605      80.73
New Jersey                  293         82,480,925.20        3.63             356          40.79      7.926       612      82.15
Texas                       583         65,810,497.07        2.89             349          37.92      8.354       603      84.12
Michigan                    513         61,606,718.79        2.71             358          38.69      8.465       592      86.98
Nevada                      166         40,585,776.65        1.79             359          37.91      7.733       630      82.48
Hawaii                      88          31,765,162.39        1.40             359          40.85      6.966       657      81.43
Massachusetts               113         31,929,793.21        1.40             359          42.28      7.894       629      83.88
Utah                        197         31,767,214.51        1.40             359          37.36      7.990       636      84.98
Missouri                    285         31,479,406.92        1.38             358          37.44      8.580       589      86.41
Pennsylvania                230         31,058,147.41        1.37             355          40.01      8.279       581      82.53
Washington                  146         30,250,389.42        1.33             357          38.44      8.061       607      83.48
Colorado                    140         25,071,193.23        1.10             357          40.39      7.449       627      83.98
Indiana                     259         24,503,968.54        1.08             358          37.24      8.419       613      87.29
Minnesota                   145         23,192,623.68        1.02             358          38.80      8.215       614      86.04
Wisconsin                   167         21,694,993.46        0.95             358          40.62      8.638       595      85.22
Connecticut                 57          14,334,653.01        0.63             359          36.68      8.367       612      83.68
New Mexico                  87          13,268,660.03        0.58             355          37.75      8.240       606      85.12
Oregon                      43          10,152,357.61        0.45             350          37.04      7.834       610      81.08
Tennessee                   87           9,988,431.66        0.44             355          37.16      8.442       573      87.46
Louisiana                   98           9,841,967.97        0.43             357          38.21      8.088       605      86.88
North Carolina              64           8,288,305.79        0.36             355          38.02      8.458       591      87.03
Kentucky                    65           7,393,997.23        0.33             358          37.80      8.478       603      86.03
Oklahoma                    69           7,519,967.16        0.33             353          33.97      8.524       590      86.17
Iowa                        76           7,325,470.41        0.32             358          39.20      8.281       604      84.47
Rhode Island                25           6,117,186.61        0.27             358          38.38      8.014       616      80.40
Alabama                     44           5,557,168.95        0.24             355          37.03      8.109       593      86.78
Georgia                     33           4,857,837.70        0.21             352          37.83      8.049       581      86.62
Kansas                      40           4,009,471.20        0.18             354          42.80      8.748       589      86.40
Delaware                    20           3,957,151.75        0.17             353          37.44      7.688       575      80.06
Nebraska                    34           3,961,783.22        0.17             358          36.43      8.289       603      84.73
Idaho                       22           3,183,111.33        0.14             358          34.88      8.213       594      79.69
Maine                       18           3,163,790.21        0.14             359          42.49      7.545       596      82.08
South Carolina              26           2,919,059.06        0.13             358          38.55      8.309       566      87.50
Alaska                      11           2,523,489.61        0.11             359          43.99      8.150       617      86.13
Mississippi                 23           2,393,159.36        0.11             357          36.22      8.636       595      90.03
New Hampshire               10           2,467,674.98        0.11             359          35.96      8.004       623      79.71
Arkansas                    16           2,340,003.07        0.10             359          35.33      9.305       575      83.88
Wyoming                     10           1,778,272.79        0.08             359          40.41      8.120       599      83.56
Vermont                      5             758,531.97        0.03             358          37.16      8.297       593      89.22
North Dakota                 4             534,813.54        0.02             358          45.67      8.464       592      90.82
South Dakota                 4             405,709.35        0.02             328          47.96      8.008       642      80.43
Montana                      2             307,821.74        0.01             358          42.73      7.789       627      80.00
---------------------- -------------- ---------------- ----------------- --------------- ---------- ----------- -------- ----------
TOTAL:                    10,442      2,273,538,631.06      100.00            357          39.98      7.732       623      82.48
---------------------- -------------- ---------------- ----------------- --------------- ---------- ----------- -------- ----------

1 Original LTV if first lien, combined LTV if second lien.

--------------------------------------------------------------------------------
                       DESCRIPTION OF THE TOTAL COLLATERAL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                          OCCUPANCY STATUS*
------------------------------------------------------------------------------------------------------------------------------------
OCCUPANCY               NUMBER OF       PRINCIPAL       % OF PRINCIPAL      REMAINING      DEBT-TO-     GROSS       FICO     OLTV(1)
                                         BALANCE                             TERM TO        INCOME
                         MORTGAGE       AS OF THE       BALANCE AS OF        MATURITY                  COUPON
STATUS*                   LOANS      CUT-OFF DATE ($)  THE CUT-OFF DATE      (MONTHS)         (%)         (%)                 (%)
---------------------- -------------- ---------------- ----------------- ----------------- ----------- ---------- -------- ---------

Investor                   1,149        186,459,152.44       8.20              357           30.97       8.658      650      86.34
Primary                    9,173      2,059,293,431.55      90.58              357           40.81       7.649      620      82.12
Second Home                 120          27,786,047.07       1.22              358           38.71       7.687      655      83.47
---------------------- -------------- ---------------- ----------------- ----------------- ----------- ---------- -------- ---------
TOTAL:                    10,442      2,273,538,631.06      100.00             357           39.98       7.732      623      82.48
---------------------- -------------- ---------------- ----------------- ----------------- ----------- ---------- -------- ---------

1 Original LTV if first lien, combined LTV if second lien.

*Based on mortgagor representation at origination.

------------------------------------------------------------------------------------------------------------------------------------
                                                         DOCUMENTATION TYPE
------------------------------------------------------------------------------------------------------------------------------------
INCOME  DOCUMENTATION   NUMBER OF       PRINCIPAL       % OF PRINCIPAL      REMAINING      DEBT-TO-     GROSS       FICO     OLTV(1)
                                         BALANCE                             TERM TO       INCOME
                         MORTGAGE       AS OF THE       BALANCE AS OF        MATURITY                  COUPON
                          LOANS      CUT-OFF DATE ($)  THE CUT-OFF DATE      (MONTHS)         (%)         (%)                 (%)
---------------------- -------------- ---------------- ----------------- ----------------- ----------- ---------- -------- ---------

Full Documentation         6,589      1,299,725,692.62      57.17              357           39.85       7.543      610      81.81
Stated Documentation       2,973        760,080,318.18      33.43              358           40.97       8.053      646      83.56
Limited Documentation       880         213,732,620.26       9.40              357           37.19       7.744      624      82.69
---------------------- -------------- ---------------- ----------------- ----------------- ----------- ---------- -------- ---------
TOTAL:                    10,442      2,273,538,631.06     100.00             357           39.98       7.732      623      82.48
---------------------- -------------- ---------------- ----------------- ----------------- ----------- ---------- -------- ---------

1 Original LTV if first lien, combined LTV if second lien.

------------------------------------------------------------------------------------------------------------------------------------
                                                            LOAN PURPOSE
------------------------------------------------------------------------------------------------------------------------------------
PURPOSE                 NUMBER OF       PRINCIPAL       % OF PRINCIPAL      REMAINING      DEBT-TO-     GROSS       FICO     OLTV(1)
                                         BALANCE                             TERM TO       INCOME
                         MORTGAGE       AS OF THE       BALANCE AS OF        MATURITY                  COUPON
                          LOANS      CUT-OFF DATE ($)  THE CUT-OFF DATE      (MONTHS)         (%)         (%)                 (%)
---------------------- -------------- ---------------- ----------------- ----------------- ----------- ---------- -------- ---------

Refinance-Debt             5,411      1,165,338,147.57      51.26              357           40.19       7.688      600      80.45
Consolidation Cash
Out*
Purchase                   4,583      1,029,658,784.52      45.29              358           39.72       7.781      650      84.73
Refinance-Debt
Consolidation No
Cash Out**                  448          78,541,698.97       3.45              354           40.18       7.767      609      83.04
---------------------- -------------- ---------------- ----------------- ----------------- ----------- ---------- -------- ---------
TOTAL:                    10,442      2,273,538,631.06      100.00             357           39.98       7.732      623      82.48
---------------------- -------------- ---------------- ----------------- ----------------- ----------- ---------- -------- ---------

1 Original LTV if first lien, combined LTV if second lien.

* Cash proceeds to the borrower inclusive of debt consolidation  payments exceed
2% or $2,000  of the  original  principal  balance  of the  related  loan.  Also includes all home equity loans originated in Texas with any cash proceeds.

** Cash proceeds to the borrower inclusive of debt consolidation payments do not exceed 2% or $2,000 of the  original  principal  balance  of the  related  loan.
Excludes home equity loans originated in Texas with any cash proceeds.

--------------------------------------------------------------------------------
                       DESCRIPTION OF THE TOTAL COLLATERAL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                            CREDIT GRADE
------------------------------------------------------------------------------------------------------------------------------------
RISK CATEGORY                NUMBER OF      PRINCIPAL       % OF PRINCIPAL      REMAINING     DEBT-TO-     GROSS      FICO   OLTV(1)
                                             BALANCE                             TERM TO       INCOME
                             MORTGAGE       AS OF THE        BALANCE AS OF       MATURITY                  COUPON
                               LOANS     CUT-OFF DATE ($)  THE CUT-OFF DATE      (MONTHS)        (%)        (%)               (%)
--------------------------- ------------ ----------------- ------------------ --------------- ---------- ----------- ----- ---------

I                              7,990      1,752,669,128.51       77.09             357          39.82      7.580     637     83.48
II                             1,606        339,931,938.91       14.95             358          39.97      7.993     585     81.88
III                             412          88,311,574.12       3.88              357          40.49      8.424     563     78.20
IV                              323          70,115,214.13       3.08              358          42.65      8.549     554     71.25
V                               111          22,510,775.39       0.99              358          41.59      10.393    561     65.52
--------------------------- ------------- ---------------- ------------------ --------------- ---------- ----------- ----- ---------
TOTAL:                         10,442     2,273,538,631.06      100.00             357          39.98      7.732     623     82.48
--------------------------- ------------- ---------------- ------------------ --------------- ---------- ----------- ----- ---------

1 Original LTV if first lien, combined LTV if second lien.

------------------------------------------------------------------------------------------------------------------------------------
                                                            PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------
PROPERTY TYPE                NUMBER OF       PRINCIPAL      % OF PRINCIPAL      REMAINING     DEBT-TO-     GROSS     FICO   OLTV(1)
                                              BALANCE                                          INCOME
                                             AS OF THE                           TERM TO
                              MORTGAGE     CUT-OFF DATE      BALANCE AS OF       MATURITY                  COUPON
                               LOANS            ($)        THE CUT-OFF DATE      (MONTHS)        (%)        (%)               (%)
--------------------------- ------------- ---------------- ------------------ --------------- ---------- ----------- ----- ---------

Single Family Detached         7,665      1,622,051,795.26       71.34             357          40.14      7.710     619     82.33
PUD Detached                   1,258        290,014,891.03       12.76             358          39.45      7.823     620     82.79
Two-to Four-Family              630         172,192,588.88       7.57              357          39.99      7.783     639     82.67
Condominium                     836         178,922,486.18       7.87              358          39.41      7.749     646     83.12
PUD Attached                     42           8,759,899.16       0.39              359          38.31      7.532     648     82.99
Single Family Attached           11           1,596,970.55       0.07              357          34.47      7.946     613     85.36
--------------------------- ------------- ---------------- ------------------ --------------- ---------- ----------- ----- ---------
TOTAL:                         10,442     2,273,538,631.06      100.00             357          39.98      7.732     623     82.48
--------------------------- ------------- ---------------- ------------------ --------------- ---------- ----------- ----- ---------

1 Original LTV if first lien, combined LTV if second lien.

------------------------------------------------------------------------------------------------------------------------------------
                                                       PREPAYMENT CHARGE TERM
------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT CHARGE            NUMBER OF      PRINCIPAL       % OF PRINCIPAL      REMAINING     DEBT-TO-     GROSS     FICO   OLTV(1)
                                             BALANCE                             TERM TO      INCOME
TERM AT ORIGINATION          MORTGAGE       AS OF THE        BALANCE AS OF       MATURITY                  COUPON
(MONTHS)                       LOANS     CUT-OFF DATE ($)  THE CUT-OFF DATE      (MONTHS)        (%)        (%)               (%)
--------------------------- ------------- ---------------- ------------------ --------------- ---------- ----------- ----- ---------

No Prepayment Penalty          3,749        779,039,980.36       34.27             357          39.92      8.158     620     83.96
12 Months                       402         122,668,954.33       5.40              357          38.92      7.603     631     80.70
24 Months                      4,702      1,065,589,669.90       46.87             358          40.33      7.529     625     82.34
36 Months                      1,589        306,240,026.47       13.47             355          39.30      7.408     620     79.91
--------------------------- ------------- ---------------- ------------------ --------------- ---------- ----------- ----- ---------
TOTAL:                         10,442     2,273,538,631.06      100.00             357          39.98      7.732     623     82.48
--------------------------- ------------- ---------------- ------------------ --------------- ---------- ----------- ----- ---------

1 Original LTV if first lien, combined LTV if second lien.

------------------------------------------------------------------------------------------------------------------------------------
                                                        CONFORMING BALANCES
------------------------------------------------------------------------------------------------------------------------------------
CONFORMING BALANCE           NUMBER OF      PRINCIPAL       % OF PRINCIPAL     REMAINING     DEBT-TO-     GROSS      FICO    OLTV(1)
                                             BALANCE                            TERM TO      INCOME
                             MORTGAGE       AS OF THE       BALANCE AS OF       MATURITY                  COUPON
                               LOANS     CUT-OFF DATE ($)  THE CUT-OFF DATE     (MONTHS)        (%)         (%)               (%)
--------------------------- ------------- ---------------- ----------------- --------------- ----------- ---------- ------ ---------

Conforming                     9,361      1,742,450,190.70      76.64             357          39.62       7.812     620     82.58
Non-Conforming                 1,081        531,088,440.36      23.36             357          41.13       7.472     633     82.14
--------------------------- ------------- ---------------- ----------------- --------------- ----------- ---------- ------ ---------
TOTAL:                         10,442     2,273,538,631.06      100.00            357          39.98       7.732     623     82.48
--------------------------- ------------- ---------------- ----------------- --------------- ----------- ---------- ------ ---------

1 Original LTV if first lien, combined LTV if second lien.

--------------------------------------------------------------------------------
                       DESCRIPTION OF THE TOTAL COLLATERAL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                         MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE LOANS
------------------------------------------------------------------------------------------------------------------------------------
RANGE OF MAXIMUM             NUMBER OF      PRINCIPAL       % OF PRINCIPAL        REMAINING       DEBT-TO-   GROSS    FICO   OLTV(1)
                                             BALANCE                               TERM TO`        INCOME
                             MORTGAGE       AS OF THE        BALANCE AS OF         MATURITY                  COUPON
MORTGAGE RATES (%)             LOANS     CUT-OFF DATE ($)  THE CUT-OFF DATE        (MONTHS)          (%)       (%)             (%)
---------------------------- ----------- ----------------- ------------------ ------------------- ---------- -------- ----- --------

11.500 - 11.999                  181       59,433,566.36         3.01                358            40.03     5.815   663     78.69
12.000 - 12.499                  582      173,437,660.23         8.79                358            39.70     6.267   649     79.32
12.500 - 12.999                 1,218     339,860,510.75         17.23               358            40.85     6.754   644     80.36
13.000 - 13.499                 1,226     318,386,317.39         16.14               358            41.07     7.232   640     81.42
13.500 - 13.999                 1,552     363,165,854.90         18.41               358            40.19     7.740   620     83.20
14.000 - 14.499                 1,052     227,595,905.73         11.54               358            39.99     8.222   610     84.65
14.500 - 14.999                 1,113     217,728,705.49         11.04               359            39.09     8.725   597     85.53
15.000 - 15.499                  627      114,483,523.48         5.80                358            38.73     9.203   597     86.26
15.500 - 15.999                  516       91,892,062.75         4.66                358            38.02     9.722   591     86.76
16.000 - 16.499                  209       37,809,509.09         1.92                358            38.75    10.207   589     85.61
16.500 - 16.999                  96        16,458,825.58         0.83                359            38.74    10.699   593     83.63
17.000 - 17.499                  40         6,422,922.46         0.33                359            37.18    11.151   576     79.79
17.500 - 17.999                  30         4,112,343.84         0.21                359            43.31    11.685   544     69.62
18.000 - 18.499                   9         2,136,560.41         0.11                359            41.69    12.141   535     74.71
---------------------------- ------------ ---------------- ------------------ ------------------- ---------- -------- ----- --------
TOTAL:                          8,451     1,972,924,268.46      100.00               358            40.03     7.738   624     82.72
---------------------------- ------------ ---------------- ------------------ ------------------- ---------- -------- ----- --------

1 Original LTV if first lien, combined LTV if second lien.

------------------------------------------------------------------------------------------------------------------------------------
                                        MINIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE LOANS*
------------------------------------------------------------------------------------------------------------------------------------
RANGE OF MINIMUM             NUMBER OF      PRINCIPAL       % OF PRINCIPAL        REMAINING       DEBT-TO-   GROSS    FICO   OLTV(1)
                                             BALANCE                               TERM TO`        INCOME
                             MORTGAGE       AS OF THE        BALANCE AS OF         MATURITY                  COUPON
MORTGAGE RATES (%)             LOANS     CUT-OFF DATE ($)  THE CUT-OFF DATE        (MONTHS)         (%)       (%)              (%)
---------------------------- ----------- ----------------- ------------------ ------------------- --------- --------- ----- --------

5.500 - 5.999                     5             795,899.00       0.04                344            40.00     5.897    675    79.50
6.000 - 6.499                    756        231,585,556.07       11.74               358            39.79     6.152    652    79.16
6.500 - 6.999                   1,218       340,047,325.28       17.24               358            40.84     6.754    644    80.37
7.000 - 7.499                   1,228       318,689,274.38       16.15               358            41.07     7.231    640    81.41
7.500 - 7.999                   1,552       363,165,854.90       18.41               358            40.19     7.740    620    83.20
8.000 - 8.499                   1,052       227,595,905.73       11.54               358            39.99     8.222    610    84.65
8.500 - 8.999                   1,113       217,728,705.49       11.04               359            39.09     8.725    597    85.53
9.000 - 9.499                    627        114,483,523.48       5.80                358            38.73     9.203    597    86.26
9.500 - 9.999                    516         91,892,062.75       4.66                358            38.02     9.722    591    86.76
10.000 - 10.499                  209         37,809,509.09       1.92                358            38.75    10.207    589    85.61
10.500 - 10.999                  96          16,458,825.58       0.83                359            38.74    10.699    593    83.63
11.000 - 11.499                  40           6,422,922.46       0.33                359            37.18    11.151    576    79.79
11.500 - 11.999                  30           4,112,343.84       0.21                359            43.31    11.685    544    69.62
12.000 - 12.499                   9           2,136,560.41       0.11                359            41.69    12.141    535    74.71
---------------------------- ------------ ---------------- ------------------ ------------------- ---------- -------- ------ -------
TOTAL:                          8,451     1,972,924,268.46      100.00               358            40.03     7.738    624    82.72
---------------------------- ------------ ---------------- ------------------ ------------------- ---------- -------- ------ -------

* In cases where the minimum mortgage rate for any adjustable-rate Mortgage Loan is lower than its applicable margin, the applicable margin is used as its minimum mortgage rate.
1 Original LTV if first lien, combined LTV if second lien.

------------------------------------------------------------------------------------------------------------------------------------
                                             GROSS MARGINS OF THE ADJUSTABLE-RATE LOANS
------------------------------------------------------------------------------------------------------------------------------------
RANGE OF GROSS               NUMBER OF      PRINCIPAL       % OF PRINCIPAL        REMAINING       DEBT-TO-   GROSS    FICO   OLTV(1)
                                             BALANCE                               TERM TO`        INCOME
                             MORTGAGE       AS OF THE        BALANCE AS OF         MATURITY                  COUPON
MARGINS (%)                    LOANS     CUT-OFF DATE ($)  THE CUT-OFF DATE        (MONTHS)         (%)       (%)              (%)
---------------------------- ----------- ----------------- ------------------ ------------------- --------- --------- ----- --------

3.750 - 3.999                    231         46,024,940.85        2.33                358            39.49     7.894   601     87.63
4.000 - 4.249                    172         38,183,460.99        1.94                357            40.64     7.780   615     86.71
4.500 - 4.749                    19           4,646,316.90        0.24                358            42.46     7.921   581     84.77
6.000 - 6.249                   8,017     1,881,225,057.27       95.35                358            40.02     7.733   624     82.51
6.250 - 6.499                     2             688,827.98        0.03                358            36.08     9.042   597     85.12
6.500 - 6.749                     1             315,700.16        0.02                359            31.00     6.250   611     80.00
6.750 - 6.999                     1             225,000.00        0.01                360            47.00     6.850   714     90.00
7.000 - 7.500                     8           1,614,964.31        0.08                359            37.95     8.170   649     83.61
---------------------------- ------------ ---------------- ------------------ ------------------- ---------- -------- ----- --------
TOTAL:                          8,451     1,972,924,268.46      100.00               358            40.03     7.738   624     82.72
---------------------------- ------------ ---------------- ------------------ ------------------- ---------- -------- ----- --------

1 Original LTV if first lien, combined LTV if second lien.

--------------------------------------------------------------------------------
                       DESCRIPTION OF THE TOTAL COLLATERAL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                       NEXT RATE ADJUSTMENT DATE OF THE ADJUSTABLE-RATE LOANS
------------------------------------------------------------------------------------------------------------------------------------
NEXT RATE ADJUSTMENT     NUMBER OF         PRINCIPAL       % OF PRINCIPAL    REMAINING       DEBT-TO-   GROSS    FICO      OLTV(1)
                                            BALANCE                           TERM TO`        INCOME
                         MORTGAGE          AS OF THE        THE CUT-OFF       MATURITY                 COUPON
DATE                       LOANS       CUT-OFF DATE ($)         DATE          (MONTHS)        (%)        (%)                 (%)
---------------------- -------------- -------------------- --------------- --------------- ----------- -------- -------- -----------

6/1/2007                         2             478,688.40       0.02            353          43.01      6.623     554       86.87
7/1/2007                        70          13,493,946.61       0.68            353          40.68      7.230     586       89.22
8/1/2007                        70          14,464,292.05       0.73            355          40.14      7.169     595       88.86
9/1/2007                       295          58,599,605.96       2.97            356          38.39      7.788     618       87.85
10/1/2007                      592         134,318,318.09       6.81            356          39.59      7.786     618       87.02
11/1/2007                    1,528         406,069,915.45      20.58            358          40.90      7.388     634       82.19
12/1/2007                    2,967         705,513,576.62      35.76            359          39.76      7.813     624       80.96
1/1/2008                       670         128,976,589.50       6.54            360          39.04      8.267     625       84.94
6/1/2008                         2             500,981.67       0.03            353          48.55      6.872     557       88.68
7/1/2008                        24           4,359,126.03       0.22            354          41.14      7.599     596       90.00
8/1/2008                        36           8,344,738.48       0.42            354          43.02      7.387     588       88.42
9/1/2008                       131          29,227,120.78       1.48            356          40.12      7.619     622       87.15
10/1/2008                      258          57,037,421.13       2.89            357          40.55      7.847     605       87.93
11/1/2008                      476         113,092,030.48       5.73            358          40.03      7.546     623       82.78
12/1/2008                    1,049         240,348,623.21      12.18            359          40.33      7.846     617       80.70
1/1/2009                       281          58,099,294.00       2.94            360          39.27      8.154     633       83.94
---------------------- -------------- -------------------- --------------- --------------- ----------- -------- -------- -----------
TOTAL:                       8,451       1,972,924,268.46      100.00           358          40.03      7.738     624       82.72
---------------------- -------------- -------------------- --------------- --------------- ----------- -------- -------- -----------

1 Original LTV if first lien, combined LTV if second lien.

------------------------------------------------------------------------------------------------------------------------------------
                                       INITIAL PERIODIC RATE CAP OF THE ADJUSTABLE-RATE LOANS
------------------------------------------------------------------------------------------------------------------------------------
INITIAL PERIODIC        NUMBER OF         PRINCIPAL       % OF PRINCIPAL    REMAINING       DEBT-TO-   GROSS    FICO      OLTV(1)
                                            BALANCE                           TERM TO`      INCOME
                         MORTGAGE         AS OF THE         THE CUT-OFF       MATURITY                 COUPON
CAP (%)                   LOANS        CUT-OFF DATE ($)         DATE          (MONTHS)        (%)        (%)                 (%)
---------------------- -------------- -------------------- --------------- --------------- ----------- -------- -------- -----------

2.000                      8,451       1,972,924,268.46        100.00           358          40.03      7.738     624       82.72
---------------------- -------------- -------------------- --------------- --------------- ----------- -------- -------- -----------
TOTAL:                     8,451       1,972,924,268.46        100.00           358          40.03      7.738     624       82.72
---------------------- -------------- -------------------- --------------- --------------- ----------- -------- -------- -----------

1 Original LTV if first lien, combined LTV if second lien.

------------------------------------------------------------------------------------------------------------------------------------
                                           PERIODIC RATE CAP OF THE ADJUSTABLE-RATE LOANS
------------------------------------------------------------------------------------------------------------------------------------
PERIODIC                NUMBER OF         PRINCIPAL       % OF PRINCIPAL    REMAINING       DEBT-TO-   GROSS    FICO      OLTV(1)
                                            BALANCE                           TERM TO`      INCOME
                         MORTGAGE         AS OF THE         THE CUT-OFF       MATURITY                 COUPON
CAP (%)                   LOANS        CUT-OFF DATE ($)         DATE          (MONTHS)        (%)        (%)                 (%)
---------------------- ------------- --------------------- --------------- --------------- ----------- -------- -------- -----------

1.000                      8,451       1,972,924,268.46        100.00           358          40.03      7.738     624       82.72
---------------------- -------------- -------------------- --------------- --------------- ----------- -------- -------- -----------
TOTAL:                     8,451       1,972,924,268.46        100.00           358          40.03      7.738     624       82.72
---------------------- -------------- -------------------- --------------- --------------- ----------- -------- -------- -----------

1 Original LTV if first lien, combined LTV if second lien.

------------------------------------------------------------------------------------------------------------------------------------
                                            HISTORICAL DELINQUENCY OF THE MORTGAGE LOANS
------------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT      NUMBER OF         PRINCIPAL        % OF PRINCIPAL    REMAINING     DEBT-TO-     GROSS     FICO      OLTV(1)
                                           BALANCE         BALANCE AS OF      TERM TO       INCOME
                         MORTGAGE         AS OF THE         THE CUT-OFF       MATURITY                 COUPON
(TIMES)                   LOANS        CUT-OFF DATE ($)         DATE          (MONTHS)        (%)        (%)                 (%)
---------------------- -------------- -------------------- --------------- --------------- ----------- -------- -------- -----------

0x30                      10,346       $2,257,343,583.69       99.29            357          39.98      7.733     623       82.43
1x30                        96            $16,195,047.37        0.71            355          39.16      7.645     600       89.11
---------------------- -------------- -------------------- --------------- --------------- ----------- -------- -------- -----------
TOTAL:                    10,442       $2,273,538,631.06       100.00           357          39.98      7.732     623       82.48
---------------------- -------------- -------------------- --------------- --------------- ----------- -------- -------- -----------

1 Original LTV if first lien, combined LTV if second lien.

--------------------------------------------------------------------------------
                      DESCRIPTION OF THE GROUP I COLLATERAL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                         COLLATERAL SUMMARY
------------------------------------------------------------------------------------------------------------------------------------

Statistics  given below are for the Mortgage Loans in the pool as of the Cut-off
Date.  Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of Debt-to-Income and FICO, which are determined at origination).

                                                               SUMMARY STATISTICS                  RANGE (IF APPLICABLE)

NUMBER OF MORTGAGE LOANS                                             6,334

AGGREGATE CURRENT PRINCIPAL BALANCE                            $1,101,049,003.83
AVERAGE CURRENT PRINCIPAL BALANCE                                 $173,831.54                     $19,991.05 - $674,383.84

AGGREGATE ORIGINAL PRINCIPAL BALANCE                           $1,102,241,769.00
AVERAGE ORIGINAL PRINCIPAL BALANCE                                $174,019.86                     $20,000.00 - $675,000.00

FULLY AMORTIZING MORTGAGE LOANS                                     100.00%

1ST LIEN                                                             99.45%

WEIGHTED AVG. GROSS COUPON                                           7.907%                           5.500% - 12.450%

WEIGHTED AVG. ORIGINAL TERM (MONTHS)                                  359                                180 - 360
WEIGHTED AVG. REMAINING TERM (MONTHS)                                 357                                173 - 360

WEIGHTED AVG. MARGIN(ARM LOANS ONLY)                                 5.852%                           3.750% - 7.125%

WEIGHTED AVG. MAXIMUM RATE (ARM LOANS ONLY)                         13.964%                          11.500% - 18.250%

WEIGHTED AVG. MINIMUM RATE (ARM LOANS ONLY) (1)                      7.968%                           5.750% - 12.250%

WEIGHTED AVG. ORIGINAL LTV (2)                                       82.09%                           7.83% - 100.00%

WEIGHTED AVG. BORROWER FICO                                           607                                500 - 802

GEOGRAPHIC DISTRIBUTION (TOP 5):                           California    16.46%
                                                           Florida       10.85%
                                                           Illinois      10.42%
                                                           Arizona        8.36%
                                                           New York       6.93%
---------------------------------------------------------- ----------- --------------- ---------------------------------------------

(1) In cases where the minimum  mortgage rate for any  adjustable-rate  Mortgage
Loan is lower than its applicable  margin,  the applicable margin is used as its minimum mortgage rate.

(2) The  loan-to-value("OLTV")  of a first-lien  mortgage at any given time is a fraction,  expressed as a  percentage,  the  numerator of which is the principal balance of the mortgage loan at the date of origination  and the  denominator of which is the lesser of the sales price of the related mortgage  property and its appraised  value  determined  in an  appraisal  obtained  by the  originator  at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction,  expressed as a percentage  the  numerator of which is
(i) the sum of (a) the  principal  balance of such  mortgage loan at the date of origination plus (b) the outstanding  balance of the senior mortgage loan at the date of origination  of such mortgage loan and the  denominator of which is (ii)
the lesser of the sales price of the related mortgage property and its appraised value  determined in an appraisal  obtained by the  originator at origination of the mortgage loan.

--------------------------------------------------------------------------------
                      DESCRIPTION OF THE GROUP I COLLATERAL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                            COLLATERAL TYPE
------------------------------------------------------------------------------------------------------------------------------------
COLLATERAL TYPE              NUMBER OF        PRINCIPAL         % OF PRINCIPAL      REMAINING    DEBT-TO- GROSS     FICO     OLTV(1)
                                               BALANCE              BALANCE          TERM TO      INCOME
                             MORTGAGE         AS OF THE              AS OF           MATURITY             COUPON
                               LOANS      CUT-OFF DATE ($)     THE CUT-OFF DATE      (MONTHS)      (%)      (%)                 (%)
--------------------------- ------------- ------------------- -------------------- ------------- -------- -------- -------- --------

2 YR/6MO LIB                   3,054        515,759,232.00           46.84             358        39.24    8.175     595       82.98
2 YR/6MO LIB - 2YR IO            23           5,525,691.66            0.50             356        41.30    6.757     670       85.57
2 YR/6MO LIB - 5YR IO           416          95,791,092.62            8.70             358        40.18    7.052     665       81.28
3 YR/6MO LIB                   1,439        261,547,641.25           23.75             358        40.08    8.056     598       82.48
3 YR/6MO LIB - 3YR IO            13           3,954,668.16            0.36             356        44.53    6.961     653       86.18
3 YR/6MO LIB - 5YR IO           149          38,118,369.93            3.46             359        40.71    7.048     669       82.80
FIXED RATE                     1,228        177,158,510.77           16.09             351        39.60    7.625     610       79.08
FIXED RATE - 5YR IO              12           3,193,797.44            0.29             359        39.41    7.101     666       77.12
--------------------------- ------------- ------------------- -------------------- ------------- -------- -------- -------- --------
TOTAL:                         6,334       1,101,049,003.83         100.00             357        39.66    7.907     607       82.09
------------------------------------------------------------------------------------------------------------------------------------

(1)Original LTV if a first lien, Combined LTV if a second lien.

------------------------------------------------------------------------------------------------------------------------------------
                                                   PRINCIPAL BALANCES AT ORIGINATION*
------------------------------------------------------------------------------------------------------------------------------------
RANGE OF                     NUMBER OF        PRINCIPAL         % OF PRINCIPAL      REMAINING    DEBT-TO- GROSS     FICO*    OLTV(1)
                                               BALANCE              BALANCE          TERM TO      INCOME
PRINCIPAL BALANCES           MORTGAGE           AS OF                AS OF           MATURITY             COUPON
AT ORIGINATION ($)             LOANS       ORIGINATION ($)        ORIGINATION       (MONTHS)*     (%)*     (%)*                 (%)
--------------------------- ------------ -------------------- -------------------- ------------- -------- -------- -------- --------

0.01 - 25,000.00                 33             757,728.00          0.07               347        42.50   10.063     655      100.00
25,000.01 - 50,000.00           100           3,643,904.00           0.33              358        44.39   10.136     659       99.86
50,000.01 - 100,000.00         1,433        113,936,863.00           10.34             354        36.71    8.569     598       83.67
100,000.01 - 150,000.00        1,599        199,888,160.00           18.13             357        39.36    8.182     601       81.30
150,000.01 - 200,000.00        1,214        211,040,533.00           19.15             358        39.89    7.942     602       81.12
200,000.01 - 250,000.00         729         162,419,657.00           14.74             357        39.89    7.745     607       82.02
250,000.01 - 300,000.00         441         121,001,994.00           10.98             358        40.37    7.702     610       81.83
300,000.01 - 350,000.00         323         104,887,274.00           9.52              358        40.71    7.601     611       82.76
350,000.01 - 400,000.00         304         114,581,136.00           10.40             357        39.97    7.562     617       81.74
400,000.01 - 450,000.00         108          44,528,220.00           4.04              357        40.65    7.676     616       83.48
450,000.01 - 500,000.00          31          14,849,950.00           1.35              353        40.03    7.571     645       85.53
500,000.01 - 550,000.00          10           5,230,600.00           0.47              358        43.40    7.280     650       85.50
550,000.01 - 600,000.00          3            1,713,500.00           0.16              359        39.91    6.836     656       77.75
600,000.01 - 650,000.00          5            3,087,250.00           0.28              359        35.01    6.680     659       80.55
650,000.01 - 700,000.00          1              675,000.00           0.06              359        45.00    6.450     664       77.59
--------------------------- ------------- ------------------- -------------------- ------------- -------- -------- -------- -------------
TOTAL:                         6,334       1,102,241,769.00         100.00             357        39.66    7.907     607       82.09
--------------------------- ------------- ------------------- -------------------- ------------- -------- -------- -------- -------------

1 Original LTV if first lien, combined LTV if second lien.

*Based on the original balances of the Mortgage Loans.

--------------------------------------------------------------------------------
                      DESCRIPTION OF THE GROUP I COLLATERAL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                              PRINCIPAL BALANCE AS OF THE CUT-OFF DATE
------------------------------------------------------------------------------------------------------------------------------------
RANGE OF PRINCIPAL         NUMBER OF      PRINCIPAL        % OF PRINCIPAL      REMAINING   DEBT-TO-  GROSS     FICO       OLTV(1)
                                           BALANCE             BALANCE          TERM TO    INCOME
BALANCES AS OF THE         MORTGAGE       AS OF THE             AS OF          MATURITY              COUPON
CUT-OFF DATE ($)             LOANS     CUT-OFF DATE ($)   THE CUT-OFF DATE     (MONTHS)      (%)       (%)                  (%)
------------------------- ------------- ---------------- -------------------- ------------ --------- -------- -------- -------------

0.01 - 25,000.00               34           781,601.45           0.07             348       42.39    10.134     655       100.00
25,000.01 - 50,000.00          99         3,615,747.78           0.33             358       44.42    10.121     659        99.86
50,000.01 - 100,000.00       1,436      114,091,604.92          10.36             354       36.72     8.565     599        83.65
100,000.01 - 150,000.00      1,598      199,674,300.15          18.13             357       39.37     8.184     601        81.32
150,000.01 - 200,000.00      1,214      210,907,126.30          19.16             358       39.91     7.940     602        81.11
200,000.01 - 250,000.00       727       161,850,439.00          14.70             358       39.87     7.748     607        82.01
250,000.01 - 300,000.00       442       121,185,708.10          11.01             358       40.39     7.698     609        81.84
300,000.01 - 350,000.00       322       104,482,114.41          9.49              358       40.68     7.606     611        82.75
350,000.01 - 400,000.00       306       115,255,529.21          10.47             357       39.90     7.555     617        81.77
400,000.01 - 450,000.00       106        43,675,561.62          3.97              357       40.85     7.698     616        83.42
450,000.01 - 500,000.00        31        14,830,121.18          1.35              353       40.04     7.571     645        85.53
500,000.01 - 550,000.00        10         5,226,616.13          0.47              358       43.40     7.280     650        85.50
550,000.01 - 600,000.00        3          1,713,041.20          0.16              359       39.91     6.836     656        77.75
600,000.01 - 650,000.00        5          3,085,108.54          0.28              359       35.01     6.680     659        80.55
650,000.01 - 700,000.00        1            674,383.84          0.06              359       45.00     6.450     664        77.59
------------------------- ------------- ---------------- -------------------- ------------ --------- -------- -------- -------------
TOTAL:                       6,334      1,101,049,003.83       100.00             357       39.66     7.907     607        82.09
------------------------- ------------- ---------------- -------------------- ------------ --------- -------- -------- -------------

1 Original LTV if first lien, combined LTV if second lien.

------------------------------------------------------------------------------------------------------------------------------------
                                                     REMAINING TERM TO MATURITY
------------------------------------------------------------------------------------------------------------------------------------
RANGE OF MONTHS            NUMBER OF      PRINCIPAL        % OF PRINCIPAL      REMAINING   DEBT-TO-  GROSS     FICO       OLTV(1)
                                           BALANCE             BALANCE          TERM TO     INCOME
                           MORTGAGE       AS OF THE             AS OF          MATURITY              COUPON
REMAINING                    LOANS     CUT-OFF DATE ($)   THE CUT-OFF DATE     (MONTHS)      (%)       (%)                  (%)
------------------------- ------------ ----------------- -------------------- ------------ --------- -------- -------- -------------

121 - 180                      41           5,057,123.57        0.46              178       33.35     7.708     622        80.25
181 - 240                      36           4,964,675.71        0.45              239       37.13     7.234     603        75.19
301 - 360                    6,257      1,091,027,204.55        99.09             358       39.70     7.911     607        82.13
------------------------- ------------- ---------------- -------------------- ------------ --------- -------- -------- -------------
TOTAL:                       6,334      1,101,049,003.83       100.00             357       39.66     7.907     607        82.09
------------------------- ------------- ---------------- -------------------- ------------ --------- -------- -------- -------------

1 Original LTV if first lien, combined LTV if second lien.

--------------------------------------------------------------------------------
                      DESCRIPTION OF THE GROUP I COLLATERAL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                            MORTGAGE RATE
------------------------------------------------------------------------------------------------------------------------------------
RANGE OF CURRENT         NUMBER OF       PRINCIPAL          % OF PRINCIPAL        REMAINING    DEBT-TO-    GROSS     FICO   OLTV(1)
                                          BALANCE                                  TERM TO      INCOME
MORTGAGE RATES           MORTGAGE        AS OF THE           BALANCE AS OF        MATURITY                 COUPON
(%)                        LOANS      CUT-OFF DATE ($)     THE CUT-OFF DATE       (MONTHS)       (%)        (%)               (%)
------------------------ ----------- ------------------- ---------------------- -------------- --------- ----------- ----- ---------

5.500 - 5.999                84          21,062,858.69            1.91               357        40.42      5.811     649     76.34
6.000 - 6.499                353         84,641,808.85            7.69               356        40.07      6.256     637     76.49
6.500 - 6.999                779        160,250,377.57            14.55              355        40.92      6.764     626     79.37
7.000 - 7.499                800        159,174,473.61            14.46              357        40.54      7.237     620     80.63
7.500 - 7.999               1,157       209,718,905.56            19.05              357        39.68      7.755     605     82.49
8.000 - 8.499                809        134,581,155.91            12.22              357        39.26      8.232     596     83.58
8.500 - 8.999                943        146,891,158.48            13.34              358        38.84      8.722     590     84.50
9.000 - 9.499                527         70,854,810.33            6.44               357        37.94      9.199     590     85.96
9.500 - 9.999                482         61,927,644.70            5.62               357        38.46      9.717     587     86.63
10.000 - 10.499              208         28,982,286.37            2.63               358        38.59      10.216    586     85.63
10.500 - 10.999              108         13,829,753.40            1.26               359        38.85      10.696    592     83.42
11.000 - 11.499              40           4,398,403.20             0.40              358        39.96      11.171    564     77.88
11.500 - 11.999              34           3,386,520.07             0.31              358        42.41      11.731    545     73.46
12.000 - 12.499              10           1,348,847.09             0.12              359        42.39      12.141    548     77.92
------------------------ ------------ ------------------ ---------------------- -------------- --------- ----------- ----- ---------
TOTAL:                      6,334     1,101,049,003.83          100.00               357        39.66      7.907     607     82.09
------------------------ ------------ ------------------ ---------------------- -------------- --------- ----------- ----- ---------

1 Original LTV if first lien, combined LTV if second lien.

------------------------------------------------------------------------------------------------------------------------------------
                                                  ORIGINAL LOAN-TO-VALUE RATIOS(1)
------------------------------------------------------------------------------------------------------------------------------------
RANGE OF ORIGINAL        NUMBER OF       PRINCIPAL          % OF PRINCIPAL        REMAINING    DEBT-TO-   GROSS       FICO   OLTV(2)
                                          BALANCE                                  TERM TO      INCOME
LOAN-TO-VALUE            MORTGAGE        AS OF THE           BALANCE AS OF        MATURITY                 COUPON
RATIOS (%)                 LOANS      CUT-OFF DATE ($)     THE CUT-OFF DATE       (MONTHS)       (%)        (%)               (%)
------------------------ ------------ ------------------ --------------------- --------------- ---------- ----------- ----- --------

0.01 - 25.00                 14          1,732,231.66            0.16               359          36.56      7.069     626     20.99
25.01 - 30.00                18          2,095,289.83            0.19               359          37.12      7.764     600     27.87
30.01 - 35.00                16          2,125,825.88            0.19               359          35.32      7.571     582     32.67
35.01 - 40.00                20          2,412,146.67            0.22               346          38.80      7.738     594     37.56
40.01 - 45.00                33          4,901,376.29            0.45               354          38.59      7.329     602     42.97
45.01 - 50.00                55          9,098,609.56            0.83               351          39.84      7.377     592     47.81
50.01 - 55.00                56          9,448,987.15            0.86               355          39.37      7.362     604     52.48
55.01 - 60.00                117        21,060,595.78            1.91               359          39.79      7.592     590     57.83
60.01 - 65.00                185        34,585,568.30            3.14               357          39.62      7.914     578     63.26
65.01 - 70.00                285        56,246,836.86            5.11               358          40.08      7.938     581     68.80
70.01 - 75.00                521       100,569,531.90            9.13               357          41.87      7.771     583     74.02
75.01 - 80.00               1,406      248,831,774.52           22.60               357          40.40      7.423     614     79.58
80.01 - 85.00                831       153,562,087.86           13.95               357          39.33      7.811     599     84.46
85.01 - 90.00               1,906      325,918,114.68           29.60               357          38.31      8.181     612     89.72
90.01 - 95.00                653       114,123,351.51           10.36               358          39.94      8.420     634     94.81
95.01 - 100.00               218        14,336,675.38            1.30               357          43.54      9.411     654     99.94
------------------------ ------------ ------------------ --------------------- --------------- ---------- ----------- ----- --------
TOTAL:                      6,334     1,101,049,003.83          100.00              357          39.66      7.907     607     82.09
------------------------ ------------ ------------------ --------------------- --------------- ---------- ----------- ----- --------

(1)The  loan-to-value("OLTV")  of a  first-lien  mortgage at any given time is a fraction,  expressed as a  percentage,  the  numerator of which is the principal balance of the mortgage loan at the date of origination  and the  denominator of which is the lesser of the sales price of the related mortgage  property and its appraised  value  determined  in an  appraisal  obtained  by the  originator  at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction,  expressed as a percentage  the  numerator of which is
(i) the sum of (a) the  principal  balance of such  mortgage loan at the date of origination plus (b) the outstanding  balance of the senior mortgage loan at the date of origination  of such mortgage loan and the  denominator of which is (ii)
the lesser of the sales price of the related mortgage property and its appraised value  determined in an appraisal  obtained by the  originator at origination of the mortgage loan.

2 Original LTV if first lien, combined LTV if second lien.

--------------------------------------------------------------------------------
                      DESCRIPTION OF THE GROUP I COLLATERAL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                     FICO SCORE AT ORIGINATION
------------------------------------------------------------------------------------------------------------------------------------
RANGE OF FICO SCORES     NUMBER        PRINCIPAL       % OF PRINCIPAL     REMAINING     DEBT-TO-    GROSS        FICO      OLTV(1)
                           OF           BALANCE                            TERM TO      INCOME
                        MORTGAGE       AS OF THE       BALANCE AS OF       MATURITY                 COUPON
                          LOANS     CUT-OFF DATE ($)  THE CUT-OFF DATE     (MONTHS)        (%)         (%)                   (%)
---------------------- ----------- ------------------ ----------------- --------------- ----------- ---------- ---------- ----------

500 - 519                 482        79,622,867.97          7.23             358          41.95       8.717       510       77.51
520 - 539                 517        86,567,549.62          7.86             358          41.33       8.515       530       78.45
540 - 559                 664       113,218,924.49         10.28             358          41.43       8.172       550       80.88
560 - 579                 613       102,191,664.17          9.28             356          40.27       8.087       569       80.42
580 - 599                 654       110,042,608.15          9.99             357          39.42       7.942       589       81.73
600 - 619                 835       137,776,271.68         12.51             356          39.31       7.697       609       83.28
620 - 639                 802       143,910,812.35         13.07             356          39.79       7.677       629       83.06
640 - 659                 626       115,538,868.16         10.49             357          38.37       7.568       650       83.66
660 - 679                 390        71,204,955.28          6.47             358          38.81       7.554       669       85.11
680 - 699                 344        65,669,990.56          5.96             357          38.01       7.514       688       84.50
700 - 719                 173        34,222,254.80          3.11             359          37.27       7.642       708       84.19
720 - 739                 118        19,526,592.42          1.77             358          36.73       7.891       729       85.69
740 - 759                  55        10,164,922.08          0.92             358          37.79       7.524       748       84.17
760 - 779                  43         8,598,455.79          0.78             350          33.64       7.524       767       82.78
780 - 799                  17         2,630,266.31          0.24             358          38.36       7.643       788       80.45
800+                       1            162,000.00          0.01             360          32.00       7.400       802       90.00
---------------------- ----------- ------------------ ----------------- --------------- ----------- ---------- ---------- ----------
TOTAL:                   6,334     1,101,049,003.83        100.00            357          39.66       7.907       607       82.09
---------------------- ----------- ------------------ ----------------- --------------- ----------- ---------- ---------- ----------

1 Original LTV if first lien, combined LTV if second lien.

------------------------------------------------------------------------------------------------------------------------------------
                                                        DEBT-TO-INCOME RATIO
------------------------------------------------------------------------------------------------------------------------------------
RANGE OF                NUMBER OF       PRINCIPAL       % OF PRINCIPAL     REMAINING     DEBT-TO-    GROSS        FICO      OLTV(1)
                                         BALANCE                            TERM TO      INCOME
DEBT-TO-INCOME           MORTGAGE       AS OF THE       BALANCE AS OF       MATURITY                  COUPON
RATIOS (%)                LOANS      CUT-OFF DATE ($)  THE CUT-OFF DATE     (MONTHS)        (%)         (%)                   (%)
---------------------- -------------- ---------------- ----------------- --------------- ----------- ---------- ---------- ---------

0.01 - 20.00                425        72,831,761.78         6.61             355          13.35       8.168       630       82.31
20.01 - 25.00               257        38,509,474.77         3.50             356          23.06       8.151       618       81.50
25.01 - 30.00               497        78,608,588.66         7.14             357          28.15       8.007       607       81.13
30.01 - 35.00               705       112,459,020.58        10.21             357          33.10       7.894       609       82.20
35.01 - 40.00               989       169,656,080.70        15.41             356          38.18       7.803       609       82.05
40.01 - 45.00              1,313      232,476,886.11        21.11             358          43.17       7.867       610       82.69
45.01 - 50.00              1,903      349,176,199.49        31.71             358          48.24       7.875       604       83.80
50.01 - 55.00               245        47,330,991.74         4.30             357          53.14       7.980       566       68.05
---------------------- -------------- ---------------- ----------------- --------------- ----------- ---------- ---------- ---------
TOTAL:                     6,334      1,101,049,003.83      100.00            357          39.66       7.907       607       82.09
---------------------- -------------- ---------------- ----------------- --------------- ----------- ---------- ---------- ---------

1 Original LTV if first lien, combined LTV if second lien.

--------------------------------------------------------------------------------
                      DESCRIPTION OF THE GROUP I COLLATERAL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                      GEOGRAPHIC DISTRIBUTION
------------------------------------------------------------------------------------------------------------------------------------
STATE                   NUMBER OF       PRINCIPAL       % OF PRINCIPAL      REMAINING     DEBT-TO-    GROSS       FICO     OLTV(1)
                                         BALANCE                                          INCOME
                                        AS OF THE                            TERM TO
                         MORTGAGE     CUT-OFF DATE      BALANCE AS OF        MATURITY                  COUPON
                          LOANS            ($)         THE CUT-OFF DATE      (MONTHS)        (%)         (%)                 (%)
---------------------- -------------- --------------- ------------------- --------------- ----------- ---------- -------- ----------

California                  652        181,219,613.27        16.46            358          40.03       7.422      615      77.64
Florida                     670        119,485,915.23        10.85            358          38.12       7.826      610      80.55
Illinois                    655        114,772,405.08        10.42            357          40.40       8.073      602      84.81
Arizona                     572         92,092,552.78         8.36            358          38.73       7.990      614      81.66
New York                    256         76,293,015.97         6.93            356          41.45       7.519      618      80.65
Maryland                    323         67,216,272.52         6.10            358          40.36       7.748      599      79.93
New Jersey                  204         48,724,169.45         4.43            358          41.10       7.960      602      81.04
Michigan                    416         48,166,135.03         4.37            358          39.24       8.538      589      87.02
Texas                       372         39,688,139.73         3.60            344          38.64       8.169      596      82.44
Missouri                    233         24,994,829.24         2.27            358          37.73       8.650      589      86.61
Pennsylvania                163         21,874,162.63         1.99            357          40.48       8.303      581      82.08
Washington                  108         20,609,520.54         1.87            356          38.45       8.115      604      83.22
Indiana                     228         20,476,938.22         1.86            358          37.26       8.449      608      87.74
Utah                        135         19,555,159.68         1.78            359          38.88       7.988      630      85.93
Hawaii                      56          18,950,604.76         1.72            359          41.24       7.169      647      80.65
Massachusetts               72          18,365,019.85         1.67            359          43.21       7.804      621      81.96
Nevada                      88          18,387,463.13         1.67            358          39.26       7.599      627      81.95
Wisconsin                   147         18,426,558.95         1.67            358          41.03       8.602      595      85.03
Colorado                    107         17,724,707.16         1.61            356          41.86       7.342      628      84.65
Minnesota                   115         17,034,764.99         1.55            358          40.76       8.253      610      86.36
New Mexico                  73          10,407,229.41         0.95            354          37.86       8.184      604      84.60
Connecticut                 39           7,628,539.67         0.69            359          36.73       8.438      598      83.23
Louisiana                   64           6,617,406.13         0.60            357          38.98       8.240      604      87.40
Tennessee                   61           6,317,244.36         0.57            353          39.36       8.500      573      86.59
North Carolina              50           6,004,803.44         0.55            354          39.25       8.539      585      87.25
Iowa                        66           5,719,234.85         0.52            358          38.53       8.548      596      85.36
Oregon                      29           5,780,270.98         0.52            358          34.15       7.683      605      81.85
Kentucky                    54           5,550,203.96         0.50            358          38.25       8.603      593      86.68
Oklahoma                    51           5,083,564.10         0.46            354          36.80       8.422      596      87.33
Georgia                     31           4,573,159.15         0.42            352          37.61       8.034      585      86.41
Kansas                      36           3,637,416.41         0.33            354          42.82       8.766      592      87.37
Alabama                     33           3,528,924.62         0.32            355          40.07       8.380      592      88.43
Nebraska                    29           3,320,877.58         0.30            358          35.74       8.391      597      85.41
Delaware                    18           3,209,523.70         0.29            352          36.95       7.856      564      82.21
Rhode Island                14           3,107,171.24         0.28            358          36.23       8.030      625      79.90
Idaho                       17           2,481,072.00         0.23            358          36.90       8.173      585      79.77
Maine                       14           2,444,220.45         0.22            358          42.24       7.527      592      83.03
Alaska                       9           2,010,600.83         0.18            359          44.25       7.956      613      86.20
South Carolina              18           1,949,027.12         0.18            358          40.29       8.446      549      87.59
Wyoming                      9           1,648,222.79         0.15            359          41.16       8.101      597      83.05
Arkansas                    13           1,526,691.81         0.14            359          32.54       8.745      578      85.90
New Hampshire                6           1,284,942.67         0.12            359          42.71       7.685      656      79.88
Mississippi                 14           1,239,725.80         0.11            357          39.77       8.516      580      88.55
Vermont                      4             672,637.92         0.06            358          38.33       8.316      582      89.12
North Dakota                 4             534,813.54         0.05            358          45.67       8.464      592      90.82
South Dakota                 4             405,709.35         0.04            328          47.96       8.008      642      80.43
Montana                      2             307,821.74         0.03            358          42.73       7.789      627      80.00
---------------------- -------------- --------------- ------------------- --------------- ----------- ---------- -------- ----------
TOTAL:                     6,334     1,101,049,003.83      100.00             357          39.66       7.907      607      82.09
---------------------- -------------- --------------- ------------------- --------------- ----------- ---------- -------- ----------

1 Original LTV if first lien, combined LTV if second lien.

--------------------------------------------------------------------------------
                      DESCRIPTION OF THE GROUP I COLLATERAL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                          OCCUPANCY STATUS
------------------------------------------------------------------------------------------------------------------------------------
OCCUPANCY               NUMBER OF       PRINCIPAL        % OF PRINCIPAL      REMAINING     DEBT-TO-     GROSS       FICO     OLTV(1)
                                         BALANCE                              TERM TO       INCOME
                         MORTGAGE       AS OF THE        BALANCE AS OF        MATURITY                 COUPON
STATUS*                   LOANS      CUT-OFF DATE ($)   THE CUT-OFF DATE      (MONTHS)        (%)         (%)                 (%)
---------------------- -------------- ---------------- ------------------- --------------- ----------- ---------- -------- ---------

Primary                    5,325      944,490,962.89         85.78              357          41.04       7.790      600      81.41
Investor                   1,009      156,558,040.94         14.22              357          31.33       8.614      649      86.17
---------------------- -------------- ---------------- ------------------- --------------- ----------- ---------- -------- ---------
TOTAL:                     6,334      1,101,049,003.83       100.00             357          39.66       7.907      607      82.09
---------------------- -------------- ---------------- ------------------- --------------- ----------- ---------- -------- ---------

1 Original LTV if first lien, combined LTV if second lien.

*Based on mortgagor representation at origination.

------------------------------------------------------------------------------------------------------------------------------------
                                                         DOCUMENTATION TYPE
------------------------------------------------------------------------------------------------------------------------------------
INCOME  DOCUMENTATION   NUMBER OF       PRINCIPAL        % OF PRINCIPAL      REMAINING     DEBT-TO-     GROSS       FICO     OLTV(1)
                                         BALANCE                              TERM TO      INCOME
                         MORTGAGE       AS OF THE        BALANCE AS OF        MATURITY                 COUPON
                          LOANS      CUT-OFF DATE ($)   THE CUT-OFF DATE      (MONTHS)        (%)         (%)                 (%)
---------------------- -------------- ---------------- ------------------- --------------- ----------- ---------- -------- ---------

Full Documentation         4,459        747,363,208.74         67.88            357          39.98       7.729      597      81.26
Stated Documentation       1,455        274,412,606.99         24.92            358          39.47       8.366      638      84.39
Limited Documentation       420          79,273,188.10          7.20            357          37.32       7.993      603      81.86
---------------------- -------------- ---------------- ------------------- --------------- ----------- ---------- -------- ---------
TOTAL:                     6,334      1,101,049,003.83       100.00             357          39.66       7.907      607      82.09
---------------------- -------------- ---------------- ------------------- --------------- ----------- ---------- -------- ---------

1 Original LTV if first lien, combined LTV if second lien.

------------------------------------------------------------------------------------------------------------------------------------
                                                            LOAN PURPOSE
------------------------------------------------------------------------------------------------------------------------------------
PURPOSE                 NUMBER OF       PRINCIPAL        % OF PRINCIPAL      REMAINING     DEBT-TO-     GROSS       FICO     OLTV(1)
                                         BALANCE                              TERM TO      INCOME
                         MORTGAGE       AS OF THE        BALANCE AS OF        MATURITY                 COUPON
                          LOANS      CUT-OFF DATE ($)   THE CUT-OFF DATE      (MONTHS)        (%)         (%)                 (%)
---------------------- -------------- ---------------- ------------------- --------------- ----------- ---------- -------- ---------

Refinance-Debt             4,271        814,094,281.42       73.94              357          40.13       7.776      598      80.41
Consolidation Cash
Out*
Purchase                   1,682        227,749,435.63       20.68              358          37.84       8.378      641      87.65
Refinance-Debt
Consolidation No
Cash Out**                  381          59,205,286.78        5.38              356          40.20       7.894      605      83.69
---------------------- -------------- ---------------- ------------------- --------------- ----------- ---------- -------- ---------
TOTAL:                     6,334      1,101,049,003.83      100.00              357          39.66       7.907      607      82.09
---------------------- -------------- ---------------- ------------------- --------------- ----------- ---------- -------- ---------

1 Original LTV if first lien, combined LTV if second lien.

* Cash proceeds to the borrower inclusive of debt consolidation  payments exceed
2% or $2,000  of the  original  principal  balance  of the  related  loan.  Also includes all home equity loans originated in Texas with any cash proceeds.

** Cash proceeds to the borrower inclusive of debt consolidation payments do not exceed 2% or $2,000 of the  original  principal  balance  of the  related  loan.
Excludes home equity loans originated in Texas with any cash proceeds.

--------------------------------------------------------------------------------
                      DESCRIPTION OF THE GROUP I COLLATERAL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                            CREDIT GRADE
------------------------------------------------------------------------------------------------------------------------------------
RISK CATEGORY*               NUMBER OF      PRINCIPAL        % OF PRINCIPAL      REMAINING    DEBT-TO-     GROSS     FICO   OLTV(1)
                                             BALANCE                              TERM TO       INCOME
                             MORTGAGE       AS OF THE         BALANCE AS OF       MATURITY                 COUPON
                               LOANS     CUT-OFF DATE ($)   THE CUT-OFF DATE      (MONTHS)       (%)        (%)               (%)
--------------------------- ------------- ---------------- -------------------- ------------- ---------- ----------- ----- ---------

I                              4,496        769,460,907.04        69.88             357         39.28      7.708     623     83.45
II                             1,197        214,642,863.31        19.49             357         39.97      8.096     581     81.81
III                             318          56,489,320.75        5.13              357         40.74      8.626     560     78.37
IV                              242          46,393,056.03        4.21              358         42.40      8.675     548     70.63
V                                81          14,062,856.70        1.28              359         42.33      10.472    558     64.47
--------------------------- ------------- ---------------- -------------------- ------------- ---------- ----------- ----- ---------
TOTAL:                         6,334      1,101,049,003.83       100.00             357         39.66      7.907     607     82.09
--------------------------- ------------- ---------------- -------------------- ------------- ---------- ----------- ----- ---------

1 Original LTV if first lien, combined LTV if second lien.

------------------------------------------------------------------------------------------------------------------------------------
                                                            PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------
PROPERTY TYPE                NUMBER OF       PRINCIPAL       % OF PRINCIPAL      REMAINING    DEBT-TO-INCGROSS       FICO    OLTV(1)
                                              BALANCE
                                             AS OF THE                            TERM TO
                              MORTGAGE     CUT-OFF DATE       BALANCE AS OF       MATURITY                 COUPON
                               LOANS            ($)         THE CUT-OFF DATE      (MONTHS)       (%)        (%)                (%)
--------------------------- ------------- ---------------- -------------------- ------------- ---------- ----------- ------ --------

Single Family Detached         4,846        803,221,379.94        72.95             357         39.86      7.918      602     82.14
PUD Detached                    628         121,264,016.77        11.01             357         39.52      7.796      605     81.54
Two-to Four-Family              414          97,948,318.20         8.90             356         39.05      7.865      632     81.67
Detached
Condominium                     417          73,841,372.86         6.71             358         38.76      8.026      633     82.88
PUD Attached                     21           3,651,534.82         0.33             359         34.63      8.008      619     83.81
Single Family Attached           8            1,122,381.24         0.10             357         38.22      7.666      611     81.67
--------------------------- ------------- ---------------- -------------------- ------------- ---------- ----------- ------ --------
TOTAL:                         6,334      1,101,049,003.83       100.00             357         39.66      7.907      607     82.09
--------------------------- ------------- ---------------- -------------------- ------------- ---------- ----------- ------ --------

1 Original LTV if first lien, combined LTV if second lien.

------------------------------------------------------------------------------------------------------------------------------------
                                                       PREPAYMENT CHARGE TERM
------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT CHARGE            NUMBER OF      PRINCIPAL        % OF PRINCIPAL      REMAINING    DEBT-TO-    GROSS       FICO   OLTV(1)
                                             BALANCE                              TERM TO       INCOME
TERM AT ORIGINATION          MORTGAGE       AS OF THE         BALANCE AS OF       MATURITY                 COUPON
(MONTHS)                       LOANS     CUT-OFF DATE ($)   THE CUT-OFF DATE      (MONTHS)       (%)        (%)               (%)
--------------------------- ------------- ---------------- -------------------- ------------- ---------- ----------- ----- ---------

No Prepayment Penalty          2,488      443,267,599.33          40.26             356         39.99      8.118     606     82.97
12 Months                       179        39,682,794.96          3.60              356         37.21      7.683     618     79.04
24 Months                      2,624      442,249,347.41          40.17             358         39.83      7.840     606     82.56
36 Months                      1,043      175,849,262.13          15.97             355         38.96      7.596     611     79.36
--------------------------- ------------- ---------------- -------------------- ------------- ---------- ----------- ----- ---------
TOTAL:                         6,334      1,101,049,003.83       100.00             357         39.66      7.907     607     82.09
--------------------------- ------------- ---------------- -------------------- ------------- ---------- ----------- ----- ---------

1 Original LTV if first lien, combined LTV if second lien.

------------------------------------------------------------------------------------------------------------------------------------
                                                         CONFORMING BALANCES
------------------------------------------------------------------------------------------------------------------------------------
CONFORMING BALANCE           NUMBER OF      PRINCIPAL        % OF PRINCIPAL      REMAINING    DEBT-TO-     GROSS       FICO   OLTV(1)
                                             BALANCE                              TERM TO       INCOME
                             MORTGAGE       AS OF THE         BALANCE AS OF       MATURITY                 COUPON
                               LOANS     CUT-OFF DATE ($)   THE CUT-OFF DATE      (MONTHS)       (%)        (%)               (%)
--------------------------- ------------- ---------------- -------------------- ------------- ---------- ----------- ----- ---------

Conforming                     6,334      1,101,049,003.83       100.00             357         39.66      7.907     607     82.09
--------------------------- ------------- ---------------- -------------------- ------------- ---------- ----------- ----- ---------
TOTAL:                         6,334      1,101,049,003.83       100.00             357         39.66      7.907     607     82.09
--------------------------- ------------- ---------------- -------------------- ------------- ---------- ----------- ----- ---------

1 Original LTV if first lien, combined LTV if second lien.

--------------------------------------------------------------------------------
                      DESCRIPTION OF THE GROUP I COLLATERAL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                         MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE LOANS
------------------------------------------------------------------------------------------------------------------------------------
RANGE OF MAXIMUM             NUMBER OF        PRINCIPAL         % OF PRINCIPAL       REMAINING    DEBT-TO-   GROSS    FICO   OLTV(1)
                                               BALANCE                                TERM TO      INCOME
                             MORTGAGE         AS OF THE          BALANCE AS OF       MATURITY                COUPON
MORTGAGE RATES (%)             LOANS      CUT-OFF DATE ($)     THE CUT-OFF DATE      (MONTHS)        (%)       (%)             (%)
---------------------------- ----------- -------------------- -------------------- -------------- ---------- -------- ----- --------

11.500 - 11.999                  77          19,225,938.73            2.09               357         40.20     5.803   649     76.91
12.000 - 12.499                  278         64,708,461.13            7.03               358         39.78     6.263   637     77.73
12.500 - 12.999                  589        123,575,960.65           13.42               358         41.43     6.760   626     80.26
13.000 - 13.499                  614        124,231,574.33           13.49               358         40.63     7.240   622     81.84
13.500 - 13.999                  930        174,541,545.37           18.96               358         39.54     7.765   605     82.83
14.000 - 14.499                  680        118,585,325.56           12.88               358         39.59     8.231   596     83.93
14.500 - 14.999                  812        131,702,102.99           14.30               359         38.97     8.722   591     84.79
15.000 - 15.499                  435         62,812,805.98            6.82               358         37.85     9.196   592     85.97
15.500 - 15.999                  380         55,041,792.94            5.98               358         38.20     9.716   586     86.43
16.000 - 16.499                  166         26,666,772.40            2.90               358         38.27    10.215   584     84.96
16.500 - 16.999                  76          11,830,715.20            1.28               359         39.20    10.698   588     81.56
17.000 - 17.499                  29           3,931,575.75            0.43               359         39.39    11.169   558     75.54
17.500 - 17.999                  22           2,631,308.35            0.29               359         43.54    11.732   530     68.08
18.000 - 18.499                   6           1,210,816.24            0.13               359         41.98    12.129   539     75.40
---------------------------- ------------ ------------------- -------------------- -------------- ---------- -------- ----- --------
TOTAL:                          5,094       920,696,695.62          100.00              358         39.67     7.964   607     82.68

1 Original LTV if first lien, combined LTV if second lien.

------------------------------------------------------------------------------------------------------------------------------------
                                        MINIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE LOANS*
------------------------------------------------------------------------------------------------------------------------------------
RANGE OF MINIMUM             NUMBER OF        PRINCIPAL         % OF PRINCIPAL       REMAINING    DEBT-TO-  GROSS     FICO   OLTV(1)
                                               BALANCE                                TERM TO      INCOME
                             MORTGAGE         AS OF THE          BALANCE AS OF       MATURITY                COUPON
MORTGAGE RATES (%)             LOANS      CUT-OFF DATE ($)     THE CUT-OFF DATE      (MONTHS)       (%)       (%)              (%)
---------------------------- ----------- -------------------- -------------------- -------------- --------- --------- ----- --------

5.500 - 5.999                     4             601,894.49            0.07               340         42.26     5.896    668    79.34
6.000 - 6.499                    350         83,158,434.01            9.03               358         39.86     6.159    639    77.52
6.500 - 6.999                    589        123,575,960.65           13.42               358         41.43     6.760    626    80.26
7.000 - 7.499                    615        124,405,645.69           13.51               358         40.63     7.238    622    81.84
7.500 - 7.999                    930        174,541,545.37           18.96               358         39.54     7.765    605    82.83
8.000 - 8.499                    680        118,585,325.56           12.88               358         39.59     8.231    596    83.93
8.500 - 8.999                    812        131,702,102.99           14.30               359         38.97     8.722    591    84.79
9.000 - 9.499                    435         62,812,805.98            6.82               358         37.85     9.196    592    85.97
9.500 - 9.999                    380         55,041,792.94            5.98               358         38.20     9.716    586    86.43
10.000 - 10.499                  166         26,666,772.40            2.90               358         38.27    10.215    584    84.96
10.500 - 10.999                  76          11,830,715.20            1.28               359         39.20    10.698    588    81.56
11.000 - 11.499                  29           3,931,575.75            0.43               359         39.39    11.169    558    75.54
11.500 - 11.999                  22           2,631,308.35            0.29               359         43.54    11.732    530    68.08
12.000 - 12.499                   6           1,210,816.24            0.13               359         41.98    12.129    539    75.40
---------------------------- ------------ ------------------- -------------------- -------------- ---------- -------- ------ -------
TOTAL:                          5,094       920,696,695.62          100.00              358         39.67     7.964    607    82.68
---------------------------- ------------ ------------------- -------------------- -------------- ---------- -------- ------ -------

* In cases where the minimum mortgage rate for any adjustable-rate Mortgage Loan is lower  than its  applicable  margin,  the  applicable  margin  is used as its minimum mortgage rate.

1 Original LTV if first lien, combined LTV if second lien.

------------------------------------------------------------------------------------------------------------------------------------
                                             GROSS MARGINS OF THE ADJUSTABLE-RATE LOANS
------------------------------------------------------------------------------------------------------------------------------------
RANGE OF GROSS               NUMBER OF        PRINCIPAL         % OF PRINCIPAL       REMAINING    DEBT-TO-  GROSS     FICO   OLTV(1)
                                               BALANCE                                TERM TO     INCOME
                             MORTGAGE         AS OF THE          BALANCE AS OF       MATURITY                COUPON
MARGINS (%)                    LOANS      CUT-OFF DATE ($)     THE CUT-OFF DATE      (MONTHS)       (%)       (%)              (%)
---------------------------- ----------- -------------------- -------------------- -------------- --------- --------- ----- --------

3.750 - 3.999                    197         35,197,403.08            3.82               358         39.96     7.902   596     87.07
4.000 - 4.249                    136         26,573,330.49            2.89               357         41.43     7.759   605     86.40
4.500 - 4.749                    15           2,972,241.25            0.32               358         44.42     7.818   585     86.15
6.000 - 6.249                   4,742       855,422,337.36           92.91               358         39.59     7.973   607     82.38
7.000 +                           4             531,383.44            0.06               359         33.84     8.273   590     81.17
---------------------------- ------------ ------------------- -------------------- -------------- ---------- -------- ----- --------
TOTAL:                          5,094       920,696,695.62          100.00              358         39.67     7.964   607     82.68
---------------------------- ------------ ------------------- -------------------- -------------- ---------- -------- ----- --------

1 Original LTV if first lien, combined LTV if second lien.

--------------------------------------------------------------------------------
                      DESCRIPTION OF THE GROUP I COLLATERAL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                      NEXT RATE ADJUSTMENT DATE OF THE ADJUSTABLE-RATE LOANS
------------------------------------------------------------------------------------------------------------------------------------
NEXT RATE ADJUSTMENT         NUMBER OF        PRINCIPAL         % OF PRINCIPAL     REMAINING    DEBT-TO-   GROSS     FICO  OLTV(1)
                                               BALANCE                              TERM TO     INCOME
                             MORTGAGE         AS OF THE         BALANCE AS OF       MATURITY                COUPON
DATE                           LOANS      CUT-OFF DATE ($)     THE CUT-OFF DATE     (MONTHS)       (%)       (%)             (%)
--------------------------- ------------- ------------------- ------------------- ------------- ---------- --------- ----- ---------

6/1/2007                         2              478,688.40            0.05             353         43.01     6.623    554    86.87
7/1/2007                         49           7,417,576.11            0.81             352         39.58     7.395    571    89.15
8/1/2007                         50           8,420,431.20            0.91             355         39.76     7.299    597    90.14
9/1/2007                        218          33,283,266.16            3.62             356         38.08     8.036    609    88.18
10/1/2007                       368          64,477,434.69            7.00             357         38.42     8.006    609    87.75
11/1/2007                       769         147,892,672.93           16.06             358         39.97     7.649    612    82.31
12/1/2007                      1,646        289,975,048.29           31.50             359         39.57     8.076    603    80.45
1/1/2008                        391          65,130,898.50            7.07             360         38.98     8.493    610    84.45
6/1/2008                         2              500,981.67            0.05             353         48.55     6.872    557    88.68
7/1/2008                         20           3,439,512.90            0.37             354         40.02     7.471    591    89.08
8/1/2008                         28           5,659,346.45            0.61             353         44.08     7.192    588    88.94
9/1/2008                         99          17,186,352.19            1.87             356         39.65     7.832    615    87.21
10/1/2008                       199          38,406,308.83            4.17             357         40.45     7.851    600    88.44
11/1/2008                       332          64,071,808.86            6.96             358         40.10     7.736    611    82.85
12/1/2008                       742         142,169,994.44           15.44             358         40.18     7.988    606    79.73
1/1/2009                        179          32,186,374.00            3.50             360         39.81     8.264    617    83.14
--------------------------- ------------- ------------------- ------------------- ------------- ---------- --------- ----- ---------
TOTAL:                         5,094        920,696,695.62          100.00            358         39.67     7.964    607    82.68
--------------------------- ------------- ------------------- ------------------- ------------- ---------- --------- ----- ---------

1 Original LTV if first lien, combined LTV if second lien.

-----------------------------------------------------------------------------------------------------------------------------------
                                      INITIAL PERIODIC RATE CAP OF THE ADJUSTABLE-RATE LOANS
-----------------------------------------------------------------------------------------------------------------------------------
INITIAL PERIODIC             NUMBER OF        PRINCIPAL         % OF PRINCIPAL     REMAINING    DEBT-TO-    GROSS    FICO  OLTV(1)
                                               BALANCE                              TERM TO     INCOME
                             MORTGAGE         AS OF THE         BALANCE AS OF       MATURITY                COUPON
CAP (%)                        LOANS      CUT-OFF DATE ($)     THE CUT-OFF DATE     (MONTHS)       (%)       (%)             (%)
--------------------------- ------------- ------------------- ------------------- ------------- ---------- --------- ----- --------

2.000                          5,094        920,696,695.62          100.00            358         39.67     7.964    607    82.68
--------------------------- ------------- ------------------- ------------------- ------------- ---------- --------- ----- --------
TOTAL:                         5,094        920,696,695.62          100.00            358         39.67     7.964    607    82.68
--------------------------- ------------- ------------------- ------------------- ------------- ---------- --------- ----- --------

1 Original LTV if first lien, combined LTV if second lien.

-----------------------------------------------------------------------------------------------------------------------------------
                                          PERIODIC RATE CAP OF THE ADJUSTABLE-RATE LOANS
-----------------------------------------------------------------------------------------------------------------------------------
PERIODIC                     NUMBER OF        PRINCIPAL         % OF PRINCIPAL     REMAINING    DEBT-TO-   GROSS     FICO  OLTV(1)
                                               BALANCE                              TERM TO     INCCOME
                             MORTGAGE         AS OF THE         BALANCE AS OF       MATURITY                COUPON
CAP (%)                        LOANS      CUT-OFF DATE ($)     THE CUT-OFF DATE     (MONTHS)       (%)       (%)             (%)
--------------------------- ------------ -------------------- ------------------- ------------- ---------- --------- ----- --------

1.000                          5,094        920,696,695.62          100.00            358         39.67     7.964    607    82.68
--------------------------- ------------- ------------------- ------------------- ------------- ---------- --------- ----- --------
TOTAL:                         5,094        920,696,695.62          100.00            358         39.67     7.964    607    82.68
--------------------------- ------------- ------------------- ------------------- ------------- ---------- --------- ----- --------

1 Original LTV if first lien, combined LTV if second lien.

------------------------------------------------------------------------------------------------------------------------------------
                                        HISTORICAL DELINQUENCY OF THE GROUP I MORTGAGE LOANS
------------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT      NUMBER OF         PRINCIPAL        % OF PRINCIPAL    REMAINING     DEBT-TO-     GROSS     FICO      OLTV(1)
                                           BALANCE         BALANCE AS OF      TERM TO      INCOME
                         MORTGAGE         AS OF THE         THE CUT-OFF       MATURITY                 COUPON
(TIMES)                   LOANS        CUT-OFF DATE ($)         DATE          (MONTHS)        (%)        (%)                 (%)
---------------------- -------------- -------------------- --------------- --------------- ----------- -------- -------- -----------

0x30                       6,269       $1,091,150,714.59       99.10            357          39.67      7.909     608       82.02
1x30                        65             $9,898,289.24        0.90            355          38.34      7.649     588       89.03
---------------------- -------------- -------------------- --------------- --------------- ----------- -------- -------- -----------
TOTAL:                     6,334       $1,101,049,003.83       100.00           357          39.66      7.907     607       82.09
---------------------- -------------- -------------------- --------------- --------------- ----------- -------- -------- -----------

1 Original LTV if first lien, combined LTV if second lien.

--------------------------------------------------------------------------------
                     DESCRIPTION OF THE GROUP II COLLATERAL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                         COLLATERAL SUMMARY
------------------------------------------------------------------------------------------------------------------------------------

Statistics  given below are for the Mortgage Loans in the pool as of the Cut-off
Date.  Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of Debt-to-Income and FICO, which are determined at origination).

                                                               SUMMARY STATISTICS                  RANGE (IF APPLICABLE)

NUMBER OF MORTGAGE LOANS                                             4,108

AGGREGATE CURRENT PRINCIPAL BALANCE                            $1,172,489,627.23
AVERAGE CURRENT PRINCIPAL BALANCE                                 $285,416.17                    $ 21,190.62 - $ 849,590.64

AGGREGATE ORIGINAL PRINCIPAL BALANCE                           $1,173,478,297.00
AVERAGE ORIGINAL PRINCIPAL BALANCE                                $285,656.84                     $21,200.00 - $850,000.00

FULLY AMORTIZING MORTGAGE LOANS                                     100.00%

1ST LIEN                                                             98.09%

WEIGHTED AVG. GROSS COUPON                                           7.568%                           5.500% - 12.250%

WEIGHTED AVG. ORIGINAL TERM (MONTHS)                                  359                                180 - 360
WEIGHTED AVG. REMAINING TERM (MONTHS)                                 358                                176 - 360

WEIGHTED AVG. MARGIN(ARM LOANS ONLY)                                 5.954%                           3.750% - 7.125%

WEIGHTED AVG. MAXIMUM RATE (ARM LOANS ONLY)                         13.541%                          11.500% - 18.250%

WEIGHTED AVG. MINIMUM RATE (ARM LOANS ONLY) (1)                      7.548%                           5.900% - 12.250%

WEIGHTED AVG. ORIGINAL LTV (2)                                       82.85%                           10.91% - 100.00%

WEIGHTED AVG. BORROWER FICO                                           638                                500 - 816

GEOGRAPHIC DISTRIBUTION (TOP 5)                            California      49.31%
                                                           Florida         13.36%
                                                           New York         6.57%
                                                           Arizona          5.71%
                                                           Illinois         3.49%
---------------------------------------------------------- ------------- ------------- ---------------------------------------------

(1) In cases where the minimum  mortgage rate for any  adjustable-rate  Mortgage
Loan is lower than its applicable  margin,  the applicable margin is used as its minimum mortgage rate.

(2) The loan-to-value  ("OLTV") of a first-lien  mortgage at any given time is a fraction,  expressed as a  percentage,  the  numerator of which is the principal balance of the mortgage loan at the date of origination  and the  denominator of which is the lesser of the sales price of the related mortgage  property and its appraised  value  determined  in an  appraisal  obtained  by the  originator  at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction,  expressed as a percentage  the  numerator of which is
(i) the sum of (a) the  principal  balance of such  mortgage loan at the date of origination plus (b) the outstanding  balance of the senior mortgage loan at the date of origination  of such mortgage loan and the  denominator of which is (ii)
the lesser of the sales price of the related mortgage property and its appraised value  determined in an appraisal  obtained by the  originator at origination of the mortgage loan.

--------------------------------------------------------------------------------
                     DESCRIPTION OF THE GROUP II COLLATERAL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                           COLLATERAL TYPE
------------------------------------------------------------------------------------------------------------------------------------
COLLATERAL TYPE              NUMBER OF      PRINCIPAL       % OF PRINCIPAL      REMAINING     DEBT-TO- GROSS     FICO      OLTV(1)
                                             BALANCE            BALANCE          TERM TO      INCOME
                             MORTGAGE       AS OF THE            AS OF           MATURITY              COUPON
                               LOANS     CUT-OFF DATE ($)  THE CUT-OFF DATE      (MONTHS)       (%)      (%)                 (%)
--------------------------- ------------ ----------------- ------------------ --------------- -------- -------- -------- -----------

2 YR/6MO LIB                   1,459      413,547,434.94         35.27             358         39.61    7.941     608       83.78
2 YR/6MO LIB - 2YR IO            33        12,363,220.52         1.05              356         42.38    6.994     660       85.44
2 YR/6MO LIB - 5YR IO          1,209      418,928,260.94         35.73             358         41.04    7.127     669       81.30
3 YR/6MO LIB                    465       135,980,122.59         11.60             358         39.93    7.808     613       83.63
3 YR/6MO LIB - 3YR IO            9          4,209,829.00         0.36              356         45.57    7.098     663       87.95
3 YR/6MO LIB - 5YR IO           182        67,198,704.85         5.73              359         40.49    7.240     678       82.72
FIXED RATE                      738       114,729,581.39         9.79              350         39.58    7.861     631       84.06
FIXED RATE - 5YR IO              13         5,532,473.00         0.47              358         42.60    6.795     673       77.56
--------------------------- ------------- ---------------- ------------------ --------------- -------- -------- -------- -----------
TOTAL:                         4,108      1,172,489,627.23      100.00             358         40.27    7.568     638       82.85
------------------------------------------------------------------------------------------------------------------------------------

1 Original LTV if first lien, combined LTV if second lien.

------------------------------------------------------------------------------------------------------------------------------------
                                                  PRINCIPAL BALANCES AT ORIGINATION
------------------------------------------------------------------------------------------------------------------------------------
RANGE OF                     NUMBER OF      PRINCIPAL       % OF PRINCIPAL      REMAINING     DEBT-TO- GROSS     FICO*     OLTV(1)
                                             BALANCE            BALANCE          TERM TO      INCOME
PRINCIPAL BALANCES           MORTGAGE         AS OF              AS OF           MATURITY              COUPON
AT ORIGINATION ($)             LOANS     ORIGINATION ($)      ORIGINATION       (MONTHS)*      (%)*     (%)*                 (%)
--------------------------- ------------- ---------------- ------------------ --------------- -------- -------- -------- -----------

0.01 - 25,000.00                 12           281,679.00         0.02              357         37.70   10.093     629       100.00
25,000.01 - 50,000.00            79         2,931,447.00         0.25              358         40.99   10.118     654       99.98
50,000.01 - 100,000.00          470        36,504,504.00         3.11              355         37.09    8.734     622       86.32
100,000.01 - 150,000.00         600        75,617,687.00         6.44              356         37.41    8.063     625       83.69
150,000.01 - 200,000.00         472        82,568,150.00         7.04              358         37.88    7.727     635       83.09
200,000.01 - 250,000.00         393        88,365,984.00         7.53              359         39.68    7.711     637       83.35
250,000.01 - 300,000.00         383       104,698,574.00         8.92              359         39.42    7.633     646       83.60
300,000.01 - 350,000.00         299        96,760,347.00         8.25              359         41.25    7.486     650       83.60
350,000.01 - 400,000.00         295       110,515,244.00         9.42              358         41.46    7.388     652       83.28
400,000.01 - 450,000.00         331       141,727,174.00         12.08             358         41.08    7.496     635       82.47
450,000.01 - 500,000.00         279       132,894,916.00         11.32             357         41.09    7.470     638       81.96
500,000.01 - 550,000.00         160        83,934,024.00         7.15              358         40.64    7.243     640       82.41
550,000.01 - 600,000.00         126        72,390,001.00         6.17              358         40.72    7.328     650       83.71
600,000.01 - 650,000.00          82        51,324,732.00         4.37              358         40.27    7.426     629       82.12
650,000.01 - 700,000.00          56        37,854,926.00         3.23              356         41.00    7.230     625       79.33
700,000.01 - 750,000.00          28        20,344,564.00         1.73              352         40.68    7.606     600       80.18
750,000.01 +                     43        34,764,344.00         2.96              354         43.71    7.417     607       78.87
--------------------------- ------------- ---------------- ------------------ --------------- -------- -------- -------- -----------
TOTAL:                         4,108      1,173,478,297.00      100.00             358         40.27    7.568     638       82.85
--------------------------- ------------- ---------------- ------------------ --------------- -------- -------- -------- -----------

1 Original LTV if first lien, combined LTV if second lien.

*Based on the original balances of the Mortgage Loans.

--------------------------------------------------------------------------------
                     DESCRIPTION OF THE GROUP II COLLATERAL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                              PRINCIPAL BALANCE AS OF THE CUT-OFF DATE
------------------------------------------------------------------------------------------------------------------------------------
RANGE OF PRINCIPAL         NUMBER OF      PRINCIPAL       % OF PRINCIPAL     REMAINING     DEBT-TO-  GROSS     FICO       OLTV(1)
                                           BALANCE           BALANCE          TERM TO      INCOME
BALANCES AS OF THE         MORTGAGE       AS OF THE           AS OF           MATURITY               COUPON
CUT-OFF DATE ($)             LOANS     CUT-OFF DATE ($)  THE CUT-OFF DATE     (MONTHS)       (%)       (%)                  (%)
------------------------- ------------ ----------------- ----------------- --------------- --------- -------- -------- -------------

0.01 - 25,000.00               12           281,315.47         0.02             357         37.70    10.093     629        100.00
25,000.01 - 50,000.00          79         2,928,298.56         0.25             358         40.99    10.118     654        99.98
50,000.01 - 100,000.00        471        36,558,451.45         3.12             355         37.05     8.732     622        86.32
100,000.01 - 150,000.00       600        75,585,949.69         6.45             356         37.42     8.063     625        83.68
150,000.01 - 200,000.00       472        82,513,607.72         7.04             358         37.88     7.727     635        83.09
200,000.01 - 250,000.00       392        88,085,977.43         7.51             359         39.72     7.711     637        83.36
250,000.01 - 300,000.00       383       104,647,135.81         8.93             359         39.42     7.633     646        83.60
300,000.01 - 350,000.00       300        97,070,761.43         8.28             359         41.28     7.480     650        83.59
350,000.01 - 400,000.00       294       110,107,006.21         9.39             358         41.43     7.393     652        83.29
400,000.01 - 450,000.00       333       142,527,378.29        12.16             358         40.99     7.495     635        82.51
450,000.01 - 500,000.00       277       131,896,381.29        11.25             357         41.19     7.470     639        81.91
500,000.01 - 550,000.00       160        83,879,531.73         7.15             358         40.64     7.243     640        82.41
550,000.01 - 600,000.00       127        72,928,460.18         6.22             358         40.78     7.327     650        83.71
600,000.01 - 650,000.00        82        51,281,332.94         4.37             358         40.28     7.426     629        82.12
650,000.01 - 700,000.00        56        37,836,996.69         3.23             353         40.97     7.204     625        78.97
700,000.01 - 750,000.00        27        19,629,437.37         1.67             358         40.49     7.670     599        80.72
750,000.01 +                   43        34,731,604.97         2.96             354         43.71     7.417     607        78.87
------------------------- ------------- ---------------- ----------------- --------------- --------- -------- -------- -------------
TOTAL:                       4,108      1,172,489,627.23      100.00            358         40.27     7.568     638        82.85
------------------------- ------------- ---------------- ----------------- --------------- --------- -------- -------- -------------

1 Original LTV if first lien, combined LTV if second lien.

------------------------------------------------------------------------------------------------------------------------------------
                                                     REMAINING TERM TO MATURITY
------------------------------------------------------------------------------------------------------------------------------------
RANGE OF MONTHS            NUMBER OF      PRINCIPAL       % OF PRINCIPAL     REMAINING     DEBT-TO-  GROSS     FICO       OLTV(1)
                                           BALANCE           BALANCE          TERM TO       INCOME
                           MORTGAGE       AS OF THE           AS OF           MATURITY               COUPON
REMAINING                    LOANS     CUT-OFF DATE ($)  THE CUT-OFF DATE     (MONTHS)       (%)       (%)                  (%)
------------------------- ------------ ----------------- ----------------- --------------- --------- -------- -------- -------------

121 - 180                      18           3,584,209.88       0.31             179         43.15     7.098     632        64.68
181 - 240                      11           2,800,915.29       0.24             238         33.38     7.440     632        81.65
301 - 360                    4,079      1,166,104,502.06      99.46             358         40.28     7.570     638        82.91
------------------------- ------------- ---------------- ----------------- --------------- --------- -------- -------- -------------
TOTAL:                       4,108      1,172,489,627.23      100.00            358         40.27     7.568     638        82.85
------------------------- ------------- ---------------- ----------------- --------------- --------- -------- -------- -------------

1 Original LTV if first lien, combined LTV if second lien.

--------------------------------------------------------------------------------
                     DESCRIPTION OF THE GROUP II COLLATERAL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                            MORTGAGE RATE
------------------------------------------------------------------------------------------------------------------------------------
RANGE OF CURRENT          NUMBER OF       PRINCIPAL       % OF PRINCIPAL       REMAINING      DEBT-TO-   GROSS       FICO   OLTV(1)
                                           BALANCE                              TERM TO         INCOME
MORTGAGE RATES             MORTGAGE       AS OF THE       BALANCE AS OF        MATURITY                    COUPON
(%)                         LOANS      CUT-OFF DATE ($)  THE CUT-OFF DATE      (MONTHS)          (%)        (%)               (%)
------------------------ ------------- ----------------- ----------------- ------------------ ---------- ----------- ----- ---------

5.500 - 5.999                 109        42,484,014.10         3.62               355           39.91      5.818     667     79.51
6.000 - 6.499                 346       122,474,345.41        10.45               357           39.75      6.265     656     79.94
6.500 - 6.999                 747       246,091,124.30        20.99               357           40.22      6.751     651     80.34
7.000 - 7.499                 697       213,447,764.65        18.20               358           41.20      7.226     648     80.93
7.500 - 7.999                 695       203,200,738.08        17.33               358           40.70      7.718     632     83.24
8.000 - 8.499                 403       114,398,210.95         9.76               358           40.44      8.212     624     85.31
8.500 - 8.999                 346        92,601,890.21         7.90               358           39.10      8.724     606     86.33
9.000 - 9.499                 273        58,536,185.32         4.99               359           39.78      9.222     612     87.79
9.500 - 9.999                 257        47,111,395.20         4.02               358           38.64      9.728     610     89.25
10.000 - 10.499               113        16,098,080.23         1.37               359           40.75      10.192    624     91.10
10.500 - 10.999               55          7,756,213.90         0.66               357           39.62      10.703    617     92.16
11.000 - 11.499               41          4,764,224.33         0.41               358           38.24      11.182    623     92.86
11.500 - 11.999               19          2,374,980.96         0.20               358           43.02      11.652    609     82.75
12.000 - 12.499                7          1,150,459.59         0.10               349           41.37      12.153    550     78.92
------------------------ -------------- ---------------- ----------------- ------------------ ---------- ----------- ----- ---------
TOTAL:                       4,108      1,172,489,627.23      100.00              358           40.27      7.568     638     82.85
------------------------ -------------- ---------------- ----------------- ------------------ ---------- ----------- ----- ---------

1 Original LTV if first lien, combined LTV if second lien.

------------------------------------------------------------------------------------------------------------------------------------
                                                  ORIGINAL LOAN-TO-VALUE RATIOS(1)
------------------------------------------------------------------------------------------------------------------------------------
RANGE OF ORIGINAL         NUMBER OF       PRINCIPAL       % OF PRINCIPAL       REMAINING      DEBT-TO-  GROSS       FICO   OLTV(2)
                                           BALANCE                              TERM TO         INCOME
LOAN-TO-VALUE              MORTGAGE       AS OF THE       BALANCE AS OF        MATURITY                    COUPON
RATIOS (%)                  LOANS      CUT-OFF DATE ($)  THE CUT-OFF DATE      (MONTHS)          (%)        (%)               (%)
------------------------ ------------- ----------------- ----------------- ------------------ ---------- ----------- ----- ---------

0.01 - 25.00                   3            235,785.04         0.02               359           35.29      7.348     617     19.27
25.01 - 30.00                  1            309,745.39         0.03               359           24.00      6.990     641     25.83
30.01 - 35.00                  2            254,384.46         0.02               302           28.94      7.644     591     33.73
35.01 - 40.00                  6            699,389.74         0.06               359           25.78      7.862     587     37.76
40.01 - 45.00                 10          2,251,698.58         0.19               338           43.27      6.908     590     42.85
45.01 - 50.00                 18          3,364,600.00         0.29               329           41.98      7.277     582     48.09
50.01 - 55.00                 25          4,186,658.13         0.36               354           36.65      7.294     596     52.39
55.01 - 60.00                 25          6,478,675.50         0.55               356           42.71      7.351     584     58.36
60.01 - 65.00                 61         19,326,567.15         1.65               351           40.08      7.591     584     63.61
65.01 - 70.00                 100        30,097,136.80         2.57               352           41.50      7.835     593     68.88
70.01 - 75.00                 184        58,072,285.12         4.95               357           39.83      7.513     593     73.97
75.01 - 80.00                1,857      584,678,795.26        49.87               358           40.75      7.138     658     79.92
80.01 - 85.00                 302       102,158,710.29         8.71               358           40.31      7.529     606     84.66
85.01 - 90.00                 744       212,767,978.33        18.15               358           39.15      7.966     618     89.76
90.01 - 95.00                 421       117,197,557.77        10.00               358           39.65      8.439     642     94.89
95.01 - 100.00                349        30,409,659.67         2.59               357           41.19      9.838     671     99.97
------------------------ -------------- ---------------- ----------------- ------------------ ---------- ----------- ----- ---------
TOTAL:                       4,108      1,172,489,627.23      100.00              358           40.27      7.568     638     82.85
------------------------ -------------- ---------------- ----------------- ------------------ ---------- ----------- ----- ---------

(1)The  loan-to-value("OLTV")  of a  first-lien  mortgage at any given time is a fraction,  expressed as a  percentage,  the  numerator of which is the principal balance of the mortgage loan at the date of origination  and the  denominator of which is the lesser of the sales price of the related mortgage  property and its appraised  value  determined  in an  appraisal  obtained  by the  originator  at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction,  expressed as a percentage  the  numerator of which is
(i) the sum of (a) the  principal  balance of such  mortgage loan at the date of origination plus (b) the outstanding  balance of the senior mortgage loan at the date of origination  of such mortgage loan and the  denominator of which is (ii)
the lesser of the sales price of the related mortgage property and its appraised value  determined in an appraisal  obtained by the  originator at origination of the mortgage loan.

2 Original LTV if first lien, combined LTV if second lien.

--------------------------------------------------------------------------------
                     DESCRIPTION OF THE GROUP II COLLATERAL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                      FICO SCORE AT ORIGINATION
------------------------------------------------------------------------------------------------------------------------------------
RANGE OF FICO SCORES    NUMBER OF       PRINCIPAL       % OF PRINCIPAL     REMAINING     DEBT-TO-     GROSS        FICO      OLTV(1)
                                         BALANCE                            TERM TO      INCOME
                         MORTGAGE       AS OF THE       BALANCE AS OF       MATURITY                 COUPON
                          LOANS      CUT-OFF DATE ($)  THE CUT-OFF DATE     (MONTHS)        (%)         (%)                   (%)
---------------------- -------------- ---------------- ----------------- --------------- ----------- ---------- ---------- ---------

500 - 519                   134        32,785,158.35         2.80             358          41.92       8.405       509       78.97
520 - 539                   160        45,631,543.60         3.89             358          41.41       8.343       530       79.82
540 - 559                   203        57,744,005.61         4.92             358          40.46       8.171       551       80.75
560 - 579                   171        46,923,238.46         4.00             358          40.20       8.124       569       82.22
580 - 599                   281        81,749,984.94         6.97             357          39.96       7.938       588       83.40
600 - 619                   470       123,081,592.24        10.50             356          39.79       7.678       609       85.47
620 - 639                   736       209,395,287.63        17.86             357          40.42       7.446       629       82.13
640 - 659                   570       167,657,414.32        14.30             357          40.84       7.355       650       82.75
660 - 679                   427       132,698,235.01        11.32             358          40.50       7.323       669       83.16
680 - 699                   391       115,535,415.37         9.85             358          39.73       7.262       688       83.91
700 - 719                   263        68,894,650.03         5.88             359          39.19       7.425       709       83.91
720 - 739                   141        40,042,978.19         3.42             359          40.83       7.250       729       82.48
740 - 759                   91         27,617,258.13         2.36             358          39.50       7.124       749       82.74
760 - 779                   53         16,320,697.61         1.39             359          38.59       7.403       767       82.31
780 - 799                   13          4,851,869.07         0.41             359          34.28       7.386       788       82.34
800+                         4          1,560,298.67         0.13             359          45.25       7.810       810       85.61
---------------------- -------------- ---------------- ----------------- --------------- ----------- ---------- ---------- ---------
TOTAL:                     4,108      1,172,489,627.23      100.00            358          40.27       7.568       638       82.85
---------------------- -------------- ---------------- ----------------- --------------- ----------- ---------- ---------- ---------

1 Original LTV if first lien, combined LTV if second lien.

------------------------------------------------------------------------------------------------------------------------------------
                                                        DEBT-TO-INCOME RATIO
------------------------------------------------------------------------------------------------------------------------------------
RANGE OF                NUMBER OF       PRINCIPAL       % OF PRINCIPAL     REMAINING     DEBT-TO-     GROSS        FICO      OLTV(1)
                                         BALANCE                            TERM TO      INCOME
DEBT-TO-INCOME           MORTGAGE       AS OF THE       BALANCE AS OF       MATURITY                  COUPON
RATIOS (%)                LOANS      CUT-OFF DATE ($)  THE CUT-OFF DATE     (MONTHS)        (%)         (%)                   (%)
---------------------- ------------- ----------------- ----------------- --------------- ----------- ---------- ---------- ---------

0.01 - 20.00                253        62,215,153.44         5.31             357          13.38       7.679       636       83.46
20.01 - 25.00               171        43,608,183.51         3.72             358          23.34       7.565       634       82.24
25.01 - 30.00               271        64,508,355.12         5.50             358          28.13       7.659       638       82.95
30.01 - 35.00               403       102,835,654.04         8.77             358          33.07       7.662       641       82.49
35.01 - 40.00               677       189,356,497.47        16.15             358          38.26       7.535       641       82.88
40.01 - 45.00               976       279,775,441.52        23.86             358          43.19       7.512       643       83.27
45.01 - 50.00              1,276      403,856,268.24        34.44             358          48.10       7.558       636       83.41
50.01 - 55.00               81         26,334,073.89         2.25             357          53.09       7.734       569       70.08
---------------------- -------------- ---------------- ----------------- --------------- ----------- ---------- ---------- ---------
TOTAL:                     4,108      1,172,489,627.23      100.00            358          40.27       7.568       638       82.85
---------------------- -------------- ---------------- ----------------- --------------- ----------- ---------- ---------- ---------

1 Original LTV if first lien, combined LTV if second lien.

--------------------------------------------------------------------------------
                     DESCRIPTION OF THE GROUP II COLLATERAL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                       GEOGRAPHIC DISTRIBUTION
------------------------------------------------------------------------------------------------------------------------------------
STATE                   NUMBER OF       PRINCIPAL       % OF PRINCIPAL     REMAINING     DEBT-TO-       GROSS       FICO     OLTV(1)
                                         BALANCE                            TERM TO      INCOME
                         MORTGAGE       AS OF THE       BALANCE AS OF       MATURITY                    COUPON
                          LOANS      CUT-OFF DATE ($)  THE CUT-OFF DATE     (MONTHS)         (%)          (%)                 (%)
---------------------- -------------- ---------------- ----------------- --------------- ------------- ---------- -------- ---------

California                 1,461      578,114,851.56        49.31             358           41.50        7.258      647      81.58
Florida                     757       156,695,076.79        13.36             358           40.03        7.805      638      83.55
New York                    189        77,079,998.47         6.57             356           41.18        7.550      631      84.91
Arizona                     341        66,973,123.43         5.71             357           38.50        7.851      636      83.11
Illinois                    141        40,936,284.19         3.49             359           40.54        8.112      630      85.42
New Jersey                  89         33,756,755.75         2.88             353           40.34        7.877      627      83.75
Maryland                    107        30,112,863.98         2.57             356           38.34        7.518      618      82.51
Texas                       211        26,122,357.34         2.23             357           36.83        8.635      614      86.67
Nevada                      78         22,198,313.52         1.89             359           36.79        7.845      633      82.91
Massachusetts               41         13,564,773.36         1.16             359           41.03        8.015      641      86.49
Michigan                    97         13,440,583.76         1.15             358           36.70        8.206      605      86.83
Hawaii                      32         12,814,557.63         1.09             359           40.28        6.665      673      82.57
Utah                        62         12,212,054.83         1.04             359           34.94        7.993      646      83.46
Washington                  38          9,640,868.88         0.82             358           38.42        7.945      612      84.05
Pennsylvania                67          9,183,984.78         0.78             350           38.89        8.223      582      83.60
Colorado                    33          7,346,486.07         0.63             359           36.85        7.706      623      82.36
Connecticut                 18          6,706,113.34         0.57             359           36.62        8.287      628      84.20
Missouri                    52          6,484,577.68         0.55             358           36.32        8.309      591      85.65
Minnesota                   30          6,157,858.69         0.53             358           33.38        8.111      623      85.14
Oregon                      14          4,372,086.63         0.37             339           40.86        8.033      618      80.07
Indiana                     31          4,027,030.32         0.34             355           37.13        8.268      639      84.97
Tennessee                   26          3,671,187.30         0.31             359           33.38        8.343      574      88.95
Louisiana                   34          3,224,561.84         0.28             357           36.63        7.777      608      85.80
Wisconsin                   20          3,268,434.51         0.28             359           38.31        8.840      597      86.26
Rhode Island                11          3,010,015.37         0.26             358           40.60        7.997      607      80.92
New Mexico                  14          2,861,430.62         0.24             358           37.36        8.442      612      86.99
Oklahoma                    18          2,436,403.06         0.21             351           28.08        8.739      578      83.75
North Carolina              14          2,283,502.35         0.19             358           34.80        8.246      606      86.44
Alabama                     11          2,028,244.33         0.17             356           31.75        7.636      595      83.90
Kentucky                    11          1,843,793.27         0.16             358           36.46        8.101      636      84.07
Iowa                        10          1,606,235.56         0.14             358           41.56        7.332      632      81.29
Mississippi                  9          1,153,433.56         0.10             357           32.39        8.764      610      91.61
New Hampshire                4          1,182,732.31         0.10             359           28.62        8.350      587      79.52
South Carolina               8            970,031.94         0.08             358           35.06        8.032      599      87.31
Arkansas                     3            813,311.26         0.07             359           40.56       10.358      568      80.10
Delaware                     2            747,628.05         0.06             358           39.52        6.966      619      70.82
Idaho                        5            702,039.33         0.06             359           27.76        8.355      626      79.41
Maine                        4            719,569.76         0.06             359           43.35        7.605      610      78.85
Nebraska                     5            640,905.64         0.05             359           39.98        7.765      634      81.17
Alaska                       2            512,888.78         0.04             358           42.94        8.910      636      85.88
Kansas                       4            372,054.79         0.03             358           42.68        8.571      558      76.86
Georgia                      2            284,678.55         0.02             357           41.34        8.292      513      90.00
Vermont                      1             85,894.05         0.01             359           28.00        8.150      681      90.00
Wyoming                      1            130,050.00         0.01             360           31.00        8.350      629      90.00
---------------------- -------------- ---------------- ----------------- --------------- ------------- ---------- -------- ---------
TOTAL:                     4,108      1,172,489,627.23      100.00            358           40.27        7.568      638      82.85
---------------------- -------------- ---------------- ----------------- --------------- ------------- ---------- -------- ---------

1 Original LTV if first lien, combined LTV if second lien.

--------------------------------------------------------------------------------
                     DESCRIPTION OF THE GROUP II COLLATERAL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                          OCCUPANCY STATUS
------------------------------------------------------------------------------------------------------------------------------------
OCCUPANCY               NUMBER OF       PRINCIPAL        % OF PRINCIPAL      REMAINING     DEBT-TO-    GROSS       FICO     OLTV(1)
                                         BALANCE                              TERM TO      INCOME
                         MORTGAGE       AS OF THE        BALANCE AS OF        MATURITY                 COUPON
STATUS*                   LOANS      CUT-OFF DATE ($)   THE CUT-OFF DATE      (MONTHS)        (%)         (%)                 (%)
---------------------- ------------- ----------------- ------------------- --------------- ----------- ---------- -------- ---------

Primary                    3,848      1,114,802,468.66       95.08              358          40.61       7.530      637      82.71
Investor                    140          29,901,111.50        2.55              358          29.06       8.885      654      87.24
Second Home                 120          27,786,047.07        2.37              358          38.71       7.687      655      83.47
---------------------- -------------- ---------------- ------------------- --------------- ----------- ---------- -------- ---------
TOTAL:                     4,108      1,172,489,627.23       100.00             358          40.27       7.568      638      82.85
---------------------- -------------- ---------------- ------------------- --------------- ----------- ---------- -------- ---------

1 Original LTV if first lien, combined LTV if second lien.

*Based on mortgagor representation at origination.

------------------------------------------------------------------------------------------------------------------------------------
                                                         DOCUMENTATION TYPE
------------------------------------------------------------------------------------------------------------------------------------
INCOME  DOCUMENTATION   NUMBER OF       PRINCIPAL        % OF PRINCIPAL      REMAINING     DEBT-TO-     GROSS       FICO     OLTV(1)
                                         BALANCE                              TERM TO      INCOME
                         MORTGAGE       AS OF THE        BALANCE AS OF        MATURITY                 COUPON
                          LOANS      CUT-OFF DATE ($)   THE CUT-OFF DATE      (MONTHS)        (%)         (%)                 (%)
---------------------- ------------- ----------------- ------------------- --------------- ----------- ---------- -------- ---------

Full Documentation         2,130      552,362,483.88         47.11              357          39.68       7.291      627      82.56
Stated Documentation       1,518      485,667,711.19         41.42              358          41.82       7.876      650      83.09
Limited Documentation       460       134,459,432.16         11.47              358          37.12       7.597      636      83.17
---------------------- -------------- ---------------- ------------------- --------------- ----------- ---------- -------- ---------
TOTAL:                     4,108      1,172,489,627.23       100.00             358          40.27       7.568      638      82.85
---------------------- -------------- ---------------- ------------------- --------------- ----------- ---------- -------- ---------

1 Original LTV if first lien, combined LTV if second lien.

------------------------------------------------------------------------------------------------------------------------------------
                                                            LOAN PURPOSE
------------------------------------------------------------------------------------------------------------------------------------
PURPOSE                 NUMBER OF       PRINCIPAL        % OF PRINCIPAL      REMAINING     DEBT-TO-     GROSS       FICO     OLTV(1)
                                         BALANCE                              TERM TO       INCOME
                         MORTGAGE       AS OF THE        BALANCE AS OF        MATURITY                 COUPON
                          LOANS      CUT-OFF DATE ($)   THE CUT-OFF DATE      (MONTHS)        (%)         (%)                 (%)
---------------------- -------------- ---------------- ------------------- --------------- ----------- ---------- -------- ---------

Purchase                   2,901      801,909,348.89         68.39              358          40.25       7.611      653      83.90
Refinance-Debt
Consolidation Cash
Out*                       1,140      351,243,866.15         29.96              356          40.32       7.482      603      80.53
Refinance-Debt
Consolidation No
Cash Out**                  67         19,336,412.19          1.65              348          40.10       7.376      623      81.03
---------------------- -------------- ---------------- ------------------- --------------- ----------- ---------- -------- ---------
TOTAL:                     4,108      1,172,489,627.23       100.00             358          40.27       7.568      638      82.85
---------------------- -------------- ---------------- ------------------- --------------- ----------- ---------- -------- ---------
1 Original LTV if first lien, combined LTV if second lien.

* Cash proceeds to the borrower inclusive of debt consolidation  payments exceed
2% or $2,000  of the  original  principal  balance  of the  related  loan.  Also includes all home equity loans originated in Texas with any cash proceeds.

** Cash proceeds to the borrower inclusive of debt consolidation payments do not exceed 2% or $2,000 of the  original  principal  balance  of the  related  loan.
Excludes home equity loans originated in Texas with any cash proceeds.

--------------------------------------------------------------------------------
                     DESCRIPTION OF THE GROUP II COLLATERAL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                            CREDIT GRADE
------------------------------------------------------------------------------------------------------------------------------------
RISK CATEGORY*               NUMBER OF      PRINCIPAL        % OF PRINCIPAL      REMAINING    DEBT-TO-     GROSS       FICO   OLTV(1)
                                             BALANCE                              TERM TO       INCOME
                             MORTGAGE       AS OF THE         BALANCE AS OF       MATURITY                 COUPON
                               LOANS     CUT-OFF DATE ($)   THE CUT-OFF DATE      (MONTHS)       (%)        (%)               (%)
--------------------------- ------------ ----------------- -------------------- ------------- ---------- ----------- ----- ---------

I                              3,494      983,208,221.47          83.86             358         40.25      7.480     648     83.50
II                              409       125,289,075.60          10.69             358         39.95      7.816     591     81.99
III                              94        31,822,253.37          2.71              357         40.06      8.064     570     77.89
IV                               81        23,722,158.10          2.02              357         43.14      8.303     567     72.48
V                                30         8,447,918.69          0.72              357         40.36      10.260    565     67.28
--------------------------- ------------- ---------------- -------------------- ------------- ---------- ----------- ----- ---------
TOTAL:                         4,108      1,172,489,627.23       100.00             358         40.27      7.568     638     82.85
--------------------------- ------------- ---------------- -------------------- ------------- ---------- ----------- ----- ---------
1 Original LTV if first lien, combined LTV if second lien.

------------------------------------------------------------------------------------------------------------------------------------
                                                            PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------
PROPERTY TYPE                NUMBER OF       PRINCIPAL       % OF PRINCIPAL      REMAINING    DEBT-TO-   GROSS       FICO   OLTV(1)
                                              BALANCE                                           INCOME
                                             AS OF THE                            TERM TO
                              MORTGAGE     CUT-OFF DATE       BALANCE AS OF       MATURITY                 COUPON
                               LOANS            ($)         THE CUT-OFF DATE      (MONTHS)       (%)        (%)               (%)
--------------------------- ------------- ---------------- -------------------- ------------- ---------- ----------- ----- ---------

Single Family Detached         2,819      818,830,415.32          69.84             357         40.42      7.506     636     82.51
PUD Detached                    630       168,750,874.26          14.39             359         39.40      7.842     630     83.70
Two-to Four-Family              216        74,244,270.68          6.33              358         41.22      7.676     649     84.00
Detached
Condominium                     419       105,081,113.32          8.96              358         39.86      7.554     656     83.29
PUD Attached                     21         5,108,364.34          0.44              358         40.95      7.193     668     82.41
Single Family Attached           3            474,589.31          0.04              357         25.62      8.608     617     94.09
--------------------------- ------------- ---------------- -------------------- ------------- ---------- ----------- ----- ---------
TOTAL:                         4,108      1,172,489,627.23       100.00             358         40.27      7.568     638     82.85
--------------------------- ------------- ---------------- -------------------- ------------- ---------- ----------- ----- ---------
1 Original LTV if first lien, combined LTV if second lien.

------------------------------------------------------------------------------------------------------------------------------------
                                                       PREPAYMENT CHARGE TERM
------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT CHARGE            NUMBER OF      PRINCIPAL        % OF PRINCIPAL      REMAINING    DEBT-TO-   GROSS       FICO   OLTV(1)
                                             BALANCE                              TERM TO       INCOME
TERM AT ORIGINATION          MORTGAGE       AS OF THE         BALANCE AS OF       MATURITY                 COUPON
(MONTHS)                       LOANS     CUT-OFF DATE ($)   THE CUT-OFF DATE      (MONTHS)       (%)        (%)               (%)
--------------------------- ------------ ----------------- -------------------- ------------- ---------- ----------- ----- ---------

No Prepayment Penalty          1,261      335,772,381.03          28.64             357         39.84      8.212     638     85.27
12 Months                       223        82,986,159.37          7.08              357         39.74      7.565     637     81.49
24 Months                      2,078      623,340,322.49          53.16             358         40.68      7.309     639     82.18
36 Months                       546       130,390,764.34          11.12             354         39.76      7.155     631     80.65
--------------------------- ------------- ---------------- -------------------- ------------- ---------- ----------- ----- ---------
TOTAL:                         4,108      1,172,489,627.23       100.00             358         40.27      7.568     638     82.85
--------------------------- ------------- ---------------- -------------------- ------------- ---------- ----------- ----- ---------
1 Original LTV if first lien, combined LTV if second lien.

------------------------------------------------------------------------------------------------------------------------------------
                                                         CONFORMING BALANCES
------------------------------------------------------------------------------------------------------------------------------------
CONFORMING BALANCE           NUMBER OF       PRINCIPAL        % OF PRINCIPAL     REMAINING    DEBT-TO-    GROSS       FICO   OLTV(1)
                                              BALANCE                             TERM TO       INCOME
                             MORTGAGE        AS OF THE        BALANCE AS OF       MATURITY                COUPON
                               LOANS     CUT-OFF DATE ($)    THE CUT-OFF DATE     (MONTHS)       (%)        (%)               (%)
--------------------------- ------------ ------------------ ------------------- ------------- ---------- ----------- ----- ---------

Non-Conforming                 1,081       531,088,440.36         45.30             357         41.13      7.472     633     82.14
Conforming                     3,027       641,401,186.87         54.70             358         39.56      7.648     642     83.44
--------------------------- ------------- ----------------- ------------------- ------------- ---------- ----------- ----- ---------
TOTAL:                         4,108      1,172,489,627.23        100.00            358         40.27      7.568     638     82.85
--------------------------- ------------- ----------------- ------------------- ------------- ---------- ----------- ----- ---------
1 Original LTV if first lien, combined LTV if second lien.

--------------------------------------------------------------------------------
                     DESCRIPTION OF THE GROUP II COLLATERAL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                         MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE LOANS
------------------------------------------------------------------------------------------------------------------------------------
RANGE OF MAXIMUM             NUMBER OF        PRINCIPAL         % OF PRINCIPAL       REMAINING    DEBT-TO-   GROSS    FICO   OLTV(1)
                                               BALANCE                                TERM TO      INCOME
                             MORTGAGE         AS OF THE          BALANCE AS OF       MATURITY                COUPON
MORTGAGE RATES (%)             LOANS      CUT-OFF DATE ($)     THE CUT-OFF DATE      (MONTHS)        (%)       (%)             (%)
---------------------------- ----------- -------------------- -------------------- -------------- ---------- -------- ----- --------

11.500 - 11.999                  104         40,207,627.63           3.82               358         39.95     5.820   670     79.55
12.000 - 12.499                  304        108,729,199.10           10.33              358         39.65     6.270   656     80.26
12.500 - 12.999                  629        216,284,550.10           20.55              358         40.52     6.750   654     80.42
13.000 - 13.499                  612        194,154,743.06           18.45              358         41.35     7.227   651     81.15
13.500 - 13.999                  622        188,624,309.53           17.93              358         40.78     7.717   633     83.54
14.000 - 14.499                  372        109,010,580.17           10.36              358         40.43     8.212   625     85.42
14.500 - 14.999                  301         86,026,602.50           8.18               359         39.28     8.729   607     86.67
15.000 - 15.499                  192         51,670,717.50           4.91               359         39.80     9.212   604     86.61
15.500 - 15.999                  136         36,850,269.81           3.50               359         37.75     9.731   598     87.26
16.000 - 16.499                  43          11,142,736.69           1.06               359         39.91    10.188   602     87.18
16.500 - 16.999                  20           4,628,110.38           0.44               359         37.56    10.702   606     88.91
17.000 - 17.499                  11           2,491,346.71           0.24               359         33.69    11.122   604     86.50
17.500 - 17.999                   8           1,481,035.49           0.14               359         42.91    11.600   569     72.34
18.000 - 18.499                   3             925,744.17           0.09               359         41.31    12.158   531     73.81
---------------------------- ------------ ------------------- -------------------- -------------- ---------- -------- ----- --------
TOTAL:                          3,357      1,052,227,572.84         100.00              358         40.33     7.541   638     82.74
---------------------------- ------------ ------------------- -------------------- -------------- ---------- -------- ----- --------
1 Original LTV if first lien, combined LTV if second lien.

------------------------------------------------------------------------------------------------------------------------------------
                                        MINIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE LOANS*
------------------------------------------------------------------------------------------------------------------------------------
RANGE OF MINIMUM             NUMBER OF        PRINCIPAL         % OF PRINCIPAL       REMAINING    DEBT-TO-  GROSS     FICO   OLTV(1)
                                               BALANCE                                TERM TO      INCOME
                             MORTGAGE         AS OF THE          BALANCE AS OF       MATURITY                COUPON
MORTGAGE RATES (%)             LOANS      CUT-OFF DATE ($)     THE CUT-OFF DATE      (MONTHS)       (%)       (%)              (%)
---------------------------- ----------- -------------------- -------------------- -------------- --------- --------- ----- --------

5.500 - 5.999                     1             194,004.51            0.02               358         33.00     5.900    699    80.00
6.000 - 6.499                    406        148,427,122.06            14.11              358         39.76     6.149    660    80.07
6.500 - 6.999                    629        216,471,364.63            20.57              358         40.50     6.750    654    80.43
7.000 - 7.499                    613        194,283,628.69            18.46              358         41.35     7.226    651    81.14
7.500 - 7.999                    622        188,624,309.53            17.93              358         40.78     7.717    633    83.54
8.000 - 8.499                    372        109,010,580.17            10.36              358         40.43     8.212    625    85.42
8.500 - 8.999                    301         86,026,602.50            8.18               359         39.28     8.729    607    86.67
9.000 - 9.499                    192         51,670,717.50            4.91               359         39.80     9.212    604    86.61
9.500 - 9.999                    136         36,850,269.81            3.50               359         37.75     9.731    598    87.26
10.000 - 10.499                  43          11,142,736.69            1.06               359         39.91    10.188    602    87.18
10.500 - 10.999                  20           4,628,110.38            0.44               359         37.56    10.702    606    88.91
11.000 - 11.499                  11           2,491,346.71            0.24               359         33.69    11.122    604    86.50
11.500 - 11.999                   8           1,481,035.49            0.14               359         42.91    11.600    569    72.34
12.000 - 12.499                   3             925,744.17            0.09               359         41.31    12.158    531    73.81
---------------------------- ------------ ------------------- -------------------- -------------- ---------- -------- ------ -------
TOTAL:                          3,357      1,052,227,572.84         100.00              358         40.33     7.541    638    82.74
---------------------------- ------------ ------------------- -------------------- -------------- ---------- -------- ------ -------
* In cases where the minimum mortgage rate for any adjustable-rate Mortgage Loan is lower than its applicable margin, the applicable margin is used as its minimum mortgage rate.
1 Original LTV if first lien, combined LTV if second lien.

------------------------------------------------------------------------------------------------------------------------------------
                                             GROSS MARGINS OF THE ADJUSTABLE-RATE LOANS
------------------------------------------------------------------------------------------------------------------------------------
RANGE OF GROSS               NUMBER OF        PRINCIPAL         % OF PRINCIPAL       REMAINING    DEBT-TO-   GROSS     FICO   OLTV(1)
                                               BALANCE                                TERM TO      INCOME
                             MORTGAGE         AS OF THE          BALANCE AS OF       MATURITY                COUPON
MARGINS (%)                    LOANS      CUT-OFF DATE ($)     THE CUT-OFF DATE      (MONTHS)       (%)       (%)              (%)
---------------------------- ----------- -------------------- -------------------- -------------- --------- --------- ----- --------

3.750 - 3.999                    34           10,827,537.77            1.03               358         37.97     7.866   619     89.48
4.000 - 4.249                    36           11,610,130.50            1.10               358         38.84     7.829   637     87.40
4.500 - 4.749                     4            1,674,075.65            0.16               358         38.97     8.103   575     82.32
6.000 - 6.249                   3,275      1,025,802,719.91           97.49               358         40.38     7.532   639     82.62
6.250 - 6.499                     2              688,827.98            0.07               358         36.08     9.042   597     85.12
6.500 - 6.749                     1              315,700.16            0.03               359         31.00     6.250   611     80.00
6.750 - 6.999                     1              225,000.00            0.02               360         47.00     6.850   714     90.00
7.000 +                           4            1,083,580.87            0.10               359         39.96     8.119   678     84.81
---------------------------- ------------ ------------------- -------------------- -------------- ---------- -------- ----- --------
TOTAL:                          3,357      1,052,227,572.84         100.00              358         40.33     7.541   638     82.74
---------------------------- ------------ ------------------- -------------------- -------------- ---------- -------- ----- --------
1 Original LTV if first lien, combined LTV if second lien.

--------------------------------------------------------------------------------
                     DESCRIPTION OF THE GROUP II COLLATERAL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                      NEXT RATE ADJUSTMENT DATE OF THE ADJUSTABLE-RATE LOANS
------------------------------------------------------------------------------------------------------------------------------------
NEXT RATE ADJUSTMENT         NUMBER OF        PRINCIPAL         % OF PRINCIPAL     REMAINING    DEBT-TO-    GROSS     FICO  OLTV(1)
                                               BALANCE                              TERM TO     INCOME
                             MORTGAGE         AS OF THE         BALANCE AS OF       MATURITY                COUPON
DATE                           LOANS      CUT-OFF DATE ($)     THE CUT-OFF DATE     (MONTHS)       (%)       (%)             (%)
--------------------------- ------------ -------------------- ------------------- ------------- ---------- --------- ----- --------

7/1/2007                         21           6,076,370.50            0.58             354         42.03     7.028    604    89.31
8/1/2007                         20           6,043,860.85            0.57             355         40.67     6.989    593    87.07
9/1/2007                         77          25,316,339.80            2.41             356         38.81     7.462    629    87.42
10/1/2007                       224          69,840,883.40            6.64             356         40.67     7.584    626    86.35
11/1/2007                       759         258,177,242.52           24.54             358         41.44     7.239    647    82.12
12/1/2007                      1,321        415,538,528.33           39.49             359         39.90     7.630    638    81.32
1/1/2008                        279          63,845,691.00            6.07             360         39.10     8.037    639    85.45
7/1/2008                         4              919,613.13            0.09             354         45.34     8.078    616    93.46
8/1/2008                         8            2,685,392.03            0.26             355         40.79     7.798    589    87.34
9/1/2008                         32          12,040,768.59            1.14             356         40.79     7.316    632    87.07
10/1/2008                        59          18,631,112.30            1.77             357         40.76     7.838    614    86.88
11/1/2008                       144          49,020,221.62            4.66             358         39.95     7.298    638    82.70
12/1/2008                       307          98,178,628.77            9.33             359         40.55     7.641    634    82.09
1/1/2009                        102          25,912,920.00            2.46             360         38.61     8.017    653    84.93
--------------------------- ------------- ------------------- ------------------- ------------- ---------- --------- ----- ---------
TOTAL:                         3,357       1,052,227,572.84         100.00            358         40.33     7.541    638    82.74
--------------------------- ------------- ------------------- ------------------- ------------- ---------- --------- ----- ---------
1 Original LTV if first lien, combined LTV if second lien.

-----------------------------------------------------------------------------------------------------------------------------------
                                      INITIAL PERIODIC RATE CAP OF THE ADJUSTABLE-RATE LOANS
-----------------------------------------------------------------------------------------------------------------------------------
INITIAL PERIODIC             NUMBER OF        PRINCIPAL         % OF PRINCIPAL     REMAINING    DEBT-TO-   GROSS     FICO  OLTV(1)
                                               BALANCE                              TERM TO     INCOME
                             MORTGAGE         AS OF THE         BALANCE AS OF       MATURITY                COUPON
CAP (%)                        LOANS      CUT-OFF DATE ($)     THE CUT-OFF DATE     (MONTHS)       (%)       (%)             (%)
--------------------------- ------------- ------------------- ------------------- ------------- ---------- --------- ----- --------

2.000                          3,357       1,052,227,572.84         100.00            358         40.33     7.541    638    82.74
--------------------------- ------------- ------------------- ------------------- ------------- ---------- --------- ----- --------
TOTAL:                         3,357       1,052,227,572.84         100.00            358         40.33     7.541    638    82.74
--------------------------- ------------- ------------------- ------------------- ------------- ---------- --------- ----- --------
1 Original LTV if first lien, combined LTV if second lien.

-----------------------------------------------------------------------------------------------------------------------------------
                                          PERIODIC RATE CAP OF THE ADJUSTABLE-RATE LOANS
-----------------------------------------------------------------------------------------------------------------------------------
PERIODIC                     NUMBER OF        PRINCIPAL         % OF PRINCIPAL     REMAINING    DEBT-TO-   GROSS     FICO  OLTV(1)
                                               BALANCE                              TERM TO     INCOME
                             MORTGAGE         AS OF THE         BALANCE AS OF       MATURITY                COUPON
CAP (%)                        LOANS      CUT-OFF DATE ($)     THE CUT-OFF DATE     (MONTHS)       (%)       (%)             (%)
--------------------------- ------------ -------------------- ------------------- ------------- ---------- --------- ----- --------

1.000                          3,357       1,052,227,572.84         100.00            358         40.33     7.541    638    82.74
--------------------------- ------------- ------------------- ------------------- ------------- ---------- --------- ----- --------
TOTAL:                         3,357       1,052,227,572.84         100.00            358         40.33     7.541    638    82.74
--------------------------- ------------- ------------------- ------------------- ------------- ---------- --------- ----- --------
1 Original LTV if first lien, combined LTV if second lien.

------------------------------------------------------------------------------------------------------------------------------------
                                        HISTORICAL DELINQUENCY OF THE GROUP II MORTGAGE LOANS
------------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT      NUMBER OF         PRINCIPAL        % OF PRINCIPAL    REMAINING     DEBT-TO-    GROSS     FICO      OLTV(1)
                                           BALANCE         BALANCE AS OF      TERM TO      INCOME
                         MORTGAGE         AS OF THE         THE CUT-OFF       MATURITY                 COUPON
(TIMES)                   LOANS        CUT-OFF DATE ($)         DATE          (MONTHS)        (%)        (%)                 (%)
---------------------- -------------- -------------------- --------------- --------------- ----------- -------- -------- -----------

0x30                       4,077       $1,166,192,869.10       99.46            358          40.27      7.568     638       82.81
1x30                        31             $6,296,758.13        0.54            356          40.45      7.638     619       89.23
---------------------- -------------- -------------------- --------------- --------------- ----------- -------- -------- -----------
TOTAL:                     4,108       $1,172,489,627.23       100.00           358          40.27      7.568     638       82.85
---------------------- -------------- -------------------- --------------- --------------- ----------- -------- -------- -----------
1 Original LTV if first lien, combined LTV if second lien.

--------------------------------------------------------------------------------
                   DESCRIPTION OF THE INTEREST ONLY COLLATERAL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                         COLLATERAL SUMMARY
------------------------------------------------------------------------------------------------------------------------------------

Statistics  given below are for the Mortgage Loans in the pool as of the Cut-off
Date.  Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of Debt-to-Income and FICO, which are determined at origination).

                                                               SUMMARY STATISTICS                  RANGE (IF APPLICABLE)

NUMBER OF MORTGAGE LOANS                                             2,059

AGGREGATE CURRENT PRINCIPAL BALANCE                             $654,816,108.12
AVERAGE CURRENT PRINCIPAL BALANCE                                 $318,026.28                     $70,000.00 - $846,400.00

AGGREGATE ORIGINAL PRINCIPAL BALANCE                            $655,026,778.00
AVERAGE ORIGINAL PRINCIPAL BALANCE                                $318,128.60                     $70,000.00 - $846,400.00

FULLY AMORTIZING MORTGAGE LOANS                                     100.00%

1ST LIEN                                                            100.00%

WEIGHTED AVG. GROSS COUPON                                           7.113%                           5.500% - 10.800%

WEIGHTED AVG. ORIGINAL TERM (MONTHS)                                  360                                240 - 360
WEIGHTED AVG. REMAINING TERM (MONTHS)                                 358                                239 - 360

WEIGHTED AVG. MARGIN(ARM LOANS ONLY)                                 5.961%                           3.750% - 6.850%

WEIGHTED AVG. MAXIMUM RATE (ARM LOANS ONLY)                         13.116%                          11.500% - 16.800%

WEIGHTED AVG. MINIMUM RATE (ARM LOANS ONLY) (1)                      7.126%                           6.000% - 10.800%

WEIGHTED AVG. ORIGINAL LTV (2)                                       81.66%                           33.01% - 95.00%

WEIGHTED AVG. BORROWER FICO                                           669                                620 - 816

GEOGRAPHIC DISTRIBUTION (TOP 5):                           California    61.66%
                                                           Florida        8.94%
                                                           Arizona        5.50%
                                                           New York       4.31%
                                                           Illinois       3.37%
---------------------------------------------------------- -------------------------- ---------------------------------------------

(1) In cases where the minimum  mortgage rate for any  adjustable-rate  Mortgage
Loan is lower than its applicable  margin,  the applicable margin is used as its minimum mortgage rate.

(2) The  loan-to-value("OLTV")  of a first-lien  mortgage at any given time is a fraction,  expressed as a  percentage,  the  numerator of which is the principal balance of the mortgage loan at the date of origination  and the  denominator of which is the lesser of the sales price of the related mortgage  property and its appraised  value  determined  in an  appraisal  obtained  by the  originator  at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction,  expressed as a percentage  the  numerator of which is
(i) the sum of (a) the  principal  balance of such  mortgage loan at the date of origination plus (b) the outstanding  balance of the senior mortgage loan at the date of origination  of such mortgage loan and the  denominator of which is (ii)
the lesser of the sales price of the related mortgage property and its appraised value  determined in an appraisal  obtained by the  originator at origination of the mortgage loan.

--------------------------------------------------------------------------------
                   DESCRIPTION OF THE INTEREST ONLY COLLATERAL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                           COLLATERAL TYPE
------------------------------------------------------------------------------------------------------------------------------------
COLLATERAL TYPE             NUMBER         PRINCIPAL        % OF PRINCIPAL      REMAINING     DEBT-TO- GROSS     FICO      OLTV(1)
                            OF              BALANCE             BALANCE          TERM TO      INCOME
                            MORTGAGE       AS OF THE             AS OF           MATURITY              COUPON
                              LOANS     CUT-OFF DATE ($)   THE CUT-OFF DATE      (MONTHS)       (%)      (%)                 (%)
--------------------------- ---------- ------------------- ------------------ --------------- -------- -------- -------- -----------

2 YR/6MO LIB - 2YR IO           56        17,888,912.18          2.73              356         42.05    6.921     663       85.48
2 YR/6MO LIB - 5YR IO         1,625      514,719,353.56          78.61             358         40.88    7.113     669       81.29
3 YR/6MO LIB - 3YR IO           22         8,164,497.16          1.25              356         45.07    7.031     658       87.10
3 YR/6MO LIB - 5YR IO          331       105,317,074.78          16.08             359         40.57    7.171     674       82.75
FIXED RATE - 5YR IO             25         8,726,270.44          1.33              358         41.43    6.907     671       77.40
--------------------------- ----------- ------------------ ------------------ --------------- -------- -------- -------- -----------
TOTAL:                        2,059      654,816,108.12         100.00             358         40.92    7.113     669       81.66
------------------------------------------------------------------------------------------------------------------------------------
1 Original LTV if first lien, combined LTV if second lien.

------------------------------------------------------------------------------------------------------------------------------------
                                                 PRINCIPAL BALANCES AT ORIGINATION*
------------------------------------------------------------------------------------------------------------------------------------
RANGE OF                    NUMBER         PRINCIPAL        % OF PRINCIPAL      REMAINING     DEBT-TO- GROSS     FICO*     OLTV(1)
                            OF              BALANCE             BALANCE          TERM TO      INCOME
PRINCIPAL BALANCES          MORTGAGE         AS OF               AS OF           MATURITY              COUPON
AT ORIGINATION ($)            LOANS     ORIGINATION ($)       ORIGINATION       (MONTHS)*      (%)*     (%)*                 (%)
--------------------------- ----------- ------------------ ------------------ --------------- -------- -------- -------- -----------

50,000.01 - 100,000.00          23         2,101,068.00          0.32              354         32.25    7.553     669       77.00
100,000.01 - 150,000.00        193        25,263,960.00          3.86              359         37.81    7.302     671       80.66
150,000.01 - 200,000.00        275        47,999,688.00          7.33              358         39.36    7.245     667       81.48
200,000.01 - 250,000.00        267        59,899,099.00          9.14              358         39.59    7.264     666       81.63
250,000.01 - 300,000.00        292        80,258,223.00          12.25             358         40.07    7.205     667       81.43
300,000.01 - 350,000.00        238        77,315,340.00          11.80             358         40.51    7.066     665       81.76
350,000.01 - 400,000.00        223        83,926,706.00          12.81             358         42.07    7.013     670       81.51
400,000.01 - 450,000.00        176        74,662,265.00          11.40             358         41.43    7.074     671       82.24
450,000.01 - 500,000.00        134        63,777,506.00          9.74              358         42.19    7.140     671       81.69
500,000.01 - 550,000.00         87        45,653,885.00          6.97              359         41.57    7.034     675       82.06
550,000.01 - 600,000.00         74        42,367,255.00          6.47              358         42.14    6.967     678       82.06
600,000.01 - 650,000.00         36        22,507,239.00          3.44              359         43.03    7.228     670       82.45
650,000.01 - 700,000.00         25        16,855,700.00          2.57              358         41.92    7.081     668       80.02
700,000.01 - 750,000.00         6          4,381,000.00          0.67              357         38.33    6.392     675       84.43
750,000.01+                     10         8,057,844.00          1.23              358         41.36    6.605     655       80.16
--------------------------- ----------- ------------------ ------------------ --------------- -------- -------- -------- -----------
TOTAL:                        2,059      655,026,778.00         100.00             358         40.92    7.113     669       81.66
--------------------------- ----------- ------------------ ------------------ --------------- -------- -------- -------- -----------
1 Original LTV if first lien, combined LTV if second lien.

*Based on the original balances of the Mortgage Loans.

--------------------------------------------------------------------------------
                   DESCRIPTION OF THE INTEREST ONLY COLLATERAL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------------
                                              PRINCIPAL BALANCE AS OF THE CUT-OFF DATE
------------------------------------------------------------------------------------------------------------------------------------
RANGE OF PRINCIPAL         NUMBER OF      PRINCIPAL       % OF PRINCIPAL     REMAINING     DEBT-TO-  GROSS     FICO       OLTV(1)
                                           BALANCE           BALANCE          TERM TO      INCOME
BALANCES AS OF THE         MORTGAGE       AS OF THE           AS OF           MATURITY               COUPON
CUT-OFF DATE ($)             LOANS     CUT-OFF DATE ($)  THE CUT-OFF DATE     (MONTHS)       (%)       (%)                  (%)
------------------------- ------------ ----------------- ----------------- --------------- --------- -------- -------- -------------

50,000.01 - 100,000.00         23         2,101,059.78         0.32             354         32.25     7.553     669        77.00
100,000.01 - 150,000.00       194        25,398,016.23         3.88             359         37.76     7.305     671        80.66
150,000.01 - 200,000.00       275        47,998,371.06         7.33             358         39.36     7.245     667        81.48
200,000.01 - 250,000.00       266        59,665,604.91         9.11             358         39.63     7.262     665        81.63
250,000.01 - 300,000.00       292        80,256,283.75        12.26             358         40.07     7.205     667        81.43
300,000.01 - 350,000.00       238        77,313,494.03        11.81             358         40.51     7.066     665        81.77
350,000.01 - 400,000.00       223        83,925,274.33        12.82             358         42.07     7.013     670        81.51
400,000.01 - 450,000.00       176        74,659,905.40        11.40             358         41.43     7.074     671        82.24
450,000.01 - 500,000.00       134        63,775,966.33         9.74             358         42.19     7.140     671        81.69
500,000.01 - 550,000.00        87        45,653,165.00         6.97             359         41.57     7.034     675        82.06
550,000.01 - 600,000.00        75        42,946,334.60         6.56             358         42.22     6.970     678        82.10
600,000.01 - 650,000.00        36        22,507,238.71         3.44             359         43.03     7.228     670        82.45
650,000.01 - 700,000.00        24        16,176,550.00         2.47             358         41.66     7.076     668        79.81
700,000.01 - 750,000.00        6          4,381,000.00         0.67             357         38.33     6.392     675        84.43
750,000.01+                    10         8,057,843.99         1.23             358         41.36     6.605     655        80.16
------------------------- ------------- ---------------- ----------------- --------------- --------- -------- -------- -------------
TOTAL:                       2,059      654,816,108.12        100.00            358         40.92     7.113     669        81.66
------------------------- ------------- ---------------- ----------------- --------------- --------- -------- -------- -------------
1 Original LTV if first lien, combined LTV if second lien.

------------------------------------------------------------------------------------------------------------------------------------
                                                     REMAINING TERM TO MATURITY
------------------------------------------------------------------------------------------------------------------------------------
RANGE OF MONTHS            NUMBER OF      PRINCIPAL       % OF PRINCIPAL     REMAINING     DEBT-TO-  GROSS     FICO       OLTV(1)
                                           BALANCE           BALANCE          TERM TO       INCOME
                           MORTGAGE       AS OF THE           AS OF           MATURITY               COUPON
REMAINING                    LOANS     CUT-OFF DATE ($)  THE CUT-OFF DATE     (MONTHS)       (%)       (%)                  (%)
------------------------- ------------ ----------------- ----------------- --------------- --------- -------- -------- -------------

181 - 240                      1             77,000.00         0.01             239         25.00     6.800     621        70.00
301 - 360                    2,058      654,739,108.12        99.99             358         40.93     7.113     669        81.66
------------------------- ------------- ---------------- ----------------- --------------- --------- -------- -------- -------------
TOTAL:                       2,059      654,816,108.12        100.00            358         40.92     7.113     669        81.66
------------------------- ------------- ---------------- ----------------- --------------- --------- -------- -------- -------------
1 Original LTV if first lien, combined LTV if second lien.

--------------------------------------------------------------------------------
                   DESCRIPTION OF THE INTEREST ONLY COLLATERAL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                            MORTGAGE RATE
------------------------------------------------------------------------------------------------------------------------------------
RANGE OF CURRENT          NUMBER OF        PRINCIPAL        % OF PRINCIPAL       REMAINING     DEBT-TO-   GROSS      FICO   OLTV(1)
                                            BALANCE                               TERM TO       INCOME
MORTGAGE RATES             MORTGAGE        AS OF THE         BALANCE AS OF       MATURITY                  COUPON
(%)                         LOANS       CUT-OFF DATE ($)   THE CUT-OFF DATE      (MONTHS)        (%)        (%)               (%)
------------------------ ------------- ------------------- ------------------ ---------------- --------- ----------- ----- ---------

5.500 - 5.999                 102         38,156,244.44          5.83               358         39.73      5.829     675     79.50
6.000 - 6.499                 278         96,680,288.32          14.76              358         40.03      6.261     670     79.57
6.500 - 6.999                 538        175,750,837.78          26.84              358         40.75      6.748     673     81.06
7.000 - 7.499                 506        155,921,761.58          23.81              358         41.91      7.220     668     81.49
7.500 - 7.999                 362        107,588,407.07          16.43              358         41.28      7.693     664     82.79
8.000 - 8.499                 155         45,535,733.92          6.95               358         40.50      8.208     667     83.82
8.500 - 8.999                 74          21,096,906.29          3.22               359         40.03      8.718     667     86.81
9.000 - 9.499                 30           9,085,551.78          1.39               359         42.72      9.184     666     87.37
9.500 - 9.999                  9           3,381,350.94          0.52               359         41.77      9.759     667     86.51
10.000 - 10.499                4           1,320,500.00          0.20               359         37.71      10.142    671     95.00
10.500 - 10.999                1             298,526.00          0.05               359         21.00      10.800    652     95.00
------------------------ -------------- ------------------ ------------------ ---------------- --------- ----------- ----- ---------
TOTAL:                       2,059       654,816,108.12         100.00              358         40.92      7.113     669     81.66
------------------------ -------------- ------------------ ------------------ ---------------- --------- ----------- ----- ---------
1 Original LTV if first lien, combined LTV if second lien.

------------------------------------------------------------------------------------------------------------------------------------
                                                  ORIGINAL LOAN-TO-VALUE RATIOS(1)
------------------------------------------------------------------------------------------------------------------------------------
RANGE OF ORIGINAL         NUMBER OF        PRINCIPAL        % OF PRINCIPAL       REMAINING     DEBT-TO-   GROSS       FICO   OLTV(2)
                                            BALANCE                               TERM TO       INCOME
LOAN-TO-VALUE              MORTGAGE        AS OF THE         BALANCE AS OF       MATURITY                  COUPON
RATIOS (%)                  LOANS       CUT-OFF DATE ($)   THE CUT-OFF DATE      (MONTHS)        (%)        (%)               (%)
------------------------ ------------- ------------------- ------------------ ---------------- --------- ----------- ----- ---------

30.01 - 35.00                  1             138,000.00          0.02               359         41.00      7.950     635     33.01
35.01 - 40.00                  1             100,000.00          0.02               359         27.00      7.250     645     40.00
40.01 - 45.00                  2             559,000.00          0.09               359         31.21      6.236     638     44.37
45.01 - 50.00                  3             588,318.00          0.09               358         44.68      6.285     648     48.00
50.01 - 55.00                  5           1,829,301.44          0.28               358         41.81      6.461     642     51.39
55.01 - 60.00                  5           1,438,000.00          0.22               359         43.42      6.182     698     57.38
60.01 - 65.00                 14           4,049,753.59          0.62               359         37.62      6.585     666     62.90
65.01 - 70.00                 24           7,335,950.00          1.12               357         31.24      6.761     659     68.36
70.01 - 75.00                 67          21,565,592.80          3.29               358         39.04      6.711     649     74.00
75.01 - 80.00                1,464       458,935,196.35          70.09              358         41.17      7.050     670     79.96
80.01 - 85.00                 113         40,762,958.05          6.23               358         40.52      6.954     668     84.35
85.01 - 90.00                 225         75,148,662.13          11.48              358         40.84      7.242     670     89.61
90.01 - 95.00                 135         42,365,375.76          6.47               358         41.71      8.120     681     94.72
------------------------ -------------- ------------------ ------------------ ---------------- --------- ----------- ----- ---------
TOTAL:                       2,059       654,816,108.12         100.00              358         40.92      7.113     669     81.66
------------------------ -------------- ------------------ ------------------ ---------------- --------- ----------- ----- ---------

(1)The  loan-to-value("OLTV")  of a  first-lien  mortgage at any given time is a fraction,  expressed as a  percentage,  the  numerator of which is the principal balance of the mortgage loan at the date of origination  and the  denominator of which is the lesser of the sales price of the related mortgage  property and its appraised  value  determined  in an  appraisal  obtained  by the  originator  at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction,  expressed as a percentage  the  numerator of which is
(i) the sum of (a) the  principal  balance of such  mortgage loan at the date of origination plus (b) the outstanding  balance of the senior mortgage loan at the date of origination  of such mortgage loan and the  denominator of which is (ii)
the lesser of the sales price of the related mortgage property and its appraised value  determined in an appraisal  obtained by the  originator at origination of the mortgage loan.

2 Original LTV if first lien, combined LTV if second lien.

--------------------------------------------------------------------------------
                   DESCRIPTION OF THE INTEREST ONLY COLLATERAL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                     FICO SCORE AT ORIGINATION
------------------------------------------------------------------------------------------------------------------------------------
RANGE OF FICO SCORES      NUMBER OF        PRINCIPAL       % OF PRINCIPAL    REMAINING     DEBT-TO-    GROSS       FICO     OLTV(1)
                                            BALANCE        BALANCE AS OF      TERM TO       INCOME
                           MORTGAGE        AS OF THE        THE CUT-OFF       MATURITY                 COUPON
                            LOANS       CUT-OFF DATE ($)        DATE          (MONTHS)        (%)         (%)                 (%)
------------------------ ------------- ------------------- --------------- --------------- ----------- ---------- -------- ---------

620 - 639                    533         166,278,835.75        25.39            358          40.89       7.193      629      80.26
640 - 659                    478         146,243,812.46        22.33            358          41.11       7.165      650      81.49
660 - 679                    341         113,631,465.53        17.35            358          41.45       7.093      669      82.48
680 - 699                    327         104,638,201.15        15.98            358          40.69       7.042      688      83.09
700 - 719                    169          53,380,593.97         8.15            358          40.32       7.031      709      82.24
720 - 739                     98          32,870,344.35         5.02            358          41.50       6.987      728      81.77
740 - 759                     61          19,426,344.76         2.97            359          39.17       7.049      749      81.67
760 - 779                     37          12,841,265.34         1.96            359          41.95       6.950      767      80.09
780 - 799                     12           4,067,244.81         0.62            358          33.13       7.027      787      80.98
800+                          3            1,438,000.00         0.22            359          47.14       7.884      810      85.35
------------------------ ------------- ------------------- --------------- --------------- ----------- ---------- -------- ---------
TOTAL:                      2,059        654,816,108.12        100.00           358          40.92       7.113      669      81.66
------------------------ ------------- ------------------- --------------- --------------- ----------- ---------- -------- ---------
1 Original LTV if first lien, combined LTV if second lien.

------------------------------------------------------------------------------------------------------------------------------------
                                                        DEBT-TO-INCOME RATIO
------------------------------------------------------------------------------------------------------------------------------------
RANGE OF                  NUMBER OF        PRINCIPAL       % OF PRINCIPAL    REMAINING     DEBT-TO-    GROSS       FICO     OLTV(1)
                                            BALANCE        BALANCE AS OF      TERM TO       INCOME
DEBT-TO-INCOME RATIOS      MORTGAGE        AS OF THE        THE CUT-OFF       MATURITY                  COUPON
(%)                         LOANS       CUT-OFF DATE ($)        DATE          (MONTHS)        (%)         (%)                 (%)
------------------------ -------------- ------------------ --------------- --------------- ----------- ---------- -------- ---------

0.01 - 20.00                  77          21,027,048.09         3.21            359          14.59       7.029      673      80.76
20.01 - 25.00                 62          18,243,687.79         2.79            358          23.30       7.062      674      81.27
25.01 - 30.00                 121         31,918,093.96         4.87            358          28.09       7.068      664      80.58
30.01 - 35.00                 188         53,555,396.64         8.18            358          33.11       7.108      673      81.13
35.01 - 40.00                 399        124,430,549.93        19.00            358          38.19       7.105      670      81.85
40.01 - 45.00                 551        176,119,898.68        26.90            358          43.17       7.109      669      81.80
45.01 - 50.00                 659        228,900,633.03        34.96            358          48.08       7.142      668      81.85
50.01 - 55.00                  2             620,800.00           0.09            355          54.42       6.246      669      80.00
------------------------ -------------- ------------------ --------------- --------------- ----------- ---------- -------- ---------
TOTAL:                       2,059       654,816,108.12        100.00           358          40.92       7.113      669      81.66
------------------------ -------------- ------------------ --------------- --------------- ----------- ---------- -------- ---------
1 Original LTV if first lien, combined LTV if second lien.

--------------------------------------------------------------------------------
                   DESCRIPTION OF THE INTEREST ONLY COLLATERAL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                       GEOGRAPHIC DISTRIBUTION
------------------------------------------------------------------------------------------------------------------------------------
STATE                   NUMBER OF       PRINCIPAL       % OF PRINCIPAL      REMAINING      DEBT-TO-     GROSS       FICO     OLTV(1)
                                         BALANCE                             TERM TO        INCOME
                         MORTGAGE       AS OF THE       BALANCE AS OF        MATURITY                   COUPON
                          LOANS      CUT-OFF DATE ($)  THE CUT-OFF DATE      (MONTHS)         (%)         (%)                 (%)
---------------------- -------------- ---------------- ----------------- ----------------- ----------- ---------- -------- ---------

California                 1,043      403,775,776.50        61.66              358           41.59       6.996      670      81.05
Florida                     258        58,515,753.71         8.94              358           39.88       7.340      668      82.88
Arizona                     188        36,014,069.00         5.50              358           37.25       7.416      668      81.82
New York                    69         28,248,394.62         4.31              358           41.33       7.145      680      83.56
Illinois                    82         22,038,326.03         3.37              359           41.34       7.781      670      83.27
Nevada                      67         16,717,532.19         2.55              359           37.51       7.258      665      80.98
Maryland                    57         16,405,533.19         2.51              359           39.75       7.040      672      83.24
Hawaii                      32         12,300,147.84         1.88              359           42.17       6.674      673      79.76
New Jersey                  37         12,056,873.28         1.84              358           41.99       7.218      664      84.28
Colorado                    57         10,246,598.44         1.56              359           41.43       7.016      664      81.34
Utah                        36          6,991,468.67         1.07              359           38.10       7.306      669      81.05
Massachusetts               18          5,529,548.67         0.84              358           44.77       7.422      657      85.64
Minnesota                   22          4,960,033.97         0.76              358           37.34       7.367      667      83.61
Washington                  21          4,887,403.00         0.75              358           39.07       7.556      667      84.76
Connecticut                  7          3,169,118.74         0.48              359           43.16       7.895      666      82.17
Oregon                       8          2,045,024.85         0.31              358           34.28       7.050      659      82.49
Missouri                     8          1,500,195.89         0.23              357           44.45       7.009      650      81.29
Michigan                     9          1,459,938.00         0.22              358           42.58       6.950      646      84.09
Texas                        6          1,260,931.00         0.19              359           23.90       8.404      664      85.25
Kentucky                     2            811,954.67         0.12              358           43.93       8.035      701      80.00
Iowa                         4            710,632.00         0.11              359           43.69       7.062      643      79.01
Rhode Island                 3            712,595.15         0.11              357           41.74       6.785      657      81.11
Wisconsin                    3            642,319.07         0.10              359           45.91       7.364      639      80.00
Nebraska                     3            571,200.00         0.09              359           36.16       6.924      685      84.39
New Mexico                   3            403,200.00         0.06              359           32.98       7.869      683      84.20
North Carolina               2            346,960.00         0.05              358           46.59       8.053      658      90.00
Pennsylvania                 2            318,616.30         0.05              355           32.72       6.956      629      87.20
Indiana                      2            238,000.00         0.04              357           40.64       6.295      680      80.00
Maine                        1            234,000.00         0.04              358           44.00       6.700      714      90.00
New Hampshire                1            249,813.34         0.04              358           40.00       7.990      695      95.00
Oklahoma                     1            288,000.00         0.04              359            9.00       6.900      627      80.00
Wyoming                      1            236,500.00         0.04              357           48.00       6.950      681      94.22
Idaho                        1            176,000.00         0.03              359           48.00       8.550      658      80.00
Louisiana                    1            164,000.00         0.03              358           38.00       6.990      658      80.00
Montana                      1            168,000.00         0.03              358           45.00       7.800      640      80.00
Georgia                      1            152,800.00         0.02              359           37.00       7.350      646      80.00
South Carolina               1            121,600.00         0.02              358           27.00       6.800      652      80.00
Tennessee                    1            147,250.00         0.02              358           41.00       8.300      672      95.00
---------------------- -------------- ---------------- ----------------- ----------------- ----------- ---------- -------- ---------
TOTAL:                     2,059      654,816,108.12        100.00             358           40.92       7.113      669      81.66
---------------------- -------------- ---------------- ----------------- ----------------- ----------- ---------- -------- ---------
1 Original LTV if first lien, combined LTV if second lien.

--------------------------------------------------------------------------------
                   DESCRIPTION OF THE INTEREST ONLY COLLATERAL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                          OCCUPANCY STATUS
------------------------------------------------------------------------------------------------------------------------------------
OCCUPANCY               NUMBER OF        PRINCIPAL       % OF PRINCIPAL     REMAINING      DEBT-TO-    GROSS       FICO     OLTV(1)
                                          BALANCE        BALANCE AS OF       TERM TO        INCOME
                         MORTGAGE        AS OF THE        THE CUT-OFF        MATURITY                  COUPON
STATUS*                   LOANS       CUT-OFF DATE ($)        DATE           (MONTHS)         (%)         (%)                 (%)
---------------------- ------------- ------------------- --------------- ----------------- ----------- ---------- -------- ---------

Primary                    2,024       645,597,121.93        98.59             358           40.94       7.108      669      81.61
Investor                     1             260,000.00         0.04             359           10.00       7.400      655      69.33
Second Home                 34           8,958,986.19         1.37             358           40.88       7.499      679      85.83
---------------------- -------------- ------------------ --------------- ----------------- ----------- ---------- -------- ---------
TOTAL:                     2,059       654,816,108.12        100.00            358           40.92       7.113      669      81.66
---------------------- -------------- ------------------ --------------- ----------------- ----------- ---------- -------- ---------
1 Original LTV if first lien, combined LTV if second lien.

*Based on mortgagor representation at origination.

------------------------------------------------------------------------------------------------------------------------------------
                                                         DOCUMENTATION TYPE
------------------------------------------------------------------------------------------------------------------------------------
INCOME  DOCUMENTATION   NUMBER OF        PRINCIPAL       % OF PRINCIPAL     REMAINING      DEBT-TO-    GROSS       FICO     OLTV(1)
                                          BALANCE        BALANCE AS OF       TERM TO        INCOME
                         MORTGAGE        AS OF THE        THE CUT-OFF        MATURITY                  COUPON
                          LOANS       CUT-OFF DATE ($)        DATE           (MONTHS)         (%)         (%)                 (%)
---------------------- ------------- ------------------- --------------- ----------------- ----------- ---------- -------- ---------

Stated Documentation        933        307,068,521.34        46.89             358           42.22       7.488      668      81.65
Full Documentation          922        280,722,644.75        42.87             358           39.96       6.717      670      81.79
Limited Documentation       204         67,024,942.03        10.24             359           39.00       7.052      672      81.20
---------------------- -------------- ------------------ --------------- ----------------- ----------- ---------- -------- ---------
TOTAL:                     2,059       654,816,108.12        100.00            358           40.92       7.113      669      81.66
---------------------- -------------- ------------------ --------------- ----------------- ----------- ---------- -------- ---------
1 Original LTV if first lien, combined LTV if second lien.

------------------------------------------------------------------------------------------------------------------------------------
                                                            LOAN PURPOSE
------------------------------------------------------------------------------------------------------------------------------------
PURPOSE                 NUMBER OF        PRINCIPAL       % OF PRINCIPAL     REMAINING      DEBT-TO-    GROSS       FICO     OLTV(1)
                                          BALANCE        BALANCE AS OF       TERM TO        INCOME
                         MORTGAGE        AS OF THE        THE CUT-OFF        MATURITY                  COUPON
                          LOANS       CUT-OFF DATE ($)        DATE           (MONTHS)         (%)         (%)                 (%)
---------------------- -------------- ------------------ --------------- ----------------- ----------- ---------- -------- ---------

Purchase                   1,444       465,677,804.37        71.12             358           41.41       7.187      672      81.34
Refinance-Debt
Consolidation Cash
Out*                        547        171,734,391.54        26.23             358           39.71       6.915      662      82.47
Refinance-Debt
Consolidation No
Cash Out**                  68          17,403,912.21         2.66             359           39.98       7.100      665      82.49
---------------------- -------------- ------------------ --------------- ----------------- ----------- ---------- -------- ---------
TOTAL:                     2,059       654,816,108.12        100.00            358           40.92       7.113      669      81.66
---------------------- -------------- ------------------ --------------- ----------------- ----------- ---------- -------- ---------
1 Original LTV if first lien, combined LTV if second lien.

* Cash proceeds to the borrower inclusive of debt consolidation  payments exceed
2% or $2,000  of the  original  principal  balance  of the  related  loan.  Also includes all home equity loans originated in Texas with any cash proceeds.

** Cash proceeds to the borrower inclusive of debt consolidation payments do not exceed 2% or $2,000 of the  original  principal  balance  of the  related  loan.
Excludes home equity loans originated in Texas with any cash proceeds.

--------------------------------------------------------------------------------
                   DESCRIPTION OF THE INTEREST ONLY COLLATERAL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                            CREDIT GRADE
------------------------------------------------------------------------------------------------------------------------------------
RISK CATEGORY*               NUMBER OF        PRINCIPAL        % OF PRINCIPAL    REMAINING    DEBT-TO-     GROSS     FICO   OLTV(1)
                                               BALANCE                            TERM TO       INCOME
                             MORTGAGE         AS OF THE        BALANCE AS OF      MATURITY                 COUPON
                               LOANS      CUT-OFF DATE ($)    THE CUT-OFF DATE    (MONTHS)       (%)        (%)               (%)
--------------------------- ------------- ------------------- ----------------- ------------- ---------- ----------- ----- ---------

I                              1,985        627,159,052.46         95.78            358         40.95      7.109     670     81.62
II                               73          26,857,055.66          4.10            358         40.84      7.222     653     83.13
III                              1              800,000.00          0.12            359         23.00      6.950     678     66.67
--------------------------- ------------- ------------------- ----------------- ------------- ---------- ----------- ----- ---------
TOTAL:                         2,059        654,816,108.12         100.00           358         40.92      7.113     669     81.66
--------------------------- ------------- ------------------- ----------------- ------------- ---------- ----------- ----- ---------
1 Original LTV if first lien, combined LTV if second lien.

------------------------------------------------------------------------------------------------------------------------------------
                                                           PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------
PROPERTY TYPE               NUMBER OF        PRINCIPAL        % OF PRINCIPAL    REMAINING   DEBT-TO-     GROSS      FICO    OLTV(1)
                                              BALANCE                            TERM TO     INCOME
                            MORTGAGE         AS OF THE        BALANCE AS OF     MATURITY                 COUPON
                              LOANS      CUT-OFF DATE ($)    THE CUT-OFF DATE   (MONTHS)       (%)         (%)               (%)
--------------------------- ----------- -------------------- ----------------- ------------ ----------- ---------- ------ ----------

Single Family Detached        1,430       460,697,885.90          70.36            358        41.10       7.077     667     81.43
PUD Detached                   220         69,386,900.13          10.60            359        39.79       7.165     670     82.67
Condominium                    277         74,037,211.91          11.31            358        40.66       7.174     679     81.66
Two-to Four-Family             116         46,260,890.18           7.06            358        41.55       7.337     672     82.46
PUD Attached                    15          4,280,380.00           0.65            358        38.57       6.731     672     81.52
Single Family Attached          1             152,840.00           0.02            358        30.00       7.650     726     80.00
--------------------------- ----------- -------------------- ----------------- ------------ ----------- ---------- ------ ----------
TOTAL:                        2,059       654,816,108.12          100.00           358        40.92       7.113     669     81.66
--------------------------- ----------- -------------------- ----------------- ------------ ----------- ---------- ------ ----------
1 Original LTV if first lien, combined LTV if second lien.

------------------------------------------------------------------------------------------------------------------------------------
                                                       PREPAYMENT CHARGE TERM
------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT CHARGE            NUMBER OF        PRINCIPAL        % OF PRINCIPAL    REMAINING    DEBT-TO-    GROSS       FICO   OLTV(1)
                                               BALANCE                            TERM TO       INCOME
TERM AT ORIGINATION          MORTGAGE         AS OF THE        BALANCE AS OF      MATURITY                COUPON
(MONTHS)                       LOANS      CUT-OFF DATE ($)    THE CUT-OFF DATE    (MONTHS)       (%)        (%)               (%)
--------------------------- ------------ -------------------- ----------------- ------------- ---------- ----------- ----- ---------

No Prepayment Penalty           421         142,006,703.70         21.69            358         40.73      7.641     670     83.07
12 Months                       124          43,564,987.71          6.65            358         39.87      7.240     673     81.10
24 Months                      1,357        418,152,820.70         63.86            358         41.03      6.965     669     81.27
36 Months                       157          51,091,596.01          7.80            358         41.49      6.750     670     81.46
--------------------------- ------------- ------------------- ----------------- ------------- ---------- ----------- ----- ---------
TOTAL:                         2,059        654,816,108.12         100.00           358         40.92      7.113     669     81.66
--------------------------- ------------- ------------------- ----------------- ------------- ---------- ----------- ----- ---------
1 Original LTV if first lien, combined LTV if second lien.

------------------------------------------------------------------------------------------------------------------------------------
                                                         CONFORMING BALANCES
------------------------------------------------------------------------------------------------------------------------------------
CONFORMING BALANCE           NUMBER OF        PRINCIPAL        % OF PRINCIPAL    REMAINING    DEBT-TO-    GROSS       FICO   OLTV(1)
                                               BALANCE                            TERM TO       INCOME
                             MORTGAGE         AS OF THE        BALANCE AS OF      MATURITY                 COUPON
                               LOANS      CUT-OFF DATE ($)    THE CUT-OFF DATE    (MONTHS)       (%)        (%)               (%)
--------------------------- ------------ -------------------- ----------------- ------------- ---------- ----------- ----- ---------

Conforming                     1,622        425,195,025.86         64.93            358         40.35      7.155     668     81.67
Non-Conforming                  437         229,621,082.26         35.07            358         41.99      7.036     672     81.65
--------------------------- ------------- ------------------- ----------------- ------------- ---------- ----------- ----- ---------
TOTAL:                         2,059        654,816,108.12         100.00           358         40.92      7.113     669     81.66
--------------------------- ------------- ------------------- ----------------- ------------- ---------- ----------- ----- ---------
1 Original LTV if first lien, combined LTV if second lien.

--------------------------------------------------------------------------------
                   DESCRIPTION OF THE INTEREST ONLY COLLATERAL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                         MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE LOANS
------------------------------------------------------------------------------------------------------------------------------------
RANGE OF MAXIMUM              NUMBER OF        PRINCIPAL         % OF PRINCIPAL      REMAINING    DEBT-TO-    GROSS    FICO   OLTV(1)
                                                BALANCE                               TERM TO      INCOME
                               MORTGAGE        AS OF THE         BALANCE AS OF       MATURITY                COUPON
MORTGAGE RATES (%)              LOANS       CUT-OFF DATE ($)    THE CUT-OFF DATE     (MONTHS)        (%)       (%)             (%)
---------------------------- ------------- ------------------- ------------------- -------------- ---------- -------- ----- --------

11.500 - 11.999                   101         37,810,943.00           5.85              358         39.84     5.828   675     79.76
12.000 - 12.499                   272         93,452,788.32          14.46              358         39.90     6.263   670     79.79
12.500 - 12.999                   533        174,012,764.78          26.93              358         40.70     6.748   673     81.10
13.000 - 13.499                   500        154,663,161.58          23.94              358         41.92     7.220   668     81.52
13.500 - 13.999                   358        106,463,907.07          16.48              358         41.38     7.693   665     82.74
14.000 - 14.499                   154         45,150,987.92           6.99              358         40.51     8.207   667     83.72
14.500 - 14.999                   72          20,449,356.29           3.17              359         39.89     8.722   665     86.86
15.000 - 15.499                   30           9,085,551.78           1.41              359         42.72     9.184   666     87.37
15.500 - 15.999                    9           3,381,350.94           0.52              359         41.77     9.759   667     86.51
16.000 - 16.499                    4           1,320,500.00           0.20              359         37.71    10.142   671     95.00
16.500 - 16.999                    1             298,526.00           0.05              359         21.00    10.800   652     95.00
---------------------------- -------------- ------------------ ------------------- -------------- ---------- -------- ----- --------
TOTAL:                           2,034       646,089,837.68          100.00             358         40.92     7.116   669     81.72
o
------------------------------------------------------------------------------------------------------------------------------------
1 Original LTV if first lien, combined LTV if second lien.

------------------------------------------------------------------------------------------------------------------------------------
                                        MINIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE LOANS*
------------------------------------------------------------------------------------------------------------------------------------
RANGE OF MINIMUM              NUMBER OF        PRINCIPAL         % OF PRINCIPAL      REMAINING    DEBT-TO-  GROSS     FICO   OLTV(1)
                                                BALANCE                               TERM TO     INCOME
                               MORTGAGE        AS OF THE         BALANCE AS OF       MATURITY                COUPON
MORTGAGE RATES (%)              LOANS       CUT-OFF DATE ($)    THE CUT-OFF DATE     (MONTHS)       (%)       (%)              (%)
---------------------------- ------------- ------------------- ------------------- -------------- --------- --------- ----- --------

6.000 - 6.499                     373        131,263,731.32          20.32              358         39.88     6.138    671    79.78
6.500 - 6.999                     533        174,012,764.78          26.93              358         40.70     6.748    673    81.10
7.000 - 7.499                     500        154,663,161.58          23.94              358         41.92     7.220    668    81.52
7.500 - 7.999                     358        106,463,907.07          16.48              358         41.38     7.693    665    82.74
8.000 - 8.499                     154         45,150,987.92           6.99              358         40.51     8.207    667    83.72
8.500 - 8.999                     72          20,449,356.29           3.17              359         39.89     8.722    665    86.86
9.000 - 9.499                     30           9,085,551.78           1.41              359         42.72     9.184    666    87.37
9.500 - 9.999                      9           3,381,350.94           0.52              359         41.77     9.759    667    86.51
10.000 - 10.499                    4           1,320,500.00           0.20              359         37.71    10.142    671    95.00
10.500 - 10.999                    1             298,526.00           0.05              359         21.00    10.800    652    95.00
---------------------------- -------------- ------------------ ------------------- -------------- ---------- -------- ------ -------
TOTAL:                           2,034       646,089,837.68          100.00             358         40.92     7.116    669    81.72
---------------------------- -------------- ------------------ ------------------- -------------- ---------- -------- ------ -------
* In cases where the minimum mortgage rate for any adjustable-rate Mortgage Loan is lower than its applicable margin, the applicable margin is used as its minimum mortgage rate.
1 Original LTV if first lien, combined LTV if second lien.

------------------------------------------------------------------------------------------------------------------------------------
                                             GROSS MARGINS OF THE ADJUSTABLE-RATE LOANS
------------------------------------------------------------------------------------------------------------------------------------
RANGE OF GROSS                NUMBER OF        PRINCIPAL         % OF PRINCIPAL      REMAINING    DEBT-TO-  GROSS     FICO   OLTV(1)
                                                BALANCE                               TERM TO     INCOME
                               MORTGAGE        AS OF THE         BALANCE AS OF       MATURITY                COUPON
MARGINS (%)                     LOANS       CUT-OFF DATE ($)    THE CUT-OFF DATE     (MONTHS)       (%)       (%)              (%)
---------------------------- ------------- ------------------- ------------------- -------------- --------- --------- ----- --------

3.750 - 3.999                     25           6,785,448.17           1.05              358         38.70     7.332   660     83.71
4.000 - 4.249                     17           4,904,528.75           0.76              357         44.24     7.472   656     85.80
4.500 - 4.749                      1             157,500.00           0.02              358         32.00     6.750   620     82.46
6.000 - 6.249                    1,989       633,778,173.56          98.09              358         40.92     7.112   670     81.67
6.250 - 6.499                      1             239,187.20           0.04              358         40.00     6.300   630     75.95
6.750 - 6.999                      1             225,000.00           0.03              360         47.00     6.850   714     90.00
---------------------------- -------------- ------------------ ------------------- -------------- ---------- -------- ----- --------
TOTAL:                           2,034       646,089,837.68          100.00             358         40.92     7.116   669     81.72
---------------------------- -------------- ------------------ ------------------- -------------- ---------- -------- ----- --------
1 Original LTV if first lien, combined LTV if second lien.
o

--------------------------------------------------------------------------------
                   DESCRIPTION OF THE INTEREST ONLY COLLATERAL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                       NEXT RATE ADJUSTMENT DATE OF THE ADJUSTABLE-RATE LOANS
------------------------------------------------------------------------------------------------------------------------------------
NEXT RATE ADJUSTMENT           NUMBER OF       PRINCIPAL       % OF PRINCIPAL      REMAINING      DEBT-TO-    GROSS    FICO  OLTV(1)
                                                BALANCE                             TERM TO        INCOME
                                MORTGAGE       AS OF THE       BALANCE AS OF        MATURITY                  COUPON
DATE                             LOANS      CUT-OFF DATE ($)  THE CUT-OFF DATE      (MONTHS)         (%)        (%)             (%)
----------------------------- ------------- ----------------- ----------------- ----------------- ----------- -------- ------ ------

7/1/2007                           5           1,617,416.30         0.25              354           43.54      6.982    655    87.88
8/1/2007                           9           2,640,292.48         0.41              355           43.98      6.710    656    83.98
9/1/2007                           39         12,340,934.87         1.91              356           42.48      6.916    658    86.59
10/1/2007                         102         30,698,413.41         4.75              357           40.44      7.016    676    80.97
11/1/2007                         677        219,594,211.46        33.99              358           41.33      6.974    666    81.30
12/1/2007                         775        244,848,939.72        37.90              359           40.54      7.217    669    80.96
1/1/2008                           74         20,868,057.50         3.23              360           40.31      7.507    682    85.27
7/1/2008                           4           1,236,676.08         0.19              354           43.89      7.217    654    85.95
8/1/2008                           2             876,872.00         0.14              355           47.42      7.068    634    92.10
9/1/2008                           13          5,616,944.04         0.87              356           44.39      6.685    667    86.67
10/1/2008                          19          5,456,589.53         0.84              357           43.25      6.981    678    83.45
11/1/2008                         109         35,165,395.84         5.44              358           40.07      7.019    669    83.17
12/1/2008                         171         55,091,301.45         8.53              359           40.71      7.273    673    82.13
1/1/2009                           35         10,037,793.00         1.55              360           40.57      7.407    693    84.44
----------------------------- ------------- ----------------- ----------------- ----------------- ----------- -------- ------ ------
TOTAL:                           2,034       646,089,837.68        100.00             358           40.92      7.116    669    81.72
----------------------------- ------------- ----------------- ----------------- ----------------- ----------- -------- ------ ------
1 Original LTV if first lien, combined LTV if second lien.

------------------------------------------------------------------------------------------------------------------------------------
                                       INITIAL PERIODIC RATE CAP OF THE ADJUSTABLE-RATE LOANS
------------------------------------------------------------------------------------------------------------------------------------
INITIAL PERIODIC               NUMBER OF       PRINCIPAL       % OF PRINCIPAL      REMAINING      DEBT-TO-    GROSS    FICO  OLTV(1)
                                                BALANCE                             TERM TO       INCOME
                                MORTGAGE       AS OF THE       BALANCE AS OF        MATURITY                  COUPON
CAP (%)                          LOANS      CUT-OFF DATE ($)  THE CUT-OFF DATE      (MONTHS)         (%)        (%)             (%)
----------------------------- ------------- ----------------- ----------------- ----------------- ----------- -------- ------ ------

2.000                            2,034       646,089,837.68        100.00             358           40.92      7.116    669    81.72
----------------------------- ------------- ----------------- ----------------- ----------------- ----------- -------- ------ ------
TOTAL:                           2,034       646,089,837.68        100.00             358           40.92      7.116    669    81.72
----------------------------- ------------- ----------------- ----------------- ----------------- ----------- -------- ------ ------
1 Original LTV if first lien, combined LTV if second lien.

------------------------------------------------------------------------------------------------------------------------------------
                                           PERIODIC RATE CAP OF THE ADJUSTABLE-RATE LOANS
------------------------------------------------------------------------------------------------------------------------------------
PERIODIC                       NUMBER OF       PRINCIPAL       % OF PRINCIPAL      REMAINING      DEBT-TO-    GROSS    FICO  OLTV(1)
                                                BALANCE                             TERM TO        INCOME
                                MORTGAGE       AS OF THE       BALANCE AS OF        MATURITY                  COUPON
CAP (%)                          LOANS      CUT-OFF DATE ($)  THE CUT-OFF DATE      (MONTHS)         (%)        (%)             (%)
----------------------------- ------------- ----------------- ----------------- ----------------- ----------- -------- ------ ------

1.000                            2,034       646,089,837.68        100.00             358           40.92      7.116    669    81.72
----------------------------- ------------- ----------------- ----------------- ----------------- ----------- -------- ------ ------
TOTAL:                           2,034       646,089,837.68        100.00             358           40.92      7.116    669    81.72
----------------------------- ------------- ----------------- ----------------- ----------------- ----------- -------- ------ ------
1 Original LTV if first lien, combined LTV if second lien.

------------------------------------------------------------------------------------------------------------------------------------
                                     HISTORICAL DELINQUENCY OF THE INTEREST ONLY MORTGAGE LOANS
------------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT      NUMBER OF         PRINCIPAL        % OF PRINCIPAL    REMAINING     DEBT-TO-    GROSS     FICO      OLTV(1)
                                           BALANCE         BALANCE AS OF      TERM TO       INCOME
                         MORTGAGE         AS OF THE         THE CUT-OFF       MATURITY                 COUPON
(TIMES)                   LOANS        CUT-OFF DATE ($)         DATE          (MONTHS)        (%)        (%)                 (%)
---------------------- -------------- -------------------- --------------- --------------- ----------- -------- -------- -----------

0x30                       2,054        $653,259,646.08        99.76            358          40.94      7.112     669       81.64
1x30                         5           $1,556,462.04          0.24            356          35.90      7.464     655       89.76
---------------------- -------------- -------------------- --------------- --------------- ----------- -------- -------- -----------
TOTAL:                     2,059        $654,816,108.12        100.00           358          40.92      7.113     669       81.66
---------------------- -------------- -------------------- --------------- --------------- ----------- -------- -------- -----------

1 Original LTV if first lien, combined LTV if second lien.

ANNEX IV

INTEREST RATE SWAP SCHEDULE

Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
2/25/06	9,100,004.00	1/25/09	1,670,619.78
3/25/06	9,002,830.28	2/25/09	1,597,331.80
4/25/06	8,881,116.75	3/25/09	1,527,367.65
5/25/06	8,734,995.34	4/25/09	1,460,572.93
6/25/06	8,564,787.07	5/25/09	1,396,800.43
7/25/06	8,371,008.83	6/25/09	1,335,909.79
8/25/06	8,154,385.43	7/25/09	1,277,772.09
9/25/06	7,915,842.39	8/25/09	1,222,258.45
10/25/06	7,656,615.54	9/25/09	1,169,243.63
11/25/06	7,380,344.02	10/25/09	1,118,612.09
12/25/06	7,089,917.93	11/25/09	1,070,253.83
1/25/07	6,798,848.70	12/25/09	1,024,063.86
2/25/07	6,519,834.18	1/25/10	979,942.57
3/25/07	6,252,377.42	2/25/10	937,794.31
4/25/07	5,995,996.25	3/25/10 and	0
5/25/07	5,750,228.68	thereafter
6/25/07	5,514,632.15
7/25/07	5,288,782.59
8/25/07	5,072,149.91
9/25/07	4,863,546.50
10/25/07	4,659,374.82
11/25/07	4,463,808.46
12/25/07	4,089,382.00
1/25/08	3,569,374.84
2/25/08	3,125,435.95
3/25/08	2,744,409.24
4/25/08	2,510,403.67
5/25/08	2,398,602.84
6/25/08	2,291,983.45
7/25/08	2,190,261.72
8/25/08	2,093,228.06
9/25/08	2,000,628.99
10/25/08	1,912,255.27
11/25/08	1,827,910.94
12/25/08	1,747,407.97

MORTGAGE PASS-THROUGH CERTIFICATES

MORTGAGE-BACKED NOTES

(ISSUABLE IN SERIES)

ARGENT SECURITIES INC.

Depositor

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 1 OF THIS PROSPECTUS AND IN THE PROSPECTUS SUPPLEMENT.

THE PROSPECTUS TOGETHER WITH THE ACCOMPANYING PROSPECTUS SUPPLEMENT WILL CONSTITUTE THE FULL PROSPECTUS.

THE SECURITIES:

Argent Securities Inc., as depositor, will sell the securities, which may be in the form of mortgage pass-through certificates or mortgage-backed notes. Each issue of securities will have its own series designation and will evidence either:

•	the ownership of trust fund assets, or
•	debt obligations secured by trust fund assets.

THE TRUST FUND AND ITS ASSETS:

The assets of a trust fund will primarily include any combination of various types of one- to four-family residential first and junior lien mortgage loans, multifamily first and junior mortgage loans, commercial first and junior mortgage loans, mixed-use residential and commercial first and junior mortgage loans, home equity lines of credit, cooperative apartment loans, manufactured housing conditional sales contracts and installment loan agreements or home improvement installment sales contracts and installment loan agreements.

CREDIT ENHANCEMENT

The assets of the trust fund for a series of securities may also include a financial guaranty insurance policy, pool insurance policies, letters of credit, reserve funds or currency or interest rate exchange agreements or any combination of credit support. Credit enhancement may also be provided by means of subordination of one or more classes of securities, cross-collateralization or by overcollateralization.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Offers of the securities may be made through one or more different methods, including through underwriters as described in “Methods of Distribution” in this prospectus and in the related prospectus supplement.

The date of this Prospectus is April 15, 2005.

TABLE OF CONTENTS

RISK FACTORS

DESCRIPTION OF THE TRUST FUNDS8Description of the Mortgage Assets to Be Included in a Trust Fund

Description of the Pre-funding Account for the Purchase of Additional Mortgage Loans

THE DEPOSITOR

USE OF PROCEEDS

YIELD AND MATURITY CONSIDERATIONS

Maturity and Weighted Average Life

Foreclosures and Payment Plans

THE DEPOSITOR'S MORTGAGE LOAN PURCHASE PROGRAM

Underwriting Standards

Qualifications of Originators and Mortgage Loan Sellers

Representations by or on Behalf of Mortgage Loan Sellers; Remedies for Breach of Representation

DESCRIPTION OF THE SECURITIES

Assignment of Trust Fund Assets; Review of Files by Trustee

Representations and Warranties; Repurchases

Establishment of Collection Account; Deposits to Collection Account in Respect of Trust Fund Assets

Deposits to Distribution Account

Book-Entry Certificates

DISTRIBUTIONS ON THE SECURITIES

Advances by Master Servicer in Respect of Delinquencies on the Trust Fund Assets

Form of Reports to Securityholders

Collection and Other Servicing Procedures Employed by the Master Servicer

Description of Sub-Servicing

Procedures for Realization upon Defaulted Mortgage Assets

Retained Interest; Servicing or Administration Compensation and Payment of Expenses

Annual Evidence as to the Compliance of the Master Servicer

Matters Regarding the Master Servicer and the Depositor

Events of Default under the Governing Agreement and Rights upon Events of Default

Amendment of the Governing Agreements

Termination of the Trust Fund and Disposition of Trust Fund Assets

Optional Purchase by the Master Servicer of Defaulted Mortgage Loans

Duties of the Trustee

Description of the Trustee

DESCRIPTION OF CREDIT SUPPORT

Subordination

Letter of Credit

Mortgage Pool Insurance Policy

Special Hazard Insurance Policy

Bankruptcy Bond

Financial Guarantee Insurance

Reserve Fund

Overcollateralization

Cross-Support Features

OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

Swaps and Yield Supplement Agreements

Purchase Obligations

DESCRIPTION OF PRIMARY INSURANCE POLICIES

Primary Mortgage Insurance Policies

Primary Hazard Insurance Policies

FHA Insurance

VA Guarantees

LEGAL ASPECTS OF MORTGAGE ASSETS

Mortgage Loans

Cooperative Loans

Manufactured Housing Contracts

Home Improvement Contracts

Foreclosure on Mortgages

Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto Rico

Foreclosure on Cooperative Shares

Repossession with Respect to Manufactured Housing Contracts

Rights of Redemption with Respect to Mortgage Loans

Notice of Sale; Redemption Rights with Respect to Manufactured Housing Contracts

Anti-Deficiency Legislation and Other Limitations on Lenders

Junior Mortgages

Home Equity Line of Credit Loans

Consumer Protection Laws with Respect to Manufactured Housing Contracts and Home Improvement Contracts

Other Limitations

Enforceability of Provisions

Leases and Rents

Subordinate Financing

Applicability of Usury Laws

Alternative Mortgage Instruments

Formaldehyde Litigation with Respect to Manufactured Homes

Servicemembers Civil Relief Act

Environmental Legislation

Forfeitures in Drug and RICO Proceedings

Negative Amortization Loans

Installment Contracts

FEDERAL INCOME TAX CONSEQUENCES

General

REMICs

Notes

Grantor Trust Funds

Partnership Trust Funds

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

Investors Affected

Fiduciary Standards for ERISA Plans and Related Investment Vehicles

Prohibited Transaction Issues for ERISA Plans, Keogh Plans, IRAs and Related Investment Vehicles

Possible Exemptive Relief

Consultation with Counsel

Government Plans

Required Deemed Representations of Investors

LEGAL INVESTMENT

METHODS OF DISTRIBUTION

LEGAL MATTERS

FINANCIAL INFORMATION

RATING

AVAILABLE INFORMATION

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

GLOASSARY

RISK FACTORS

The offered securities are not suitable investments for all investors. In particular, you should not purchase the offered securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with the securities.

You should carefully consider the following factors in connection with the purchase of the securities offered hereby as well as any additional risk factors that are set forth in the prospectus supplement related to your security:

The Securities Will Have Limited Liquidity So Investors May Be Unable to Sell Their Securities or May Be Forced to Sell Them at a Discount from Their Initial Offering Price

There can be no assurance that a resale market for the securities of any series will develop following the issuance and sale of any series of securities. Even if a resale market does develop, it may not provide securityholders with liquidity of investment or continue for the life of the securities of any series. The prospectus supplement for any series of securities may indicate that an underwriter specified in the prospectus supplement intends to establish a secondary market in the securities, however no underwriter will be obligated to do so. As a result, any resale prices that may be available for any offered security in any market that may develop may be at a discount from the initial offering price. The securities offered hereby will not be listed on any securities exchange.

Credit Support May Be Limited; the Failure of Credit Support to Cover Losses on the Trust Fund Assets Will Result in Losses Allocated to the Related Securities

Credit support is intended to reduce the effect of delinquent payments or losses on the underlying trust fund assets on those classes of securities that have the benefit of the credit support. With respect to each series of securities, credit support will be provided in one or more of the forms referred to in this prospectus and the related prospectus supplement. Regardless of the form of credit support provided, the amount of coverage will usually be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, credit support may provide only very limited coverage as to particular types of losses or risks, and may provide no coverage as to other types of losses or risks. If losses on the trust fund assets exceed the amount of coverage provided by any credit support or the losses are of a type not covered by any credit support, these losses will be borne by the holders of the related securities or specific classes of the related securities. See “Description of Credit Support.”

The Types of Mortgage Loans Included in the Trust Fund Related to Your Securities May Be Especially Prone to Defaults Which May Expose Your Securities to Greater Losses

The securities will be directly or indirectly backed by mortgage loans, manufactured housing conditional sales contracts and installment loan agreements. The types of mortgage loans included in the trust fund may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event of delinquency and foreclosure. You should be aware that if the mortgaged properties fail to provide adequate security for the mortgage loans included in a trust fund, any resulting losses, to the extent not covered by credit support, will be allocated to the related securities in the manner described in the related prospectus supplement and consequently would adversely affect the yield to maturity on those securities. The depositor cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the related mortgage loans. The prospectus supplement for each series of securities will describe the mortgage loans which are to be included in the trust fund related to your security and risks associated with those mortgage loans which you should carefully consider in connection with the purchase of your security.

Nonperfection of Security Interests in Manufactured Homes May Result in Losses on the Related Manufactured Housing Contracts and the Securities Backed by the Manufactured Housing Contracts

Any conditional sales contracts and installment loan agreements with respect to manufactured homes included in a trust fund will be secured by a security interest in a manufactured home. Perfection of security interests in manufactured homes and enforcement of rights to realize upon the value of the manufactured homes as collateral for the manufactured housing contracts are subject to a number of federal and state laws, including the Uniform Commercial Code as adopted in each state and each state’s certificate of title statutes. The steps necessary to perfect the security interest in a manufactured home will vary from state to state. If the master servicer fails, due to clerical errors or otherwise, to take the appropriate steps to perfect the security interest, the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract. Additionally, courts in many states have held that manufactured homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. The failure to properly perfect a valid, first priority security interest in a manufactured home securing a manufactured housing contract could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

Foreclosure of Mortgage Loans May Result in Limitations or Delays in Recovery and Losses Allocated to the Related Securities

Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays can be encountered in connection with the liquidation of defaulted mortgage loans and corresponding delays in the receipt of related proceeds by the securityholders could occur. An action to foreclose on a mortgaged property securing a mortgage loan is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. In several states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a mortgaged property. In the event of a default by a mortgagor, these restrictions may impede the ability of the master servicer to foreclose on or sell the mortgaged property or to obtain liquidation proceeds sufficient to repay all amounts due on the related mortgage loan. The master servicer will be entitled to deduct from liquidation proceeds all expenses incurred in attempting to recover amounts due on the related liquidated mortgage loan and not yet repaid, including payments to prior lienholders, accrued servicing fees, ancillary fees, legal fees and costs of legal action, real estate taxes, maintenance and preservation expenses, monthly advances and servicing advances. If any mortgaged properties fail to provide adequate security for the mortgage loans in the trust fund related to your security and insufficient funds are available from any applicable credit support, you could experience a loss on your investment.

Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer takes the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a larger principal balance, the amount realized after expenses of liquidation would be less as a percentage of the outstanding principal balance of the smaller principal balance mortgage loan than would be the case with a larger principal balance loan.

Mortgaged Properties Are Subject to Environmental Risks and the Cost of Environmental Clean-up May Increase Losses on the Related Mortgage Loans

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. A lender also risks liability on foreclosure of the mortgage on the property. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate the property, may adversely affect the owner’s or operator’s ability to sell the property. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the related trust fund as owner of the related property.

In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an “owner” or “operator” for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust is considered the owner or operator of a property, it may suffer losses as a result of any liability imposed for environmental hazards on the property.

Although the incidence of environmental contamination of residential properties is less common than that for commercial properties, mortgage loans contained in a trust fund may be secured by mortgaged properties in violation of environmental laws, ordinances or regulations. The master servicer is generally prohibited from foreclosing on a mortgaged property unless it has taken adequate steps to ensure environmental compliance with respect to the mortgaged property. However, to the extent the master servicer errs and forecloses on mortgaged property that is subject to environmental law violations, and to the extent a mortgage loan seller does not provide adequate representations and warranties against environmental law violations, or is unable to honor its obligations, including the obligation to repurchase a mortgage loan upon the breach of a representation or warranty, a trust fund could experience losses which, to the extent not covered by credit support, could adversely affect the yield to maturity on the related securities.

The Ratings of Your Securities May Be Lowered or Withdrawn Which May Adversely Affect the Liquidity or Market Value of Your Security

It is a condition to the issuance of the securities that each series of securities be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any security, and accordingly, there can be no assurance to you that the ratings assigned to any security on the date on which the security is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter. The rating(s) of any series of securities by any applicable rating agency may be lowered following the initial issuance of the securities as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agency at the time of its initial rating analysis. Neither the depositor, the master servicer nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of securities. If any rating is revised or withdrawn, the liquidity or the market value of your security may be adversely affected.

Failure of the Mortgage Loan Seller to Repurchase or Replace a Mortgage Loan May Result in Losses Allocated to the Related Securities

Each mortgage loan seller will have made representations and warranties in respect of the mortgage loans sold by the mortgage loan seller and evidenced by a series of securities. In the event of a breach of a mortgage loan seller’s representation or warranty that materially adversely affects the interests of the securityholders in a mortgage loan, the related mortgage loan seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan as described under “Mortgage Loan Program-Representations as to Mortgage Loans to be made by or on Behalf of Mortgage Loan Sellers; Remedies for Breach of Representation.” However, there can be no assurance that a mortgage loan seller will honor its obligation to cure, repurchase or, if permitted, replace any mortgage loan as to which a breach of a representation or warranty arises. A mortgage loan seller’s failure or refusal to honor its repurchase obligation could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

In instances where a mortgage loan seller is unable, or disputes its obligation, to repurchase affected mortgage loans, the master servicer may negotiate and enter into one or more settlement agreements with the mortgage loan seller that could provide for the purchase of only a portion of the affected mortgage loans. Any settlement could lead to losses on the mortgage loans which would be borne by the related securities. Neither the depositor nor the master servicer will be obligated to purchase a mortgage loan if a mortgage loan seller defaults on its obligation to do so, and no assurance can be given that the mortgage loan sellers will carry out their repurchase obligations. A default by a mortgage loan seller is not a default by the depositor or by the master servicer. Any mortgage loan not so repurchased or substituted for shall remain in the related trust fund and any related losses shall be allocated to the related credit support, to the extent available, and otherwise to one or more classes of the related series of securities.

All of the representations and warranties of a mortgage loan seller in respect of a mortgage loan will have been made as of the date on which the mortgage loan was purchased from the mortgage loan seller by or on behalf of the depositor which will be a date prior to the date of initial issuance of the related series of securities. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of securities. Accordingly, the mortgage loan seller’s repurchase obligation, or, if specified in the related prospectus supplement, limited replacement option, will not arise if, during the period after the date of sale by the mortgage loan seller, an event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan. The occurrence of events during this period that are not covered by a mortgage loan seller’s repurchase obligation could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

The Yield to Maturity on Your Securities Will Depend on a Variety of Factors Including Prepayments

The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

•	the extent of prepayments on the underlying assets in the trust fund or;
•	how payments of principal are allocated among the classes of securities of that series as specified in the related prospectus supplement;
•	if any party has an option to terminate the related trust fund early, the effect of the exercise of the option;
•	the rate and timing of defaults and losses on the assets in the related trust fund; and
•	repurchases of assets in the related trust fund as a result of material breaches of representations and warranties made by the depositor, master servicer or mortgage loan seller.

Prepayments on mortgage loans are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. The rate of prepayment of the mortgage loans included in or underlying the assets in each trust fund may affect the yield to maturity of the securities. In general, if you purchase a class of offered securities at a price higher than its outstanding principal balance and principal distributions on your class occur faster than you anticipate at the time of purchase, the yield will be lower than you anticipate. Conversely, if you purchase a class of offered securities at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than you anticipate at the time of purchase, the yield will be lower than you anticipate.

To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the related securities may receive an additional prepayment.

The yield to maturity on the types of classes of securities, including securities that are entitled to principal distributions only or interest distributions only, securities as to which accrued interest or a portion thereof will not be distributed but rather added to the principal balance of the security, and securities with an interest rate which fluctuates inversely with an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities and, if applicable, to the occurrence of an early retirement of the securities. The prospectus supplement for a series will set forth the related classes of securities that may be more sensitive to prepayment rates. See “Yield and Maturity Considerations” in this Prospectus.

The Exercise of an Optional Termination Right Will Affect the Yield to Maturity on the Related Securities

The prospectus supplement for each series of securities will set forth the party that may, at its option, purchase the assets of the related trust fund if the aggregate principal balance of the mortgage loans and other trust fund assets in the trust fund for that series is less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the outstanding mortgage loans and other trust fund assets at the cut-off date for that series. The percentage will be between 25% and 0%. The exercise of the termination right will effect the early retirement of the securities of that series. The prospectus supplement for each series of securities will set forth the price to be paid by the terminating party and the amounts that the holders of the securities will be entitled to receive upon early retirement.

In addition to the repurchase of the assets in the related trust fund as described in the paragraph above, the related prospectus supplement may permit that, a holder of a non-offered class of securities will have the right, solely at its discretion, to terminate the related trust fund on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until the date as the option to terminate as described in the paragraph above becomes exercisable and thereby effect early retirement of the securities of the series. Any call of this type will be of the entire trust fund at one time; multiple calls with respect to any series of securities will not be permitted. In this case, the call class must remit to the trustee for distribution to the holders of the related securities offered hereby a price equal to 100% of the principal balance of their securities offered hereby as of the day of the purchase plus accrued interest thereon at the applicable interest rate during the related period on which interest accrues on their securities. If funds equal to the call price are not deposited with the related trustee, the securities will remain outstanding. There will not be any additional remedies available to securityholders. In addition, in the case of a trust fund for which a REMIC election or elections have been made, the termination will constitute a “qualified liquidation” under Section 860F of the Internal Revenue Code. In connection with a call by the call class, the final payment to the securityholders will be made upon surrender of the related securities to the trustee. Once the securities have been surrendered and paid in full, there will not be any continuing liability from the securityholders or from the trust fund to securityholders.

A trust fund may also be terminated and the certificates retired upon the master servicer’s determination, if applicable and based upon an opinion of counsel, that the REMIC status of the trust fund has been lost or that a substantial risk exists that the REMIC status will be lost for the then current taxable year.

The termination of a trust fund and the early retirement of securities by any party would decrease the average life of the securities and may adversely affect the yield to holders of some or all classes of the related securities.

Violations of Consumer Protection Laws May Result in Losses on the Mortgage Loans and the Securities Backed by Those Mortgage Loans

Federal and state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices:

•	regulate interest rates and other charges on mortgage loans;
•	require specific disclosures to borrowers;
•	require licensing of originators; and
•	regulate generally the origination, servicing and collection process for the mortgage loans.

Depending on the specific facts and circumstances involved, violations may limit the ability of a trust fund to collect all or a part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and could result in liability for damages and administrative enforcement against the originator or an assignee of the originator, like a trust fund, or the initial servicer or a subsequent servicer, as the case may be. In particular, it is possible that mortgage loans included in a trust fund will be subject to the Home Ownership and Equity Protection Act of 1994. The Homeownership Act adds additional provisions to Regulation Z, the implementing regulation of the Federal Truth-In-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with interest rates or origination costs in excess of prescribed levels. The provisions of the Homeownership Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor, like a trust fund, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including the right to rescind the mortgage loan. Recently, class action lawsuits under the Homeownership Act have been brought naming as a defendant securitization trusts like the trust funds described in this prospectus with respect to the mortgage loans.

In addition, amendments to the federal bankruptcy laws have been proposed that could result in (1) the treatment of a claim secured by a junior lien in a borrower’s principal residence as protected only to the extent that the claim was secured when the security interest was made and (2) the disallowance of claims based on secured debt if the creditor failed to comply with specific provisions of the Truth in Lending Act (15 U.S.C. ss.1639). These amendments could apply retroactively to secured debt incurred by the debtor prior to the date of effectiveness of the amendments.

In addition, the mortgage loans are subject to other federal laws, including the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience; the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws; and the Alternative Mortgage Transaction Parity Act of 1982, which preempts certain state lending laws which regulate alternative mortgage transactions.

In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. The originator’s failure to comply with these laws could subject the related trust fund (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers rescinding the mortgage loans against the related trust fund.

Violations of certain provisions of these federal and state laws may limit the ability of the master servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the related trust fund to damages and administrative enforcement and could result in the mortgagors rescinding such mortgage loans whether held by the related trust fund or subsequent holders of the mortgage loans.

The depositor will represent that all applicable federal and state laws were complied with in connection with the origination of the mortgage loans. If there is a material and adverse breach of a representation, the depositor will be obligated to repurchase any affected mortgage loan or to substitute a new mortgage loan into the related trust fund. If the depositor fails to repurchase or substitute, a trust fund could experience losses which, to the extent not covered by credit support, could adversely affect the yield to maturity on the related securities. See “Legal Aspects of Mortgage Assets.”

Several capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. All of the capitalized terms used in this prospectus are defined in the glossary beginning on page 152 in this prospectus.

DESCRIPTION OF THE TRUST FUNDS

The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of:

•

a segregated pool of various types of first and junior lien mortgage loans, cooperative apartment loans, manufactured housing conditional sales contracts and installment loan agreements or home improvement installment sales contracts and installment loan agreements as are subject to the related agreement governing the trust fund;

•	amounts on deposit in the distribution account, pre-funding account, if applicable, or any other account maintained for the benefit of the securityholders;
•	property acquired on behalf of securityholders by foreclosure, deed in lieu of foreclosure or repossession and any revenues received on the property;
•

the rights of the depositor under any hazard insurance policies, FHA insurance policies, VA guarantees and primary mortgage insurance policies to be included in the trust fund, each as described under “Description of Primary Insurance Policies”

•	the rights of the depositor under the agreement or agreements under which it acquired the mortgage loans to be included in the trust fund;
•

the rights of the trustee in any cash advance reserve fund or surety bond to be included in the trust fund, each as described under “Advances by Master Servicer in Respect of Delinquencies on the Trust Fund Assets” and

•

any letter of credit, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, financial guarantee insurance policy, reserve fund, currency or interest rate exchange agreement or guarantee, each as described under “Description of Credit Support.”

To the extent specified in the related prospectus supplement, a portion of the interest received on a mortgage loan may not be included in the trust for that series. Instead, the retained interest will be retained by or payable to the originator, servicer or seller (or a designee of one of the foregoing) of the loan, free and clear of the interest of securityholders under the related agreement.

Description of the Mortgage Assets to Be Included in a Trust Fund

Each mortgage asset will be originated by a person other than the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased by the depositor, either directly or through its affiliates, from Argent Mortgage Company, LLC, the parent of the depositor, and its affiliates or from banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Federal Deposit Insurance Corporation and other mortgage loan originators or sellers not affiliated with the depositor. Each seller of mortgage assets will be referred to in this prospectus and the related prospectus supplement as a mortgage loan seller. The mortgage assets acquired by the depositor will have been originated in accordance with the underlying criteria described in this prospectus under “The Depositor’s Mortgage Loan Purchase Program-Underwriting Standards” and in the prospectus supplement. All mortgage assets to be included in a trust fund as of the closing date will have been purchased by the depositor on or before the date of initial issuance of the related securities.

The mortgage assets included in a trust fund will be evidenced by a promissory note or contract, referred to in this prospectus as a mortgage note, and may be secured by any of the following:

•

first or junior liens on one- to four-family residential properties including detached and attached dwellings, townhouses, rowhouses, individual condominium units, individual units in planned-unit developments and individual units in de minimis planned-unit developments. Loans secured by this type of property are referred to in this prospectus as single-family loans and may be conventional loans, FHA-insured loans or VA-guaranteed loans as specified in the related prospectus supplement;

•	first or junior liens secured by shares in a private cooperative housing corporation that give the owner of the shares the right to occupy a particular dwelling unit in the cooperative;
•

rental apartments or projects, including apartment buildings owned by cooperative housing corporations, containing five or more dwelling units. The multifamily properties may include high-rise, mid-rise or garden apartments. Loans secured by this type of property may be conventional loans or FHA-insured loans as specified in the related prospectus supplement;

•	commercial properties including office buildings, retail buildings and a variety of other commercial properties as may be described in the related prospectus supplement;
•	properties consisting of mixed residential and commercial structures;
•	leasehold interests in residential properties, the title of which is held by third party lessors;
•

manufactured homes that, in the case of mortgage loans, are permanently affixed to their site or, in the case of manufactured home conditional sales contracts and installment loan agreements, may be relocated; or

•	real property acquired upon foreclosure or comparable conversion of the mortgage loans included in a trust fund.

No more than 10% of the assets of a trust fund, by original principal balance of the pool, will be secured by commercial properties. The term of any leasehold will exceed the term of the mortgage note by at least five years.

The manufactured homes securing the mortgage loans or manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a manufactured home as “a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter.”

The home improvement contracts will be secured primarily by mortgages on single family properties that are generally subordinate to other mortgages on the same mortgaged property or by purchase money security interests in the home improvements financed thereby.

The mortgaged properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. The mortgaged properties may include vacation, second and non-owner occupied homes.

The mortgage assets to be included in a trust fund will be any one of the following types of mortgage assets:

•	Fully amortizing mortgage assets with a fixed rate of interest and level monthly payments to maturity;
•

Fully amortizing mortgage assets with an interest rate that adjusts periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed percentage amount and an index;

•	ARM Loans that provide for an election, at the borrower’s option, to convert the adjustable interest rate to a fixed interest rate, which will be described in the related prospectus supplement;
•

ARM Loans that provide for negative amortization or accelerated amortization resulting from delays in or limitations on the payment adjustments necessary to amortize fully the outstanding principal balance of the loan at its then applicable interest rate over its remaining term;

•

Fully amortizing mortgage assets with a fixed interest rate and level monthly payments, or payments of interest only, during the early years of the term, followed by periodically increasing monthly payments of principal and interest for the duration of the term or for a specified number of years, which will be described in the related prospectus supplement;

•	Fixed interest rate mortgage assets providing for level payment of principal and interest on the basis of an assumed amortization schedule and a balloon payment at the end of a specified term;
•	Mortgage assets that provide for a line of credit under which amounts may be advanced to the borrower from time to time;
•

Fixed interest rate mortgage assets that provide that the interest may increase upon default, which increased rate may be subject to adjustment and may or may not convert back to the original fixed interest rate upon cure of the default;

•	Fixed interest rate mortgage assets that provide for reductions in the interest rate, and corresponding monthly payment due thereon during the first 36 months of the term thereof; and
•	Another type of mortgage loan described in the related prospectus supplement.

Each single-family loan having a loan-to-value ratio at origination in excess of 80%, may be required to be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan as to at least the principal amount thereof exceeding 75% of the value of the mortgaged property at origination of the mortgage loan. This type of insurance will remain in force at least until the mortgage loan amortizes to a level that would produce a loan-to-value ratio lower than 80%. See “Description of Primary Insurance Policies—Primary Mortgage Insurance Policies.”

A mortgaged property may have been subject to secondary financing at origination of the mortgage loan, but, unless otherwise specified in the related prospectus supplement, the total amount of primary and secondary financing at the time of origination of the mortgage loan did not, to the mortgage loan seller’s knowledge, produce a combined loan-to-value ratio in excess of 150%. The trust fund may contain mortgage loans secured by junior liens, and the related senior lien may not be included in the trust fund. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the junior mortgage loan. In addition, some or all of the single family loans secured by junior liens may be High LTV Loans. See “Legal Aspects of Mortgage Assets—Foreclosure on Mortgages.”

The loan-to-value ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan, or, in the case of a home equity line of credit loan, the maximum principal amount which may be advanced over the term of the loan, plus, in the case of a mortgage loan secured by a junior lien, the outstanding principal balance of the related senior liens, to the value of the related mortgaged property. The value of a single-family property or cooperative unit, is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) if the mortgaged property is being purchased in conjunction with the origination of the mortgage loan the sales price for the property. For purposes of calculating the loan-to-value ratio of a manufactured housing contract relating to a new manufactured home, the value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, exclusive of freight to the dealer site, including accessories identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used manufactured home, the value is generally the least of the sale price, the appraised value, and the National Automobile Dealer’s Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable. Manufactured homes are less likely than other types of housing to experience appreciation in value and are more likely to experience depreciation in value.

The underwriting standards of the mortgage loan originator or mortgage loan seller may require an internal review of the appraisal (a “review appraisal”) used to determine the loan-to-value of a mortgage loan which may be performed by underwriters rather than a licensed appraiser. Where the review appraisal results in a valuation of the mortgaged property that is less than a specified percentage of the original appraisal, the loan-to-value ratio of the related mortgage loan will be based on the review appraisal. The prospectus supplement of each series will describe the percentage variance used by the related mortgage loan originator or mortgage loan seller in determining whether the review appraisal will apply.

As of the cut-off date specified in the related prospectus supplement, the aggregate principal balance of mortgage loans secured by condominium units will not exceed 30% of the aggregate principal balance of the mortgage loans in the related mortgage pool. A mortgage loan secured by a condominium unit will not be included in a mortgage pool unless, at the time of sale of the mortgage loan by the mortgage loan seller, representations and warranties as to the condominium project are made by the mortgage loan seller or an affiliate of the mortgage loan seller or by another person acceptable to the depositor having knowledge regarding the subject matter of those representations and warranties. The mortgage loan seller, or another party on its behalf, will have made the following representations and warranties:

•

If a condominium project is subject to developer control or to incomplete phasing or add-ons, at least 50% of the units have been sold to bona fide purchasers to be occupied as primary residences or vacation or second homes.

•

If a condominium project has been controlled by the unit owners, other than the developer, and is not subject to incomplete phasing or add-ons, at least 50% of the units been are occupied as primary residences or vacation or second homes.

See “The Depositor’s Mortgage Loan Purchase Program—Representations by or on Behalf of Mortgage Loan Sellers; Remedies for Breach of Representation” in this Prospectus for a description of other representations made by or on behalf of mortgage loan sellers at the time mortgage loans are sold.

The trust fund may include mortgage loans subject to temporary buydown plans which provide that the monthly payments made by the borrower in the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from (a) an amount contributed by the borrower, the seller of the mortgaged property, or another source and placed in a custodial account and (b) unless otherwise specified in the prospectus supplement, investment earnings on the buydown funds. The borrower under a buydown mortgage loan is usually qualified at the lower monthly payment taking into account the funds on deposit in the custodial account. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the borrower to make larger level monthly payments after the funds in the custodial account have been depleted. See “The Depositor’s Mortgage Loan Purchase Program—Underwriting Standards” for a discussion of loss and delinquency considerations relating to buydown mortgage loans.

The trust fund may include mortgage loans that provide for a line of credit under which amounts may be advanced to the borrower from time to time. Interest on each home equity line of credit loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding balance of the mortgage loan. Principal on a home equity line of credit loan may be drawn down, up to a maximum amount as set forth in the related prospectus supplement, or repaid under each mortgage loan from time to time, but may be subject to a minimum periodic payment. Each home equity line of credit loan included in a trust fund will be secured by a lien on a one-to-four family property or a manufactured home. A trust fund will not include any amounts borrowed under a home equity line of credit loan after the cut-off date specified in the related prospectus supplement.

The trust fund may include mortgage loans with respect to which a portion of the loan proceeds are held back from the mortgagor until required repairs or improvements on the mortgaged property are completed, in accordance with the mortgage loan seller’s underwriting standards.

The trust fund may include mortgage loans that are delinquent as of the date the related series of securities is issued. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective purchaser to make an investment decision. No mortgage loan in a trust fund will be 90 or more days delinquent and no trust fund will include a concentration of mortgage loans which are more than 30 and less than 90 days delinquent of greater than 20%.

If so specified in the related prospectus supplement, a mortgage loan may contain a prohibition on prepayment or a Lockout Period or require payment of a prepayment charge. A multifamily, commercial or mixed-use loan may also contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the related mortgaged property. If the holders of any class or classes of offered securities of a series will be entitled to all or a portion of this type of equity participation, the related prospectus supplement will describe the equity participation and the method or methods by which distributions in respect thereof will be made to such holders.

Mortgage Loan Information in Prospectus Supplement. Each prospectus supplement will contain specific information with respect to the mortgage assets contained in the related trust fund, as of the cut-off date specified in the prospectus supplement, which will usually be close of business on the first day of the month of formation of the related trust fund, to the extent specifically known to the depositor as of the date of the prospectus supplement, including the following:

•	the aggregate outstanding principal balance, the largest, smallest and average outstanding principal balance of the mortgage assets,
•	the type of property securing the mortgage assets and the percentage of mortgage assets in the related mortgage pool which are secured by that type of property,
•	the original terms to maturity of the mortgage assets,
•	the earliest origination date and latest maturity date,
•

the aggregate principal balance of mortgage loans having loan-to-value ratios at origination exceeding 80%, or, with respect to mortgage loans secured by a junior lien, the aggregate principal balance of mortgage loans having combined loan-to-value ratios exceeding 80%,

•	the interest rates or range of interest rates borne by the mortgage loans,
•	the geographical distribution of the mortgaged properties on a state-by-state basis,
•	the number and aggregate principal balance of buydown mortgage loans, if any,
•	a description of the retained interest, if any,
•

with respect to ARM Loans, the index, the adjustment dates, the highest, lowest and weighted average gross margin, and the maximum interest rate variation at the time of any adjustment and over the life of the ARM Loan,

•	the range of debt service coverage ratios for mortgage loans secured by multifamily properties or commercial properties, and
•	whether the mortgage loans provide for payments of interest only for any period and the frequency and amount by which, and the term during which, monthly payments adjust.

If specific information respecting the trust fund assets is not known to the depositor at the time securities are initially offered, more general information of the nature described in the bullet points above will be provided in the prospectus supplement, and specific information as to the trust fund assets to be included in the trust fund on the date of issuance of the securities will be set forth in a report which will be available to purchasers of the related securities at or before the initial issuance of the securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, trust agreement and indenture, with respect to each series of notes, as part of a report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance. If mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement, the addition or deletion will be noted on the Current Report or Form 8-K. In no event, however, will more than 5%, by principal balance at the cut-off date, of the mortgage loans deviate from the characteristics of the mortgage loans set forth in the related prospectus supplement. In addition, a report on Form 8-K will be filed within 15 days after the end of any pre-funding period containing information respecting the trust fund assets transferred to a trust fund after the date of issuance of the related securities as described in the following paragraph.

Description of the Pre-funding Account for the Purchase of Additional Mortgage Loans

The agreement governing the trust fund may provide for the transfer by the mortgage loan seller of additional mortgage assets to the related trust fund after the date of initial issuance of the securities. In that case, the trust fund will include a pre-funding account, into which all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited to be released as additional mortgage assets are transferred. Additional mortgage assets will be required to conform to the requirements set forth in the related agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage assets initially included in the trust fund. A pre-funding account will be required to be maintained as an eligible account under the related agreement and the amount held in the pre-funding account shall at no time exceed 50% of the aggregate outstanding principal balance of the securities. The related agreement providing for the transfer of additional mortgage assets will provide that all transfers must be made within 3 months, if a REMIC election has been made with respect to the trust, or within 6 months after the date on which the related securities were issued, and that amounts set aside to fund the transfers, whether in a pre-funding account or otherwise, and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the related prospectus supplement.

The depositor will be required to provide data regarding the additional mortgage assets to the rating agencies and the security insurer, if any, sufficiently in advance of the scheduled transfer to permit review by the rating agencies and the security insurer. Transfer of the additional mortgage assets will be further conditioned upon confirmation by the rating agencies that the addition of mortgage assets to the trust fund will not result in the downgrading of the securities or, in the case of a series guaranteed or supported by a security insurer, will not adversely affect the capital requirements of the security insurer. Finally, a legal opinion to the effect that the conditions to the transfer of the additional mortgage assets have been satisfied will be required.

THE DEPOSITOR

Argent Securities Inc., the depositor, is a Delaware corporation incorporated on May 22, 2003 as a direct wholly-owned subsidiary of Argent Mortgage Company, LLC. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor maintains its principal office at 1100 Town & Country Road, Orange, California 92868. Its telephone number is (714) 541-9960.

The depositor does not have, nor is it expected in the future to have, any significant assets. The prospectus supplement for each series of securities will disclose if the depositor is a party to any legal proceedings that could have a material impact on the related trust fund and the interests of the potential investors.

USE OF PROCEEDS

The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of trust fund assets or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of securities similar to the securities from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

YIELD AND MATURITY CONSIDERATIONS

The yield on any offered security will depend on the following:

•	the price paid by the securityholder,
•	the rate at which interest accrued on the security,
•	the receipt and timing of receipt of distributions on the security,
•	the weighted average life of the mortgage assets in the related trust fund,
•	liquidations of mortgage assets following mortgagor defaults,
•

purchases of mortgage assets in the event of optional termination of the trust fund or breaches of representations made in respect of such mortgage assets by the depositor, the master servicer and others, and

•	in the case of securities evidencing interests in ARM Loans, by changes in the interest rates or the conversions of ARM Loans to a fixed interest rate.

Security Interest Rate. Securities of any class within a series may have fixed, variable or adjustable security interest rates, which may or may not be based upon the interest rates borne by the mortgage assets in the related trust fund. The prospectus supplement with respect to any series of securities will specify the security interest rate for each class of securities or, in the case of a variable or adjustable security interest rate, the method of determining the security interest rate. Holders of Stripped Interest Securities or a class of securities having a security interest rate that varies based on the weighted average interest rate of the underlying mortgage assets will be affected by disproportionate prepayments and repurchases of mortgage assets having higher interest rates than the average interest rate.

Timing of Payment of Interest And Principal. The effective yield to securityholders entitled to payments of interest will be slightly lower than the yield otherwise produced by the applicable security interest rate because, while interest on the mortgage assets may accrue from the first day of each month, the distributions of such interest will not be made until the distribution date which may be as late as the 25th day of the month following the month in which interest accrues on the mortgage assets. On each distribution date, a payment of interest on the securities, or addition to the principal balance of a class of Accrual Securities, will include interest accrued during the interest accrual period described in the related prospectus supplement for that remittance date. If the interest accrual period ends on a date other than a remittance date for the related series, the yield realized by the holders of the securities may be lower than the yield that would result if the interest accrual period ended on the remittance date. In addition, if so specified in the related prospectus supplement, interest accrued for an interest accrual period for one or more classes of securities may be calculated on the assumption that distributions of principal, and additions to the principal balance of Accrual Securities, and allocations of losses on the mortgage assets may be made on the first day of the interest accrual period for a remittance date and not on the remittance date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an interest accrual period.

When a principal prepayment in full is made on a mortgage loan, the borrower is charged interest only for the period from the due date of the preceding monthly payment up to the date of the prepayment,

instead of for a full month. When a partial prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. Accordingly, the effect of principal prepayments in full during any month will be to reduce the aggregate amount of interest collected that is available for distribution to securityholders. The mortgage loans in a trust fund may contain provisions limiting prepayments or requiring the payment of a prepayment charge upon prepayment in full or in part. If so specified in the related prospectus supplement, a prepayment charge collected may be applied to offset the above-described shortfalls in interest collections on the related distribution date. Otherwise, prepayment charges collected may be available for distribution only to a specific class of securities or may not be a part of the related trust at all, and, therefore not available for distribution to any class of securities. Full and partial principal prepayments collected during the prepayment period set forth in a prospectus supplement will be available for distribution to securityholders on the related distribution date. Neither the trustee nor the depositor will be obligated to fund shortfalls in interest collections resulting from prepayments. The prospectus supplement for a series of securities may specify that the master servicer will be obligated to pay from its own funds, without reimbursement, those interest shortfalls attributable to full and partial prepayments by mortgagors but only up to an amount equal to its servicing fee for the related due period. See “Description of the Securities.”

In addition, if so specified in the related prospectus supplement, a holder of a non-offered class of securities will have the right, solely at its discretion, to terminate the related trust fund on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until the date as the Clean-up Call becomes exercisable and thereby effect early retirement of the securities of the series. Any call of this type will be of the entire trust fund at one time; multiple calls with respect to any series of securities will not be permitted. Early termination would result in the concurrent retirement of all outstanding securities of the related series and would decrease the average lives of the terminated securities, perhaps significantly. The earlier after the date of the initial issuance of the securities that the termination occurs, the greater would be the effect.

Principal Prepayments. The yield to maturity on the securities will be affected by the rate of principal payments on the mortgage assets, including principal prepayments, curtailments, defaults and liquidations. The rate at which principal prepayments occur on the mortgage assets will be affected by a variety of factors, including, without limitation, the following:

•	the terms of the mortgage assets,
•	the level of prevailing interest rates,
•	the availability of mortgage credit,
•	in the case of multifamily loans and commercial loans, the quality of management of the mortgaged properties, and
•	economic, demographic, geographic, tax, legal and other factors.

In general, however, if prevailing interest rates fall significantly below the interest rates on the mortgage assets included in a particular trust fund, those mortgage assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at the rates borne by those mortgage assets. Conversely, if prevailing interest rates rise significantly above the interest rates on the mortgage assets included in a particular trust fund, those mortgage assets are likely to be the subject of lower principal prepayments than if prevailing rates remain at the rates borne by those mortgage assets. The rate of principal payments on some or all of the classes of securities of a series will correspond to the rate of principal payments on the mortgage assets included in the related trust fund and is likely to be affected by the existence of prepayment premium provisions of the mortgage assets in a mortgage pool, and by the extent to which the servicer of any such mortgage asset is able to enforce such provisions. There can be no certainty as to the rate of prepayments on the mortgage assets during any period or over the life of the related securities.

If the purchaser of a security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the mortgage assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the mortgage assets, the actual yield to maturity will be lower than that so calculated. In either case, the effect on yield of prepayments on one or more classes of securities of a series may be mitigated or exacerbated by the priority of distributions of principal to those classes as provided in the related prospectus supplement.

The timing of changes in the rate of principal payments on the mortgage assets may significantly affect an investor’s actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor’s expectation. In general, the earlier a principal payment is received on the mortgage assets and distributed in respect of a security, the greater the effect on such investor’s yield to maturity. The effect on an investor’s yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

Defaults. The rate of defaults on the mortgage assets will also affect the rate and timing of principal payments on the mortgage assets and thus the yield on the securities. In general, defaults on single family loans are expected to occur with greater frequency in their early years. However, mortgage assets that require balloon payments, including multifamily loans, risk default at maturity, or that the maturity of the balloon loan may be extended in connection with a workout. The rate of default on mortgage loans which are refinance or limited documentation mortgage loans, mortgage assets with high loan-to-value ratios, and ARM Loans may be higher than for other types of mortgage assets. Furthermore, the rate and timing of defaults and liquidations on the mortgage assets will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Maturity and Weighted Average Life

Prepayments. The rates at which principal payments are received on the mortgage assets included in a trust fund and the rate at which payments are made from any credit support for the related series of securities may affect the ultimate maturity and the weighted average life of each class of the series. Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of a class of securities of a series will be influenced by, among other factors, the rate at which principal on the related mortgage assets is paid to that class, which may be in the form of scheduled amortization or prepayments. For this purpose, the term prepayment includes prepayments, in whole or in part, and liquidations due to default. Prepayments on the mortgage assets in a trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the securities of the related series.

If so provided in the prospectus supplement for a series of securities, one or more classes of securities may have a final scheduled remittance date, which is the date on or prior to which the principal balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

In addition, the weighted average life of the securities may be affected by the varying maturities of the related mortgage assets. If any mortgage assets in a trust fund have actual terms to maturity of less than those assumed in calculating the final scheduled remittance dates for the classes of securities of the related series, one or more classes of the securities may be fully paid prior to their respective final scheduled remittance dates, even in the absence of prepayments. Accordingly, the prepayment experience of the mortgage pool will, to some extent, be a function of the mix of interest rates and maturities of the mortgage assets in that mortgage pool. See “Description of the Trust Funds.”

Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model or the Standard Prepayment Assumption prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans. Moreover, CPR and SPA were developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage assets will not conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of securities may contain tables, if applicable, setting forth the projected weighted average life of one or more classes of offered securities of the series and the percentage of the initial principal balance of each class that would be outstanding on specified remittance dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage assets are made at rates corresponding to various percentages of CPR, SPA or at other rates specified in the prospectus supplement. Tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the securities to various prepayment rates and are not intended to predict or to provide information that will enable investors to predict the actual weighted average life of the securities. It is unlikely that prepayment of any mortgage assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related prospectus supplement.

There can be no assurance as to the rate of prepayment of the mortgage loans underlying or comprising the trust fund assets in any trust fund. The depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans over an extended period of time. All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicates that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. The depositor is not aware of any historical prepayment experience with respect to mortgage loans secured by properties located in Puerto Rico or Guam and, accordingly, prepayments on loans secured by properties in Puerto Rico or Guam may not occur at the same rate or be affected by the same factors as other mortgage loans.

Type of Mortgage Asset. The type of mortgage assets included in a trust fund may affect the weighted average life of the related securities. A number of mortgage assets may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage assets having balloon payments may default at maturity, or that the servicer may extend the maturity of the mortgage asset in connection with a workout. In addition, a number of mortgage assets may be junior mortgage loans. The rate of default on junior mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage assets, the servicer may, to the extent and under the circumstances set forth in this prospectus and in the related servicing agreement, be permitted to modify mortgage assets that are in default or as to which a payment default appears imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage asset will tend to extend the weighted average life of the securities, thereby lengthening the period of time elapsed from the date of issuance of a security until it is retired.

Although the interest rates on ARM Loans will be subject to periodic adjustments, adjustments generally will, unless otherwise specified in the related prospectus supplement, (1) not increase or decrease the interest rate by more than a fixed percentage amount on each adjustment date, (2) not increase the interest rate over a fixed percentage amount during the life of any ARM Loan and (3) be based on an index, which may not rise and fall consistently with the mortgage interest rate, plus the related fixed percentage set forth in the related mortgage note, which may be different from margins being used at the time for newly originated adjustable rate mortgage loans. As a result, the interest rates on the ARM Loans in a mortgage pool at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In certain rate environments, the prevailing rates on fixed rate mortgage loans may be sufficiently low in relation to the then-current mortgage rates on ARM Loans with the result that the rate of prepayments may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the mortgage assets during any period or over the life of any series of securities.

The interest rates on ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates, as well as immediately after origination when initial interest rates are generally lower than the sum of the indices applicable at origination and the related margins, the amount of interest accruing on the principal balance of these types of mortgage assets may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing mortgage assets may become deferred interest which will be added to the principal balance thereof and will bear interest at the applicable interest rate. The addition of any deferred interest to the principal balance of any related class or classes of securities of a series will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which the securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on the ARM Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of the securities will be reduced which may adversely affect yield to holders thereof, depending upon the price at which such securities were purchased.

Foreclosures and Payment Plans

The number of foreclosures and the principal amount of the mortgage assets that are foreclosed in relation to the number of mortgage assets that are repaid in accordance with their terms will affect the weighted average life of those mortgage assets and that of the related series of securities. Servicing decisions made with respect to the mortgage assets, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage assets in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage assets and thus the weighted average life of the securities.

Due-on-sale Clauses. Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. In most cases the mortgage assets will include “due-on-sale” clauses that permit the lender in certain instances to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The master servicer, on behalf of the trust fund, will employ its usual practices in determining whether to exercise any right that the trustee may have as mortgagee to accelerate payment of the mortgage asset. An ARM Loan may be assumable under some conditions if the proposed transferee of the related mortgaged property establishes its ability to repay the mortgage asset and, in the reasonable judgment of the servicer or the related sub-servicer, the security for the ARM Loan would not be impaired by the assumption. The extent to which ARM Loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of securities. See “Legal Aspects of Mortgage Assets—Enforceability of Certain Provisions.”

THE DEPOSITOR'S MORTGAGE LOAN PURCHASE PROGRAM

The mortgage loans to be included in a trust fund will be purchased by the depositor, either directly or indirectly, from the mortgage loan sellers.

Underwriting Standards

All mortgage loans to be included in a trust fund will have been subject to underwriting standards acceptable to the depositor and applied as described in the following paragraph. Each mortgage loan seller, or another party on its behalf, will represent and warrant that mortgage loans purchased by or on behalf of the depositor from it have been originated by the related originators in accordance with these underwriting guidelines.

The underwriting standards are applied by the originators to evaluate the value of the mortgaged property and to evaluate the adequacy of the mortgaged property as collateral for the mortgage loan. While the originator’s primary consideration in underwriting a mortgage loan is the value of the mortgaged property, the originator also considers the borrower’s credit history and repayment ability as well as the type and use of the mortgaged property. As a result of this underwriting criteria, changes in the values of mortgage properties may have a greater effect on the delinquency, foreclosure and loss experience on the mortgage loans in a trust fund than these changes would be expected to have on mortgage loans that are originated in a more traditional manner. No assurance can be given by the depositor that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans.

High LTV Loans are underwritten with an emphasis on the creditworthiness of the related mortgagor. High LTV are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related property.

In the case of the multifamily loans, commercial loans or mixed-use loans, lenders typically look to the debt service coverage ratio of a loan as an important measure of the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the debt service coverage ratio of a multifamily loan or commercial loan at any given time is the ratio of (1) the net operating income of the related mortgaged property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the related mortgage. Net operating incomes is: the total operating revenues derived from a multifamily, commercial or mixed-use property, as applicable, during that period, minus the total operating expenses incurred in respect of that property during that period other than (a) non-cash items such as depreciation and amortization, (b) capital expenditures and (c) debt service on loans (including the related mortgage loan) secured by liens on that property. The net operating income of a multifamily, commercial or mixed-use property, as applicable, will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a multifamily, commercial or mixed- use property, as applicable, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned multifamily property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a multifamily, commercial or mixed-use loan. Lenders also look to the loan-to-value ratio of a multifamily, commercial or mixed-use loan as a measure of risk of loss if a property must be liquidated following a default.

Typically, the underwriting process used by an originator is as described in this and the next two following paragraphs. The prospectus supplement for a series will describe any variations to this process as it applies to the related mortgage assets. Initially, a prospective borrower is required to complete an application with respect to the applicant’s liabilities, income and credit history and personal information, as well as an authorization to apply for a credit report that summarizes the borrower’s reported credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained that reports the borrower’s current salary and may contain information regarding length of employment. If a prospective borrower is self- employed, the borrower is required to submit copies of signed tax returns or other proof of business income. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. In the case of a multifamily loan, commercial loan or mixed-use loan, the mortgagor will also be required to provide certain information regarding the related mortgaged property, including a current rent roll and operating income statements which may be pro forma and unaudited. In addition, the originator will generally also consider the location of the mortgaged property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the mortgagor’s prior experience in owning and operating properties similar to the multifamily properties or commercial properties, as the case may be.

In determining the adequacy of the property as collateral, an appraisal is made of each property considered for financing, except in the case of new manufactured homes whose appraised value is determined using the list price of the unit and accessories as described above under “Description of the

Trust Funds.” Each appraiser is selected in accordance with predetermined guidelines established for appraisers. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income, if considered applicable by the appraiser, and, when deemed appropriate, the cost of replacing the home. With respect to multifamily properties, commercial properties and mixed-use properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property’s projected net cash flow, capitalization and other operational information in determining the property’s value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property’s area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. The value of the property being financed, as indicated by the appraisal, must be high enough so that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

In the case of single family loans and contracts, once all applicable employment, credit and property information is received, the originator reviews the applicant’s source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant’s ability to repay the loan, reviews the type of property being financed and reviews the property. In evaluating the credit quality of borrowers, the originator may utilize the FICO score supplied by the credit bureau with the credit report (a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and three national credit data repositories - Equifax, TransUnion and Experian).

In the case of a mortgage loan secured by a leasehold interest in a residential property, the title to which is held by a third party lessor, the mortgage loan seller, or another party on its behalf, will be required to warrant, among other things, that the remaining term of the lease and any sublease be at least five years longer than the remaining term of the mortgage loan.

With respect to any loan insured by the FHA, the mortgage loan seller is required to represent that the FHA loan complies with the applicable underwriting policies of the FHA. See “Description of Primary Insurance Policies—FHA Insurance.”

With respect to any loan guaranteed by the VA, the mortgage loan seller will be required to represent that the VA loan complies with the applicable underwriting policies of the VA. See “Description of Primary Insurance Policies—VA Guarantees.”

The recent foreclosure or repossession and delinquency experience with respect to loans serviced by the master servicer or, if applicable, a significant sub-servicer will be provided in the related prospectus supplement.

Qualifications of Originators and Mortgage Loan Sellers

Each originator will be required to satisfy the qualifications set forth in this paragraph. Each originator must be an institution experienced in originating conventional mortgage loans in accordance with customary and reasonable practices and the mortgage loan seller’s or the depositor’s guidelines, and must maintain satisfactory facilities to originate those loans. Each originator must be a HUD-approved mortgagee or an institution the deposit accounts in which are insured by the Bank Insurance Fund or Savings Association Insurance Fund of the FDIC. In addition, with respect to FHA loans or VA loans, each originator must be approved to originate the mortgage loans by the FHA or VA, as applicable. Each originator and mortgage loan seller must also satisfy criteria as to financial stability evaluated on a case by case basis by the depositor.

Representations by or on Behalf of Mortgage Loan Sellers; Remedies for Breach of Representation

Each mortgage loan seller, or a party on its behalf, will have made representations and warranties in respect of the mortgage loans sold by that mortgage loan seller. The following material representations and warranties as to the mortgage loans will be made by or on behalf of each mortgage loan seller:

•

that any required hazard insurance was effective at the origination of each mortgage loan, and that each required policy remained in effect on the date of purchase of the mortgage loan from the mortgage loan seller by or on behalf of the depositor;

•

that either (A) title insurance insuring, subject only to permissible title insurance exceptions, the lien status of the Mortgage was effective at the origination of each mortgage loan and the policy remained in effect on the date of purchase of the mortgage loan from the mortgage loan seller by or on behalf of the depositor or (B) if the mortgaged property securing any mortgage loan is located in an area where title insurance policies are generally not available, there is in the related mortgage file an attorney’s certificate of title indicating, subject to permissible exceptions set forth therein, the lien status of the mortgage;

•

that the mortgage loan seller had good title to each mortgage loan and each mortgage loan was subject to no valid offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described herein may forgive some indebtedness of a borrower;

•

that each Mortgage constituted a valid lien on, or security interest in, the mortgaged property, subject only to permissible title insurance exceptions and senior liens, if any, and that the mortgaged property was free from material damage and was in good repair;

•	that there were no delinquent tax or assessment liens against the mortgaged property;
•	that each mortgage loan was not currently more than 90 days delinquent as to required monthly payments of principal and interest; and
•	that each mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

If a person other than a mortgage loan seller makes any of the foregoing representations and warranties on behalf of the mortgage loan seller, the identity of the person will be specified in the related prospectus supplement. Any person making representations and warranties on behalf of a mortgage loan seller shall be an affiliate of the mortgage loan seller or a person acceptable to the depositor having knowledge regarding the subject matter of those representations and warranties.

All of the representations and warranties made by or on behalf of a mortgage loan seller in respect of a mortgage loan will have been made as of the date on which the mortgage loan seller sold the mortgage loan to or on behalf of the depositor. A substantial period of time may have elapsed between the date the representation or warranty was made to or on behalf of the depositor and the date of initial issuance of the series of securities evidencing an interest in the related mortgage loan. In the event of a breach of any representation or warranty made by a mortgage loan seller, the mortgage loan seller will be obligated to cure the breach or repurchase or replace the affected mortgage loan as described in the second following paragraph. Since the representations and warranties made by or on behalf of a mortgage loan seller do not address events that may occur following the sale of a mortgage loan by that mortgage loan seller, it will have a cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes the breach occurs prior to the date of the sale to or on behalf of the depositor. A mortgage loan seller would have no repurchase or substitution obligations if the relevant event that causes the breach occurs after the date of the sale to or on behalf of the depositor. However, the depositor will not include any mortgage loan in the trust fund for any series of securities if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of a mortgage loan will not be accurate and complete in all material respects as of the date of initial issuance of the related series of securities.

The only representations and warranties to be made for the benefit of holders of securities in respect of any mortgage loan relating to the period commencing on the date of sale of a mortgage loan by the mortgage loan seller to or on behalf of the depositor will be the limited representations of the depositor and of the master servicer described below under “Description of the Securities—Assignment of Trust Fund Assets; Review of Files by Trustee.” If the master servicer is also a mortgage loan seller with respect to a particular series, the representations will be in addition to the representations and warranties made by the master servicer in its capacity as a mortgage loan seller.

The master servicer and the trustee, or the trustee, will promptly notify the relevant mortgage loan seller of any breach of any representation or warranty made by or on behalf of it in respect of a mortgage loan that materially and adversely affects the value of that mortgage loan or the interests in the mortgage loan of the securityholders. If the mortgage loan seller cannot cure a breach within a specified time period from the date on which the mortgage loan seller was notified of the breach, then the mortgage loan seller will be obligated to repurchase the affected mortgage loan from the trustee within a specified time period from the date on which the mortgage loan seller was notified of the breach, at the purchase price therefor. A mortgage loan seller, rather than repurchase a mortgage loan as to which a breach has occurred, may have the option, within a specified period after initial issuance of the related series of securities, to cause the removal of the mortgage loan from the trust fund and substitute in its place one or more other mortgage loans, in accordance with the standards described below under “Description of the Securities—Assignment of the Mortgage Loans.” The master servicer will be required under the applicable servicing agreement to use its best efforts to enforce the repurchase or substitution obligations of the mortgage loan seller for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a mortgage loan seller. See “Description of the Securities.”

Neither the depositor nor the master servicer will be obligated to purchase or substitute for a mortgage loan if a mortgage loan seller defaults on its obligation to do so, and no assurance can be given that mortgage loan sellers will carry out their repurchase or substitution obligations with respect to mortgage loans. To the extent that a breach of the representations and warranties of a mortgage loan seller may also constitute a breach of a representation made by the depositor, the depositor may have a repurchase or substitution obligation as described below under “Description of the Securities—Assignment of Trust Fund Assets; Review of Files by Trustee.”

DESCRIPTION OF THE SECURITIES

The securities will be issued in series. Each series of certificates evidencing interests in a trust fund consisting of mortgage loans will be issued in accordance with a pooling and servicing agreement among the depositor, the master servicer and the trustee named in the prospectus supplement. Each series of notes evidencing indebtedness of a trust fund consisting of mortgage loans will be issued in accordance with an indenture between the related issuer and the trustee named in the prospectus supplement. The issuer of notes will be the depositor or an owner trust established under an owner trust agreement between the depositor and the owner trustee for the purpose of issuing a series of notes. Where the issuer is an owner trust, the ownership of the trust fund will be evidenced by equity certificates issued under the owner trust agreement. The provisions of each agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. Various forms of pooling and servicing agreement, servicing agreement, owner trust agreement, trust agreement and indenture have been filed as exhibits to the registration statement of which this prospectus is a part. The following summaries describe specific provisions which will appear in each agreement. The prospectus supplement for a series of securities will describe additional provisions of the agreement relating to a series. This prospectus together with the prospectus supplement will describe the material terms of the agreement governing the trust fund related to a series of securities. As used in this prospectus supplement with respect to any series, the term certificate or the term note refers to all of the certificates or notes of that series, whether or not offered by this prospectus and by the related prospectus supplement, unless the context otherwise requires.

The certificates of each series, including any class of certificates not offered hereby, will be issued in fully registered form only and will represent the entire beneficial ownership interest in the trust fund created by the related pooling and servicing agreement. The notes of each series, including any class of notes not offered hereby, will be issued in fully registered form only and will represent indebtedness of the trust fund created by the related indenture. If so provided in the prospectus supplement, any class of securities of any series may be represented by a certificate or note registered in the name of a nominee of The Depository Trust Company. The interests of beneficial owners of securities registered in the name of DTC will be represented by entries on the records of participating members of DTC. Definitive certificates or notes will be available for securities registered in the name of DTC only under the limited circumstances provided herein. The securities will be transferable and exchangeable for like securities of the same class and series in authorized denominations at the corporate trust office of the trustee as specified in the related prospectus supplement. The prospectus supplement for each series of securities will describe any limitations on transferability. No service charge will be made for any registration of exchange or transfer of securities, but the depositor or the trustee or any agent of the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

Each series of securities may consist of either:

•	a single class of securities evidencing the entire beneficial ownership of or indebtedness of the related trust fund;
•

two or more classes of securities evidencing the entire beneficial ownership of or indebtedness of the related trust fund, one or more classes of which will be senior in right of payment to one or more of the other classes;

•

two or more classes of securities, one or more classes of which are entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions;

•	two or more classes of securities which differ as to timing, sequential order, priority of payment, security interest rate or amount of distributions of principal or interest or both,

or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the mortgage pool, which series may include one or more classes of securities, as to which accrued interest or a portion thereof will not be distributed but rather will be added to the principal balance of the security on each distribution date in the manner described in the related prospectus supplement; and

•	other types of classes of securities, as described in the related prospectus supplement.

With respect to any series of notes, the equity certificates, insofar as they represent the beneficial ownership interest in the issuer, will be subordinate to the related notes.

Each class of securities, other than interest only Strip Securities, will have a stated principal amount and, unless otherwise provided in the related prospectus supplement, will be entitled to payments of interest on the stated principal amount based on a fixed, variable or adjustable interest rate. The security interest rate of each security offered hereby will be stated in the related prospectus supplement as the pass-through rate with respect to a certificate and the note interest rate with respect to a note. See “—Distribution of Interest on the Securities” and “—Distribution of Principal of the Securities” below.

The specific percentage ownership interest of each class of securities and the minimum denomination for each security will be set forth in the related prospectus supplement.

As to each series of certificates with respect to which a REMIC election is to be made, the master servicer or the trustee will be obligated to take all actions required in order to comply with applicable laws and regulations, and will be obligated to pay any Prohibited Transaction Taxes or Contribution Taxes arising out of a breach of its obligations with respect to its compliance without any right of reimbursement therefor from the trust fund or from any securityholder. A Prohibited Transaction Tax or Contribution Tax resulting from any other cause will be charged against the related trust fund, resulting in a reduction in amounts otherwise distributable to securityholders. See “Federal Income Tax Consequences.”

Assignment of Trust Fund Assets; Review of Files by Trustee

At the time of issuance of any series of securities, the depositor will cause the pool of mortgage assets to be included in the related trust fund to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor on or with respect to the mortgage assets after the related cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest. The trustee will, concurrently with the assignment of mortgage assets, deliver the securities to the depositor in exchange for the trust fund assets. Each mortgage asset will be identified in a schedule appearing as an exhibit to the related agreement. The schedule of mortgage assets will include detailed information as to the mortgage asset included in the related trust fund, including the outstanding principal balance of each mortgage asset after application of payments due on the cut-off date, information regarding the interest rate on the mortgage asset, the interest rate net of the sum of the rates at which the servicing fees and the retained interest, if any, are calculated, the retained interest, if any, the current scheduled monthly payment of principal and interest, the maturity of the mortgage note, the value of the mortgaged property, the loan-to-value ratio at origination and other information with respect to the mortgage assets.

If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of the mortgages for the mortgage loans in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS(R) System. With respect to mortgage loans registered through the MERS(R) System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

The depositor will, with respect to each mortgage asset, deliver or cause to be delivered to the trustee, or to the custodian hereinafter referred to:

•

With respect to each mortgage loan, (1) the mortgage note endorsed, without recourse, to the order of the trustee or in blank, (2) the original Mortgage with evidence of recording indicated thereon and an assignment of the Mortgage to the trustee or in blank, in recordable form. If, however, a mortgage loan has not yet been returned from the public recording office, the depositor will deliver or cause to be delivered a copy of the Mortgage together with its certificate that the original of the Mortgage was delivered to the recording office. The depositor will promptly cause the assignment of each related mortgage loan to be recorded in the appropriate public office for real property records, except for Mortgages held under the MERS(R) System and except in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording of the assignment is not required to protect the trustee’s interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the master servicer, the relevant mortgage loan seller or any other prior holder of the mortgage loan. If the depositor uses the MERS(R) System, it will deliver evidence that the Mortgage is held for the trustee through the MERS(R) System instead of an assignment of the Mortgage in recordable form.

•

With respect to each cooperative loan, (1) the cooperative note, (2) the original security agreement, (3) the proprietary lease or occupancy agreement, (4) the related stock certificate and related stock powers endorsed in blank, and (5) a copy of the original filed financing statement together with an assignment thereof to the trustee in a form sufficient for filing. The depositor will promptly cause the assignment and financing statement of each related cooperative loan to be filed in the appropriate public office, except in states where in the opinion of counsel acceptable to the trustee, filing of the assignment and financing statement is not required to protect the trustee’s interest in the cooperative loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the master servicer, the relevant mortgage loan seller or any prior holder of the cooperative loan.

•

With respect to each manufactured housing contract or home improvement contract, (1) the original contract endorsed, without recourse, to the order of the trustee and copies of documents and (2) instruments related to the contract and the security interest in the property securing the contract, and (3) a blanket assignment to the trustee of all contracts in the related trust fund and the documents and instruments. In order to give notice of the right, title and interest of the securityholders to the contracts, the depositor will cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all contracts as collateral.

With respect to any mortgage loan secured by a mortgaged property located in Puerto Rico, the Mortgages with respect to these mortgage loans either (a) secure a specific obligation for the benefit of a specified person or (b) secure an instrument transferable by endorsement. Endorsable Puerto Rico Mortgages do not require an assignment to transfer the related lien. Rather, transfer of endorsable mortgages follows an effective endorsement of the related mortgage note and, therefore, delivery of the assignment referred to in the first bullet point above would be inapplicable. Puerto Rico Mortgages that secure a specific obligation for the benefit of a specified person, however, require an assignment to be recorded with respect to any transfer of the related lien and the assignment for that purpose would be delivered to the trustee.

The trustee, or the custodian, will review the mortgage loan documents within a specified period after receipt, and the trustee, or the custodian, will hold the mortgage loan documents in trust for the benefit of the securityholders. If any mortgage loan document is found to be missing or defective in any material respect, the trustee, or the custodian, shall notify the master servicer and the depositor, and the master servicer shall immediately notify the relevant mortgage loan seller. If the mortgage loan seller cannot cure the omission or defect within a specified number of days after receipt of notice, the mortgage loan seller will be obligated to repurchase the related mortgage asset from the trustee at the repurchase price or substitute for the mortgage asset. There can be no assurance that a mortgage loan seller will fulfill this repurchase or substitution obligation. Although the master servicer is obligated to use its best efforts to enforce the repurchase or substitution obligation to the extent described above under “The Depositor’s Mortgage Loan Purchase Program-Representations by or on behalf of Mortgage Loan Sellers; Remedies for Breach of Representation”, neither the master servicer nor the depositor will be obligated to repurchase or substitute for that mortgage asset if the mortgage loan seller defaults on its obligation. The assignment of the mortgage assets to the trustee will be without recourse to the depositor and this repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

Representations and Warranties; Repurchases

With respect to the mortgage assets included in a trust fund, the depositor will make representations and warranties as of a specified date, covering by way of example, the following matters:

•	the type of mortgaged property;
•	the geographical concentration of the mortgage assets;
•	the original loan-to-value ratio;
•	the principal balance as of the cut-off date;
•	the interest rate and maturity; and
•	the payment status of the mortgage asset; and the accuracy of the information set forth for each mortgage asset on the related mortgage loan schedule.

Upon a breach of any representation of the depositor that materially and adversely affects the value of a mortgage asset or the interests of the securityholders in the mortgage asset, the depositor will be obligated either to cure the breach in all material respects, repurchase the mortgage asset at the repurchase price or substitute for that mortgage asset as described in the paragraph below.

If the depositor discovers or receives notice of any breach of its representations or warranties with respect to a mortgage asset, the depositor may be permitted under the agreement governing the trust fund to remove the mortgage asset from the trust fund, rather than repurchase the mortgage asset, and substitute in its place one or more mortgage assets, but only if (a) with respect to a trust fund for which a REMIC election is to be made, the substitution is effected within two years of the date of initial issuance of the certificates, plus permissible extensions, or (b) with respect to a trust fund for which no REMIC election is to be made, the substitution is effected within 180 days of the date of initial issuance of the securities. Each substitute mortgage asset will, on the date of substitution, comply with the following requirements:

(1)	have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than $10,000 less than, the outstanding principal balance, after deduction of all unpaid scheduled payments due as of the date of substitution, of the deleted mortgage asset,

(2)	have an interest rate not less than, and not more than 1% greater than, the interest rate of the deleted mortgage asset,
(3)	have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted mortgage asset,
(4)	have a Lockout Date, if applicable, not earlier than the Lockout Date on the deleted mortgage loan, and
(5)	comply with all of the representations and warranties set forth in the pooling and servicing agreement or indenture as of the date of substitution.

In connection with any substitution, an amount equal to the difference between the purchase price of the deleted mortgage asset and the outstanding principal balance of the substitute mortgage asset, after deduction of all scheduled payments due in the month of substitution, together with one month’s interest at the applicable rate at which interest accrued on the deleted mortgage loan, less the servicing fee rate and the retained interest, if any, on the difference, will be deposited in the distribution account and distributed to securityholders on the first distribution date following the prepayment period in which the substitution occurred. In the event that one mortgage asset is substituted for more than one deleted mortgage asset, or more than one mortgage asset is substituted for one or more deleted mortgage assets, then the amount described in (1) above will be determined on the basis of aggregate principal balances, the rate described in (2) above with respect to deleted mortgage assets will be determined on the basis of weighted average interest rates, and the terms described in (3) above will be determined on the basis of weighted average remaining terms to maturity and the Lockout Dates described in (4) above will be determined on the basis of weighted average Lockout Dates.

With respect to any series as to which credit support is provided by means of a mortgage pool insurance policy, in addition to making the representations and warranties described above, the depositor or the related mortgage loan seller, or another party on behalf of the related mortgage loan seller, as specified in the related prospectus supplement, will represent and warrant to the trustee that no action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the date of the initial issuance of the securities which has resulted or will result in the exclusion from, denial of or defense to coverage under any applicable primary mortgage insurance policy, FHA insurance policy, mortgage pool insurance policy, special hazard insurance policy or bankruptcy bond, irrespective of the cause of the failure of coverage but excluding any failure of an insurer to pay by reason of the insurer’s own breach of its insurance policy or its financial inability to pay. This representation is referred to in this prospectus and the related prospectus supplement as the insurability representation. Upon a breach of the insurability representation which materially and adversely affects the interests of the securityholders in a mortgage loan, the depositor or the mortgage loan seller, as the case may be, will be obligated either to cure the breach in all material respects or to purchase the affected mortgage asset at the purchase price. The related prospectus supplement may provide that the performance of an obligation to repurchase mortgage assets following a breach of an insurability representation will be ensured in the manner specified in the prospectus supplement. See “Description of Primary Insurance Policies” and “Description of Credit Support” in this Prospectus and in the related prospectus supplement for information regarding the extent of coverage under the aforementioned insurance policies.

The obligation to repurchase or, other than with respect to the insurability representation if applicable, to substitute mortgage loans constitutes the sole remedy available to the securityholders or the trustee for any breach of the representations.

The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the servicing agreement. Upon a breach of any representation of the master servicer which materially and adversely affects the interests of the securityholders, the master servicer will be obligated to cure the breach in all material respects.

Establishment of Collection Account; Deposits to Collection Account in Respect of Trust Fund Assets

The master servicer or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related trust fund assets. These accounts are collectively referred to in this prospectus and the related prospectus supplement as the collection account. The collection account must be either

•	maintained with a bank or trust company, and in a manner, satisfactory to the rating agency or agencies rating any class of securities of the series or
•

an account or accounts the deposits in which are insured by the BIF or the SAIF, to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured so that the securityholders have a claim with respect to the funds in the collection account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the collection account is maintained.

The collateral eligible to secure amounts in the collection account is limited to United States government securities and other high-quality investments specified in the related servicing agreement as permitted investments. A collection account may be maintained as an interest bearing or a non-interest bearing account, or the funds held in the collection account may be invested pending each succeeding distribution date in permitted investments. Any interest or other income earned on funds in the collection account will be paid to the master servicer or the trustee or their designee as additional compensation. The collection account may be maintained with an institution that is an affiliate of the master servicer or the trustee, provided that the institution meets the standards set forth in the bullet points above. If permitted by the rating agency or agencies and so specified in the related prospectus supplement, a collection account may contain funds relating to more than one series of pass-through certificates and may, if applicable, contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

Each sub-servicer servicing a trust fund asset under a sub-servicing agreement will establish and maintain one or more separate accounts which may be interest bearing and which will comply with the standards with respect to collection accounts or other standards as may be acceptable to the master servicer. The sub-servicer is required to credit to the related sub-servicing account on a daily basis the amount of all proceeds of mortgage assets received by the sub-servicer, less its servicing compensation. The sub-servicer will remit to the master servicer by wire transfer of immediately available funds all funds held in the sub-servicing account with respect to each mortgage asset on the monthly remittance date or dates specified in the related servicing agreement.

The master servicer will deposit or cause to be deposited in the collection account for each trust fund including mortgage loans, the following payments and collections received, or advances made, by the master servicer or on its behalf subsequent to the cut-off date, other than payments due on or before the cut-off date and exclusive of any retained interest, unless otherwise specified in the related prospectus supplement:

(1)	all payments on account of principal, including principal prepayments, on the mortgage assets;

(2)	all payments on account of interest on the mortgage assets, net of any portion retained by the master servicer or by a sub-servicer as its servicing compensation and net of any retained interest;
(3)

all proceeds of the hazard insurance policies and any special hazard insurance policy, other than amounts to be not applied to the restoration or repair of the property or released to the mortgagor in accordance with the normal servicing procedures of the master servicer or the related sub-servicer, subject to the terms and conditions of the related Mortgage and mortgage note, any primary mortgage insurance policy, any FHA insurance policy, any VA guarantee, any bankruptcy bond and any mortgage pool insurance policy and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

(4)	any amounts required to be paid under any letter of credit, as described below under “Description of Credit Support—Letter of Credit”
(5)	any advances made as described below under “Advances by the Master Servicer in respect of Delinquencies on the Trust Funds Assets”
(6)	if applicable, all amounts required to be transferred to the collection account from a reserve fund, as described below under “Description of Credit Support—Reserve Funds”
(7)	any buydown funds, and, if applicable, investment earnings thereon, required to be deposited in the collection account as described in the first paragraph below;
(8)

all proceeds of any mortgage loan or property in respect of the mortgage asset purchased by the master servicer, the depositor, any sub-servicer or any mortgage loan seller as described under “The Depositor’s Mortgage Loan Purchase Program-Representations by or on behalf of Mortgage Loan Sellers; Remedies for Breach of Representations” or “—Assignment of Trust Fund Assets; Review of Files by Trustee” above, exclusive of the retained interest, if any, in respect of the mortgage asset;

(9)	all proceeds of any mortgage loan repurchased as described under “—Termination” below;
(10)

all payments required to be deposited in the collection account with respect to any deductible clause in any blanket insurance policy described under “Description of Primary Insurance Policies—Primary Hazard Insurance Policies” and

(11)	any amount required to be deposited by the master servicer in connection with net losses realized on investments for the benefit of the master servicer of funds held in the collection account.

With respect to each buydown mortgage loan, the master servicer, or a sub-servicer, will deposit related buydown funds in a custodial account, which may be interest bearing, and that otherwise meets the standards for collection accounts. This account is referred to in this prospectus and the related prospectus supplement as a buydown account. The terms of all buydown mortgage loans provide for the contribution of buydown funds in an amount not less than either (a) the total payments to be made from the buydown funds under the related buydown plan or (b) if the buydown funds are present valued, that amount that, together with investment earnings thereon at a specified rate, compounded monthly, will support the scheduled level of payments due under the buydown mortgage loan. Neither the master servicer, the sub-servicer nor the depositor will be obligated to add to the buydown funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency in buydown funds is not recoverable from the borrower, distributions to securityholders will be affected. With respect to each buydown mortgage loan, the master servicer will deposit in the collection account the amount, if any, of the buydown funds, and, if applicable, investment earnings thereon, for each buydown mortgage loan that, when added to the amount due from the borrower on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan.

If a buydown mortgage loan is prepaid in full or liquidated, the related buydown funds will be applied as follows. If the mortgagor on a buydown mortgage loan prepays the loan in its entirety during the buydown period, the master servicer will withdraw from the buydown account and remit to the mortgagor in accordance with the related buydown plan any buydown funds remaining in the buydown account. If a prepayment by a mortgagor during the buydown period together with buydown funds will result in a prepayment in full, the master servicer will withdraw from the buydown account for deposit in the collection account the buydown funds and investment earnings thereon, if any, which together with the prepayment will result in a prepayment in full. If the mortgagor defaults during the buydown period with respect to a buydown mortgage loan and the mortgaged property is sold in liquidation, either by the master servicer or the insurer under any related insurance policy, the master servicer will withdraw from the buydown account the buydown funds and all investment earnings thereon, if any, for deposit in the collection account or remit the same to the insurer if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default. In the case of any prepaid or defaulted buydown mortgage loan the buydown funds in respect of which were supplemented by investment earnings, the master servicer will withdraw from the buydown account and either deposit in the collection account or remit to the borrower, depending upon the terms of the buydown plan, any investment earnings remaining in the related buydown account.

Any buydown funds, and any investment earnings thereon, deposited in the collection account in connection with a full prepayment of the related buydown mortgage loan will be deemed to reduce the amount that would be required to be paid by the borrower to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan.

Withdrawals. With respect to each series of securities, the master servicer, trustee or special servicer may make withdrawals from the collection account for the related trust fund for any of the following purposes, unless otherwise provided in the related agreement and described in the related prospectus supplement:

(1)	to make distributions to the related securityholders on each distribution date;
(2)

to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it in respect of mortgage loans in the trust fund as described under “Advances by Master Servicer in Respect of Delinquencies on the Trust Fund Assets” above, these reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage assets with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage assets;

(3)

to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and some unreimbursed servicing expenses incurred by it with respect to mortgage assets in the trust fund and properties acquired in respect thereof, these reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular mortgage assets and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to the mortgage assets and properties;

(4)

to reimburse the master servicer or any other specified person for any advances described in clause (2) above made by it and any servicing expenses referred to in clause (3) above incurred by it which, in the good faith judgment of the master servicer or the other person, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other mortgage assets in the trust fund or, if and to the extent so provided by the related servicing agreement or indenture and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage assets that is otherwise distributable on one or more classes of subordinate securities of the related series;

(5)

if and to the extent described in the related prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause (2) above made by it and the servicing expenses described in clause (3) above incurred by it while these remain outstanding and unreimbursed;

(6)

to reimburse the master servicer, the company, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under “Matters Regarding the Master Servicer and the Depositor”

(7)	if and to the extent described in the related prospectus supplement, to pay the fees of the trustee;
(8)

to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under “Description of the Trustee”

(9)	to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the collection account;
(10)

to pay, generally from related income, the master servicer or a special servicer for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or by deed in lieu of foreclosure;

(11)

if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Federal Income Tax Consequences—REMICS—Prohibited Transactions and Other Possible REMIC Taxes”

(12)

to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the mortgage loan or property;

(13)	to pay for the cost of various opinions of counsel obtained pursuant to the related servicing agreement or indenture for the benefit of the related securityholders;

(14)

to pay to itself, the depositor, a mortgage loan seller or any other appropriate person all amounts received with respect to each mortgage loan purchased, repurchased or removed from the trust fund pursuant to the terms of the related servicing agreement and not required to be distributed as of the date on which the related purchase price is determined;

(15)	to make any other withdrawals permitted by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement;
(16)

to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to multifamily or commercial properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on that mortgaged properties, as described under “Procedures for Realization Upon Defaulted Mortgage Loans” and

(17)	to clear and terminate the collection account upon the termination of the trust fund.

Deposits to Distribution Account

The trustee will, as to each trust fund, establish and maintain a distribution account which must be an eligible account. The trustee will deposit or cause to be deposited in the distribution account for each trust fund amounts received from the master servicer or otherwise in respect of the related securities.

Book-Entry Certificates

The offered securities will be book-entry certificates. Persons acquiring beneficial ownership interests in the offered securities, or certificate owners, will hold the certificates through The Depository Trust Company or DTC in the United States, or Clearstream Banking Luxembourg, or Clearstream, formerly known as Cedelbank SA, or Euroclear in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. The book-entry certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of the certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories which in turn will hold positions in customers’ securities accounts in the depositories’ names on the books of DTC. Citibank will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear. Citibank and JPMorgan Chase Bank will be referred to individually in this prospectus supplement as the “Relevant Depositary” and will be referred to collectively in this prospectus supplement as the “European Depositories”. Except as described in this section, no person acquiring a book-entry certificate will be entitled to receive a physical or definitive certificate representing that certificate. Unless and until definitive certificates are issued, it is anticipated that the only “certificateholder” of the offered securities will be Cede & Co., as nominee of DTC. Certificate owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate owners are only permitted to exercise their rights indirectly through participants and DTC.

The certificate owner’s ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the certificate owner’s account for that purpose. In turn, the financial intermediary’s ownership of the book-entry certificate will be recorded on the records of DTC or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the certificate owner’s financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

Certificate owners will receive all distributions of principal of and interest on the book-entry certificates from the Trustee through DTC and DTC participants. While the book-entry certificates are outstanding, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of, and interest on, the book-entry certificates. Participants and indirect participants with whom certificate owners have accounts with respect to book-entry certificates are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess certificates representing their respective interests in the book-entry certificates, the DTC rules provide a mechanism by which certificate owners will receive distributions and will be able to transfer their interest.

Certificate owners will not receive or be entitled to receive certificates representing their respective interests in the book-entry certificates, except under the limited circumstances described under this section. Unless and until definitive certificates are issued, certificateholders who are not participants may transfer ownership of book-entry certificates only through participants and indirect participants by instructing these participants and indirect participants to transfer book-entry certificates, by book-entry transfer, through DTC for the account of the purchasers of the book-entry certificates, which account is maintained with their respective participants. Under the DTC rules and in accordance with DTC’s normal procedures, transfers of ownership of book-entry certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificateholders.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in these securities settled during this processing will be reported to the relevant Euroclear or Clearstream participants on the business day following the DTC settlement date. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the certificates, see “Federal Income Tax Considerations—REMICs—Backup Withholding With Respect to REMIC Certificates” and “—Foreign Investors in REMIC Certificates” in the prospectus and “Global Clearance and Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex I of this prospectus supplement. Transfers between participants will occur in accordance with DTC rules.

Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, these types of cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, based on European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European Depositories.

DTC which is a New York-chartered limited purpose trust company, performs services for its participants, some of which directly or indirectly own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book- entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the DTC rules, as in effect from time to time.

Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream’s stock.

Clearstream is registered as a bank in Luxembourg, and therefore is subject to regulation by the Institute Monetaire Luxembourgeois or “IML”, the Luxembourg Monetary Authority, which supervises Luxembourg banks.

Clearstream holds securities for its customers, which are referred to in this prospectus supplements as Clearstream participants, and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear Bank SA/NV as the Euroclear operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

The Euroclear system was created in 1968 to hold securities for its participants which are referred to in this prospectus supplement as Euroclear participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank SA/NV, which is referred to in this prospectus supplement as the Euroclear operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, or simply, the Cooperative. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law, which are referred to in this prospectus supplement as the “terms and conditions”. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the book-entry certificates will be made on each distribution date by the Trustee to DTC. DTC will be responsible for crediting the amount of these payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing these payments to the certificate owners that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the certificate owners of the book-entry certificates that it represents.

Under a book-entry format, certificate owners of the book-entry certificates may experience some delay in their receipt of payments, since these payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Federal Income Tax Considerations—REMICs Backup Withholding With Respect to REMIC Certificates” and “—Foreign Investors in REMIC Certificates” in the prospectus. Because DTC can only act on behalf of financial intermediaries, the ability of a certificate owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry certificates, may be limited due to the lack of physical certificates for the book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of the certificates in the secondary market since potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

Monthly and annual reports on the trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to certificate owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry certificates of the certificate owners are credited.

DTC has advised the Depositor that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the Pooling and Servicing Agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include the book-entry certificates. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the Pooling and Servicing Agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some book-entry certificates which conflict with actions taken with respect to other book-entry certificates.

Definitive certificates will be issued to certificate owners, or their nominees, rather than to DTC, only if:

•

DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book- entry certificates and the Depositor or the Trustee is unable to locate a qualified successor;

•	the Depositor, at its sole option, with the consent of the Trustee, elects to terminate a book-entry system through DTC or
•

after the occurrence of an event of default, certificate owners having percentage interests aggregating not less than 51% of the book-entry certificates advise the Trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of certificate owners.

Upon the occurrence of any of the events described above, the Trustee will be required to notify all certificate owners of the occurrence of the event and the availability through DTC of definitive certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the Trustee will issue definitive certificates, and thereafter the Trustee will recognize the holders of the definitive certificates as certificateholders under the Pooling and Servicing Agreement.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of book-entry certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

None of the Depositor, the Master Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

DISTRIBUTIONS ON THE SECURITIES

Distributions allocable to principal and interest on the securities of each series will be made by or on behalf of the trustee each month on each date as specified in the related prospectus supplement and referred to as a distribution date, commencing with the month following the month in which the applicable cut-off date occurs. Distributions will be made to the persons in whose names the securities are registered at the close of business on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement and referred to as the determination date. All distributions with respect to each class of securities on each distribution date will be allocated pro rata among the outstanding securities in that class. Payments to the holders of securities of any class on each distribution date will be made to the securityholders of the respective class of record on the next preceding Record Date, other than in respect of the final distribution, based on the aggregate fractional undivided interests in that class represented by their respective securities. Payments will be made by wire transfer in immediately available funds to the account of a securityholder, if the securityholder holds securities in the requisite amount specified in the related prospectus supplement and if the securityholder has so notified the depositor or its designee no later than the date specified in the related prospectus supplement. Otherwise, payments will be made by check mailed to the address of the person entitled to payment as it appears on the security register maintained by the depositor or its agent. The final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the depositor or its agent specified in the notice to securityholders of the final distribution. With respect to each series of certificates or notes, the security register will be referred to as the certificate register or note register, respectively.

All distributions on the securities of each series on each distribution date will be made from the available distribution amount described in the next sentence, in accordance with the terms described in the related prospectus supplement. The available distribution amount for each series of securities will be described in the related prospectus supplement and will generally include the following amounts for each distribution date:

(1)	the total amount of all cash on deposit in the related distribution account as of the corresponding determination date, exclusive of:
(a)	all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period,
(b)

all prepayments, together with related payments of the interest thereon, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Prepayment Period, and

(c)

all amounts in the distribution account that are due or reimbursable to the depositor, the trustee, a mortgage loan seller, a sub-servicer or the master servicer or that are payable in respect of specified expenses of the related trust fund;

(2)	if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the distribution account;
(3)	all advances with respect to the distribution date;
(4)	if the related prospectus supplement so provides, amounts paid with respect to interest shortfalls resulting from prepayments during the related Prepayment Period;
(5)

to the extent not on deposit in the related distribution account as of the corresponding determination date, any amounts collected under, from or in respect of any credit support with respect to the distribution date; and

(6)	any other amounts described in the related prospectus supplement.

The entire available distribution amount will be distributed among the related securities, including any securities not offered hereby, on each distribution date, and accordingly will be released from the trust fund and will not be available for any future distributions.

Distributions of Interest on the Securities. Each class of securities may earn interest at a different rate, which may be a fixed, variable or adjustable security interest rate. The related prospectus supplement will specify the security interest rate for each class, or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate. Unless otherwise specified in the related prospectus supplement, interest on the securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

With respect to each series of securities and each distribution date, the distribution in respect of interest on each security, other than principal only Strip Securities, will be equal to one month’s interest on the outstanding principal balance of the security immediately prior to the distribution date, at the applicable security interest rate, subject to the following. As to each Strip Security with no or a nominal principal balance, the distributions in respect of interest on any distribution date will be on the basis of a notional amount and equal one month’s Stripped Interest. Prior to the time interest is distributable on any class of Accrual Securities, interest accrued on that class will be added to the principal balance thereof on each distribution date. Interest distributions on each security of a series will be reduced in the event of shortfalls in collections of interest resulting from prepayments on mortgage loans, with that shortfall allocated among all of the securities of that series if specified in the related prospectus supplement unless the master servicer is obligated to cover the shortfalls from its own funds up to its servicing fee for the related due period. With respect to each series of certificates or notes, the interest distributions payable will be referred to in the applicable prospectus supplement as the accrued certificate interest or accrued note interest, respectively. See “Yield and Maturity Considerations” in this prospectus.

Distributions of Principal of the Securities. The principal balance of a security, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The principal balance of each security offered hereby will be stated in the related prospectus supplement as the certificate principal balance with respect to a certificate and the note balance with respect to a note. With respect to each security, distributions generally will be applied to undistributed accrued interest thereon, and thereafter to principal. The outstanding principal balance of a security will be reduced to the extent of distributions of principal on that security, and, if and to the extent so provided on the related prospectus supplement, by the amount of any realized losses, allocated to that security. The outstanding principal balance of a security may be increased by any deferred interest if so specified in the related prospectus supplement. The initial aggregate principal balance of a series and each class of securities related to a series will be specified in the related prospectus supplement. Distributions of principal will be made on each distribution date to the class or classes of securities entitled to principal until the principal balance of that class has been reduced to zero. With respect to a Senior/Subordinate Series, distributions allocable to principal of a class of securities will be based on the percentage interest in the related trust fund evidenced by the class, which in turn will be based on the principal balance of that class as compared to the principal balance of all classes of securities of the series. Distributions of principal of any class of securities will be made on a pro rata basis among all of the securities of the class. Strip Securities with no principal balance will not receive distributions of principal.

Allocation to Securityholders of Losses on The Trust Fund Assets. With respect to any defaulted mortgage loan that is finally liquidated, through foreclosure sale or otherwise, the amount of the realized loss incurred in connection with liquidation will equal the excess, if any, of the unpaid principal balance of the liquidated loan immediately prior to liquidation, over the aggregate amount of Liquidation Proceeds derived from liquidation remaining after application of the proceeds to unpaid accrued interest on the liquidated loan and to reimburse the master servicer or any sub- servicer for related unreimbursed servicing expenses. With respect to mortgage loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of that reduction also will be treated as a realized loss. As to any series of securities, other than a Senior/Subordinate Series, any realized loss not covered as described under “Description of Credit Support” will be allocated among all of the securities on a pro rata basis. As to any Senior/Subordinate Series, realizes losses will be allocated first to the most subordinate class of securities as described below under “Description of Credit Support—Subordination.”

Advances by Master Servicer in Respect of Delinquencies on the Trust Fund Assets

With respect to any series of securities, the master servicer will advance on or before each distribution date its own funds or funds held in the distribution account that are not included in the available distribution amount for that distribution date unless the master servicer, in good faith, determines that any advances made will not be reimbursable from proceeds subsequently recovered on the mortgage asset related to the advance. The amount of each advance will be equal to the aggregate of payments of interest, net of related servicing fees and retained interest, that were due during the related Due Period and were delinquent on the related determination date. The prospectus supplement for a series may also provide that the master servicer will advance, together with delinquent interest, the aggregate amount of principal payments that were due during the related Due Period and delinquent as of the determination date, subject to the same reimbursement determination, except that, with respect to balloon loans, the master servicer will not have to advance a delinquent balloon payment.

Advances are intended to maintain a regular flow of scheduled interest payments to holders of the class or classes of securities entitled to payments, rather than to guarantee or insure against losses.

Advances of the master servicer’s funds will be reimbursable only out of related recoveries on the mortgage assets respecting which advances were made, including amounts received under any form of credit support; provided, however, that any advance will be reimbursable from any amounts in the distribution account to the extent that the master servicer shall determine that the advance is not ultimately recoverable from Related Proceeds. If advances have been made by the master servicer from excess funds in the distribution account, the master servicer will replace those funds in the distribution account on any future distribution date to the extent that funds in the distribution account on that distribution date are less than payments required to be made to securityholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

Form of Reports to Securityholders

With each distribution to holders of any class of securities of a series, the master servicer or the trustee, will forward or cause to be forwarded to each securityholder, to the depositor and to those other parties as may be specified in the related servicing agreement, a statement setting forth the following as of the distribution date:

(1)	the amount of the distribution to holders of securities of that class applied to reduce the principal balance of the securities;
(2)	the amount of the distribution to holders of securities of that class allocable to interest;
(3)

the amount of related administration or servicing compensation received by the trustee or the master servicer and any sub-servicer and any other customary information as the master servicer deems necessary or desirable, or that a securityholder reasonably requests, to enable securityholders to prepare their tax returns;

(4)	if applicable, the aggregate amount of advances included in the distribution, and the aggregate amount of unreimbursed advances at the close of business on that distribution date;
(5)	the aggregate principal balance of the mortgage loans at the close of business on that distribution date;
(6)	the number and aggregate principal balance of mortgage loans (a) delinquent one month, (b) delinquent two or more months, and (c) as to which foreclosure proceedings have been commenced;
(7)

with respect to any mortgaged property acquired on behalf of securityholders through foreclosure or deed in lieu of foreclosure during the preceding calendar month, the principal balance of the related mortgage loan as of the close of business on the distribution date in that month;

(8)

the aggregate principal balance of each class of securities (including any class of securities not offered hereby) at the close of business on that distribution date, separately identifying any reduction in the principal balance due to the allocation of any realized loss;

(9)	the amount of any special hazard realized losses allocated to the subordinate securities, if any, at the close of business on that distribution date;

(10)	the aggregate amount of principal prepayments made and realized losses incurred during the related Prepayment Period;
(11)	the amount deposited in the reserve fund, if any, on that distribution date;
(12)	the amount remaining in the reserve fund, if any, as of the close of business on that distribution date;
(13)	the aggregate unpaid accrued interest, if any, on each class of securities at the close of business on that distribution date;
(14)

in the case of securities that accrue interest at the variable rate, the security interest rate applicable to that distribution date, as calculated in accordance with the method specified in the related prospectus supplement; and

(15)	as to any series which includes credit support, the amount of coverage of each instrument of credit support included in the trust fund as of the close of business on that distribution date.

In the case of information furnished under subclauses (1) through (3) above, the amounts shall be expressed as a dollar amount per minimum denomination of securities or for other specified portion thereof. With respect to each series of certificates or notes, securityholders will be referred to as the certificateholders or the noteholders, respectively.

Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a security a statement containing the information set forth in subclauses (1) through (3) above, aggregated for that calendar year or the applicable portion thereof during which that person was a securityholder. The obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee in accordance with any requirements of the Code as are from time to time in force.

Collection and Other Servicing Procedures Employed by the Master Servicer

The master servicer, directly or through sub-servicers, will make reasonable efforts to collect all scheduled payments under the mortgage loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage assets that are comparable to the mortgage assets and held for its own account, provided these procedures are consistent with the related servicing agreement and any related insurance policy, bankruptcy bond, letter of credit or other insurance instrument described under “Description of Primary Insurance Policies” or “Description of Credit Support.” Consistent with this servicing standard, the master servicer may, in its discretion, waive any late payment charge in respect of a late mortgage loan payment and, only upon determining that the coverage under any related insurance instrument will not be affected, extend or cause to be extended the due dates for payments due on a mortgage note for a period not greater than 180 days.

In instances in which a mortgage asset is in default, or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the related securityholders, the master servicer may permit modifications of the mortgage asset rather than proceeding with foreclosure. In making that determination, the estimated realized loss that might result if the mortgage asset were liquidated would be taken into account. Modifications may have the effect of reducing the interest rate on the mortgage asset, forgiving the payment of principal or interest or extending the final maturity date of the mortgage asset. Any modified mortgage asset may remain in the related trust fund, and the reduction in collections resulting from the modification may result in reduced distributions of interest, or other amounts, on, or may extend the final maturity of, one or more classes of the related securities.

In connection with any significant partial prepayment of a mortgage asset, the master servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the mortgage asset to be reamortized so that the monthly payment is recalculated as an amount that will fully amortize the remaining principal amount of the mortgage asset by the original maturity date based on the original interest rate. Reamortization will not be permitted if it would constitute a modification of the mortgage asset for federal income tax purposes.

In any case in which property securing a mortgage asset, other than an ARM Loan, multifamily loan or commercial loan, has been, or is about to be, conveyed by the borrower, or in any case in which property securing a multifamily loan or commercial loan has been, or is about to be, encumbered by the borrower, the master servicer will exercise or cause to be exercised on behalf of the related trust fund the lender’s rights to accelerate the maturity of the mortgage asset under any due-on-sale or due-on-encumbrance clause applicable to that mortgage asset. The master servicer will only exercise these rights only if the exercise of any these rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related insurance instrument. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce a due-on-sale or due-on-encumbrance clause, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed or encumbered, under which that person becomes liable under the mortgage note, cooperative note, manufactured housing contract or home improvement contract and, to the extent permitted by applicable law, the borrower remains liable thereon. The original mortgagor may be released from liability on a mortgage asset if the master servicer shall have determined in good faith that a release will not adversely affect the collectability of the mortgage asset. An ARM Loan may be assumed if the ARM Loan is by its terms assumable and if, in the reasonable judgment of the master servicer, the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the security for the ARM Loan would not be impaired by the assumption. If a mortgagor transfers the mortgaged property subject to an ARM Loan without consent, that ARM Loan may be declared due and payable. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. In connection with any assumption, the terms of the related mortgage asset may not be changed except in the instance where an assumption is related to a defaulted cure. See “Legal Aspects of Assets—Enforceability of Provisions.”

In the case of multifamily loans, commercial loans or mixed-use loans, a mortgagor’s failure to make scheduled payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor under a multifamily loan, commercial loan or mixed-use loan that is unable to make scheduled payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related mortgaged property. In general, the master servicer will be required to monitor any multifamily loan, commercial loan or mixed-use loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the related servicing agreement. A significant period of time may elapse before the servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the securityholders of the related series may vary considerably depending on the particular multifamily loan, commercial loan or mixed-use loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the multifamily loan, commercial loan or mixed-use loan and the laws of the jurisdiction in which the mortgaged property is located.

If a mortgagor files a bankruptcy petition, the servicer may not be permitted to accelerate the maturity of the related mortgage asset or to foreclose on the mortgaged property for a considerable period of time. See “Legal Aspects of Mortgage Assets.”

Description of Sub-Servicing

Any master servicer may delegate its servicing obligations in respect of the mortgage assets to third-party servicers, but the master servicer will remain obligated under the related servicing agreement. Each sub-servicer will be required to perform the customary functions of a servicer of comparable assets, including:

•	collecting payments from borrowers and remitting the collections to the master servicer,
•	maintaining primary hazard insurance as described in this prospectus and in any related prospectus supplement,
•	filing and settling claims under primary hazard insurance policies, which may be subject to the right of the master servicer to approve in advance any settlement,
•	maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower in accordance with the mortgage asset,
•	processing assumptions or substitutions where a due-on-sale clause is not exercised,
•	attempting to cure delinquencies,
•	supervising foreclosures or repossessions,
•	inspecting and managing mortgaged properties, if applicable, and
•	maintaining accounting records relating to the mortgage assets.

The master servicer will be responsible for filing and settling claims in respect of mortgage assets in a particular mortgage pool under any applicable mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy or letter of credit. See “Description of Credit Support.”

The sub-servicing agreement between any master servicer and a sub-servicer will be consistent with the terms of the related servicing agreement and will not result in a withdrawal or downgrading of any class of securities issued in accordance with the related agreement. With respect to those mortgage assets serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related policy and servicing agreement or servicing agreement as if the master servicer alone were servicing those mortgage assets. Although each sub-servicing agreement will be a contract solely between the master servicer and the sub- servicer, the agreement under which a series of securities is issued will provide that, if for any reason the master servicer for the series of securities is no longer acting in a servicing capacity, the trustee or any successor master servicer must recognize the sub-servicer’s rights and obligations under the sub-servicing agreement.

The master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer’s compensation under the related agreement is sufficient to pay the fees.

However, a sub-servicer may be entitled to a retained interest in mortgage assets. Each sub- servicer will be reimbursed by the master servicer for expenditures which it makes, generally to the same extent the master servicer would be reimbursed under the related servicing agreement. See “Description of the Securities—Retained Interest, Servicing or Administration Compensation and Payment of Expenses.”

The master servicer may require any sub-servicer to agree to indemnify the master servicer for any liability or obligation sustained by the master servicer in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer is required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the master servicer.

Procedures for Realization upon Defaulted Mortgage Assets

The master servicer will be required to foreclose upon or otherwise take title in the name of the trustee, on behalf of the securityholders, of mortgaged properties relating to defaulted mortgage assets to which no satisfactory arrangements can be made for collection of delinquent payments, but the master servicer will not be required to foreclose if it determines that foreclosure would not be in the best interests of the securityholders or the provider of credit support, if any.

In addition, unless otherwise specified in the related prospectus supplement, the master servicer may not acquire title to any multifamily property or commercial property securing a mortgage loan or take any other action that would cause the related trustee, for the benefit of securityholders of the related series, or any other specified person to be considered to hold title to, to be a “mortgagee-in- possession” of, or to be an “owner” or an “operator” of such mortgaged property within the meaning of federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that either:

(1)

the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking actions as are necessary to bring the mortgaged property into compliance with these laws is reasonably likely to produce a greater recovery on a present value basis than not taking those actions; and

(2)

there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which any such action could be required, taking those actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking those actions. See “Legal Aspects of Mortgage Assets—Environmental Legislation.”

As servicer of the mortgage loans, the master servicer, on behalf of itself, the trustee and the securityholders, will present claims to the insurer under each insurance instrument, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted mortgage assets. As set forth above under “-Collection and Other Servicing Procedures Employed by the Master Servicer”, all collections by or on behalf of the master servicer under any insurance instrument, other than amounts to be applied to the restoration of a mortgaged property or released to the mortgagor, are to be deposited in the distribution account for the related trust fund, subject to withdrawal as previously described. The master servicer or its designee will not receive payment under any letter of credit included as an insurance instrument with respect to a defaulted mortgage asset unless all Liquidation Proceeds and Insurance Proceeds which it deems to be finally recoverable have been realized; however, the master servicer will be entitled to reimbursement for any unreimbursed advances and reimbursable expenses thereunder.

If any property securing a defaulted mortgage asset is damaged and proceeds, if any, from the related hazard insurance policy or special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related credit insurance instrument, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (a) that the restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (b) that its expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

If recovery on a defaulted mortgage asset under any related credit insurance instrument is not available for the reasons set forth in the preceding paragraph, the master servicer nevertheless will be obligated to follow or cause to be followed the normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage asset. If the proceeds of any liquidation of the property securing the defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon at the interest rate plus the aggregate amount of expenses incurred by the master servicer in connection with those proceedings and which are reimbursable under the servicing agreement, the trust fund will realize a loss in the amount of the difference. The master servicer will be entitled to withdraw or cause to be withdrawn from the collection or distribution account out of the Liquidation Proceeds recovered on any defaulted mortgage asset, prior to the distribution of any Liquidation Proceeds to securityholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage asset and any unreimbursed advances of delinquent monthly payments made with respect to the mortgage loan.

If the master servicer or its designee recovers Insurance Proceeds with respect to any defaulted mortgage loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the collection account or distribution account out of Insurance Proceeds, prior to distribution of that amount to securityholders, amounts representing its normal servicing compensation on that mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent monthly payments made with respect to the mortgage loan. In the event that the master servicer has expended its own funds to restore damaged property and those funds have not been reimbursed under any insurance instrument, it will be entitled to withdraw from the collection account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Because Insurance Proceeds cannot exceed deficiency claims and expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted mortgage asset together with accrued interest thereon at the interest rate net of servicing fees and the retained interest, if any. In addition, when property securing a defaulted mortgage asset can be resold for an amount exceeding the outstanding principal balance of the related mortgage asset together with accrued interest and expenses, it may be expected that, if retention of any amount is legally permissible, the insurer will exercise its right under any related mortgage pool insurance policy to purchase the property and realize for itself any excess proceeds. See “Description of Primary Insurance Policies” and “Description of Credit Support.”

With respect to collateral securing a cooperative loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the cooperative loan. This approval is usually based on the purchaser’s income and net worth and numerous other factors. The necessity of acquiring board approval could limit the number of potential purchasers for those shares and otherwise limit the master servicer’s ability to sell, and realize the value of, those shares. See “Legal Aspects of Mortgage Assets—foreclosure on Cooperatives.”

Realization on defaulted contracts may be accomplished through repossession and subsequent resale of the underlying manufactured home or home improvement. With respect to a defaulted home improvement contract, the master servicer will decide whether to foreclose upon the mortgaged property or write off the principal balance of such home improvement contract as a bad debt or take an unsecured note. In doing so, the master servicer will estimate the expected proceeds and expenses to determine whether a foreclosure proceeding or a repossession and resale is appropriate. If a home improvement contract secured by a lien on a mortgaged property is junior to another lien on the related mortgaged property, following any default thereon, unless foreclosure proceeds for such home improvement contract are expected to at least satisfy the related senior mortgage loan in full and to pay foreclosure costs, it is likely that such home improvement contract will be written off as bad debt with no foreclosure proceeding.

Retained Interest; Servicing or Administration Compensation and Payment of Expenses

The prospectus supplement for a series of securities will specify whether there will be any retained interest from the trust fund assets, and, if so, the owner of the retained interest. If so, the retained interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related agreement. A retained interest in a trust fund asset represents a specified portion of the interest payable thereon. The retained interest will be deducted from borrower payments as received and will not be part of the related trust fund. Any partial recovery of interest on a mortgage asset, after deduction of all applicable servicing fees, will be allocated between retained interest, if any, and interest at the interest rate on the mortgage loan, net of the rates at which the servicing fees and the retained interest are calculated, on a pari passu basis.

The master servicer’s primary compensation with respect to a series of securities will come from the monthly payment to it, with respect to each interest payment on a trust fund asset, of an amount equal to one-twelfth of the servicing fee rate specified in the related prospectus supplement times the scheduled principal balance of the trust fund asset. Since any retained interest and the master servicer’s primary compensation are percentages of the scheduled principal balance of each trust fund asset, these amounts will decrease in accordance with the amortization schedule of the trust fund assets. As additional compensation in connection with a series of securities relating to mortgage loans, the master servicer or the sub-servicers will retain all assumption fees, late payment charges and, unless otherwise stated in the prospectus supplement, prepayment penalties, to the extent collected from mortgagors. Any interest or other income which may be earned on funds held in the collection account, distribution account, sub-servicing account or any other account created under the related servicing agreement may be paid as additional compensation to the master servicer or the sub-servicers, as the case may be. Any sub-servicer will receive a portion of the master servicer’s primary compensation as its sub-servicing compensation.

In addition to amounts payable to any sub-servicer, the master servicer may pay from its servicing compensation expenses incurred in connection with its servicing of the mortgage loans, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and other expenses, as described in the related prospectus supplement.

The master servicer is entitled to reimbursement for expenses incurred by it in connection with the liquidation of defaulted mortgage assets, including expenditures incurred by it in connection with the restoration of mortgaged properties, the right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds. The master servicer is also entitled to reimbursement from the collection account for advances.

Annual Evidence as to the Compliance of the Master Servicer

Each servicing agreement with respect to a series of securities will provide that, on or before a specified date in each year, the first date being at least six months after the related cut-off date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by the firm conducted substantially in compliance with either the Uniform Single Attestation

Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, the servicing by or on behalf of the master servicer of mortgage assets under servicing agreements substantially similar to each other, including the related servicing agreement, was conducted in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for Freddie Mac, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement the accounting firm may rely, as to matters relating to the direct servicing of mortgage assets by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, rendered within one year of the statement, of firms of independent public accountants with respect to the related sub-servicer.

Each servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the related agreement throughout the preceding year.

Copies of the annual accountants’ statement and the officer’s statement of the master servicer may be obtained by securityholders without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

Matters Regarding the Master Servicer and the Depositor

The master servicer under each servicing agreement will be named in the related prospectus supplement. The entity serving as master servicer may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates.

Each servicing agreement will provide that the master servicer may resign from its obligations and duties under the related agreement only if its resignation, and the appointment of a successor, will not result in a downgrading of any class of securities or upon a determination that its duties under the related agreement are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the related agreement.

Each servicing agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken, or for refraining from the taking of any action, in good faith under the related agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the related agreement, the securities or a breach of any representation or warranty regarding the mortgage loans, other than any loss, liability or expense that is related to any specific mortgage loan or mortgage loans, unless that loss, liability or expense is otherwise reimbursable under the related agreement, and other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the related agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties and the interests of the securityholders. In that event, the legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the securityholders, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed and to charge the trust fund for the reimbursement. Distributions to securityholders will be reduced to pay for the reimbursement as set forth in the related prospectus supplement and servicing agreement.

Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement, so long as that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

Events of Default under the Governing Agreement and Rights upon Events of Default

Pooling and Servicing Agreement

Events of default under each pooling and servicing agreement will include each of the following unless otherwise stated in the related prospectus supplement:

•

any failure by the master servicer to distribute or cause to be distributed to securityholders, or to remit to the trustee for distribution to securityholders, any required payment that continues unremedied for a specified number of business days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of certificates evidencing not less than 25% of the voting rights;

•

any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the agreement which continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of certificates evidencing not less than 25% of the voting rights; and

•

events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, unless otherwise provided in the related prospectus supplement, and at the direction of holders of certificates evidencing not less than 51% of the voting rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement relating to the trust fund and in and to the mortgage assets, other than any retained interest of the master servicer, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement and will be entitled to similar compensation arrangements. If the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage assets, then the trustee will not be so obligated.

If the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the voting rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of the appointment of at least $1,000,000 to act as successor to the master servicer under the agreement. Pending the appointment of a successor, the trustee is obligated to act in the capacity of master servicer. The trustee and any successor master servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the related agreement.

No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding under the agreement unless:

•	the certificateholder previously has given to the trustee written notice of default,
•	the holders of certificates evidencing not less than 25% of the voting rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder,
•	have offered to the trustee reasonable indemnity, and
•

the trustee for fifteen days has neglected or refused to institute a proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation at the request, order or direction of any of the holders of certificates covered by the agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

Servicing Agreement

A servicing default under the related servicing agreement will include each of the following unless otherwise provided in the related prospectus supplement:

•

any failure by the master servicer to make a required deposit to the collection account or, if the master servicer is so required, to distribute to the holders of any class of notes or equity certificates of the series any required payment which continues unremedied for a specified number of business days after the giving of written notice of the failure to the master servicer by the trustee or the issuer;

•

any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement with respect to the series of notes which continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the issuer;

•

events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer and actions by the master servicer indicating its insolvency or inability to pay its obligations and

•	any other servicing default as set forth in the servicing agreement.

So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the master servicer and to the issuer or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement, other than any right of the master servicer as noteholder or as holder of the equity certificates and other than the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of the termination. Upon termination of the master servicer the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the servicing agreement, other than the obligation to repurchase mortgage loans, and will be entitled to similar compensation arrangements. If the trustee would be obligated to succeed the master servicer but is unwilling to so act, it may appoint, or if it is unable to so act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $1,000,000 to act as successor to the master servicer under the servicing agreement. Pending the appointment of a successor, the trustee is obligated to act in the capacity of master servicer. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

Indenture

An event of default under the indenture will include each of the following unless otherwise provided in the related prospectus supplement:

•	a default for a specified number of days or more in the payment of any principal of or interest on any note of the series;
•

failure to perform any other covenant of the depositor or the trust fund in the indenture which continues for a specified number of days after notice of failure is given in accordance with the procedures described in the related prospectus supplement;

•

any representation or warranty made by the depositor or the trust fund in the indenture or in any related certificate or other writing having been incorrect in a material respect as of the time made, and the breach is not cured within a specified number of days after notice of breach is given in accordance with the procedures described in the related prospectus supplement;

•	events of bankruptcy, insolvency, receivership or liquidation of the depositor or the issuer; or
•	any other event of default provided with respect to notes of that series.

If an event of default with respect to the notes of any series occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount, or, if the notes of that series are Accrual Securities, the portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, of all the notes of the series to be due and payable immediately. That declaration may, under the circumstances set forth in the indenture, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless

•	the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale,
•	accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale, or

•

the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series.

If the trustee liquidates the collateral in connection with an event of default, the indenture may provide that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

If the principal of the notes of a series is declared due and payable, the holders of those notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the note less the amount of the discount that is unamortized.

No noteholder or holder of an equity certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the agreement unless:

•	the holder previously has given to the trustee written notice of default and the default is continuing,
•

the holders of notes or equity certificates of any class evidencing not less than 25% of the aggregate percentage interests constituting the class (1) have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and (2) have offered to the trustee reasonable indemnity,

•	the trustee has neglected or refused to institute a proceeding for 60 days after receipt of the request and indemnity, and
•

no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the note balances of the class. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable agreement or to institute, conduct or defend any litigation at the request, order or direction of any of the holders of notes or equity certificates covered by the agreement, unless the holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment of the Governing Agreements

With respect to each series of certificates, each related pooling and servicing agreement or trust agreement may be amended by the depositor, the master servicer, and the trustee, upon consent of any credit support provider, without the consent of any of the holders of certificates covered by the agreement, to cure any ambiguity, to correct, modify or supplement any provision in the agreement, or to make any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions of the agreement, provided that the action will not adversely affect in any material respect the interests of any holder of certificates covered by the agreement, as evidenced by either an opinion of counsel or a confirmation by the rating agencies that such amendment will not result in the downgrading of the securities. No amendment shall be deemed to adversely affect in any material respect the interests of any certificateholder who shall have consented thereto, and no opinion of counsel or written notice from the rating agencies shall be required to address the effect of any such amendment on any such consenting certificateholder.

Each agreement may also be amended by the depositor, the master servicer, if any, and the trustee, with the consent of the holders of certificates evidencing not less than 66% of the voting rights, for any purpose, but that no amendment may

•

reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

•

adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in the preceding bullet point (as evidenced by either an opinion of counsel or a confirmation by the rating agencies that such amendment will not result in the downgrading of the securities), or

•

reduce the percentage of voting rights required by the preceding bullet point for the consent to any amendment without the consent of the holders of all certificates covered by the agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding. The voting rights evidenced by any certificate will be the portion of the voting rights of all of the certificates in the related series allocated in the manner described in the related prospectus supplement.

With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties to the agreement without the consent of any of the holders of the notes covered by the agreement, to cure any ambiguity, to correct, modify or supplement any provision in the agreement, or to make any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions of the agreement, provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the agreement as evidenced by either an opinion of counsel or a confirmation by the rating agencies that such amendment will not result in the downgrading of the notes. Each agreement may also be amended by the parties to the agreement with the consent of the holders of notes evidencing not less than 66% of the voting rights, for any purpose, but that no amendment may

•	reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any note without the consent of the holder of that note,
•

adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in the preceding bullet point (as evidenced by either an opinion of counsel or a confirmation by the rating agencies that such amendment will not result in the downgrading of the notes), without the consent of the holders of notes of that class evidencing not less than 66% of the aggregate voting rights of that class, or

•

reduce the percentage of voting rights required by the preceding bullet point for the consent to any amendment without the consent of the holders of all notes covered by the agreement then outstanding. The voting rights evidenced by any note will be the portion of the voting rights of all of the notes in the related series allocated in the manner described in the related prospectus supplement.

Termination of the Trust Fund and Disposition of Trust Fund Assets

The obligations created by the related agreements for each series of securities will terminate upon the payment to securityholders of that series of all amounts held in the distribution account or by the master servicer and required to be paid to them under the agreements following the earlier of

•

the final payment or other liquidation of the last asset included in the related trust fund or the disposition of all underlying property subject to the trust fund assets acquired upon foreclosure of the trust fund assets, and

•	the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust created by the related agreements continue beyond the date specified in the related agreement. Written notice of termination of the related agreements will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

Any purchase of assets of the trust fund in connection with a termination, shall be made at the price set forth in the related prospectus supplement which in most cases will be equal to the greater of:

•

the sum of (a) 100% of the stated principal balance of each mortgage asset as of the day of the purchase plus accrued interest thereon at the applicable interest rate net of the rates at which the servicing fees and the retained interest, if any, are calculated to the first day of the month following the purchase plus (b) the appraised value of any underlying property subject to the mortgage assets acquired for the benefit of securityholders, and

•

the aggregate fair market value of all of the assets in the trust fund, as determined by the trustee, the master servicer, and, if different than both such persons, the person entitled to effect the termination, in each case taking into account accrued interest at the applicable interest rate net of the rates at which the servicing fees and the retained interest, if any, are calculated to the first day of the month following the purchase.

The exercise of an optimal termination right will effect early retirement of the securities of that series, but the right of the person entitled to effect the termination is subject to the aggregate principal balance of the outstanding trust fund assets for the series at the time of purchase being less than the percentage of the aggregate principal balance of the trust fund assets at the cut-off date for that series specified in the related prospectus supplement, which percentage will be between 25% and 0%.

In addition to the repurchase of the assets in the related trust fund at the Clean-up Call, if so specified in the related prospectus supplement, a holder of a non-offered class of securities described in the preceding paragraph will have the right, solely at its discretion, to terminate the related trust fund on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until the date as the Clean-up Call becomes exercisable and thereby effect early retirement of the securities of the series. Any call of this type will be of the entire trust fund at one time; multiple calls with respect to any series of securities will not be permitted. If the call option is exercised, the Call Class must remit to the trustee a price equal to 100% of the principal balance of the securities offered hereby as of the day of the purchase plus accrued interest thereon at the applicable security interest rate during the related period on which interest accrues on the securities which the trustee will distribute to securityholders. If funds to terminate are not deposited with the related trustee, the securities will remain outstanding. There will not be any additional remedies available to securityholders. In addition, in the case of a trust fund for which a REMIC election or elections have been made, an early termination will constitute a “qualified liquidation” under Section 860F of the Code. In connection with a call by the Call Class, the final payment to the securityholders will be made upon surrender of the related securities to the trustee. Once the securities have been surrendered and paid in full, there will not be any continuing liability from the securityholders or from the trust fund to securityholders.

Optional Purchase by the Master Servicer of Defaulted Mortgage Loans

The master servicer under the related servicing agreement will have the option to purchase from the trust fund any mortgage asset 90 days or more delinquent at a purchase price generally equal to the outstanding principal balance of the delinquent mortgage asset as of the date of purchase, plus all accrued and unpaid interest on that principal balance.

Duties of the Trustee

The trustee makes no representations as to the validity or sufficiency of any agreement, the securities or any mortgage loan or related document and is not accountable for the use or application by or on behalf of the master servicer of any funds paid to the master servicer or its designee in respect of the securities or the mortgage loans, or deposited into or withdrawn from the collection account or any other account by or on behalf of the master servicer. If no event of default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the related agreement.

Description of the Trustee

The trustee or indenture trustee, each referred to as the trustee, under each pooling and servicing agreement, trust agreement or indenture will be named in the related prospectus supplement. The owner trustee for each series of notes will be named in the related prospectus supplement. The commercial bank, national banking association or trust company serving as trustee or owner trustee may have normal banking relationships with the depositor and its affiliates and with the master servicer and its affiliates.

DESCRIPTION OF CREDIT SUPPORT

For any series of securities, credit support may be provided with respect to one or more classes thereof or the related mortgage assets. Credit support may be in the form of the subordination of one or more classes to other classes in a series of securities, letters of credit, insurance policies, surety bonds, guarantees, the establishment of one or more reserve funds, cross-collateralization, overcollateralization or another method of credit support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may be structured so as to be drawn upon by more than one series of securities.

The credit support provided for a series of securities will in most cases not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, securityholders will bear their allocable share of deficiencies. Also, if a form of credit support covers more than one pool of mortgage assets in a trust fund or more than one series of securities, holders of securities evidencing interests in any of the covered pools or covered trusts will be subject to the risk that the credit support will be exhausted by the claims of other covered pools or covered trusts prior to that covered pool or covered trust receiving any of its intended share of the coverage.

If credit support is provided with respect to one or more classes of securities of a series, or the related mortgage assets, the related prospectus supplement will include a description of:

•	the nature and amount of coverage under such credit support,
•	any conditions to payment thereunder not otherwise described in this prospectus,
•	the conditions under which the amount of coverage under the credit support may be reduced, terminated or replaced, and
•	the material provisions relating to the credit support.

Additionally, the related prospectus supplement will set forth certain information with respect to the credit support provider, including:

•	a brief description of its principal business activities,
•	its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,
•	if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business, and
•	its total assets and its stockholders’ or policyholders’ surplus, if applicable, as of the date specified in the prospectus supplement.

A copy of the policy or agreement, as applicable, governing the applicable credit support will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the related series.

Subordination

One or more classes of securities may be subordinate securities. In the event of any realized losses on mortgage assets not in excess of the limitations described in the following paragraph, the rights of the subordinate securityholders to receive distributions with respect to the mortgage loans will be subordinate to the rights of the senior securityholders to the extent described in the related prospectus supplement.

All realized losses will be allocated to the subordinate securities of the related series, or, if the series includes more than one class of subordinate securities, to the outstanding class of subordinate securities having the first priority for allocation of realized losses and then to additional outstanding classes of subordinate securities, if any, until the principal balance of the applicable subordinate securities has been reduced to zero. Any additional realized losses will be allocated to the senior securities or, if the series includes more than one class of senior securities, either on a pro rata basis among all of the senior securities in proportion to their respective outstanding principal balances or as otherwise provided in the related prospectus supplement. However, with respect to realized losses that are attributable to physical damage to mortgaged properties of a type that is not covered by standard hazard insurance policies, the amount thereof that may be allocated to the subordinate securities of the related series may be limited to an amount specified in the related prospectus supplement. If so, any realized losses of this type in excess of the amount allocable to the subordinate securities will be allocated among all outstanding classes of securities of the related series, on a pro rata basis in proportion to their respective outstanding principal balances, regardless of whether any subordinate securities remain outstanding, or as otherwise provided in the related prospectus supplement. Any allocation of a realized loss to a security will be made by reducing the principal balance thereof as of the distribution date following the Prepayment Period in which the realized loss was incurred.

As set forth under “Description of the Securities—Distributions of Principal of the Securities”, the rights of holders of the various classes of securities of any series to receive distributions of principal and interest is determined by the aggregate principal balance of each class. The principal balance of any security will be reduced by all amounts previously distributed on that security in respect of principal, and by any realized losses allocated to that security. If there were no realized losses or prepayments of principal on any of the mortgage loans, the respective rights of the holders of securities of any series to future distributions would not change. However, to the extent so provided in the related prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received, which will have the effect of accelerating the amortization of the senior securities and increasing the respective percentage interest in future distributions evidenced by the subordinate securities in the related trust fund, with a corresponding decrease in the senior percentage, as well as preserving the availability of the subordination provided by the subordinate securities. In addition, as set forth in the paragraph above, realized losses will be first allocated to subordinate securities by reduction of the principal balance thereof, which will have the effect of increasing the respective interest in future distributions evidenced by the senior securities in the related trust fund.

If so provided in the related prospectus supplement, amounts otherwise payable on any distribution date to holders of subordinate securities may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described below under “—Reserve Funds” and in the related prospectus supplement.

With respect to any Senior/Subordinate Series, the terms and provisions of the subordination may vary from those described in the preceding paragraphs and any variation will be described in the related prospectus supplement.

If so provided in the related prospectus supplement, the credit support for the senior securities of a Senior/Subordinate Series may include, in addition to the subordination of the subordinate securities of the series and the establishment of a reserve fund, any of the other forms of credit support described in this prospectus supplement. If any of the other forms of credit support described below is maintained solely for the benefit of the senior securities of a Senior/Subordinate Series, then that coverage described may be limited to the extent necessary to make required distributions on the senior securities or as otherwise specified in the related prospectus supplement. If so provided in the related prospectus supplement, the obligor on any other forms of credit support maintained for the benefit of the senior securities of a Senior/Subordinate Series may be reimbursed for amounts paid thereunder out of amounts otherwise payable on the subordinate securities.

Letter of Credit

As to any series of securities to be covered by a letter of credit, a bank will deliver to the trustee an irrevocable letter of credit. The master servicer or trustee will exercise its best reasonable efforts to keep or cause to be kept the letter of credit in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The master servicer will agree to pay the fees for the letter of credit on a timely basis unless, as described in the related prospectus supplement, the payment of those fees is otherwise provided for.

The master servicer or the trustee will make or cause to be made draws on the letter of credit bank under each letter of credit. Subject to any differences as will be described in the related prospectus supplement, letters of credit may cover all or any of the following amounts, in each case up to a maximum amount set forth in the letter of credit:

(1)

For any mortgage asset that became a liquidated asset during the related Prepayment Period, other than mortgage assets as to which amounts paid or payable under any related hazard insurance instrument, including the letter of credit as described in (2) below, are not sufficient either to restore the mortgaged property or to pay the outstanding principal balance of the mortgage asset plus accrued interest, an amount which, together with all Liquidation Proceeds, Insurance Proceeds, and other collections on the liquidated loan, net of amounts payable or reimbursable therefrom to the master servicer for related unpaid servicing fees and unreimbursed servicing expenses, will equal the sum of (A) the unpaid principal balance of the liquidated asset, plus accrued interest at the applicable interest rate net of the rates at which the servicing fee and retained interest are calculated, plus (B) the amount of related servicing expenses, if any, not reimbursed to the master servicer from Liquidation Proceeds, Insurance Proceeds and other collections on the liquidation asset, which shall be paid to the master servicer;

(2)

For each mortgage asset that is delinquent and as to which the mortgaged property has suffered damage, other than physical damage caused by hostile or warlike action in time of war or peace, by any weapons of war, by any insurrection or rebellion, or by any nuclear reaction or nuclear radiation or nuclear contamination whether controlled or uncontrolled, or by any action taken by any governmental authority in response to any of the foregoing, and for which any amounts paid or payable under the related primary hazard insurance policy or any special hazard insurance policy are not sufficient to pay either of the following amounts, an amount which, together with all Insurance Proceeds paid or payable under the related primary hazard insurance policy or any special hazard insurance policy, net, if the proceeds are not to be applied to restore the mortgaged property, of all amounts payable or reimbursable therefrom to the master servicer for related unpaid servicing fees and unreimbursed servicing expenses, will be equal to the lesser of (A) the amount required to restore the mortgaged property and (B) the sum of (1) the unpaid principal balance of the mortgage asset plus accrued interest at the applicable interest rate net of the rates at which the servicing fees and retained interest, if any, are calculated, plus (2) the amount of related servicing expenses, if any, not reimbursed to the master servicer from Insurance Proceeds paid under the related primary hazard insurance policy or any special hazard insurance policy; and

(3)

For any mortgage asset that has been subject to bankruptcy proceedings as described above, the amount of any debt service reduction or the amount by which the principal balance of the mortgage asset has been reduced by the bankruptcy court.

If the related prospectus supplement so provides, upon payment by the letter of credit bank with respect to a liquidated asset, or a payment of the full amount owing on a mortgage asset as to which the mortgaged property has been damaged, as described in (2)(B) above, the liquidated asset will be removed from the related trust fund in accordance with the terms set forth in the related prospectus supplement and will no longer be subject to the agreement. Unless otherwise provided in the related prospectus supplement, mortgage assets that have been subject to bankruptcy proceedings, or as to which payment under the letter of credit has been made for the purpose of restoring the related mortgaged property, as described in (2)(A) above, will remain part of the related trust fund. The maximum dollar coverages provided under any letter of credit will each be reduced to the extent of related unreimbursed draws thereunder.

In the event that the bank that has issued a letter of credit ceases to be a duly organized commercial bank, or its debt obligations are rated lower than the highest rating on any class of the securities on the date of issuance by the rating agency or agencies, the master servicer or trustee will use its best reasonable efforts to obtain or cause to be obtained, as to each letter of credit, a substitute letter of credit issued by a commercial bank that meets these requirements and providing the same coverage;

provided, however, that, if the fees charged or collateral required by the successor bank shall be more than the fees charged or collateral required by the predecessor bank, each component of coverage thereunder may be reduced proportionately to a level as results in the fees and collateral being not more than the fees then charged and collateral then required by the predecessor bank.

Mortgage Pool Insurance Policy

As to any series of securities to be covered by a mortgage pool insurance policy with respect to any realized losses on liquidated loans, the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained the mortgage pool insurance policy in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The master servicer will agree to pay the premiums for each mortgage pool insurance policy on a timely basis unless, as described in the related prospectus supplement, the payment of those fees is otherwise provided.

The master servicer will present or cause to be presented claims to the insurer under each mortgage pool insurance policy. Mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may be made only upon satisfaction of certain conditions, as described in the next paragraph and, if applicable, in the related prospectus supplement.

Mortgage pool insurance policies do not cover losses arising out of the matters excluded from coverage under the primary mortgage insurance policy, or losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor.

Mortgage pool insurance policies in general provide that no claim may validly be presented thereunder with respect to a mortgage loan unless:

•	an acceptable primary mortgage insurance policy, if the initial loan-to-value ratio of the mortgage loan exceeded 80%, has been kept in force until the loan-to-value ratio is reduced to 80%;
•

premiums on the primary hazard insurance policy have been paid by the insured and real estate taxes and foreclosure, protection and preservation expenses have been advanced by or on behalf of the insured, as approved by the insurer;

•

if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition at the time the mortgage loan became insured under the mortgage pool insurance policy, subject to reasonable wear and tear; and

•

the insured has acquired good and merchantable title to the mortgaged property, free and clear of all liens and encumbrances, except permitted encumbrances, including any right of redemption by or on behalf of the mortgagor, and if required by the insurer, has sold the property with the approval of the insurer.

Assuming the satisfaction of these conditions, the insurer has the option to either (a) acquire the property securing the defaulted mortgage loan for a payment equal to the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the interest rate on the mortgage loan to the date of acquisition and expenses described above advanced by or on behalf of the insured, on condition that the insurer must be provided with good and merchantable title to the mortgaged property, unless the property has been conveyed under the terms of the applicable primary mortgage insurance policy, or (b) pay the amount by which the sum of the principal balance of the defaulted mortgage loan and accrued and unpaid interest at the interest rate to the date of the payment of the claim and the expenses exceed the proceeds received from a sale of the mortgaged property which the insurer has approved. In both (a) and

(b), the amount of payment under a mortgage pool insurance policy will be reduced by the amount of the loss paid under the primary mortgage insurance policy.

Unless earlier directed by the insurer, a claim under a mortgage pool insurance policy must be filed (a) in the case when a primary mortgage insurance policy is in force, within a specified number of days (typically, 60 days) after the claim for loss has been settled or paid thereunder, or after acquisition by the insured or a sale of the property approved by the insurer, whichever is later, or (b) in the case when a primary mortgage insurance policy is not in force, within a specified number of days (typically, 60 days) after acquisition by the insured or a sale of the property approved by the insurer. A claim must be paid within a specified period (typically, 30 days) after the claim is made by the insured.

The amount of coverage under each mortgage pool insurance policy will generally be reduced over the life of the securities of any series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the insurer upon disposition of all acquired properties. The amount of claims paid includes certain expenses incurred by the master servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a mortgage pool insurance policy reach the applicable policy limit, coverage thereunder will be exhausted and any further losses will be borne by securityholders of the related series. See “Legal Aspects of Mortgage Assets—Foreclosure on Mortgages” and “—Repossession with Respect to Manufactured Housing Contracts.”

If an insurer under a mortgage pool insurance policy ceases to be a private mortgage guaranty insurance company duly qualified as such under applicable laws and approved as an insurer by Freddie Mac or Fannie Mae and having a claims-paying ability acceptable to the rating agency or agencies, the master servicer will use its best reasonable efforts to obtain or cause to be obtained from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy; provided, however, that if the cost of the replacement policy is greater than the cost of the original mortgage pool insurance policy, the coverage of the replacement policy may be reduced to the level that its premium rate does not exceed the premium rate on the original mortgage pool insurance policy. However, if the insurer ceases to be a qualified insurer solely because it ceases to be approved as an insurer by Freddie Mac or Fannie Mae, the master servicer will review, or cause to be reviewed, the financial condition of the insurer with a view towards determining whether recoveries under the mortgage pool insurance policy are jeopardized for reasons related to the financial condition of the insurer. If the master servicer determines that recoveries are so jeopardized, it will exercise its best reasonable efforts to obtain from another qualified insurer a replacement policy, subject to the same cost limitation.

Because each mortgage pool insurance policy will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the insurer, the policy will not provide coverage against hazard losses. As set forth in the immediately following paragraph, the primary hazard insurance policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries that are significantly less than the full replacement cost of the losses. Further, a special hazard insurance policy, or a letter of credit that covers special hazard realized losses, will not cover all risks, and the coverage thereunder will be limited in amount. These hazard risks will, as a result, be uninsured and will therefore be borne by securityholders.

Special Hazard Insurance Policy

As to any series of securities to be covered by an insurance instrument that does not cover losses that are attributable to physical damage to the mortgaged properties of a type that is not covered by standard hazard insurance policies, in other words, special hazard realized losses, the related prospectus supplement may provide that the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained a special hazard insurance policy in full force and effect covering the special hazard amount, unless coverage thereunder has been exhausted through payment of claims; provided, however, that the master servicer will be under no obligation to maintain the policy if any insurance instrument covering the series as to any realized losses on liquidated loans is no longer in effect. The master servicer will agree to pay the premiums on each special hazard insurance policy on a timely basis unless, as described in the related prospectus supplement, payment of those premiums is otherwise provided for.

Each special hazard insurance policy will, subject to the limitations described in the next paragraph, protect holders of securities of the related series from

•

loss by reason of damage to mortgaged properties caused by certain hazards, including earthquakes and mudflows, not insured against under the primary hazard insurance policies or a flood insurance policy if the property is in a designated flood area, and

•	loss from partial damage caused by reason of the application of the co-insurance clause contained in the primary hazard insurance policies.

Special hazard insurance policies usually will not cover losses occasioned by normal wear and tear, war, civil insurrection, governmental actions, errors in design, nuclear or chemical reaction or contamination, faulty workmanship or materials, flood, if the property is located in a designated flood area, and other risks.

Subject to the foregoing limitations, each special hazard insurance policy will provide that, when there has been damage to property securing a defaulted mortgage asset acquired by the insured and to the extent the damage is not covered by the related primary hazard insurance policy or flood insurance policy, the insurer will pay the lesser of:

(1)	the cost of repair to the property and
(2)

upon transfer of the property to the insurer, the unpaid principal balance of the mortgage asset at the time of acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus accrued interest to the date of claim settlement and expenses incurred by or on behalf of the master servicer with respect to the property.

The amount of coverage under the special hazard insurance policy will be reduced by the sum of (a) the unpaid principal balance plus accrued interest and certain expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus (b) any amount paid as the cost of repair of the property.

Restoration of the property with the proceeds described under clause (1) of the immediately preceding paragraph will satisfy the condition under an insurance instrument providing coverage as to credit, or other non-hazard risks, that the property be restored before a claim thereunder may be validly presented with respect to the defaulted mortgage asset secured by the property. The payment described under clause (2) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of the mortgage loan under an insurance instrument providing coverage as to credit, or other non-hazard risks, as to any realized losses on a liquidated loan. Therefore, so long as the insurance instrument providing coverage as to credit, or other non-hazard risks, remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under any special hazard insurance policy and any credit insurance instrument.

The sale of a mortgaged property must be approved by the insurer under any special hazard insurance policy and funds received by the insured in excess of the unpaid principal balance of the mortgage asset plus interest thereon to the date of sale plus expenses incurred by or on behalf of the master servicer with respect to the property, not to exceed the amount actually paid by the insurer, must be refunded to the insurer and, to that extent, coverage under the special hazard insurance policy will be restored. If aggregate claim payments under a special hazard insurance policy reach the policy limit, coverage thereunder will be exhausted and any further losses will be borne by securityholders.

A claim under a special hazard insurance policy generally must be filed within a specified number of days, typically 60 days, after the insured has acquired good and merchantable title to the property, and a claim payment is payable within a specified number of days, typically 30 days, after a claim is accepted by the insurer. Special hazard insurance policies provide that no claim may be paid unless primary hazard insurance policy premiums, flood insurance premiums, if the property is located in a federally designated flood area, and, as approved by the insurer, real estate property taxes, property protection and preservation expenses and foreclosure or repossession costs have been paid by or on behalf of the insured, and unless the insured has maintained the primary hazard insurance policy and, if the property is located in a federally designated flood area, flood insurance, as required by the special hazard insurance policy.

If a special hazard insurance policy is canceled or terminated for any reason, other than the exhaustion of total policy coverage, the master servicer will use its best reasonable efforts to obtain or cause to be obtained from another insurer a replacement policy comparable to that special hazard insurance policy with a total coverage that is equal to the then existing coverage of the replaced special hazard insurance policy; provided, however, that if the cost of the replacement policy is greater than the cost of that special hazard insurance policy, the coverage of the replacement policy may be reduced to a level so that its premium rate does not exceed the premium rate on that special hazard insurance policy.

Since each special hazard insurance policy is designed to permit full recoveries as to any realized losses on liquidated loans under a credit insurance instrument in circumstances in which recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a primary hazard insurance policy and thus would not be restored, each agreement governing the trust fund will provide that, if the related credit insurance instrument shall have lapsed or terminated or been exhausted through payment of claims, the master servicer will be under no further obligation to maintain the special hazard insurance policy.

Bankruptcy Bond

As to any series of securities to be covered by a bankruptcy bond with respect to actions that may be taken by a bankruptcy court in connection with a mortgage asset, the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained the bankruptcy bond in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The master servicer will pay or cause to be paid the premiums for each bankruptcy bond on a timely basis, unless, as described in the related prospectus supplement, payment of those premiums is otherwise provided for. Subject to the limit of the dollar amount of coverage provided, each bankruptcy bond will cover certain losses resulting from an extension of the maturity of a mortgage asset, or a reduction by the bankruptcy court of the principal balance of or the interest rate on a mortgage asset, and the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the Bankruptcy Code. See “Legal Aspects of Mortgage Assets—Foreclosure on Mortgages” and “—Repossession with Respect to Manufactured Housing Contracts.”

Financial Guarante Insurance

Financial guarantee insurance, if any, with respect to a series of securities will be provided by one or more insurance companies. The financial guarantee insurance will guarantee, with respect to one or more classes of securities of a series, timely distributions of interest only, timely distributions of interest and ultimate distribution of principal or timely distributions of interest and distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. If so specified in the related prospectus supplement, the financial guarantee insurance will also guarantee against any payment made to a securityholder that is subsequently recovered as a voidable preference payment under federal bankruptcy law. A copy of the financial guarantee insurance policy for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the securities of the related series.

Reserve Fund

If so provided in the related prospectus supplement, the depositor will deposit or cause to be deposited in an account, a reserve fund, any combination of cash, one or more irrevocable letters of credit or one or more permitted investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to a deposit, the prospectus supplement for a Senior/Subordinate Series may provide that, a reserve fund be funded through application of all or a portion of amounts otherwise payable on the subordinate securities. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes, in the manner specified in the related prospectus supplement. A reserve fund will typically not be deemed to be part of the related trust fund.

Amounts deposited in any reserve fund for a series will be invested in permitted investments by, or at the direction of, the master servicer or any other person named in the related prospectus supplement.

Overcollateralization

If so specified in the related prospectus supplement, interest collections on the mortgage assets may exceed interest payments on the securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as an additional payment of principal on one or more classes of the securities of the related series. If excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided on the date of issuance of the securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the mortgage assets in the related trust fund.

Cross-Support Features

If the trust fund assets for a series are divided into separate asset groups, the beneficial ownership of which is evidenced by a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on senior securities evidencing the beneficial ownership of one asset group prior to distributions on subordinate securities evidencing the beneficial ownership interest in another asset group within the trust fund. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying that cross-support feature. As to any trust fund that includes a cross-support feature, only assets of the trust fund will be used to provide cross-support, and cross- support will be provided only to securities issued by the trust fund. A trust fund will not provide a cross-support feature that benefits securities issued by any other trust fund, and a trust fund will not receive cross-support from any other trust fund.

OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

Swaps and Yield Supplement Agreements

The trustee on behalf of a trust fund may enter into interest rate swaps and related caps, floors and collars to minimize the risk of securityholders from adverse changes in interest rates, which are collectively referred to as swaps, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts, which are collectively referred to as yield supplement agreements.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.

Yield supplement agreements may be entered into to supplement the interest rate or other rates on one or more classes of the securities of any series. Additionally, agreements relating to other types of derivative products that are designed to provide credit enhancement to the related series may be entered into by a trustee and one or more counterparties. The terms of any derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

There can be no assurance that the trustee will be able to enter into or offset swaps or enter into yield supplement agreements or derivative product agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust fund to do so.

Purchase Obligations

Some types of trust assets and some classes of securities of any series, as specified in the accompanying prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to trust assets may apply to those trust assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to trust assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

DESCRIPTION OF PRIMARY INSURANCE POLICIES

Each mortgage loan will be covered by a primary hazard insurance policy and, if so specified in the prospectus supplement, a primary mortgage insurance policy.

Primary Mortgage Insurance Policies

Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted mortgage loan, plus accrued and unpaid interest thereon and approved expenses, over a specified percentage of the value of the related mortgaged property.

As conditions to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the borrower, to:

•

advance or discharge (1) hazard insurance premiums and (2) as necessary and approved in advance by the insurer, real estate taxes, property protection and preservation expenses and foreclosure and related costs,

•

in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, and

•	tender to the insurer good and merchantable title to, and possession of, the mortgaged property.

Multifamily loans, commercial loans and mixed-use loans will not be covered by primary mortgage insurance policies, regardless of the related loan-to-value ratio.

Primary Hazard Insurance Policies

Each servicing agreement will require the master servicer to cause the borrower on each mortgage loan to maintain a primary hazard insurance policy providing for coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the mortgaged property is located. The primary hazard coverage will be in general in an amount equal to the lesser of the principal balance owing on the mortgage loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any primary hazard insurance policy and under any flood insurance policy referred to in the paragraph below, and upon the borrower furnishing information to the master servicer in respect of a claim. All amounts collected by the master servicer under any primary hazard insurance policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures, and subject to the terms and conditions of the related Mortgage and mortgage note, will be deposited in the collection account. The agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer’s maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit in the collection account all sums that would have been deposited in the collection account but for that clause. The master servicer also is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions in failing to maintain insurance, subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most hazard insurance policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. This list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive. When a mortgaged property is located at origination in a federally designated flood area and flood insurance is available, each agreement will require the master servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of (1) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the mortgaged property on a replacement cost basis and (2) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

The hazard insurance policies covering the mortgaged properties typically contain a co- insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

The master servicer will not require that a hazard or flood insurance policy be maintained for any cooperative loan. Generally, the cooperative is responsible for maintenance of hazard insurance for the property owned by the cooperative, and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. However, if a cooperative and the related borrower on a cooperative note do not maintain hazard insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the related borrower’s cooperative apartment or the cooperative’s building could significantly reduce the value of the collateral securing the cooperative note.

Since the amount of hazard insurance the master servicer will cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds collected in connection with a partial loss may be insufficient to restore fully the damaged property. The terms of the mortgage loans provide that borrowers are required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The master servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

FHA Insurance

The Federal Housing Administration is responsible for administering various federal programs, including mortgage insurance, authorized under The Housing Act and the United States Housing Act of 1937, as amended. If so provided in the related prospectus supplement, a number of the mortgage loans will be insured by the FHA.

There are two primary FHA insurance programs that are available for multifamily mortgage loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221 (d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The master servicer will be obligated to purchase any debenture issued in satisfaction of a defaulted FHA insured mortgage loan serviced by it for an amount equal to the principal amount of that debenture.

The master servicer will be required to take steps as are reasonably necessary to keep FHA insurance in full force and effect.

Some of the mortgage loans contained in a trust fund may be Title I loans as described below and in the related prospectus supplement. The regulations, rules and procedures promulgated by the FHA under Title I contain the requirements under which lenders approved for participation in the Title I Program may obtain insurance against a portion of losses incurred with respect to eligible loans that have been originated and serviced in accordance with FHA regulations, subject to the amount of insurance coverage available in such Title I lender’s FHA reserve, as described below and in the related prospectus supplement. In general, an insurance claim against the FHA may be denied or surcharged if the Title I loan to which it relates does not strictly satisfy the requirements of the National Housing Act and FHA regulations but FHA regulations permit the Secretary of the Department of Housing and Urban Development, subject to statutory limitations, to waive a Title I Lender’s noncompliance with FHA regulations if enforcement would impose an injustice on the lender.

Unless otherwise specified in the related prospectus supplement, the master servicer will either serve as or contract with the person specified in the prospectus supplement to serve as the administrator for FHA claims pursuant to an FHA claims administration agreement. The FHA claims administrator will be responsible for administering, processing and submitting FHA claims with respect to the Title I loans. The securityholders will be dependent on the FHA claims administrator to (1) make claims on the Title I loans in accordance with FHA regulations and (2) remit all FHA insurance proceeds received from the FHA in accordance with the related agreement. The securityholders’ rights relating to the receipt of payment from and the administration, processing and submission of FHA claims by any FHA claims administrator is limited and governed by the related agreement and the FHA claims administration agreement and these functions are obligations of the FHA claims administrator, but not the FHA.

Under Title I, the FHA maintains an FHA insurance coverage reserve account for each Title I lender. The amount in each Title I lender’s FHA reserve is a maximum of 10% of the amounts disbursed, advanced or expended by a Title I lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments permitted or required by FHA regulations. The balance of such FHA reserve is the maximum amount of insurance claims the FHA is required to pay to the related Title I lender. Mortgage loans to be insured under Title I will be registered for insurance by the FHA. Following either the origination or transfer of loans eligible under Title I, the Title I lender will submit such loans for FHA insurance coverage within its FHA reserve by delivering a transfer of note report or by an electronic submission to the FHA in the form prescribed under the FHA regulations. The increase in the FHA insurance coverage for such loans in the Title I lender’s FHA reserve will occur on the date following the receipt and acknowledgment by the FHA of the transfer of note report for such loans. The insurance available to any trust fund will be subject to the availability, from time to time, of amounts in each Title I lender’s FHA reserve, which will initially be limited to the amount specified in the related prospectus supplement.

If so provided in the related prospectus supplement the trustee or FHA claims administrator may accept an assignment of the FHA reserve for the related Title I loans, notify FHA of such assignment and request that the portion of the depositor’s FHA reserves allocable to the Title I loans be transferred to the trustee or the FHA claims administrator on the closing date. Alternatively, in the absence of such provision, the FHA reserves may be retained by the depositor and, upon an insolvency and receivership of the depositor, the related trustee will notify FHA and request that the portion of the depositor’s FHA reserves allocable to the Title I loans be transferred to the trustee or the FHA claims administrator. Although each trustee will request such a transfer of reserves, FHA is not obligated to comply with such a request, and may determine that it is not in FHA’s interest to permit a transfer of reserves. In addition, FHA has not specified how insurance reserves would be allocated in a transfer, and there can be no assurance that any reserve amount, if transferred to the trustee or the FHA claims administrator, as the case may be, would not be substantially less than 10% of the outstanding principal amount of the related Title I loans. It is likely that the depositor, the trustee or the FHA claims administrator would be the lender of record on other Title I loans, so that any FHA reserves that are retained, or permitted to be transferred, would become commingled with FHA reserves available for other Title I loans. FHA also reserves the right to transfer reserves with “earmarking” (segregating reserves so that they will not be commingled with the reserves of the transferee) if it is in FHA’s interest to do so.

Under Title I, the FHA will reduce the insurance coverage available in a Title I lender’s FHA reserve with respect to loans insured under that Title I lender’s contract of insurance by (1) the amount of FHA insurance claims approved for payment related to those loans and (2) the amount of reduction of the Title I lender’s FHA reserve by reason of the sale, assignment or transfer of loans registered under the Title I lender’s contract of insurance. The FHA insurance coverage also may be reduced for any FHA insurance claims previously disbursed to the Title I lender that are subsequently rejected by the FHA.

Unlike certain other government loan insurance programs, loans under Title I (other than loans in excess of $25,000) are not subject to prior review by the FHA. The FHA disburses insurance proceeds with respect to defaulted loans for which insurance claims have been filed by a Title I lender prior to any review of those loans. A Title I lender is required to repurchase a Title I loan from the FHA that is determined to be ineligible for insurance after insurance claim payments for such loan have been paid to the lender. Under the FHA regulations, if the Title I lender’s obligation to repurchase the Title I loan is unsatisfied, the FHA is permitted to offset the unsatisfied obligation against future insurance claim payments owed by the FHA to such lender. FHA regulations permit the FHA to disallow an insurance claim with respect to any loan that does not qualify for insurance for a period of up to two years after the claim is made and to require the Title I lender that has submitted the insurance claim to repurchase the loan.

The proceeds of loans under the Title I Program may be used only for permitted purposes, including the alteration, repair or improvement of residential property, the purchase of a manufactured home or lot (or cooperative interest therein) on which to place the home or the purchase of both a manufactured home and the lot (or cooperative interest therein) on which the home is placed.

Subject to certain limitations described below, eligible Title I loans are generally insured by the FHA for 90% of an amount equal to the sum of

•	the net unpaid principal amount and the uncollected interest earned to the date of default,
•

interest on the unpaid loan obligation from the date of default to the date of the initial submission of the insurance claim, plus 15 calendar days (the total period not to exceed nine months) at a rate of 7% per annum,

•	uncollected court costs,
•	title examination costs,
•	fees for required inspections by the lenders or its agents, up to $75, and
•	origination fees up to a maximum of 5% of the loan amount.

Accordingly if sufficient insurance coverage is available in such FHA reserve, then the Title I lender bears the risk of losses on a Title I loan for which a claim for reimbursement is paid by the FHA of at least 10% of the unpaid principal, uncollected interest earned to the date of default, interest from the date of default to the date of the initial claim submission and certain expenses.

In general, the FHA will insure home improvement contracts up to $25,000 for a single family property, with a maximum term of 20 years. The FHA will insure loans of up to $17,500 for manufactured homes which qualify as real estate under applicable state law and loans of up to $12,000 per unit for a $48,000 limit for four units for owner-occupied multifamily homes. If the loan amount is $15,000 or more, the FHA requires a drive-by appraisal, the current tax assessment value, or a full Uniform Residential Appraisal Report dated within 12 months of the closing to verify the property’s value. The maximum loan amount on transactions requiring an appraisal is the amount of equity in the property shown by the market value determination of the property.

With respect to Title I loans, the FHA regulations do not require that a borrower obtain title or fire and casualty insurance. However, if the related mortgaged property is located in a flood hazard area, flood insurance in an amount at least equal to the loan amount is required. In addition, the FHA regulations do not require that the borrower obtain insurance against physical damage arising from earth movement (including earthquakes, landslides and mudflows). Accordingly, if a mortgaged property that secures a Title I loan suffers any uninsured hazard or casualty losses, holders of the related series of securities that are secured in whole or in part by such Title I loan may bear the risk of loss to the extent that such losses are not recovered by foreclosure on the defaulted loans or from any FHA insurance proceeds. Such loss may be otherwise covered by amounts available from the credit enhancement provided for the related series of securities, if specified in the related prospectus supplement.

Following a default on a Title I loan insured by the FHA, the master servicer may, subject to certain conditions and mandatory loss mitigation procedures, either commence foreclosure proceedings against the improved property securing the loan, if applicable, or submit a claim to FHA, but may submit a claim to FHA after proceeding against the improved property only with the prior approval of the Secretary of HUD. The availability of FHA Insurance following a default on a Title I loan is subject to a number of conditions, including strict compliance with FHA regulations in originating and servicing the Title I loan. Failure to comply with FHA regulations may result in a denial of or surcharge on the FHA insurance claim. Prior to declaring a Title I loan in default and submitting a claim to FHA, the master servicer must take certain steps to attempt to cure the default, including personal contact with the borrower either by telephone or in a meeting and providing the borrower with 30 days’ written notice prior to declaration of default. FHA may deny insurance coverage if the borrower’s nonpayment is related to a valid objection to faulty contractor performance. In such event, the master servicer or other entity as specified in the related prospectus supplement will seek to obtain payment by or a judgment against the borrower, and may resubmit the claim to FHA following such a judgment.

VA Guarantees

The United States Department of Veterans Affairs is an Executive Branch Department of the United States, headed by the Secretary of Veterans Affairs. The VA currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries. The VA administers a loan guaranty program under which the VA guarantees a portion of loans made to eligible veterans. If so provided in the prospectus supplement, a number of the mortgage loans will be guaranteed by the VA.

Under the VA loan guaranty program, a VA loan may be made to any eligible veteran by an approved private sector mortgage lender. The VA guarantees payment to the holder of that loan of a fixed percentage of the loan indebtedness, up to a maximum dollar amount, in the event of default by the veteran borrower. When a delinquency is reported to the VA and no realistic alternative to foreclosure is developed by the loan holder or through the VA’s supplemental servicing of the loan, the VA determines, through an economic analysis, whether the VA will (a) authorize the holder to convey the property securing the VA loan to the Secretary of Veterans Affairs following termination or (b) pay the loan guaranty amount to the holder. The decision as to disposition of properties securing defaulted VA loans is made on a case-by-case basis using the procedures set forth in 38 U.S.C. Section 3732(c), as amended.